                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                   FOHP, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|_| No fee required.
|X| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

                      Common Stock, par value $.01 per share
                  --------------------------------------------------------------

         2)       Aggregate number of securities to which transaction applies:

                      2,083,839
                  --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                      $1.04(1)
                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

                      $2,167,193(2)
                  --------------------------------------------------------------

         5)       Total fee paid:

                      $433.44(3)
                  --------------------------------------------------------------

|_|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)        Amount previously paid:

                   -------------------------------------------------------------

         2)        Form, Schedule or Registration Statement No.:

                   -------------------------------------------------------------

         3)        Filing party:

                   -------------------------------------------------------------

         4)        Date filed:

                   -------------------------------------------------------------


------------------------

1. Pursuant to Rule 0-11 (c)(1) promulgated under the Securities Exchange Act of 1934, as amended, and solely for the purpose of calculating the filing fee, the per unit value of the shares of FOHP, Inc. Common Stock, par value $.01 per share ("FOHP Common Stock"), affected by the transaction to which this filing relates, is based on the book value of such shares as of September 30, 1998.

2. Estimated solely for purposes of calculating the filing fee required by Rule 0-11. In accordance with subsection (c)(1) of Rule 0-11, the transaction value is based on the book value of the 2,083,839 shares of FOHP Common Stock to be exchanged for cash or payment rights to be issued or paid, as the case may be, by FOHP, Inc. in connection with the merger of FHS Transition Company with and into FOHP, Inc.

3. The amount of the filing fee, calculated in accordance with Rule 0-11, is equal to 1/50th of one percent (1%) of the transaction value as set forth above.

                   PRELIMINARY COPY -- For Information of the
                    Securities and Exchange Commission Only

                                  [INSERT LOGO]

                                   FOHP, INC.
                              3501 State Highway 66
                            Neptune, New Jersey 07753


Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders of FOHP, Inc. ("FOHP") to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on January ___, 1999 commencing at 6:00 p.m. local time. The matters to be considered and voted upon at the special meeting are important to your investment in FOHP.

         At the special meeting, the holders of outstanding FOHP common stock will be asked to consider and approve an agreement and plan of merger which, if approved and the transactions contemplated thereby consummated, would result in the merger of FHS Transition Company, a wholly-owned subsidiary of Foundation Health Systems, Inc. ("FHS"), into FOHP. If the merger is consummated, you and the other shareholders of FOHP, other than FHS, will no longer have an equity position in FOHP and instead will be entitled to choose between the following forms of consideration for your shares of FOHP common stock: (i) the value of such shares determined by independent qualified appraisers as of December 31, 1998; or (ii) payment rights, pursuant to which the holder thereof will be entitled to receive a cash payment of not less than $15.00 per payment right on July 1, 2001, provided certain conditions are either satisfied or waived. If you choose to receive payment rights, you will receive one payment right for each share of FOHP common stock held by you. It is anticipated that the appraisal value of one share of FOHP common stock will be significantly less than $15.00.

         FHS currently owns approximately 98% of the outstanding FOHP common stock, and intends to vote for the merger. Accordingly, if FHS approves the merger, the merger will occur, provided all other conditions to the merger are either satisfied or waived. Upon consummation of the merger, FHS, through a subsidiary, will own 100% of the then outstanding FOHP common stock.

         If the merger is consummated, within ninety days after the effective date of the merger, each shareholder of FOHP, other than FHS or any shareholder who dissents from the merger by complying with the procedures set forth in the New Jersey Business Corporation Act, will receive information about how to choose between the two forms of consideration and instructions for use in surrendering the stock certificates representing their shares of FOHP common stock. The information will include the results of the appraisal of the outstanding shares of FOHP common stock as of December 31, 1998, described above. Upon the surrender by a former shareholder of FOHP of each stock certificate formerly representing shares of FOHP common stock, together with a properly completed letter of transmittal form that reveals which of the two forms of consideration has been chosen by the former shareholder, such holder will receive the form of merger consideration selected by the holder in exchange therefor. If a non-dissenting shareholder of FOHP does not choose either the appraisal consideration or payment rights, such shareholder will automatically receive payment rights for his, her or its shares of

FOHP common stock. For a complete description of the procedures which must be followed by a shareholder of FOHP in order for such shareholder to receive the appraisal consideration or payment rights in the event the merger is consummated, please review the section captioned "Proposal to Approve the Merger
- Exchange Procedures" in the accompanying Proxy Statement.

         The Board of Directors of FOHP has approved the agreement and plan of merger and the merger contemplated thereby. The Board recommends that you vote for the merger.

         Janney Montgomery Scott Inc. ("JMS") has acted as financial advisor to FOHP in connection with the merger and has delivered its written opinion dated July 15, 1998, as updated and confirmed on November 16, 1998, which provides that, based upon and subject to certain matters stated therein, the payment rights to be offered to the FOHP shareholders in connection with the merger are fair to such shareholders from a financial point of view. The full text of JMS' written opinion, which sets forth a description of the assumptions made, matters considered and limitations on the review undertaken by JMS, is attached as Appendix F to the accompanying Proxy Statement and should be read carefully in its entirety.

         Details of the proposed merger and other important information concerning FOHP and FHS are contained in the Proxy Statement which you are urged to read.

TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

         In order to answer any questions you may have with respect to the merger, the information contained in the Proxy Statement delivered herewith or the completion and return of a proxy card, a special shareholder hotline has been established which will provide you direct access to members of our management during the hours of 8:00 a.m. to 10:00 a.m. and 5:00 p.m. to 7:00 p.m., Monday through Friday, commencing January __, 1999 and ending January __, 1999. Please call _____________________.

         Whether or not you plan to attend the special meeting, please sign, date and return your proxy card in the enclosed, postage prepaid envelope. You may elect to attend the special meeting and vote your shares even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

                                        Sincerely yours,



                                        THOMAS W. WILFONG
                                        President and Chief Executive Officer

                   PRELIMINARY COPY -- For Information of the
                    Securities and Exchange Commission Only


                                  [INSERT LOGO]

                                   FOHP, INC.
                              3501 State Highway 66
                            Neptune, New Jersey 07753

                            ------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                JANUARY ___, 1999

                            ------------------------



To the Shareholders of FOHP, Inc.

         NOTICE IS HEREBY GIVEN, that a special meeting of shareholders (the "Special Meeting") of FOHP, Inc. ("FOHP") will be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on January ___, 1999 commencing at 6:00 p.m. local time, for the following purposes:

         1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of November 16, 1998, by and among FOHP, FHS Transition Company and Foundation Health Systems, Inc., which, if approved and the transactions contemplated thereby consummated, would result in the merger of FHS Transition Company with and into FOHP (the "Merger").

         2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The Board of Directors of FOHP has fixed the close of business on December 31, 1998, as the record date for determining shareholders entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

         Whether or not you expect to attend the Special Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to FOHP, by submitting a proxy card dated as of a later date or in person at the Special Meeting.

         If the Merger is consummated, the holders of shares of FOHP Common Stock, par value $.01 per share, on the record date who did not vote for the Merger may, by complying with the procedures set forth in the New Jersey Business Corporation Act, be entitled to dissenters' rights as described therein.

         The Board of Directors recommends that you vote for the Merger.

                                         By Order of the Board of Directors




                                         THOMAS W. WILFONG
                                         President and Chief Executive Officer
Neptune, New Jersey
January ___, 1999

         TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   PRELIMINARY COPY -- For Information of the
                    Securities and Exchange Commission Only


                                   FOHP, INC.
                            ------------------------

                                 PROXY STATEMENT

                                       FOR

                         SPECIAL MEETING OF SHAREHOLDERS

                            ------------------------

         This Proxy Statement is being furnished to the holders of Common Stock, par value $.01 per share ( "FOHP Common Stock"), of FOHP, Inc. ("FOHP" or the "Surviving Corporation") in connection with the solicitation of proxies by the Board of Directors of FOHP (the "FOHP Board") for use at the special meeting of shareholders of FOHP to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on January ___, 1999, and any adjournments or postponements thereof (the "Special Meeting"). The FOHP Board has fixed the close of business on December 31, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

         At the Special Meeting, shareholders of FOHP will consider and vote on the proposed merger described in this Proxy Statement by which FHS Transition Company, a wholly-owned subsidiary of Foundation Health Systems, Inc. ("FHS"), will merge with and into FOHP (the "Merger") pursuant to the terms of an Agreement and Plan of Merger, dated as of November 16, 1998, by and among FOHP, FHS Transition Company and FHS (the "Merger Agreement"). If the Merger is consummated, each shareholder of FOHP, other than FHS, will be offered for his, her or its shares of FOHP Common Stock, the choice of receiving (i) the value of such shares determined by independent qualified appraisers as of December 31, 1998, or (ii) payment rights (individually a "Payment Right" and collectively "Payment Rights"), pursuant to which the holder thereof will be entitled to receive a payment of not less than $15.00 per Payment Right on or about July 1, 2001, provided certain conditions are either satisfied or waived. If a shareholder of FOHP chooses to receive Payment Rights, such shareholder will receive one Payment Right for each share of FOHP Common Stock held by him, her or it. It is anticipated that the appraisal value of one share of FOHP Common Stock will be significantly less then $15.00.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER, INCLUDING A DESCRIPTION OF THE CONSIDERATION TO BE OFFERED TO THE FOHP SHAREHOLDERS FOR THEIR SHARES OF FOHP COMMON STOCK, SEE "SUMMARY OF THE MERGER" BEGINNING ON PAGE 7 HEREOF AND "THE MERGER" BEGINNING ON PAGE 39 HEREOF.

         This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy are first being mailed to shareholders of FOHP on or about January ___, 1999.

         FOR DISCUSSION OF CERTAIN RISK FACTORS THAT SHAREHOLDERS OF FOHP SHOULD CONSIDER BEFORE VOTING FOR OR AGAINST THE MERGER OR BEFORE CHOOSING THE CONSIDERATION BEING OFFERED IN THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF. ALSO, SEE "DISSENTERS' RIGHTS," BEGINNING ON PAGE 55 HEREOF, FOR A DESCRIPTION OF THE RIGHT TO DISSENT FROM THE MERGER. FAILURE TO COMPLY WITH THE PROCEDURES LISTED IN THE SECTION HEREOF CAPTIONED "DISSENTERS' RIGHTS" MAY RESULT IN THE LOSS OF THE RIGHT TO DISSENT FROM THE MERGER.

NEITHER THE MERGER NOR THE PAYMENT RIGHTS HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE MERGER NOR UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


               Date of this Proxy Statement is January ___, 1999.

                                TABLE OF CONTENTS




FORWARD LOOKING STATEMENTS.........................................................................6


FOHP SHAREHOLDER HOTLINE...........................................................................6


SUMMARY OF THE MERGER..............................................................................7

   The Companies...................................................................................7
   The Special Meeting.............................................................................8
   Background of the Merger........................................................................8
   Reasons for the Merger.........................................................................11
   The Merger.....................................................................................12
   Consideration to be Offered to FOHP Shareholders in the Merger.................................12
   Comparison of Shareholder Rights...............................................................13
   Recommendation of the FOHP Board...............................................................14
   Opinion of Financial Advisor to FOHP...........................................................14
   Conditions to the Merger.......................................................................14
   Termination of Merger Agreement................................................................15
   Required Vote to Approve Merger Agreement......................................................15
   Dissenters' Rights.............................................................................15
   Related Agreements.............................................................................15
   Accounting Treatment of the Merger.............................................................16
   Certain Federal Income Tax Consequences of the Merger..........................................16

RISK FACTORS......................................................................................18


FOHP SELECTED FINANCIAL DATA......................................................................26


FHS SELECTED FINANCIAL DATA.......................................................................30


MARKET PRICE INFORMATION..........................................................................33

   FOHP...........................................................................................33
   FHS............................................................................................33

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT.......................................35


THE SPECIAL MEETING...............................................................................37

   General Information............................................................................37
   Voting Securities..............................................................................37

THE MERGER........................................................................................39

   Background of the Merger.......................................................................39
   Reasons for the Merger.........................................................................44
   The Merger Agreement...........................................................................44

   Consideration to be Offered to FOHP Shareholders in the Merger.................................46
   Contribution Agreement.........................................................................48
   Recommendation of the FOHP Board...............................................................49
   Opinion of Financial Advisor to FOHP...........................................................50
   Required Vote to Approve Merger Agreement......................................................51
   Non-Transferability of Payment Rights..........................................................51
   Exchange Procedures............................................................................51
   Accounting Treatment of the Merger.............................................................52
   Certain Federal Income Tax Consequences of the Merger..........................................52
   Inquires Regarding the Merger..................................................................54

DISSENTERS' RIGHTS................................................................................55

   Introduction...................................................................................55
   Notice of Dissent..............................................................................55
   Demand for Payment of Fair Value...............................................................55
   Submission of Share Certificates...............................................................56
   Submission of Financial Information of Fair Value Offer........................................56
   Demand for Judicial Proceeding to Determine Fair Value.........................................56
   Loss of Dissenters' Rights.....................................................................56

RECENT DEVELOPMENTS...............................................................................57

   FOHP...........................................................................................57
   FHS............................................................................................57
   HMO Subsidiary Merger..........................................................................57

MANAGEMENT OF SURVIVING CORPORATION...............................................................58


BOARD OF DIRECTORS OF SURVIVING CORPORATION.......................................................59


RELATED AGREEMENTS................................................................................63


DESCRIPTION OF PAYMENT RIGHTS.....................................................................67


COMPARISON OF SHAREHOLDER RIGHTS..................................................................77


AVAILABLE INFORMATION.............................................................................78


INCORPORATION OF DOCUMENTS BY REFERENCE...........................................................78


EXPERTS...........................................................................................80


SHAREHOLDER PROPOSALS.............................................................................80


OTHER BUSINESS....................................................................................81


LIST OF DEFINED TERMS..............................................................................i

                                   APPENDICES


Appendix A              Agreement and Plan of Merger

Appendix B              Amended and Restated Certificate of Incorporation of
                        Surviving Corporation

Appendix C              By-laws of Surviving Corporation

Appendix D-1            Form of Payment Right - Hospital Shareholders

Appendix D-2            Form of Payment Right - Non-Hospital Shareholders

Appendix E              Contribution Agreement

Appendix F              Fairness Opinion of Janney Montgomery Scott Inc.

Appendix G              Sections 14A:11-1 through 11-11 of the New Jersey Business
                        Corporation Act regarding Dissenters' Rights

                           FORWARD LOOKING STATEMENTS


         This Proxy Statement contains forward-looking statements that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of FOHP and FHS set forth under "Risk Factors," "The Merger" and "Description of Payment Rights," and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. For those statements, FOHP and FHS claim the protection of the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which we incorporate by reference, could affect the future results of FOHP and FHS, and could cause those results to differ materially from those expressed in such forward-looking statements: materially adverse changes in economic conditions in the markets served by the companies; a significant delay in the expected closing of the Merger; future regulatory actions and conditions in the companies' operating areas; and competition from others in the managed health care industry.

                            FOHP SHAREHOLDER HOTLINE

         In order to answer any questions you may have with respect to the Merger, the information contained in this Proxy Statement or the completion and return of the proxy card delivered herewith, a special shareholder hotline has been established which will provide you direct access to members of FOHP's management during the hours of 8:00 a.m. to 10:00 a.m. and 5:00 p.m. to 7:00 p.m., Monday through Friday, commencing January __, 1999 and ending January __, 1999. Please call ______________________.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JANUARY ___, 1999. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO FOHP SHAREHOLDERS NOR THE ISSUANCE BY FOHP OF ANY PAYMENT RIGHTS IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                              SUMMARY OF THE MERGER

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT OR THE APPENDICES. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS PROXY STATEMENT AND THE DOCUMENTS WE HAVE REFERRED YOU TO, INCLUDING THE MERGER AGREEMENT. SEE "AVAILABLE INFORMATION" ON PAGE 78 HEREOF.

THE COMPANIES

         FOHP

         FOHP, a New Jersey corporation, was formed in May 1994 to effect the reorganization of First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a New Jersey corporation which operates as a health maintenance organization ("HMO") in the State of New Jersey, into a holding company structure (the "Reorganization"). The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of FOHP. All health care benefit products and services are provided by FOHP's subsidiaries.

         FOHP-NJ, a New Jersey corporation, was formed in May 1993 to operate as an HMO in the State of New Jersey. FOHP-NJ received its Certificate of Authority ("COA") in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of FOHP on June 8, 1995. Currently, it is FOHP's principal subsidiary.

         The principal executive offices of FOHP are located at 3501 State Highway 66, Neptune, New Jersey 07753, and its telephone number at such location is (732) 918-6700.

         FHS

         FHS, a Delaware corporation, is an integrated managed care organization which administers the delivery of managed health care services. FHS' HMOs, insured preferred provider organizations and government contracts subsidiaries provide health benefits to 6.2 million individuals in 21 states through group, individual, Medicare risk, Medicaid and CHAMPUS programs. FHS' subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. Over the past several years, FHS has developed a diversified product line and has achieved geographic expansion throughout the United States. FHS operates and conducts its HMO and other businesses through its wholly and majority owned subsidiaries, including FOHP. FHS currently owns approximately 98% of the outstanding FOHP Common Stock.

         The principal executive offices of FHS are located at 21600 Oxnard Street, Woodland Hills, California 91367, and its telephone number at such location is (818) 676-6978.

         FHS TRANSITION COMPANY

         FHS Transition Company, a New Jersey corporation, has been formed solely for the purpose of effecting the Merger and has not conducted any business and has no significant assets or liabilities nor will it conduct any business or have significant assets or liabilities prior to the Merger. All the outstanding shares of capital stock of FHS Transition Company are held by FHS. FHS Transition Company was formed so that it could be merged with and into FOHP to effect the Merger. At the effective time (the "Effective Time") of the Merger of FHS Transition Company with and into FOHP, FHS Transition Company shall cease to exist.

THE SPECIAL MEETING


         The Special Meeting will be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on January __, 1999 commencing at 6:00 p.m. local time. Holders of record of FOHP Common Stock at the close of business on the Record Date are entitled to notice of, and will be entitled to vote at, the Special Meeting. At the Special Meeting, the shareholders of FOHP will be asked to consider and approve the Merger Agreement. See "The Special Meeting" beginning on page 37 hereof.

BACKGROUND OF THE MERGER


         During the first quarter of 1996, FOHP learned that FOHP-NJ had a statutory net worth deficiency. To raise the capital necessary for FOHP-NJ to remain in compliance with its statutory net worth requirements, the FOHP Board determined that FOHP needed to locate potential investors who would be interested in acquiring a significant equity position in FOHP. After considering proposals submitted by several large health care corporations, an insurer with affiliations to a provider-owned HMO, and several private investor groups, on October 24, 1996, FOHP entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with Health Systems International, Inc., the predecessor to FHS ("HSI").

         As a result of a significant increase in medical claims expense during the fourth quarter of 1996, due to more complete payment data that was not available to FOHP or its actuaries prior to such quarter, HSI was not obligated to consummate the transactions contemplated by the Securities Purchase Agreement and therefore elected in late January 1997 to renegotiate the terms and conditions of the Securities Purchase Agreement. Shortly thereafter, the Securities Purchase Agreement was terminated and replaced by an amended Securities Purchase Agreement which became effective on March 14, 1997 (the "Amended Securities Purchase Agreement").

         On April 16, 1997, the Amended Securities Purchase Agreement, and the transactions contemplated thereby, were approved by the shareholders of FOHP. On April 30, 1997, pursuant to the Amended Securities Purchase Agreement, FHS purchased from FOHP a convertible debenture in the aggregate principal amount of $51,701,120.38 (the "Initial Debenture"). The principal amount of the Initial Debenture was convertible, at the option of FHS, into up to 71% of FOHP's capital stock on a fully-diluted basis.

         At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of the principal amount of the Initial Debenture into 168,109 shares of FOHP Common Stock. Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Debenture into 4,941,049 shares of FOHP Common Stock, and, as a result, owned at that time 71% of the outstanding shares of FOHP Common Stock.

         Pursuant to the Amended Securities Purchase Agreement, as clarified by a letter agreement dated April 30, 1997 between FHS and FOHP (the "Letter Agreement"), FHS has the right to infuse additional capital into FOHP, for additional convertible debentures ("Convertible Debentures") in substantially the same form as the Initial Debenture, in the event that it is determined that FOHP-NJ needs capital to meet applicable statutory net worth requirements.

         The Amended Securities Purchase Agreement also provides that FHS may, at its option, acquire during 1999, through a tender offer or merger (the "Buy-out Transaction"), all of the then outstanding shares of FOHP Common Stock not held by FHS at a purchase price per share that is determined by independent appraisers (the "Appraisal Consideration"). In the Buy-out Transaction, the hospital, physician and other non-hospital provider shareholders of FOHP (collectively, the "Provider Shareholders," and individually a "Provider Shareholder") would receive cash or, at FHS' sole option, registered FHS Class A Common Stock, par value $.001 per share ("FHS Class A Common Stock"), for their shares of FOHP Common Stock. The FOHP Board, as constituted prior to FHS' purchase of the Initial Debenture, approved, for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, the Buy-out Transaction, provided such transaction occurs in 1999 and certain other conditions are met.

         As FOHP continued to reduce its medical claims back-log during the second quarter of 1997, it became apparent that FOHP's incurred but not yet reported reserve ("IBNR") was not adequate to ensure payment of all outstanding claims. In addition, it was anticipated that FOHP would continue to incur significant operating losses until certain unprofitable products were phased-out or revised and administrative expenses reduced. As a result, management of FOHP informed the FOHP Board that FOHP would likely need a capital infusion in excess of $18 million by December 31, 1997 so that FOHP-NJ could meet applicable statutory net worth requirements by year end.

         Recognizing that an additional capital infusion by FHS of more than $18 million in exchange for additional Convertible Debentures would result in a significant dilution to the equity position of the Provider Shareholders, and that such dilution would reduce the amount of Appraisal Consideration that the Provider Shareholders would be entitled to receive in the Buy-out Transaction, the FOHP Board and FHS began, in July 1997, discussing various alternatives directed at preserving the Provider Shareholders' original investment in FOHP (the "Alternate Consideration").

         On September 2, 1997, the FOHP Board formed a special committee, comprised of Mr. Bruce G. Coe, Mr. Christopher M. Dadlez, Dr. Mark L. Engel and Mr. John J. Gantner (the "Special Committee"), for purposes of identifying and negotiating with prospective financial advisors for possible engagement by the FOHP Board to counsel and advise the FOHP Board in evaluating and acting upon any Alternate Consideration proposal. No member of the Special Committee is or was affiliated with FHS nor serves or has served as an officer or employee of FOHP. After careful evaluation of the information and proposals submitted by various prospective financial advisors, the Special Committee recommended that Janney Montgomery Scott Inc. ("JMS" or the "Financial Advisor") should be engaged. On October 14, 1997, JMS was engaged by the FOHP Board as its financial advisor.

         In order to satisfy certain statutory net worth requirements applicable to FOHP-NJ, and in accordance with the Amended Securities Purchase Agreement, as clarified by the Letter Agreement, FHS elected on December 8, 1997 to infuse $29 million into FOHP in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of FOHP Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of FOHP Common Stock then outstanding, which represented approximately 98% of the fully-diluted equity of FOHP.

         In December 1997, FHS also contributed an additional $24 million to FOHP to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures which are not convertible into shares of FOHP Common Stock. Further, FHS contributed $19,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ as of June 30, 1998.

         FHS and the members of the FOHP Board who were not affiliated with FHS nor employees of FOHP (the "Non-FHS Directors"), assisted by legal counsel and JMS, held discussions from October 1997 through June 1998 for purposes of developing an Alternate Consideration proposal. The Non-FHS Directors believed it was necessary that any Alternate Consideration to be offered for a share of FOHP Common Stock be equal to at least $15.00, the amount originally paid by a Provider Shareholder to FOHP for one share of FOHP Common Stock. After several months of discussion, FHS was willing to offer a Provider Shareholder the opportunity to obtain $15.00 for each share of FOHP Common Stock held by him, her or it, provided that the Provider Shareholder continue to participate in the provider network of FOHP-NJ, or its successor, until December 31, 2001, and provided certain other conditions are met.

         On June 17, 1998, the FOHP Board approved a form of the Buy-out Transaction pursuant to which FOHP and Physicians Health Services of New Jersey, Inc. ("PHS-NJ"), an affiliate of FHS which operates as an HMO in New Jersey, would merge with and into FOHP-NJ (the "Original Merger"), and, in connection therewith, the Provider Shareholders would be offered the choice of receiving from FHS either the Appraisal Consideration or Alternate Consideration for their shares of FOHP Common Stock. The FOHP Board's approval of the Original Merger was subject to the receipt by the FOHP Board of a written opinion from JMS that the Alternate Consideration to be offered in the Original Merger to the Provider Shareholders for their shares of FOHP Common Stock was fair to such holders from a financial point of view.

         A term sheet (the "Term Sheet") outlining the proposed Alternate Consideration to be offered in the Original Merger was presented to JMS in June 1998. On July 2, 1998, at a special meeting of the FOHP Board, JMS informed the FOHP Board that the Alternate Consideration to be offered in the Original Merger was fair to the Provider Shareholders from a financial point of view, and, shortly thereafter, JMS provided the FOHP Board with a written opinion, dated July 15, 1998, to that effect. In reliance on JMS' opinion that the Alternate Consideration to be offered in the Original Merger was fair to the Provider Shareholders from a financial point of view, the FOHP Board, through a majority of the Non-FHS Directors, definitively approved the Original Merger at the special meeting held on July 2, 1998.

         The Original Merger was to become effective on January 1, 1999, provided that all governmental approvals and other conditions thereto had been obtained or satisfied by that date. It was necessary for the Original Merger to become effective by January 1, 1999 so that PHS-NJ and FOHP-NJ could consolidate and operate as one plan as directed by the New Jersey Departments of Banking and Insurance and Health and Senior Services (the "Departments"). However, during early September 1998, it became apparent to FOHP management that FOHP would probably not be able to hold the Special Meeting by December 31, 1998.

         In order for the consolidation of the HMO operations of FOHP-NJ and PHS-NJ to occur on January 1, 1999 as originally contemplated, it was proposed to the FOHP Board that the Original Merger be restructured into a two step merger process. The first step would involve a merger of PHS-NJ into FOHP-NJ to be effective January 1, 1999 (the "HMO Subsidiary Merger"). The second step would be the Merger described in this Proxy Statement, which would take effect shortly after the Special Meeting was held.

         After reviewing drafts of the merger documents relating to the HMO Subsidiary Merger and the Merger Agreement relating to the Merger, the members of the FOHP Board participating in a special meeting held on October 14, 1998, unanimously approved the HMO Subsidiary Merger and the Merger, subject to receipt by the FOHP Board of written confirmation from JMS that its opinion dated July 15, 1998, which provided that the Alternate Consideration to be offered in the Original Merger to the Provider Shareholders for their shares of FOHP Common Stock was fair to such Provider Shareholders from a financial point of view, had not changed as a result of the new two step merger process.

         After reviewing the Merger Agreement and related documents, JMS confirmed in writing on November 16, 1998, that its original opinion dated July 15, 1998 had not been affected by the restructuring of the Original Merger into the two step merger process, and that the Payment Rights to be offered by FOHP to the Provider Shareholders in connection with the Merger was fair to the Provider Shareholders from a financial point of view. See "The Merger - Background of the Merger" beginning on page 39 hereof.

REASONS FOR THE MERGER

         Pursuant to the Amended Securities Purchase Agreement, FHS may acquire through the Buy-out Transaction, all of the outstanding FOHP Common Stock held by the Provider Shareholders, provided such transaction occurs in 1999. The reason for the Merger is to effect the Buy-out Transaction contemplated by the Amended Securities Purchase Agreement. See "The Merger - Reasons for the Merger" beginning on page 44 hereof.

THE MERGER

         If the Merger Agreement is approved by the shareholders of FOHP, FHS Transition Company will merge with and into FOHP, and FOHP will become a wholly-owned subsidiary of Physicians Health Services, Inc. ("PHS"), which is the parent of PHS-NJ and a wholly-owned subsidiary of FHS. In other words, if the Merger is consummated, the Provider Shareholders will receive either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock and will no longer have an equity position in FOHP. If a Provider Shareholder chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, the only entitlement that the Provider Shareholder would have as the holder of Payment Rights is the right to be paid not less than $15.00 per Payment Right on or about July 1, 2001, provided certain conditions are either satisfied or waived.

         At the Effective Time of the Merger, the Certificate of Incorporation and By-laws of FOHP will be amended to, among other things, delete all provisions relating to preemptive rights, restrictions on the issuance of FOHP Common Stock, restrictions on the transfer of FOHP Common Stock, business combinations, covenants of Hospital Shareholders (as hereinafter defined), cumulative voting on the election of directors, dissenters' rights, actions requiring super majority approval of the FOHP Board or approval by directors with no affiliation to FHS, which are currently contained therein. All of the current directors and executive officers of FOHP and FOHP-NJ will be the directors and executive officers of the Surviving Corporation. As a result of the Merger, all real property and personal property, tangible and intangible, of every kind and description, belonging to FHS Transition Company and FOHP shall vest in and belong to the Surviving Corporation, including all FOHP's ownership interest in FOHP-NJ, and the Surviving Corporation shall be liable for all the obligations and liabilities of such corporations. See "The Merger - The Merger Agreement" beginning on page 44 hereof.

CONSIDERATION TO BE OFFERED TO FOHP SHAREHOLDERS IN THE MERGER

         In connection with the Merger, each Provider Shareholder will be offered a choice of consideration for his, her or its shares of FOHP Common Stock. Pursuant to the Merger Agreement, a Provider Shareholder will be entitled to choose to receive for his, her or its shares of FOHP Common Stock either the consideration described in subparagraph (i) or the consideration described in subparagraph (ii) below:

         (i) the Appraisal Consideration, which shall equal the value of such shares of FOHP Common Stock as of December 31, 1998, as determined by an independent qualified appraiser selected by FHS and an independent qualified appraiser selected by FOHP, provided, that if the appraisers selected by FHS and FOHP do not agree on the value of the FOHP Common Stock, then the two appraisers will select a third independent qualified appraiser and the value of the FOHP Common Stock will be determined using the two closest appraisals, or, in certain instances, all three appraisals, or

         (ii) the Alternate Consideration, which shall be comprised of Payment Rights entitling the holder thereof to a cash payment of not less than $15.00 per Payment Right on or about July 1, 2001 from FOHP, provided such holder remains a provider to FOHP-NJ until July 1, 2001, agrees in writing to remain a provider to FOHP-NJ until December 31, 2001, and certain other conditions are either satisfied or waived.

         If a physician or other non-hospital Provider Shareholder (individually a "Non-Hospital Shareholder" and collectively, the "Non-Hospital Shareholders") chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, and such Non-Hospital Shareholder remains a provider to FOHP-NJ until July 1, 2001, and agrees in writing to remain a provider to FOHP-NJ until December 31, 2001, the Non-Hospital Shareholder will be entitled to receive additional consideration of $2.25 per Payment Right and a Pro-Rata Portion (as defined on page 74 hereof) of a bonus pool (the "Bonus Pool") to be funded by monies forfeited by Provider Shareholders who choose to receive either (i) Payment Rights, but who fail to satisfy the conditions contained therein applicable to them, or (ii) the Appraisal Consideration and the per share Appraisal Consideration is less than $15.00, provided, however, that the Continuing Hospital Provider Condition (as defined on page 69 hereof) is satisfied and FOHP-NJ, as the surviving corporation in the HMO Subsidiary Merger, produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million for FOHP-NJ, plus any increase in retained earnings for FOHP-NJ through the period January 1, 1999 to June 30, 2001, excluding any non-recurring extraordinary items, as defined under generally accepted accounting principles ("GAAP"). The determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings. See "Risk Factors" beginning on page 18 hereof and "The Merger - Consideration to be offered to FOHP Shareholders in the Merger" beginning on page 46 hereof.

         IT IS ANTICIPATED THAT THE APPRAISAL CONSIDERATION FOR ONE SHARE OF FOHP COMMON STOCK WILL BE SIGNIFICANTLY LESS THAN $15.00.

         IF A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, AND ANY OF THE CONDITIONS TO PAYMENT CONTAINED THEREIN ARE NOT SATISFIED, THE PROVIDER SHAREHOLDER COULD RECEIVE NO PAYMENT OR A REDUCED PAYMENT FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK. SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF AND "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 67 HEREOF.

         ONCE A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, SUCH PROVIDER SHAREHOLDER WILL NO LONGER BE ENTITLED TO THE APPRAISAL CONSIDERATION. SEE "THE MERGER CONSIDERATION TO BE OFFERED TO FOHP SHAREHOLDERS IN THE MERGER" BEGINNING ON PAGE 46 HEREOF.

         IF A NON-DISSENTING PROVIDER SHAREHOLDER FAILS TO CHOOSE EITHER THE APPRAISAL CONSIDERATION OR PAYMENT RIGHTS, SUCH SHAREHOLDER WILL AUTOMATICALLY RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK.

COMPARISON OF SHAREHOLDER RIGHTS

         As holders of FOHP Common Stock, Provider Shareholders are entitled to vote on certain matters brought before the shareholders of FOHP, such as the election of directors and certain business combinations, as well as share in any dividends or distributions declared by FOHP for the benefit of its shareholders. If the Merger is consummated, (i) the non-dissenting Provider Shareholders will receive either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock, and (ii) the dissenting Provider Shareholders will receive the fair value for their shares of FOHP Common Stock as determined under Chapter 11 of the NJBCA. As a result, no Provider Shareholder will have an equity position in FOHP after the Merger, and, therefore, will not have the rights formerly held by FOHP shareholders. See "Comparison of Shareholder Rights."

RECOMMENDATION OF THE FOHP BOARD


         The FOHP Board has approved the Merger Agreement and recommends that the FOHP shareholders vote FOR the proposal to approve the Merger Agreement. This recommendation is based on the several factors described in this Proxy Statement. See "The Merger - Background of the Merger; Reasons for the Merger; and Recommendation of the FOHP Board" beginning on page 39 hereof.

OPINION OF FINANCIAL ADVISOR TO FOHP


         On July 15, 1998, JMS delivered its written opinion to the FOHP Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Alternate Consideration to be offered to the Provider Shareholders in the Original Merger was fair to the Provider Shareholders from a financial point of view. On November 16, 1998, JMS confirmed in writing that its opinion dated July 15, 1998 was not affected by the restructuring of the Original Merger into the two step merger process. Therefore, based upon and subject to certain matters stated in the opinion letter dated July 15, 1998, JMS is of opinion that the Payment Rights to be offered to the Provider Shareholders in the Merger are fair to the Provider Shareholders from a financial point of view. A copy of JMS' written opinion dated July 15, 1998, which sets forth the assumptions made, procedures followed, matters considered and limitations on and scope of the review by JMS, and update thereto dated November 16, 1998, are attached as Appendix F to this Proxy Statement. See "The Merger Opinion of Financial Advisor to FOHP" beginning on page 50 hereof.

         THE OPINION OF JMS IS DIRECTED TO THE FOHP BOARD, ADDRESSES ONLY THE FAIRNESS OF THE PAYMENT RIGHTS TO BE OFFERED TO THE PROVIDER SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PROVIDER SHAREHOLDER AS TO HOW SUCH PROVIDER SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR WHICH CONSIDERATION THE PROVIDER SHAREHOLDER SHOULD CHOOSE TO RECEIVE IF THE MERGER IS CONSUMMATED. PROVIDER SHAREHOLDERS ARE ENCOURAGED TO READ JMS' OPINION IN ITS ENTIRETY.

CONDITIONS TO THE MERGER


         The obligation of each party to the Merger Agreement to complete the Merger is subject to several conditions, including, among others: (i ) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of FOHP Common Stock, (ii) no statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, enforced or otherwise made applicable (and not repealed or superceded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, which prohibits the consummation of the transactions contemplated by the Merger Agreement, (iii) the receipt of requisite governmental consents and approvals to consummate the Merger, and (iv) the execution and delivery by FOHP and FHS of the Contribution Agreement (the "Contribution Agreement") attached as Appendix E to this Proxy Statement, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to pay, among other things, all amounts payable under the Payment Rights to be issued in connection with the Merger. See "The Merger - The Merger Agreement" beginning on page 44 hereof and "The Merger - The Contribution Agreement" beginning on page 48 hereof.

TERMINATION OF MERGER AGREEMENT


         Any time before the Effective Time of the Merger, the Merger Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the FOHP Board for any reason.

REQUIRED VOTE TO APPROVE MERGER AGREEMENT


         The approval of the majority of the outstanding shares of FOHP Common Stock is required to approve the Merger Agreement. FHS currently owns approximately 98% of the outstanding shares of FOHP Common Stock. Accordingly, if FHS approves the Merger Agreement, the Merger will occur, provided all of the other conditions to the Merger are either satisfied or waived.

DISSENTERS' RIGHTS


         If the Merger is consummated, holders of shares of FOHP Common Stock on the Record Date that do not vote for the Merger may, by complying with the procedures prescribed in the New Jersey Business Corporation Act (the "NJBCA"), be entitled to the dissenters' rights as described therein. See Appendix G. Failure to comply precisely with the requirements of the applicable provisions of the NJBCA may result in a loss of dissenters' rights. See "Dissenters' Rights" beginning on page 55 hereof.

RELATED AGREEMENTS


         In connection with FHS' purchase of the Initial Debenture, FHS and FOHP entered into a General Administrative Services Management Agreement (the "Administrative Management Agreement"), pursuant to which FHS oversees the management of FOHP and assists FOHP's management in provider contracting, utilization review and quality assurance, employee relations, sales and marketing, and strategic planning, among other services. FOHP pays FHS a fee based on allocated corporate charges for the services provided by FHS under the Administrative Management Agreement. See "Related Agreements."

         In addition, FHS and FOHP have entered into a Management Information Systems and Claims Processing Services Management Agreement (the "MIS Agreement," and together with the Administrative Management Agreement, the "Management Agreements"), pursuant to which FHS would provide claims processing, record keeping and data processing services to all the health plans offered, or to be offered, by FOHP's subsidiaries. The MIS Agreement will become effective at FHS' option. See "Related Agreements."

ACCOUNTING TREATMENT OF THE MERGER

         Effective December 1, 1997, FOHP became a consolidated subsidiary of FHS. The purchase of the shares of FOHP Common Stock not currently held by FHS, which represent approximately 2% of the outstanding shares of FOHP Common Stock, will be accounted for by FHS as a purchase in accordance with Accounting Principles Board Opinion 16.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         Each Provider Shareholder who elects to receive the Appraisal Consideration will recognize, in the Provider Shareholder's fiscal year in which the Merger is consummated, either gain or loss in an amount which is equal to the difference between (x) the aggregate amount of the Appraisal Consideration received by the Provider Shareholder less (y) the Provider Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. It is anticipated that the Appraisal Consideration will be significantly less than $15.00, which is the amount originally paid to FOHP for one share of FOHP Common Stock by the Provider Shareholders. Accordingly, it is anticipated that any Provider Shareholder electing to receive the Appraisal Consideration would recognize a loss.

         The amount of gain or loss to be recognized by a Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for the Alternate Consideration shall be equal to the difference between (i) the aggregate amount paid under such shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights which is deemed to be imputed interest income, less (ii) the Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. The amount of gain or loss to be recognized by a Non-Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for the Alternate Consideration shall be equal to the difference between (i) an amount which is the sum of (a) the aggregate amount received under the shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights which is deemed to be imputed interest income and (b) the amount of the Bonus Payment received, less (ii) the Non-Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. Each Provider Shareholder who elects to receive the Alternate Consideration shall not be required to recognize the amount of the gain or loss realized with respect to the Alternate Consideration until the fiscal year in which the Alternate Consideration is paid to the Provider Shareholder, unless such shareholder elects otherwise.

         If the Provider Shareholder holds his, her or its shares of FOHP Common Stock as a capital asset, any gain or loss recognized with respect to the exchange of shares of FOHP

Common Stock for either the Appraisal Consideration or the Alternate Consideration is capital in nature and, if the Provider Shareholder has complied with the requisite holding period provided for in the Code, such capital gain or loss shall be long-term and taxed at the applicable capital gains tax rate as provided for in the Code. Any part of the amount received pursuant to the Payment Rights which is imputed as interest income shall be treated as ordinary income and taxed in the year in which the Alternate Consideration is paid at the Provider Shareholder's applicable ordinary tax rates as provided for in the Code.

         THE DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF THE MERGER, NOR DOES IT ATTEMPT TO DESCRIBE ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A PROVIDER SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, IF THE PROVIDER SHAREHOLDER IS A TAX EXEMPT ENTITY. EACH PROVIDER SHAREHOLDER'S SEPARATE CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH PROVIDER SHAREHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER.

         See "The Merger - Certain Federal Income Tax Consequences of the Merger" for a more complete discussion of the federal income tax consequences of the Merger on the Provider Shareholders.

                                  RISK FACTORS

         THE FOLLOWING ARE CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY THE PROVIDER SHAREHOLDERS IN EVALUATING THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY, AND IN CHOOSING THE CONSIDERATION BEING OFFERED IN THE MERGER.

         UNSECURED PAYMENT UNDER PAYMENT RIGHTS. Any payment under the Payment Rights to be issuable in the Merger will be made by FOHP using monies contributed to FOHP from FHS pursuant to the Contribution Agreement. Although a substantial portion of FHS' payment obligation to FOHP under the Contribution Agreement will be evidenced by a promissory note, such obligation will not be secured. Consequently, if FHS were to become bankrupt or otherwise insolvent under applicable bankruptcy or insolvency laws prior to payment being made under the Payment Rights, and FOHP did not have sufficient capital to make payment on the Payment Rights, holders of Payment Rights might not receive any payment or may receive a reduced payment thereunder.

         Although FHS has generated a profit in four of the past five years, and has total assets exceeding $3.8 billion, including over $250 million in cash and cash equivalents, the following factors could affect the future operations of FHS and its ability to make payment under the Contribution Agreement:

         (a) Control Over and Predictability of Health Care Costs - The profitability of FHS depends in large part upon its ability to accurately predict and control health care costs through underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in health care practices, inflation, new technologies, major epidemics, disasters and catastrophes, clusters of high-cost cases, new mandated benefits or other regulatory changes, and numerous other factors affecting the delivery and cost of health care are beyond any health plan's control and may adversely affect FHS' ability to predict or control health care costs and claims. In addition, there can be no assurance that provider agreements negotiated in the future will not result in substantially higher health care costs.

         (b) Adequacy of Reserves - FHS' HMO and insurance subsidiaries are required to maintain reserves to cover their estimated ultimate liability with respect to reported and unreported claims incurred. These reserves do not represent an exact calculation of liabilities but rather estimates involving judgment and actuarial projections. Establishment of reserves is an inherently uncertain process and there can be no certainty that currently established reserves will prove to be adequate to cover actual ultimate expenses. Subsequent actual experience could result in reserves being too low. Higher than expected claim costs could require reserves for prior periods to be increased, which would have an adverse impact on FHS' earnings in future periods.

         (c) Competition - The managed health care industry is highly competitive, with major competitors including Blue Cross/Blue Shield plans, other indemnity insurers and other national and regional HMOs, preferred provider organizations and third party administrator companies. A number of FHS' competitors are more established in the health care industry and have substantially larger memberships and greater financial resources than FHS. In addition, employers may choose to self-insure their health care risk while seeking benefit administration and utilization review services from third parties to assist them in controlling and reporting health care costs.

         (d) Dependence upon Health Care Providers - FHS' profitability and the success of the its long-range business plans will depend upon its ability to attract and retain qualified health care providers. The failure to retain key medical groups, independent practice associations and hospitals could adversely affect FHS' operating results and future profitability. There can be no assurance that FHS will successfully maintain a cost effective, stable provider network.

         (e) Government Regulation - The health care industry in general, and HMOs and insurance companies in particular, are subject to substantial federal and state regulation including, but not limited to, regulations relating to cash reserves, adequacy of reserves, minimum net worth, licensing requirements, approval of policy language and benefits, mandatory products and benefits, provider compensation arrangements, premium rates and periodic examinations by state and federal agencies. The laws and rules governing the business of FHS and the interpretation of those laws and rules are subject to frequent change. Existing and future laws and rules could force FHS to change how it does business and may restrict FHS' revenue and enrollment growth or both and increase its health care and administrative costs. In addition, the failure to comply with these rules and regulations could result in substantial fines and penalties or in the imposition of a "cease and desist" order which could prevent FHS from offering a product or service. Regulatory approvals must be obtained and maintained to market many of FHS' products and services. Delays in obtaining or failure to obtain or maintain such approvals could adversely affect FHS' revenue or the number of its enrollees, or could increase costs.

         (f) Acquisitions and Dispositions - A significant part of the business strategies of FHS has been to diversify into new geographic markets and new product areas through acquisitions. As a result, FHS is subject to the uncertainties and risks associated with any business that has grown rapidly and has expanded into new geographic and product areas.

         (g) Dependence upon Key Personnel - The future success of FHS depends in large part upon the continued service of its senior management and other key personnel. The loss of a significant group of senior management or key personnel or the inability to attract and retain qualified employees could have an adverse affect on FHS' operating results and future profitability.

         (h) Information Systems - FHS' business is significantly dependant upon effective information systems. FHS has many different information systems for its various businesses. FHS is in the process of attempting to reduce the number of systems and also upgrade and expand its information system capabilities. Failure of FHS to maintain an effective and efficient information system, or to effectively and timely integrate and consolidate the systems of its various subsidiaries, could result in the loss of existing customers and difficulty in attracting new customers, customer and provider disputes, regulatory problems, increases in administrative expenses or other adverse consequences which could have an adverse affect on FHS' operating results and future profitability.

         (i) Health Care Reform - There have been numerous legislative and regulatory initiatives at both the federal and state levels to address, among other aspects of the nation's health care system, the continuing increases in health care costs and the lack of health care coverage for a significant segment of the population. All or any of these potential forms of legislation could adversely affect FHS' business. In addition, certain of the legislative and regulatory initiatives have also been as a result of recent negative publicity regarding the purported denial of care to enrollees by managed health care companies. Continued negative publicity regarding the managed care industry could also have a material adverse affect on FHS' business.

         (j) Exposure to Evolving Theories of Recovery - FHS, like HMOs and other health insurers generally, excludes certain health care services from coverage under its plans. FHS is, in its ordinary course of business, subject to the claims of its enrollees arising out of decisions to restrict coverage for treatment or to restrict reimbursement for certain services. Several recent proceedings filed against managed care companies have successfully challenged HMOs' decisions to deny coverage of treatment sought by enrollees. Compensatory damages (including damages for emotional distress) and punitive damages, which are generally not covered by insurance, except in certain states where such coverage is permitted, have been awarded. Punitive damages have been awarded on the premises that the defendant HMOs have, in bad faith, denied coverage of the treatment sought. Although each lawsuit must succeed or fail on its own merits, FHS anticipates that claims alleging bad faith may become more common in enrollees' actions against managed care companies. The loss of any such claim, if it results in a significant punitive or other damage award or a directive that FHS effect significant changes in its operations, could adversely affect FHS' business. In addition, HMO enrollees are challenging certain features of HMOs' financial arrangements with their contracting providers, in particular, that these arrangements contain certain financial incentives to control unnecessary referrals to specialists and unnecessary hospitalizations. The enrollees contend that these financial arrangements, and the capitation system for reimbursing providers as well, provide participating providers with improper incentives to furnish less than adequate medical care to enrollees. State legislatures are also considering managed care reimbursement methodologies and their effect on access to and quality of, medical care. The financial and operational impact which such evolving theories of recovery and legislation, if enacted, will have on the managed care industry generally, and on FHS in particular, is unknown. In addition, the risk of potential liability under punitive damages may make it more difficult to obtain reasonable settlements of such coverage claims.

         (k) Impact of Year 2000 Issue - FHS recognizes that the arrival of the Year 2000 requires computer systems to be able to recognize the date change from 1999 to 2000 and, like other companies, is assessing and modifying its computer applications and business processes to provide for their continued functionality.

                  The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of FHS' computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, prepare invoices or engage in normal business activities. In addition, the year 2000 problems of FHS' providers and customers, including governmental entities, can affect FHS' operations, which are highly dependent upon information technology for processing claims, determining eligibility and exchanging information.

                  FHS, for itself and on behalf of its subsidiaries, including FOHP, has undertaken a comprehensive review of the Year 2000 issue and its affect on the operations of FHS and its subsidiaries. Set forth below is a brief description of FHS' effort to address the Year 2000 issue:

                  o Project Status. The Year 2000 effort for FHS has the highest priority of technology projects. The project has dedicated resources with multiple teams to address unique systems environments. Uniform project management techniques have been adopted with overall oversight responsibility residing with FHS' Chief Technology Officer, assisted by a special project manager hired by FHS. Selected systems will be retired with the business functions being converted to Year 2000 compliant systems. A number of the FHS' systems include packaged software from large vendors that FHS is closely monitoring to ensure that those systems are Year 2000 compliant. FHS believes that vendors will make timely updates available to ensure that all remaining software is Year 2000 compliant. The remaining systems' compliance with Year 2000 will be addressed by internal technical staff. FHS has engaged IBM to assist in the program management of the project. FHS has also retained legal consultants to assist in the review of insurance and FHS' obligations and rights, and intends to retain a technical consultant to help develop contingency plans.

                           FHS has divided its Year 2000 effort into five phases: (1) Assessment and Strategy; (2) Detailed Analysis and Planning; (3) Remediation; (4) Testing and Implementation; and (5) Certification. FHS believes that Phase 1 is almost complete. FHS has requested that each of its geographical and specialty service divisions conduct a detailed internal self-assessment as to their compliance, needs, risks and contingency planning, which will then be reviewed and prioritized at the corporate level. FHS believes that it has completed approximately 80% of Phase 2, approximately 30% of Phase 3 and approximately 15% of Phase 4 relating to its internal technology. FHS has established the third quarter of 1999 to complete all phases and is endeavoring to accelerate completion ahead of that time.

                           FOHP is a member of FHS' Northeast Division. FOHP is presently converting its claims and billing systems to a common northeast platform which is maintained by PHS, a wholly-owned subsidiary of FHS. Therefore, PHS is providing, on behalf of the members of FHS' Northeast Division, a Year 2000 compliance report to FHS.

                  o Third Parties. FHS has commenced an inventory of third party relationships, identifying them and analyzing their strategic importance to FHS and its subsidiaries and their Year 2000 readiness. FHS expects to complete its risk assessment for third parties in the fourth quarter of 1998. There can be no assurances that the systems of other companies on which FHS or FOHP relies will be compliant on a timely basis, or that the failure by a third party to be compliant would not have a material adverse effect on FHS or FOHP.

                  o Costs. FHS is evaluating on an ongoing basis the related costs to resolve its potential Year 2000 problems. FHS currently estimates that the total cost for the project will exceed $17 million, excluding the costs to accelerate the replacement of hardware or software otherwise required to be purchased by FHS, and the use of existing personnel to assist in the project. In this quarter, the first quarter in which FHS separately tracked the costs relating to the project, FHS has expended approximately $5.3 million, relating to, among other things, the cost to repair or replace software and related hardware problems, cost of assessment, analysis and planning and internal and external communications. The percentage of the total cost of the Year 2000 project attributable to FOHP has not yet been determined. However, FOHP does not believe that any allocation of the costs of the Year 2000 project to FOHP will have a material affect on FOHP's operations.

                           Notwithstanding the foregoing, the costs of the project and the timetable in which FHS plans to complete the Year 2000 compliance requirements are based on estimates derived from utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. There can therefore be no assurance that these estimates will be achieved and actual results and costs could differ materially from these estimates.

                           Certain insurance coverages for defense costs associated with Year 2000 litigation have already been secured under FHS' Directors and Officers Liability Insurance policy and will be re-evaluated upon renewal of that policy. At this time it is unclear as to extent of existing insurance coverage, if any, FHS may have to cover potential Year 2000 costs and liabilities under its other insurance policies. FHS is currently analyzing the availability of such coverage under other existing and future insurance policies and products.

                  o Contingency Planning. An important part of FHS' Year 2000 project involves identifying worst case scenarios and seeking to develop contingency plans. Each geographical and specialty services division of FHS is ranking its critical business functions in one of four categories, from the most important (a function which is vital to the line of business and which has a significant impact on FHS' reputation and critical daily operations, for which an alternative must be immediately available), to the least important (a function which has a negligible effect on FHS' provision of services and reputation and for which alternatives are readily available). In addition to acting to address the most critical problems first in its remediation effort, FHS will also seek to develop its contingency plans to prioritize the most critical business functions. FHS has just begun its efforts in this area.

                  o Risks. FHS and FOHP are highly dependent upon their own information technology systems and that of their providers and customers. If FHS, FOHP or a third party failed to correct a material Year 2000 problem such failure could result in a failure of or interruption in FHS' or FOHP's business activities and operations. Such interruptions and failures could materially and adversely affect FHS' or FOHP's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the readiness of third-party providers and customers, neither FHS nor FOHP is able to determine at this time whether the Year 2000 problem will have a material adverse, effect on FHS' or FOHP's results of operations, liquidity or financial condition. FHS' Year 2000 project is expected to reduce significantly FHS' and FOHP's level of uncertainty and the possibility of significant or long-lasting interruptions of FHS' or FOHP's business operations; however, FHS and FOHP believe that it is impossible to predict all of the areas in which material problems may arise.

         Since its inception, FOHP's losses have exceeded $130,000,000. Based upon FOHP's operating history, no assurance can be given that FOHP would have sufficient funds to make full payment on the Payment Rights in the event that FHS is unable to make payment to FOHP pursuant to the Contribution Agreement. In addition, the future operations of FOHP will be affected by many of the same factors that will affect FHS as discussed above. Any of the factors described above could have an adverse effect on FOHP's ability to make payment on the Payment Rights in the event FHS is unable to make payment to FOHP pursuant to the Contribution Agreement.

         CONDITIONS TO PAYMENT UNDER PAYMENT RIGHTS. Prior to a Provider Shareholder receiving any payment under a Payment Right, certain conditions, as set forth below, must be either satisfied or waived.

         o If the Continuing Hospital Provider Condition (as defined on page 69 hereof) is not satisfied, no payment will be made under the Payment Rights to any Hospital Shareholder (as defined below) or Non-Hospital Shareholder unless FOHP, in its sole discretion, waives such condition. In other words, if (i) five Large Hospital Shareholders (i.e., a Hospital Shareholder which originally purchased 33,315 shares of FOHP Common Stock), (ii) seven Small Hospital Shareholders (i.e., a Hospital Shareholder which originally purchased 13,334 shares of FOHP Common Stock), or (iii) three Large Hospital Shareholders and four Small Hospital Shareholders, should leave the FOHP-NJ provider network prior to July 1, 2001, or not agree to remain a provider in the FOHP-NJ provider network for the period commencing July 1, 2001 and ending December 31, 2001, for any reason other than because of a breach of their provider agreements by FOHP-NJ, then FOHP would not be obligated to make any payments under the Payment Rights issued to the Provider Shareholders in connection with the Merger. As used herein, the term "Hospital Shareholder" shall mean a licensed New Jersey hospital or acute care institution which has entered into a provider agreement with FOHP-NJ to provide health care related services to the members of FOHP-NJ's health care benefits plans and owns, either directly or through an affiliate, shares of FOHP Common Stock (collectively, the "Hospital Shareholders").

         o If a Non-Hospital Shareholder fails to satisfy the Non-Hospital Shareholder Condition (as such term is defined on page 73 hereof), such Non-Hospital Shareholder will not be entitled to payment under any Payment Right held by him, her or it, unless FOHP, in its sole discretion, waives such condition.

         o If a Hospital Shareholder fails to satisfy the Hospital Participation and Reimbursement Condition (as defined on page 67 hereof), the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $10.00, unless such condition is waived by FOHP, in its sole discretion, and if a Hospital Shareholder fails to satisfy the Hospital Enrollment and Premium Payment Condition (as defined on page 68 hereof), the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $5.00, unless such condition is waived by FOHP, in its sole discretion.

         CONSEQUENTLY, IF A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK AND ANY CONDITIONS CONTAINED THEREIN ARE NOT SATISFIED, THE PROVIDER SHAREHOLDER COULD RECEIVE NO PAYMENT OR A REDUCED PAYMENT FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK. SEE "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 67 HEREOF, FOR A MORE COMPLETE DESCRIPTION OF THE PAYMENT RIGHTS.

         NON-TRANSFERABILITY OF PAYMENT RIGHTS. Certificates representing Payment Rights will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer or assignment is expressly authorized in writing by FOHP. Accordingly, there will be no public market for the Payment Rights.

         CONDITIONS TO BONUS PAYMENTS. If a Non-Hospital Shareholder chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, and such Non-Hospital Shareholder remains a provider to FOHP-NJ until July 1, 2001, and agrees in writing to remain a provider to FOHP-NJ until December 31, 2001, the Non-Hospital Shareholder will be entitled to receive additional consideration of $2.25 per Payment Right and a Pro-Rata Portion (as defined on page 74 hereof) of the Bonus Pool to be funded by monies forfeited by Provider Shareholders who receive Payment Rights, but who fail to satisfy the conditions contained therein applicable to them, or who receive the Appraisal Consideration and such per share Appraisal Consideration is less than $15.00, provided, however, that the Continuing Hospital Provider Condition (as defined on page 69 hereof) is satisfied and FOHP-NJ, as the surviving corporation in the HMO Subsidiary Merger, produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130,000,000 for FOHP-NJ, plus any increase in retained earnings for FOHP-NJ through the period January 1, 1999 through June 30, 2001, excluding any non-recurring extraordinary items, as defined under GAAP.

         Since its inception, FOHP's losses have exceeded $130,000,000, most of which were attributable to the operations of FOHP-NJ. For any Non-Hospital Shareholder to be able to receive the Bonus Payment (as defined on page 73 hereof) under a Payment Right, FOHP-NJ would have to generate sufficient net income to produce an annualized return on average common equity of at least 10% for the period January 1, 1999 through June 30, 2001. Based upon FOHP-NJ's operating history, no assurance can be given that FOHP-NJ can generate sufficient net income to produce an annualized return on average common equity of at least 10% for the period January 1, 1999 through June 30, 2001.

         In addition, the future operations of FOHP-NJ will be affected by many of the same factors that will affect FHS and FOHP as discussed under the Risk Factor captioned "Unsecured Payment under Payment Rights." Any of the factors described in the aforementioned Risk Factor could have an adverse affect on the operating results and future profitability of FOHP-NJ.

                          FOHP SELECTED FINANCIAL DATA

                           FOHP, INC. AND SUBSIDIARIES

         The following selected consolidated financial data of FOHP as of and for the years ended December 31, 1997, 1996, and 1995 are derived from consolidated financial statements of FOHP which have been audited by Ernst & Young LLP ("Ernst & Young"), independent auditors. Such data is qualified in its entirety by reference to historical financial information set forth in FOHP's Annual Report on Form 10-K for the year ended December 31, 1997. The selected consolidated financial data as of and for the nine months ended September 30, 1998 and 1997 are derived from unaudited consolidated financial statements and are qualified in their entirety by reference to historical financial information set forth in FOHP's Quarterly Report on Form 10-Q for the period ended September 30, 1998. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998.

         Prior to the Reorganization, FOHP did not conduct any business nor did it have any significant assets or liabilities. Accordingly, the selected financial data as of December 31, 1994 and 1993 and for the year ended December 31, 1994 and for the period from May 19, 1993 (date of inception of FOHP-NJ) to December 31, 1993 are derived from the financial statements of FOHP-NJ, FOHP's principal subsidiary, which have been audited by Ernst & Young.

              FOHP - SUMMARIZED STATEMENT OF OPERATIONS INFORMATION






                                                    NINE MONTHS ENDED
                                                       SEPTEMBER 30,                        FOR THE YEAR ENDED DECEMBER 31,
                                             -------------------------------    ---------------------------------------------------
                                                  1998              1997             1997               1996               1995
                                             -------------     -------------    -------------      -------------      -------------
Revenue:
Premium revenue from                         $  95,373,859     $  97,781,152    $ 132,575,894      $ 135,544,112      $  63,630,797
owners/providers
Other premium revenue                          155,609,981       176,701,692      239,132,416        112,125,670         38,819,206
Interest and other income                        5,338,442         4,688,130        5,697,921          9,706,526          8,844,036
                                             -------------     -------------    -------------      -------------      -------------
Total Revenue                                  256,322,282       279,170,974    $ 377,406,231      $ 257,376,308      $ 111,294,039
                                             -------------     -------------    -------------      -------------      -------------
Expenses:
Medical Services to                             36,511,078        44,075,607       63,882,103         37,026,903         17,319,035
owners/providers
Hospital services to                            21,679,794        35,272,791       64,553,166         30,156,890         11,068,909
owners/providers
Other medical services                          89,389,190       113,337,276      148,812,233        105,551,393         38,548,819
Other hospital services                         53,078,117        90,701,465      101,521,355         63,760,554         24,637,249
Selling, general and administrative             42,240,995        36,665,217       55,106,022         50,734,197         32,638,106
Management fee - QualMed, Inc.                        --           5,546,233        7,502,899               --                 --
Management fee - Foundation Health               1,907,000              --               --                 --                 --
Systems, Inc.
Interest - Foundation Health                     1,604,188         1,247,336        1,790,410               --                 --
     Systems, Inc.
Restructuring Costs                                   --           1,134,097       12,825,570               --                 --
Other                                            3,538,539         1,068,934        1,495,355            890,553          1,751,263
                                             -------------     -------------    -------------      -------------      -------------
Total Expenses                               $ 249,948,901     $ 329,048,956    $ 457,489,113      $ 288,120,490      $ 125,963,381
                                             -------------     -------------    -------------      -------------      -------------
Provision for income taxes                       3,825,954             2,139            2,139                924             71,603
                                             -------------     -------------    -------------      -------------      -------------
Net income (loss)                            $   2,547,427     $ (49,880,121)   $ (80,085,021)     $ (30,745,106)     $ (14,740,945)
                                             -------------     -------------    -------------      -------------      -------------
Net income (loss) per common share           $        0.03     $      (22.85)   $       (9.18)     $      (14.64)     $       (8.65)
                                             =============     =============    =============      =============      =============




                                                         FINANCIAL DATA
                                                          FOR FOHP-NJ
                                                          PREDECESSOR
                                                           TO FOHP
                                                 --------------------------------
                                                    FOR THE PERIOD FROM MAY
                                                  18, 1993 (DATE OF INCEPTION)
                                                        TO DECEMBER 31,
                                                 --------------------------------
                                                      1994               1993
                                                 -------------      -------------
Revenue:
Premium revenue from                             $   5,639,724               --
owners/providers
Other premium revenue                                1,803,624               --
Interest and other income                            1,177,171             22,151
                                                 -------------      -------------
Total Revenue                                    $   8,620,519      $      22,151
                                                 -------------      -------------
Expenses:
Medical Services to                                  1,405,175               --
owners/providers
Hospital services to                                   808,920               --
owners/providers
Other medical services                               2,272,694               --
Other hospital services                              1,710,020               --
Selling, general and administrative                 10,624,261          2,063,239
Management fee - QualMed, Inc.                            --                 --
Management fee - Foundation Health                        --                 --
Systems, Inc.
Interest - Foundation Health                              --                 --
     Systems, Inc.
Restructuring Costs                                       --                 --
Other                                                  240,021             40,847
                                                 -------------      -------------
Total Expenses                                   $  17,588,091      $   2,104,086
                                                 -------------      -------------
Provision for income taxes                                --                 --
                                                 -------------      -------------
Net income (loss)                                $  (8,967,572)     $  (2,081,935)
                                                 -------------      -------------
Net income (loss) per common share               $       (8.40)     $       (2.52)
                                                 =============      =============

                    FOHP SUMMARIZED BALANCE SHEET INFORMATION






                                                AS OF SEPTEMBER 30,                    AS OF DECEMBER 31,
                                        --------------------------------      ---------------------------------------------------
                                             1998               1997               1997               1996               1995
                                        -------------      -------------      -------------      -------------      -------------
Assets:
Cash and cash equivalents               $  29,340,408      $  27,804,585      $  79,266,721      $  36,664,911      $  23,882,286
Goodwill (net)                          $ 105,710,312               --          107,730,254               --                 --
Other                                      75,486,827         31,092,415         31,614,256         17,578,306         13,479,547
                                        -------------      -------------      -------------      -------------      -------------
Total Assets                            $ 210,537,547      $  58,897,000      $ 218,611,231      $  54,252,217      $  37,361,833
                                        =============      =============      =============      =============      =============
Liabilities and Shareholders'
     (Deficiency) Equity:

Liabilities:
     Medical claims payable,
     accounts payable,
     accrued expenses and
     other current liabilities             68,775,686         82,438,609        110,883,068         80,118,284         32,482,794
Convertible debentures                     12,145,655         50,503,459         11,294,406               --                 --
Subordinated debentures                    24,737,761               --           24,000,000               --                 --
                                        -------------      -------------      -------------      -------------      -------------
Total Liabilities                         105,659,102        132,942,068      $ 146,178,014      $  80,118,284      $  32,482,794
FOHP-NJ Practitioner
     Provider Common Stock,
     $.01 par value, 511,800
     shares issued and
     outstanding (at
     December 31, 1994,
     redeemable at $3,900,000)                   --                 --                 --                 --                 --


Shareholders' (Deficiency)
     Equity:

Common stock subscribed                          --                 --                 --                 --                 --

Preferred Stock, $1.00 par
     value, 10,000,000
     shares authorized, none
     issued and outstanding                      --                 --                 --                 --                 --


FOHP, Inc. Common Stock
     $.01 par value,
     100,000,000 shares
     authorized, 100,000,000
     issued and outstanding                 1,000,000             22,550          1,000,000             21,002             21,002


FOHP-NJ Institutional Provider
     Common Stock, $.01
     par value, 1,020,051
    shares issued and outstanding                --                 --                 --                 --                 --


FOHP-NJ Other Provider
     Common Stock, $.01
     par value, 40,002 shares
     issued and outstanding                      --                 --                 --                 --                 --


Additional paid-in capital                237,951,597         32,348,061        208,053,796         30,648,489         30,648,489


                                                        FINANCIAL DATA OF
                                                             FOHP-NJ
                                                         PREDECESSOR TO
                                                             FOHP
                                               --------------------------------
                                                      AS OF DECEMBER 31,
                                               --------------------------------
                                                    1994               1993
                                               -------------      -------------
Assets:
Cash and cash equivalents                      $  13,030,295      $  10,503,225
Goodwill (net)                                          --                 --
Other                                              7,050,765            390,965
                                               -------------      -------------
Total Assets                                   $  20,081,060      $  10,894,190
                                               =============      =============
Liabilities and Shareholders'
     (Deficiency) Equity:

Liabilities:
     Medical claims payable,
     accounts payable,
     accrued expenses and
     other current liabilities                     8,101,405            576,125
Convertible debentures                                  --                 --
Subordinated debentures                                 --                 --
                                               -------------      -------------
Total Liabilities                              $   8,101,405      $     576,125
FOHP-NJ Practitioner
     Provider Common Stock,
     $.01 par value, 511,800
     shares issued and
     outstanding (at
     December 31, 1994,
     redeemable at $3,900,000)                     7,677,000               --


Shareholders' (Deficiency)
     Equity:

Common stock subscribed                                 --           12,400,000

Preferred Stock, $1.00 par
     value, 10,000,000
     shares authorized, none
     issued and outstanding                             --                 --


FOHP, Inc. Common Stock
     $.01 par value,
     100,000,000 shares
     authorized, 100,000,000
     issued and outstanding                             --                 --


FOHP-NJ Institutional Provider
     Common Stock, $.01
     par value, 1,020,051
    shares issued and outstanding                     10,201               --


FOHP-NJ Other Provider
     Common Stock, $.01
     par value, 40,002 shares
     issued and outstanding                              400               --


Additional paid-in capital                        15,341,561               --





                                                AS OF SEPTEMBER 30,                              AS OF DECEMBER 31,
                                        --------------------------------      ---------------------------------------------------
                                             1998               1997               1997               1996               1995
                                        -------------      -------------      -------------      -------------      -------------

Deficit                                  (134,073,152)      (106,415,679)      (136,620,579)       (56,535,558)       (25,790,452)
                                        -------------      -------------      -------------      -------------      -------------
Total Shareholders'
(Deficiency) Equity                       104,878,445        (74,045,068)        72,423,217        (25,886,067)         4,879,039
                                        -------------      -------------      -------------      -------------      -------------

Total Liabilities and
Shareholders' (Deficiency)
Equity                                  $ 210,537,547      $  58,897,000      $ 218,611,231      $  54,252,217      $  37,361,833
                                        =============      =============      =============      =============      =============


                                                     FINANCIAL DATA OF
                                                          FOHP-NJ
                                                      PREDECESSOR TO
                                                          FOHP
                                            --------------------------------
                                                   AS OF DECEMBER 31,
                                            --------------------------------
                                                 1994               1993
                                            -------------      -------------


Deficit                                       (11,049,507)        (2,081,935)

Total Shareholders'
(Deficiency) Equity                             4,302,655         10,318,065
                                            -------------      -------------

Total Liabilities and
Shareholders' (Deficiency)
Equity                                      $  20,081,060      $  10,894,190
                                            =============      =============

                           FHS SELECTED FINANCIAL DATA

                FOUNDATION HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

The following selected consolidated financial data of FHS as of and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 are derived from consolidated financial statements of FHS. Such data is qualified in its entirety by reference to historical financial information set forth in FHS' Annual Report on Form 10-K for the year ended December 31, 1997. The selected consolidated financial data as of and for the nine months ended September 30, 1998 and 1997 are derived from unaudited consolidated financial statements and are qualified in their entirety by reference to historical financial information set forth in FHS' Quarterly Reports on Form 10-Q. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998.



              FHS - SUMMARIZED STATEMENT OF OPERATIONS INFORMATION
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         NINE MONTHS
                                                                      ENDED SEPTEMBER 30              YEAR ENDED DECEMBER 31
                                                                 ----------------------------      -----------------------------
                                                                    1998             1997             1997             1996
                                                                 -----------      -----------      -----------      -----------
Revenues
   Health plan premiums ....................................     $ 5,566,749      $ 4,304,421      $ 5,829,444      $ 5,395,125
   Government contracts revenues ...........................         705,573          698,517          949,168          908,730
   Specialty services ......................................         283,942          244,549          342,107          316,993
   Investment and other income .............................          70,035           89,333          114,300           88,392
                                                                 -----------      -----------      -----------      -----------
                                                                   6,626,299        5,336,820        7,235,019        6,709,240
                                                                 -----------      -----------      -----------      -----------
Expenses
   Health plan services ....................................       4,864,056        3,606,501        4,912,532        4,598,074
   Government contracts health care services ...............         544,138          520,798          711,757          706,076
   Specialty services ......................................         230,394          209,833          290,319          289,744
   Selling, general and administrative .....................         769,880          612,368          851,826          859,996
   Amortization and depreciation ...........................          94,945           73,480           98,353          112,916
   Interest ................................................          67,680           47,575           63,555           45,372
   Merger, restructuring, and other costs ..................         137,987          346,109          338,425           44,108
   Gem costs ...............................................            --             57,500           57,500
                                                                 -----------      -----------      -----------      -----------
                                                                   6,709,080        5,474,164        7,324,267        6,656,286
                                                                 -----------      -----------      -----------      -----------
Income (loss) from continuing operations before
 income taxes and minority interest ........................         (82,781)        (137,344)         (89,248)          52,954
Income tax provision (benefit) .............................         (21,356)         (38,979)         (21,418)          14,124
Minority interest ..........................................            --               --               --               --
                                                                 -----------      -----------      -----------      -----------
Income (loss) from continuing operations ...................         (61,425)         (98,365)         (67,830)          38,830
Discontinued operations:
   Income (loss) from operations, net of tax ...............            --             25,619          (30,409)          25,084
   Gain (loss) on disposition, net of tax ..................            --               --            (88,845)          20,317
                                                                 -----------      -----------      -----------      -----------
Net income (loss) ..........................................         (61,425)         (72,746)     $  (187,084)     $    84,231
                                                                 ===========      ===========      ===========      ===========
Basic earnings (loss) per share
   Continuing operations ...................................     $      (.50)     $      (.79)     $     (0.55)     $      0.31
   Discontinued operations .................................            --                .21            (0.25)            0.20
   Discontinued operations gain (loss) on disposition ......            --               --              (0.72)            0.16
                                                                 -----------      -----------      -----------      -----------
   Net .....................................................     $      (.50)     $      (.58)     $     (1.52)     $      0.67
                                                                 ===========      ===========      ===========      ===========


                                                                                 YEAR ENDED DECEMBER 31
                                                                     -------------------------------------------
                                                                        1995            1994            1993
                                                                     -----------     -----------     -----------
Revenues
   Health plan premiums ....................................         $ 4,557,965     $ 3,863,965     $ 3,196,112
   Government contracts revenues ...........................             279,380         209,980         860,498
   Specialty services ......................................             210,533         139,853         111,626
   Investment and other income .............................              66,510          51,698          42,151
                                                                     -----------     -----------     -----------
                                                                       5,113,637       4,265,496       4,210,387
                                                                     -----------     -----------     -----------
Expenses
   Health plan services ....................................           3,643,463       3,091,890       2,562,650
   Government contracts health care services ...............             174,040         147,629         688,800
   Specialty services ......................................             182,380         121,299         101,391
   Selling, general and administrative .....................             657,275         536,209         531,558
   Amortization and depreciation ...........................              89,356          66,741          55,832
   Interest ................................................              33,463          23,081          26,643
   Merger, restructuring, and other costs ..................              20,164         125,379          29,725
   Gem costs ...............................................
                                                                     -----------     -----------     -----------
                                                                       4,800,141       4,112,228       3,996,599
                                                                     -----------     -----------     -----------
Income (loss) from continuing operations before
 income taxes and minority interest ........................             313,496         153,268         213,788
Income tax provision (benefit) .............................             124,345          70,169          98,399
Minority interest ..........................................                --              --             7,275
                                                                     -----------     -----------     -----------
Income (loss) from continuing operations ...................             189,151          83,099         108,114
Discontinued operations:
   Income (loss) from operations, net of tax ...............               3,028          18,434           6,218
   Gain (loss) on disposition, net of tax ..................                --              --              --
                                                                     -----------     -----------     -----------
Net income (loss) ..........................................         $   192,179     $   101,533     $   114,332
                                                                     ===========     ===========     ===========
Basic earnings (loss) per share
   Continuing operations ...................................         $      1.54     $      0.73     $      0.96
   Discontinued operations .................................                0.02            0.16            0.06
   Discontinued operations gain (loss) on disposition ......                --              --              --
                                                                     -----------     -----------     -----------
   Net .....................................................         $      1.56     $      0.89     $      1.02
                                                                     ===========     ===========     ===========

              FHS - SUMMARIZED STATEMENT OF OPERATIONS INFORMATION
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                             NINE MONTHS ENDED
                                                SEPTEMBER 30                             YEAR ENDED DECEMBER 31
                                            --------------------    -----------------------------------------------------
                                              1998        1997        1997        1996       1995       1994       1993
                                            --------    --------    --------    --------   --------   --------   --------
Diluted earnings (loss) per share
   Continuing operations ................   $   (.50)   $   (.79)   $  (0.55)   $   0.31   $   1.53   $   0.72   $   0.95
   Discontinued operations ..............       --           .21       (0.25)       0.20       0.02       0.16       0.05
   Discontinued operations gain (loss) on
     disposition ........................       --          --         (.072)       0.16       --         --         --
                                            --------    --------    --------    --------   --------   --------   --------
   Net ..................................   $   (.50)   $   (.58)   $  (1.52)   $   0.67   $   1.55   $   0.88   $   1.00
                                            ========    ========    ========    ========   ========   ========   ========
Weighted average common and common stock
   equivalent shares outstanding:
   Basic ................................    121,903     123,947     123,333     124,453    122.741    113,723    112,294
   Diluted ..............................    121,903     123,947     123,821     124,966    123,674    115,658    113,879

                   FHS - SUMMARIZED BALANCE SHEET INFORMATION
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                    AS OF SEPTEMBER 30                AS OF DECEMBER 31
                                                  -----------------------   ------------------------------------
                                                     1998         1997         1997         1996         1995
                                                  ----------   ----------   ----------   ----------   ----------
Balance Sheet Data
   Cash & cash equivalents and investments ....   $  924,885   $  747,676   $1,125,246   $1,137,133   $  885,974
   Total assets ...............................    3,870,557    3,264,912    4,076,350    3,423,776    2,733,765
   Notes payable and capital leases
     noncurrent................................    1,431,360      917,130    1,308,979      791,618      547,522
   Stockholders' equity .......................      847,921    1,019,329      895,974    1,183,411    1,068,255


                                                      AS OF DECEMBER 31
                                                    -----------------------
                                                       1994         1993
                                                    ----------   ----------
Balance Sheet Data
   Cash & cash equivalents and investments ....     $  872,244   $  840,185
   Total assets ...............................      2,218,506    1,775,475
   Notes payable and capital leases
     noncurrent................................        301,356      360,687
   Stockholders' equity .......................        877,466      522,622

                            MARKET PRICE INFORMATION

FOHP

         There is no public market for the FOHP Common Stock, and FOHP has no current intention of listing or including any shares of FOHP Common Stock on a stock exchange or quotation system since shares of FOHP Common Stock can be held by or transferred only to (i) providers to FOHP's subsidiaries which operate as HMOs, (ii) FHS, or (iii) FOHP. Accordingly, it is improbable that a market will develop for the FOHP Common Stock.

         Since its inception, FOHP has not sold any shares of FOHP Common Stock for any price other than $15.00, except for shares issued to FHS upon conversion of the Initial Debenture and New Convertible Debenture. In addition, FOHP is not aware of any sale of FOHP Common Stock by one provider to another for any price other than $15.00.

         As of December 7, 1998, 99,997,000 shares of FOHP Common Stock were outstanding and were held by 2,629 shareholders of FOHP, including 97,913,161 shares held by FHS, 1,006,717 shares held by 41 Hospital Shareholders and 1,075,122 shares held by 2,587 Non-Hospital Shareholders.

         FOHP has not paid any cash dividends on FOHP Common Stock, and does not expect to pay any dividends in the future.

         The certificates representing Payment Rights to be offered by FOHP to the Provider Shareholders in the Merger will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer or assignment is expressly authorized in writing by FOHP. Accordingly, there will be no public market for the Payment Rights.

FHS

         The following table sets forth the high and low sales prices of FHS Class A Common Stock on The New York Stock Exchange, Inc. since January 2, 1996.

                                                                                   High           Low
                                                                                   ----           ---
           Calendar Quarter - 1996
             First Quarter................................................         37 1/8        30 3/8
             Second Quarter...............................................         37 1/8        26 7/8
             Third Quarter................................................         28 7/8        19 3/8
             Fourth Quarter...............................................         29 1/8        22 5/8
           Calendar Quarter - 1997
             First Quarter................................................         30 3/4        23 1/8
             Second Quarter...............................................             33        24 1/4
             Third Quarter................................................       33 15/16      29 11/16
             Fourth Quarter...............................................         33 3/8       22 1/16

                                                                                   High           Low
                                                                                   ----           ---
           Calendar Quarter - 1998
             First Quarter................................................        29 1/16        22 1/4
             Second Quarter...............................................         32 5/8        25 3/8
             Third Quarter................................................         26 7/8             9
             Fourth Quarter (through December 7, 1998)....................         15 3/4         5 7/8


         On November 13, 1998, the last full trading day prior to the day the Merger Agreement was entered into by the parties thereto, the last reported sales price per share of the FHS Class A Common Stock was $14 13/16 per share.

         No dividends have been paid by FHS during the preceding two fiscal years. FHS has no present intention of paying any dividends on FHS Class A Common Stock.

         FHS is a holding company and, therefore, its ability to pay dividends depends on distributions received from its subsidiaries, which are subject to regulatory net worth requirements and certain additional state regulations which may restrict the declaration of dividends by HMOs, insurance companies and licensed managed health care plans. The payment of any dividend is at the discretion of the FHS' Board of Directors and depends upon FHS' earnings, financial position, capital requirements and such other factors as FHS' Board of Directors deems relevant.

         Under the Credit Agreement entered into on July 8, 1997 with Bank of America as agent, FHS cannot declare or pay cash dividends to its stockholders or purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire such shares for cash except to the extent permitted under such Credit Agreement as described in FHS' Annual Report on Form 10-K for the year ended December 31, 1997, which is incorporated herein by reference.

         As of December 7, 1998, there were approximately 2,000 holders of record and an additional approximately 30,000 beneficial holders of FHS Class A Common Stock. The California Wellness Foundation (the "CWF") is the only holder of record of FHS' Class B Common Stock, par value $.001 per share ("FHS Class B Common Stock"), which constitutes approximately 4% of FHS' aggregate equity. Under FHS' Certificate of Incorporation, shares of FHS Class B Common Stock have the same economic benefits as shares of FHS' Class A Common Stock, but are non-voting. Upon the sale or other transfer of shares of FHS Class B Common Stock by the CWF to an unrelated third party, such shares automatically convert into FHS Class A Common Stock.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information as of December 7, 1998, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), of the FOHP Common Stock by each director of FOHP, each of FOHP's executive officers who earned over $100,000 in fiscal 1997, each person or group of persons known by FOHP to be the beneficial owner of more than 5% of FOHP Common Stock, and all directors and executive officers of FOHP as a group:


                                                                                    BENEFICIAL OWNERSHIP OF
                                                                                       FOHP COMMON STOCK
                                                                             -----------------------------------
                                                                                                      PERCENT OF
NAME OF BENEFICIAL OWNER                                                     NO. OF SHARES (1)          CLASS
------------------------                                                     -----------------          -----
Foundation Health Systems, Inc. (2)..................................           97,913,161 (3)         97.9%(3)

Dr. John F. Bonamo (4)...............................................                1,500                  (5)

Karen A. Coughlin (6)................................................

Bruce G. Coe (4).....................................................                  --

Christopher M. Dadlez (4)............................................                  --

Dr. Mark L. Engel (4)................................................                7,017 (7)              (5)

Dr. Thomas J. Feneran (4)............................................                4,100                  (5)

John J. Gantner (4)..................................................                  --

Jay M. Gellert (6)...................................................                  --

Laurence M. Merlis (4)...............................................                  --

Dr. Om P. Sawhney (4)................................................                5,800 (8)              (5)

Thomas W. Wilfong (6) (10)...........................................                  --

Roger W. Birnbaum (9)................................................                  --

Dr. Joseph Singer (10)...............................................                8,000                  (5)

Donald Parisi (10)...................................................                  --

Marc M. Stein (10)...................................................                  --

All Directors and Executive Officers
as a Group (15 persons)..............................................               26,417 (7)(8)

----------

(1) Except as otherwise indicated, all of the shares of FOHP Common Stock are held beneficially and of record.

(2) FHS' principal offices are located at 21600 Oxnard Street, Woodland Hills, CA 91367.

(3) Such number and percentage do not include or give effect to the number of shares of FOHP Common Stock that FHS has the right to receive upon full conversion of the New Convertible Debenture. In December 1997, FHS converted approximately $18,952,930 of the principal amount of the New Convertible Debenture into 92,804,003 shares of FOHP Common Stock. If FHS elects to convert the remaining $10,047,070 of the New Convertible Debenture, FHS would receive, in accordance with a formula set forth in the New Convertible Debenture, additional shares of FOHP Common Stock, resulting in FHS owning more than 99.9% of the then outstanding FOHP Common Stock.

(4)      Such person currently serves as a Non-FHS Director of FOHP.

(5) Shares beneficially owned do not exceed 1% of the FOHP's outstanding FOHP Common Stock.

(6)      Such person is affiliated with FHS and serves as a director of FOHP.

(7) Includes an aggregate of 417 shares of FOHP Common Stock held by Dr. Barbara Engel, Dr. Mark L. Engel's wife, as to which shares he disclaims any beneficial interest.

(8) Includes an aggregate of 500 shares of FOHP Common Stock held by Dr. Veena Sawhney, Dr. Om P. Sawhney's wife, as to which shares he disclaims any beneficial interest.

(9)      Such person was a former executive officer and director of FOHP.

(10)     Such person is an executive officer of FOHP.

                               THE SPECIAL MEETING

GENERAL INFORMATION


         This Proxy Statement is being furnished to the holders of FOHP Common Stock in connection with the solicitation of proxies by the FOHP Board for use at the Special Meeting to be held at the CNA Building, 3501 State Highway 66, Neptune, New Jersey on January ___, 1999, and at any adjournments or postponements thereof, pursuant to the accompanying Notice of Special Meeting of Shareholders. A form of proxy for use at the Special Meeting is also enclosed. FOHP anticipates mailing this Proxy Statement to its shareholders on or about January ___, 1999. The principal executive offices of FOHP are located at 3501 State Highway 66, Neptune, New Jersey 07753.

         At the Special Meeting, the shareholders of FOHP will be asked to consider and vote upon a proposal to approve the Merger Agreement, which, if approved, and the transactions contemplated thereby consummated, would result in the Merger of FHS Transition Company with and into FOHP.

         Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the Special Meeting. Presence at the Special Meeting does not in and of itself revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the proposal to approve the Merger Agreement. Management of FOHP is not aware, to date, of any matter being presented at the Special Meeting other than the matter described herein, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

         Proxies for use at the Special Meeting are being solicited by the FOHP Board. The cost of preparing, assembling and mailing the proxy material is to borne by FOHP. It is not anticipated that any compensation will be paid for soliciting proxies, and FOHP does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of FOHP or its subsidiaries may, without additional compensation, solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

VOTING SECURITIES

         The voting securities entitled to vote at the Special Meeting consist of shares of FOHP Common Stock, with each share entitling its owner to one vote per share. On December 31, 1998, the number of outstanding shares of FOHP Common Stock was 99,997,000. Only shareholders of record on the books of FOHP at the close of business on December 31, 1998 will be entitled to vote at the Special Meeting.

         The holders of a majority of the outstanding shares of FOHP Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Special Meeting for purposes of acting upon the proposal to approve the Merger Agreement. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Special Meeting.

         The proposal to approve the Merger Agreement must be approved by a majority of the votes cast at the Special Meeting.

         All votes will be tabulated by the inspector of election appointed at the Special Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

                                   THE MERGER

BACKGROUND OF THE MERGER


         During the first quarter of 1996, FOHP learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125 % of the minimum requirement set by the State of New Jersey. FOHP-NJ's COA provides that if its net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. FOHP-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the Departments which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency.

         Although the operational changes implemented by FOHP to increase capital in 1996 enabled FOHP to reduce operating losses, the FOHP Board recognized that such changes would not allow FOHP to adequately address FOHP-NJ's statutory net worth deficiency. In order to adequately address FOHP-NJ's statutory net worth deficiency, the FOHP Board believed that FOHP needed to infuse a significant amount of capital into FOHP-NJ. To raise the required capital, FOHP considered offering, in a public offering, securities to the providers in the FOHP-NJ provider network. A public offering of securities was ultimately rejected by the FOHP Board because the FOHP Board did not believe that FOHP could raise the capital needed in a public offering, given FOHP's deteriorating financial condition.

         To raise the capital necessary for FOHP-NJ to remain in compliance with its statutory net worth requirements, the FOHP Board determined that FOHP needed to locate potential investors who would be interested in acquiring a significant equity position in FOHP.

         After considering proposals submitted by several large health care corporations, an insurer with affiliations to a provider-owned HMO, and several private investor groups, on October 24, 1996, FOHP entered into the Securities Purchase Agreement with HSI. As a result of a significant increase in medical claims expense during the fourth quarter of 1996, due to more complete payment data that was not available to FOHP or its actuaries prior to such quarter, HSI was not obligated to consummate the transactions contemplated by the Securities Purchase Agreement and therefore elected in late January 1997 to renegotiate the terms and conditions of the Securities Purchase Agreement. Shortly thereafter, on February 10, 1997, the Securities Purchase Agreement was terminated and replaced by the Amended Securities Purchase Agreement. On March 13, 1997, the Amended Securities Purchase Agreement was amended to clarify certain provisions therein and in the proposed Certificate of Incorporation of FOHP attached as an exhibit thereto. The Amended Securities Purchase Agreement was declared effective on March 14, 1997.

         The Amended Securities Purchase Agreement, and the transactions contemplated thereby, were approved by the shareholders of FOHP on April 16, 1997. To effect the transactions contemplated by the Amended Securities Purchase Agreement, including the sale of the Initial Debenture to FHS, the shareholders of FOHP also approved (i) certain amendments to the Certificate of Incorporation of FOHP relating to changes in the classes of securities authorized for issuance by FOHP, (ii) certain amendments to the Certificate of Incorporation of FOHP relating to changes in the rights of shareholders of FOHP, and (iii) certain amendments to the Certificates of Incorporation and By-laws of FOHP and FOHP-NJ relating to the Boards of Directors of FOHP and FOHP-NJ and changes in the composition thereof.

         On April 30, 1997, pursuant to the Amended Securities Purchase Agreement, FHS purchased from FOHP the Initial Debenture in the aggregate principal amount of $51,701,120.38. The principal amount of the Initial Debenture was convertible, at the option of FHS, into up to 71 % of FOHP's capital stock on a fully-diluted basis. At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of principal amount of the Initial Debenture into 168,109 shares of FOHP Common Stock, which represented approximately 7.5 % of FOHP's then outstanding FOHP Common Stock. Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Debenture into 4,941,049 shares of FOHP Common Stock, and, as a result, owned at that time 71% of the outstanding shares of FOHP Common Stock.

         In connection with the sale of the Initial Debenture, FHS and FOHP entered into the Letter Agreement which clarified FHS' right under the Amended Securities Purchase Agreement to infuse additional capital into FOHP in the event that FOHP-NJ needed capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the Amended Securities Purchase Agreement, as clarified by the Letter Agreement, FHS could, at any time prior to December 31, 1997, at its own discretion, contribute up to $5,000,000 in additional capital to FOHP to be used in connection with certain anticipated liabilities and contribute up to such additional amounts as may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for FOHP-NJ to meet 100% of the minimum statutory net worth requirements (or such higher percentage that may be required by the appropriate regulators) as of December 31, 1997. In the event that FHS contributed additional capital to FOHP to meet a Net Capital Shortfall or projected Net Capital Shortfall, FHS would be issued additional Convertible Debentures in substantially the same form as the Initial Debenture.

         The Amended Securities Purchase Agreement also provided that FHS may, at its option, acquire during 1999 pursuant to the Buy-out Transaction, all of the outstanding shares of FOHP Common Stock not held by FHS at a purchase price per share that is determined by independent appraisers. In the Buy-out Transaction, the Provider Shareholders would receive for their shares of FOHP Common Stock, cash or, at FHS' sole option, registered FHS Class A Common Stock. The FOHP Board, as constituted prior to FHS' purchase of the Initial Debenture, approved, for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, the Buy-out Transaction, provided that the transaction occurs in 1999 and certain other conditions are met.

         As FOHP continued to reduce its medical claims back-log during the second quarter of 1997, it became apparent that FOHP's reserves were not adequate to ensure payment of all outstanding claims. In addition, it was anticipated that FOHP would continue to incur significant operating losses until certain unprofitable products were phased-out or revised and administrative expenses reduced. As a result, management of FOHP informed the FOHP Board that FOHP would likely need a capital infusion in excess of $18 million by December 31, 1997 so that FOHP-NJ could meet applicable statutory net worth requirements by year end.

         Recognizing that an additional capital infusion by FHS of more than $18 million in exchange for additional Convertible Debentures would result in a significant dilution to the equity position of the Provider Shareholders, and that such dilution would reduce the amount of Appraisal Consideration that the Provider Shareholders would be entitled to receive in the Buy-out Transaction, the FOHP Board and FHS began, in July 1997, discussing various alternatives directed at preserving the Provider Shareholders' original investment in FOHP.

         On September 2, 1997, the FOHP Board formed the Special Committee. The Special Committee was authorized to negotiate with prospective financial advisors for possible engagement by FOHP in connection with the development of Alternate Consideration proposals. The Special Committee was comprised of the following FOHP Board members, none of whom had or has an affiliation with FHS:
Mr. Bruce G. Coe, Mr. Christopher M. Dadlez, Dr. Mark L. Engel and Mr. John J. Gantner. At the direction of the Special Committee, Mr. Gantner contacted approximately eight prospective financial advisors about representing FOHP in connection with any discussions by FOHP with FHS regarding the Alternate Consideration. After a careful evaluation of the information submitted by several of the prospective financial advisors by the members of the Special Committee, the list of prospective financial advisors was narrowed to the following three companies: JMS, Gerard, Klauser, Mattison & Co., Inc. ("GKM") and A.G. Edwards & Son, Inc. ("A.G. Edwards").

         On September 16, 1997, members of the Special Committee and legal counsel to FOHP met with representatives of JMS, GKM and A.G. Edwards, in person and by teleconference, to discuss the scope of the proposed engagement and the experience of the financial advisors in providing services similar to those that would be needed if engaged by FOHP to serve as financial advisor to the FOHP Board. Inasmuch as no senior representatives of JMS could meet with the members of the Special Committee on September 16, 1997, several Special Committee members and legal counsel met with several senior representatives of JMS on September 23, 1997 for purposes of discussing the proposed engagement. On September 25, 1997, the Special Committee met to discuss the strengths and weaknesses of each of the prospective financial advisors. The Special Committee used, among other criteria, the following six criteria to evaluate the prospective financial advisors: (i) cost of engagement; (ii) the ability of the prospective financial advisor to create valuation models for purposes of evaluating any Alternative Consideration proposal; (iii) the capabilities of the prospective financial advisor in assisting in negotiations with FHS; (iv) whether the Provider Shareholders would be comfortable with any fairness opinion issued by the prospective financial advisor; (v) the prospective financial advisor's understanding of FOHP; and (vi) cost of retainer.

         After discussing the various prospective financial advisors, and evaluating the terms and conditions of the proposed engagement letters submitted by the prospective financial advisors, the Special Committee selected JMS as the financial advisor it would recommend to the FOHP Board. The Special Committee's recommendation was based on JMS' experience and expertise in transactions similar to the Merger, its understanding of FOHP from previous engagements, its reputation in the health care and investment communities, and the cost of engagement as compared to the other prospective financial advisors. On October 14, 1997, JMS was engaged by FOHP to assist the FOHP Board in its continuing discussions with FHS regarding an Alternate Consideration proposal.

         In order to satisfy certain statutory net worth requirements applicable to FOHP-NJ, and in accordance with the Amended Securities Purchase Agreement as clarified by the Letter Agreement, FHS elected on December 8, 1997 to infuse $29 million into FOHP in exchange for the New Convertible Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of FOHP Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of FOHP Common Stock then outstanding, which represented approximately 98 % of the fully-diluted equity of FOHP.

         In December 1997, FHS also contributed an additional $24 million to FOHP to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures which are not convertible into shares of FOHP Common Stock. Further, FHS contributed $19,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ as of June 30, 1998.

         FHS and the Non-FHS Directors, assisted by legal counsel and JMS, held discussions from October 1997 through June 1998 for purposes of developing an Alternate Consideration proposal. Initially, FHS wanted the Alternate Consideration to be directly related to the performance of FOHP, or any successor thereto, for a specified time period. The Non-FHS Directors were not comfortable with FHS' performance-based proposal inasmuch as FHS would control FOHP, and any successor thereto, after the consummation of the Buy-out Transaction, and thereby could influence the future performance of FOHP or any successor thereto to its advantage.

         During the period of discussions between FHS and the Non-FHS Directors, several of the Non-FHS Directors made inquiries to various Provider Shareholders regarding what form and amount of consideration they would consider fair for their interest in FOHP and which would encourage them to continue in and support the FOHP-NJ provider network. Based on these inquiries, the Non-FHS Directors believed that it was necessary that any per share Alternate Consideration to be offered to the Provider Shareholders would need to equal at least $15.00, the amount originally paid by the Provider Shareholders to FOHP for one share of FOHP Common Stock. Believing the value of FOHP to be much less than $15.00 per share, FHS initially was not willing to offer that much consideration to the Provider Shareholders as Alternate Consideration. After several months of discussion, FHS became willing to offer each Provider Shareholder the opportunity to receive at least $15.00 for each share of FOHP Common Stock held by him, her or it, provided, that (i) the Provider Shareholder continued to participate in the provider network of FOHP-NJ, or its successor, until December 31, 2001, and (ii) certain other conditions aimed at preserving the provider network and maintaining the number of covered lives in the health plans currently offered by FOHP-NJ were satisfied.

         In March and April, 1998, several representatives of the Non-FHS Directors and FHS met with various Provider Shareholders to discuss the Alternate Consideration proposal being developed by FHS based on its discussions with the Non-FHS Directors. At such meetings, FHS and the Non-FHS Directors received various comments from Provider Shareholders regarding the Alternate Consideration proposal. As a result of such meetings, FHS decided to offer Non-Hospital Shareholders the ability to not only receive $15.00 for their shares of FOHP Common Stock, but the ability to receive an additional $2.25 per share of FOHP Common Stock and a percentage of a Bonus Pool which would be funded by monies forfeited by Provider Shareholders who chose to receive Payment Rights, but who failed to satisfy the conditions contained therein applicable to them, or chose to receive the Appraisal Consideration and the per share Appraisal Consideration was less than $15.00 per share, provided that certain performance criteria was met by FOHP-NJ.

         In April and May, 1998, FHS and the Non-FHS Directors prepared and negotiated the Term Sheet outlining the proposed Alternate Consideration.

         On June 17, 1998, the FOHP Board approved the Original Merger outlined in the Term Sheet, subject to the receipt by the FOHP Board of a written opinion from JMS that the Alternate Consideration to be offered in the Original Merger to the Provider Shareholders for their shares of FOHP Common Stock was fair to such holders from a financial point of view. The Term Sheet outlining the proposed Alternate Consideration was presented to JMS in June 1998.

         On July 2, 1998, at a special meeting of the FOHP Board, JMS informed the FOHP Board that the Alternate Consideration to be offered in the Original Merger was fair to the Provider Shareholders from a financial point of view, and, shortly thereafter, JMS provided the FOHP Board with a written opinion dated July 15, 1998 to that effect. In reliance on JMS' opinion that the Alternate Consideration to be offered in the Original Merger was fair to the Provider Shareholders from a financial point of view, the FOHP Board definitively approved the Merger at the special meeting held on July 2, 1998. At the July 2, 1998 special meeting of the FOHP Board, the members of the FOHP Board affiliated with FHS excused themselves from the meeting prior to the FOHP Board acting upon the Merger, because of their affiliation with FHS. After the FHS affiliated directors left the meeting, the Non-FHS Directors at the meeting, constituting a majority of Non-FHS Directors, unanimously approved the Merger.

         The Original Merger was to become effective on January 1, 1999, provided that all governmental approvals and other conditions thereto had been obtained or satisfied by that date. It was necessary for the Original Merger to become effective by January 1, 1999 so that the two separate New Jersey HMO operations controlled by FHS, PHS-NJ and FOHP-NJ, could consolidate and operate as one plan as directed by the Departments. In addition, the administrative burden and cost of operating FOHP-NJ and PHS-NJ as separate HMOs during any portion of 1999 could have an adverse effect on the results of operations of such companies and thereby negatively impact any bonus monies payable under the Payment Rights.

         During early September 1998, it became apparent to FOHP management that FOHP would probably not be able to hold the Special Meeting by December 31, 1998. In order for the consolidation of the HMO operations of FOHP-NJ and PHS-NJ to occur on January 1, 1999 as originally contemplated, it was proposed to the FOHP Board that the Original Merger be restructured into a two step merger process. The first step would be the HMO Subsidiary Merger. The second step would be the Merger described in this Proxy Statement, which would take effect soon after all necessary governmental approvals were obtained and the Special Meeting was held.

         On September 24, 1998, the FOHP Board discussed, at a regularly scheduled meeting of the FOHP Board, the two step merger process and the offering of Payment Rights in connection with the Merger. The FOHP Board found that the two step merger process achieved the desired objectives of having the HMO Subsidiary Merger become effective on January 1, 1999, and having the Alternate Consideration offered to the Provider Shareholders in connection with the Buy-out Transaction. In addition, the FOHP Board determined that in order to facilitate the offering of the Payment Rights, FOHP should issue such Payment Rights provided that FHS irrevocably commits to contribute to FOHP all the cash necessary for FOHP to make full payment under the Payment Rights.

         After reviewing drafts of the merger documents relating to the HMO Subsidiary Merger and the Merger Agreement relating to the Merger, the members of the FOHP Board participating in a special meeting held on October 14, 1998, unanimously approved the HMO Subsidiary Merger and the Merger, subject to receipt by the FOHP Board of written confirmation from JMS that its opinion dated July 15, 1998, which provided that the Alternate Consideration to be offered to the Provider Shareholders for their shares of FOHP Common Stock was fair to such Provider Shareholders from a financial point of view, had not changed as a result of the new two step merger process.

         After reviewing the Merger Agreement and related documents, JMS confirmed in writing on November 16, 1998, that its original opinion dated July 15, 1998 had not been affected by the restructuring of the Original Merger into the two step merger process and that the Payment Rights to be offered by FOHP to the Provider Shareholders in connection with the Merger was fair to the Provider Shareholders from a financial point of view.

REASONS FOR THE MERGER

         Pursuant to the Amended Securities Purchase Agreement, FHS may acquire, through the Buy-out Transaction, all of the outstanding FOHP Common Stock held by the Provider Shareholders, provided such transaction occurs in 1999. FHS recognized when it purchased the Initial Debenture from FOHP on April 30, 1997, that if it converted the Initial Debenture into a majority equity position in FOHP, at some later date it would want to acquire a 100% equity position in FOHP. By acquiring a 100% equity position in FOHP, FHS would have greater flexibility in operating FOHP within the FHS consolidated group and would not have to incur the additional administrative expenses associated with minority shareholders. Consequently, the reason for the Merger is to effect the Buy-out Transaction contemplated by the Amended Securities Purchase Agreement so as to allow FHS to obtain a 100% equity position in FOHP.

THE MERGER AGREEMENT


         The Merger - If the Merger Agreement is approved by the shareholders of FOHP, FHS Transition Company will merge with and into FOHP, and FOHP will become a wholly-owned subsidiary of PHS, which is the parent of PHS-NJ and a wholly-owned subsidiary of FHS. In other words, if the Merger is consummated, the Provider Shareholders will receive either the Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock and will no longer have an equity position in FOHP. If a Provider Shareholder chooses to receive Payment Rights for his, her or its shares of FOHP Common Stock, the only entitlement that the Provider Shareholder would have as the holder of Payment Rights is the right to be paid not less than

$15.00 per Payment Right on July 1, 2001, provided certain conditions are either satisfied or waived.


         At the Effective Time of the Merger, the Certificate of Incorporation and By-laws of FOHP will be amended to, among other things, delete all provisions relating to preemptive rights, restrictions on the issuance of FOHP Common Stock, restrictions on the transfer of FOHP Common Stock, business combinations, covenants of Hospital Shareholders, cumulative voting on the election of directors, dissenters' rights, actions requiring super-majority approval of the FOHP Board or approval by directors with no affiliation to FHS, which are currently contained therein. All of the current directors and executive officers of FOHP and FOHP-NJ will be the directors and executive officers of the Surviving Corporation. As a result of the Merger, all real property and personal property, tangible and intangible, of every kind and description, belonging to FOHP and FHS Transition Company shall vest in and belong to the Surviving Corporation, including all FOHP's ownership interest in FOHP-NJ, and the Surviving Corporation shall be liable for all the obligations and liabilities of such corporations.


         At the Effective Time, all shares of FHS Transition Company stock issued and outstanding immediately prior to the Effective Time, all of which are held by FHS, shall be cancelled.


         Contemporaneously with the consummation of the Merger, FHS will contribute to PHS all of its rights, title and interest in and to all the outstanding shares of FOHP Common Stock held by FHS. Consequently, FOHP will become a wholly-owned subsidiary of PHS on the Effective Date.

         Conditions to the Merger - The obligation of each party to the Merger Agreement to complete the Merger is subject to the following conditions:

         (i) the approval of the Merger Agreement by the holders of a majority of the outstanding shares of FOHP Common Stock;

         (ii) the Surviving Corporation shall have provided in its By-laws indemnification provisions substantially similar to those currently contained in the By-laws of FOHP and shall have agreed to maintain such indemnification provisions for the period ending six (6) years from the Effective Time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the FOHP Board;

         (iii) the Surviving Corporation shall have in place an officers' and directors' liability insurance coverage policy or policies with terms and conditions substantially similar to those contained in the officers' and directors' liability insurance coverage policy or policies maintained by FOHP prior to the execution and delivery of the Amended Securities Purchase Agreement, and shall have agreed to maintain such policy or policies for the period ending six (6) years from the

                  Effective Time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the FOHP Board, which insurance shall provide coverage for former directors of FOHP;

         (iv) no statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated, enforced or otherwise made applicable (and not repealed or superceded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, which prohibits the consummation of the transactions contemplated by the Merger Agreement;

         (v) receipt of requisite governmental consents and approvals to consummate the Merger;

         (vi) the written fairness opinion of JMS, dated July 15, 1998, as updated and confirmed on November 16, 1998, which provides that the Alternate Consideration to be offered to the Provider Shareholders pursuant to the Merger Agreement is fair from a financial point of view, shall not have been retracted, terminated or altered or amended in any material way; and

         (vii) the execution and delivery by FOHP and FHS of the Contribution Agreement attached as Appendix E to this Proxy Statement, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to pay, among other things, all amounts payable under the Payment Rights to be issued in connection with the Merger.

         Termination of Merger Agreement - Any time before the Effective Time of the Merger, the Merger Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the FOHP Board for any reason.

CONSIDERATION TO BE OFFERED TO FOHP SHAREHOLDERS IN THE MERGER


         In connection with the Merger, each Provider Shareholder will be offered a choice of consideration. Pursuant to the Merger Agreement, each Provider Shareholder will be entitled to receive for his, her or its shares of FOHP Common Stock either (i) the Appraisal Consideration, or (ii) the Alternate Consideration, which is comprised of Payment Rights.

         The Appraisal Consideration shall be determined as follows: FHS and FOHP (through the Non-FHS Directors) shall each select an independent qualified appraiser to appraise the value of the FOHP Common Stock outstanding on December 31, 1998 (the "FOHP Stock Value"). The two independent qualified appraisers shall exchange their respective appraisals within ten (10) business days and submit such appraisals to FOHP and FHS. If the two independent qualified appraisers agree on an appraisal for the FOHP Stock Value, the Appraisal Consideration shall be the agreed upon amount. If only one of the appraisers submits an appraisal within the ten (10) business day period, the FOHP Stock Value shall be the amount set forth in such appraisal. If the two independent qualified appraisers submit their appraisals within the ten (10) business day period but cannot agree upon the amount of the FOHP Stock Value, the two independent qualified appraisers shall select a third independent qualified appraiser to appraise the value of the outstanding FOHP Common Stock as of December 31, 1998. The third independent qualified appraiser shall submit its appraisal to FHS and FOHP within ten (10) business days of being selected. The FOHP Stock Value shall be determined by taking the average of the two appraisals which are closest to each other; provided, however, that if the appraisal amount which is less than the highest appraisal and greater than the lowest appraisal is greater or less than the average amount of the other appraisals by an amount representing no more than 7.5%, then the average of all three appraisals will be the FOHP Stock Value. The following is an example of the valuation method described above. Assuming that FHS' independent qualified appraiser valued the aggregate FOHP Stock Value at $50 million, FOHP's independent qualified appraisal valued the aggregate FOHP Stock Value at $150 million and the third independent qualified appraiser valued the aggregate FOHP Stock Value at $125 million, the aggregate FOHP Stock Value would be $137.5 million (the average of the two closest appraisals); if, however the third independent qualified appraiser appraised the FOHP Stock Value at $105 million (greater than $100 million by an amount less than 7.5% of $100 million), the aggregate FOHP Stock Value would be approximately $101.7 million (the average of all three). After determining the aggregate FOHP Stock Value, the Appraisal Consideration to be paid for one share of FOHP Common Stock would be determined by dividing the FOHP Stock Value by the number of then outstanding shares of FOHP Common Stock, including those held by FHS.


         In lieu of receiving the Appraisal Consideration, a Provider Shareholder can choose to receive the Alternate Consideration, which is comprised of Payment Rights. A Provider Shareholder who chooses to receive Payment Rights, would receive one Payment Right for each share of FOHP Common Stock held by him, her or it.


         Each Payment Right issued to a Hospital Shareholder will entitle the Hospital Shareholder to receive a cash payment of $15.00 on July 1, 2001 from FOHP, provided that the Hospital Shareholder Conditions (defined on page 67 hereof) have been met by the Hospital Shareholder and the Continuing Hospital Provider Condition (as defined on page 69 hereof) shall have been satisfied. If a Hospital Shareholder fails to comply with the Hospital Participation and Reimbursement Condition (as defined on page 67 hereof), the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $10.00, and if a Hospital Shareholder fails to satisfy the Hospital Enrollment and Premium Payment Condition (as defined on page 68 hereof), the amount payable under a Payment Right held by the Hospital Shareholder shall be reduced by $5.00.


         Each Payment Right issued to a Non-Hospital Shareholder shall entitle the Non-Hospital Shareholder to receive a cash payment of $15.00 on July 1, 2001 from FOHP, provided that the Non-Hospital Shareholder Condition (as defined on page 73 hereof) has been met by the Non-Hospital Shareholder and the Continuing Hospital Provider Condition shall have been satisfied. If a Non-Hospital Shareholder chooses to receive Payment Rights for his, her, or its shares of

FOHP Common Stock, and the Non-Hospital Shareholder remains a provider to FOHP-NJ until July 1, 2001, and agrees in writing to remaining a provider to FOHP-NJ until December 31, 2001, the Non-Hospital Shareholder will be entitled to receive additional consideration of $2.25 per Payment Right and a Pro-Rata Portion (as defined on page 74 hereof) of the Bonus Pool funded by monies forfeited by Provider Shareholders who receive Payment Rights, but who fail to satisfy the conditions contained therein applicable to them, or who choose to receive the Appraisal Consideration and such per share Appraisal Consideration is less than $15.00; provided, however, that (i) the Continuing Hospital Provider Condition is satisfied, and (ii) FOHP-NJ, as the surviving corporation in the HMO Subsidiary Merger, produces an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million for FOHP-NJ, plus any increase in retained earnings for FOHP-NJ through the period January 1, 1999 to June 30, 2001, excluding any non-recurring extraordinary items, as defined under GAAP. The determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings.

         SEE "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 67 HEREOF, FOR A MORE COMPLETE DESCRIPTION OF THE PAYMENT RIGHTS.

         IT IS ANTICIPATED THAT THE APPRAISAL CONSIDERATION FOR ONE SHARE OF FOHP COMMON STOCK WILL BE SIGNIFICANTLY LESS THAN $15.00.

         IF A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, AND ANY OF THE CONDITIONS TO PAYMENT CONTAINED THEREIN ARE NOT SATISFIED, THE PROVIDER SHAREHOLDER WILL RECEIVE NO PAYMENT OR A REDUCED PAYMENT FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, UNLESS FOHP DIRECTS OTHERWISE. SEE "RISK FACTORS" BEGINNING ON PAGE 18 HEREOF AND "DESCRIPTION OF PAYMENT RIGHTS" BEGINNING ON PAGE 74 HEREOF.

         ONCE A PROVIDER SHAREHOLDER ELECTS TO RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK, SUCH PROVIDER SHAREHOLDER WILL NO LONGER BE ENTITLED TO THE APPRAISAL CONSIDERATION.

         IF A NON-DISSENTING PROVIDER SHAREHOLDER FAILS TO CHOOSE EITHER THE APPRAISAL CONSIDERATION OR PAYMENT RIGHTS, SUCH SHAREHOLDER WILL AUTOMATICALLY RECEIVE PAYMENT RIGHTS FOR HIS, HER OR ITS SHARES OF FOHP COMMON STOCK.

CONTRIBUTION AGREEMENT

         In connection with the Merger, FHS and FOHP will enter into the Contribution Agreement, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to pay: (i) all amounts payable under the Payment Rights issued in connection with the Merger; (ii) any Appraisal Consideration due and owing to any Hospital Shareholder or Non-Hospital Shareholder in connection with the Merger; (iii) all amounts due and owing to any Hospital Shareholder or Non-Hospital Shareholder who dissents from the Merger; and (iv) any expenses incurred by FOHP in connection with the Merger. All funds contributed by FHS to FOHP pursuant to the Contribution Agreement will be restricted for the aforementioned purposes. In the event that FHS fails to make the contributions to FOHP set forth in the Contribution Agreement, each Provider Shareholder shall have standing, as a third party beneficiary to the Contribution Agreement, for the sole purpose of bringing action against FHS to compel FHS to fulfill its contribution obligations set forth in the Contribution Agreement.

         During the period the Payment Rights are outstanding, FOHP will not be permitted to incur any indebtedness which could affect its ability to apply all of the funds to be contributed by FHS under the Contribution Agreement to the payment of the Payment Rights or otherwise affect its ability to make full payment on the Payment Rights.

         Contemporaneously with the consummation of the Merger, FHS will issue and deliver to FOHP an intercompany note, as further evidence of FHS' obligation to contribute to FOHP on June 30, 2001 the amounts payable under the Payment Rights to be issued in connection with the Merger.

RECOMMENDATION OF THE FOHP BOARD

         The FOHP Board, as constituted prior to FHS' purchase of the Initial Debenture, approved, for purposes of Section 14A:10A-4 of the New Jersey Shareholders Protection Act, the Buy-out Transaction, provided such transaction occurs in 1999 and the following conditions are met: (i) the consideration to be paid or distributed to the Provider Shareholders in respect of each share of FOHP Common Stock in connection with the Buy-out Transaction must include cash in the amount equal to the Appraisal Consideration or such number of shares of FHS Class A Common Stock that shall have a market value equal to the Appraisal Consideration; (ii) the Provider Shareholders shall be afforded dissenters' rights in the same manner and under the same terms and conditions as is provided under Chapter 11 of the NJBCA, regardless of whether such Provider Shareholders would otherwise have been entitled to such rights under the NJBCA; (iii) FOHP, or any successor thereto, shall provide in its By-laws indemnification provisions substantially similar to those currently contained in FOHP's By-Laws for a period ending six (6) years from the date of the Buy-out Transaction, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to FOHP Board's approval of the Amended Securities Purchase Agreement and the Buy-out Transaction contemplated thereby; and (iv) FOHP, or any successor thereto, shall maintain officers' and directors' insurance with terms and conditions substantially similar to those contained in the officers' and directors' insurance maintained by FOHP prior to the execution and delivery of the Amended Securities Purchase Agreement for the period ending six (6) years from the date of the Buy-out Transaction, or, if earlier, for the period ending the date on which the statute of limitations has expired with respect to the FOHP Board's approval of the Amended Securities Purchase Agreement and the Buy-out Transaction contemplated thereby, which insurance shall provide coverage for former directors of FOHP. The Merger Agreement incorporates each of the aforementioned conditions, and, therefore, has been approved by the FOHP Board.

         In addition, the current FOHP Board, in reliance on the fairness opinion issued by JMS as to the fairness of the Alternate Consideration from a financial point of view, has approved the Merger Agreement and recommends it to the Provider Shareholders.

OPINION OF FINANCIAL ADVISOR TO FOHP

         FOHP engaged JMS to act as its financial advisor in connection with the Merger. JMS is a nationally recognized firm and, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights, offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes. FOHP selected JMS as its financial advisor on the basis of its experience and expertise in transactions similar to the Merger, its understanding of FOHP from previous engagements, its reputation in the health care and investment communities and the cost of engagement as compared to other prospective financial advisors.

         At the July 2, 1998 meeting of the FOHP Board, JMS delivered its oral opinion, subsequently confirmed in writing on July 15, 1998, that the Alternate Consideration to be offered to the Provider Shareholders in the Original Merger was fair to such shareholders from a financial point of view, as of the date of such opinion. JMS did not determine the form or amount of consideration to be received by Provider Shareholders in the Original Merger. The amount of such consideration was agreed to as a result of the negotiations between FHS and the Non-FHS Directors on the FOHP Board. No limitations were imposed by FOHP on JMS with respect to the investigations made or procedures followed in rendering its opinion. Payment of JMS' fee was not contingent upon the conclusion reported in JMS' fairness opinion.

         On November 16, 1998, JMS confirmed in writing that its opinion dated July 15, 1998 was not affected by the restructuring of the Original Merger into the two step merger process. Therefore, based upon and subject to certain matters stated in the opinion letter dated July 15, 1998, JMS is of the opinion that the Payment Rights to be offered to the Provider Shareholders in connection with the Merger are fair to the Provider Shareholders from a financial point of view.

         THE FULL TEXT OF JMS' WRITTEN OPINION TO THE FOHP BOARD, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF REVIEW BY JMS, AND UPDATE THERETO DATED NOVEMBER 16, 1998, ARE ATTACHED HERETO AS APPENDIX F AND ARE INCORPORATED HEREIN BY REFERENCE AND SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY IN CONNECTION WITH THIS PROXY STATEMENT. THE FOLLOWING SUMMARY OF JMS' OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. JMS' OPINION IS ADDRESSED TO THE FOHP BOARD ONLY AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PROVIDER SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING OR WHICH CONSIDERATION THE PROVIDER SHAREHOLDER SHOULD CHOOSE TO RECEIVE IF THE MERGER IS CONSUMMATED. IN FURNISHING ITS OPINION, JMS DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION IS A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT.

         In connection with its opinion, JMS reviewed the Term Sheet setting forth the terms and conditions relating to the Alternate Consideration, the revised merger documents and certain financial and other information of FOHP, PHS and FHS, including certain internal analyses, reports, forecasts and other information. JMS also held discussions with senior management of FOHP, PHS and FHS concerning the current operations, financial condition and prospects of

FOHP and PHS. In addition, JMS (i) reviewed the historic financial statement of FOHP and PHS, (ii) compared the financial positions and operating results of FOHP with those of publicly traded companies deemed relevant by JMS, (iii) compared certain financial terms of the Alternate Consideration to certain financial terms of selected other business combinations deemed relevant by JMS,
(iv) performed customary investment banking evaluation procedures, and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors as JMS deemed relevant.

         In connection with its review of FOHP, PHS and FHS, JMS did not assume any obligation independently to verify the foregoing information and relied on such information being accurate and complete in all material respects. With respect to financial projections, JMS assumed that they had been reasonably prepared on the basis reflecting the best currently available information and judgments of the future financial performance of FOHP and PHS. JMS did not make any independent evaluation or appraisal of the assets or liabilities of FOHP, nor was JMS furnished with such evaluations or appraisals.

         JMS' opinion is based on financial, economic, market and other conditions as they existed on, and information made available to representatives of JMS. JMS is not obligated to update, revise or reaffirm its opinion.

         Based upon its review of FOHP, PHS and FHS and, subject to the matters stated in its opinion, JMS has determined that the Payment Rights to be offered to the FOHP Provider Shareholders in connection with the Merger are fair to such shareholders from a financial point of view.

REQUIRED VOTE TO APPROVE MERGER AGREEMENT

         The approval of the majority of the outstanding shares of FOHP Common Stock is required to approve the Merger Agreement. FHS currently owns approximately 98% of the outstanding shares of FOHP Common Stock. Accordingly, if FHS approves the Merger Agreement, the Merger will occur, provided all of the other conditions to the Merger are either satisfied or waived.

NON-TRANSFERABILITY OF PAYMENT RIGHTS

         The Payment Rights to be offered in connection with the Merger will not be registered under federal or state securities laws but will be offered and issued pursuant to exemptions therefrom. In addition, certificates representing Payment Rights will be non-negotiable and the Payment Rights will not be transferable or assignable by the holders thereof, unless such transfer of assignment is expressly authorized in writing by FOHP. Accordingly, there will be no public market for the Payment Rights.

EXCHANGE PROCEDURES


         Within ninety (90 ) days after the Effective Time, the Surviving Corporation or an exchange agent (the "Exchange Agent") engaged by the Surviving Corporation will mail to each holder of record of shares of FOHP Common Stock immediately prior to the Effective Time, other than FHS and holders of dissenting shares, a form of letter of transmittal (the "Letter of Transmittal") and instructions for use in surrendering the stock certificates representing their shares of FOHP Common Stock and receiving either the Appraisal Consideration or Alternate Consideration in the form of Payment Rights in exchange therefor. The Letter of Transmittal will set forth the per share Appraisal Consideration as of December 31, 1998, as determined pursuant to the Amended Securities Purchase Agreement and explained herein under the caption "The Merger - Consideration to be Received in the Merger." A Provider Shareholder who has not dissented from the Merger will be asked in the Letter of Transmittal to select either the Appraisal Consideration or Alternate Consideration in the form of Payment Rights in exchange for his, her or its shares of FOHP Common Stock. Upon the surrender of each stock certificate formerly representing shares of FOHP Common Stock, together with a properly completed Letter of Transmittal revealing the choice of consideration, the Surviving Corporation or Exchange Agent shall deliver to the holder of such certificate the form of Merger consideration selected by such holder in exchange therefor.

         If any certificate representing shares of FOHP Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Exchange Agent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or Exchange Agent may direct as indemnity against any claim that may be made against the Surviving Corporation or Exchange Agent with respect to such certificate, the Surviving Corporation or Exchange Agent will issue or pay in exchange for such lost, stolen or destroyed certificate the Merger consideration deliverable in respect therefor.

ACCOUNTING TREATMENT OF THE MERGER

         Effective December 1, 1997, FOHP became a consolidated subsidiary of FHS. The purchase of the shares of FOHP Common Stock not currently held by FHS, which represent approximately 2% of the outstanding shares of FOHP Common Stock, will be accounted for by FHS as a purchase in accordance with Accounting Principles Board Opinion 16.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion addresses and summarizes the material federal income tax consequences of the Provider Shareholders with respect to the Merger.

(I)       APPRAISAL CONSIDERATION

         If a Provider Shareholder elects to receive the Appraisal Consideration in exchange for his, her or its shares of FOHP Common Stock, the Provider Shareholder will be entitled to receive from FOHP a cash payment in an amount equal to the product of (i) the appraised value of a share of FOHP Common Stock multiplied by (ii) the number of shares of FOHP Common Stock held by the Provider Shareholder. For a comprehensive description of the Appraisal Consideration, including the appraisal procedures to be followed in determining the value of a share of FOHP Common Stock, see "The Merger - Consideration to be Offered to FOHP Shareholders in the Merger." Each Provider Shareholder who elects to receive the Appraisal Consideration will recognize, in the Provider Shareholder's fiscal year in which the Merger is consummated, either gain or loss in an amount which is equal to the difference between (x) the aggregate amount of the Appraisal Consideration received by the Provider Shareholder less (y) the Provider Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. It is anticipated that the Appraisal Consideration will be significantly less than $15.00, which is the amount originally paid to FOHP for one share of FOHP Common Stock by the Provider Shareholders. Accordingly, it is anticipated that any Provider Shareholder electing to receive the Appraisal Consideration would recognize a loss.

(II)      ALTERNATE CONSIDERATION

         If a Provider Shareholder elects to receive the Alternate Consideration in exchange for his, her or its shares of FOHP Common Stock, the Provider Shareholder shall be entitled to receive from FOHP one Payment Right for each share of FOHP Common Stock held by the Provider Shareholder. Each Payment Right becomes due and payable on or about July 1, 2001, and entitles a Hospital Shareholder to receive from FOHP a cash payment in the amount of $15.00, and a Non-Hospital Shareholder to receive from FOHP a cash payment in the amount of $15.00 plus the amount of the Bonus Payment, if any. The amount due under a Payment Right received by a Hospital Shareholder will be reduced to $10.00, $5.00 or zero if certain conditions set forth within the Payment Rights and described herein are not met and satisfied. The amount due under a Payment Right received by a Non-Hospital Shareholder will be reduced to zero if certain other conditions set forth within the Payment Rights and described herein are not met and satisfied. For a comprehensive description of the elements of the Alternate Consideration and the conditions for the payment thereof, see "Description of Payment Rights."

         The amount of gain or loss to be realized by a Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for the Alternate Consideration shall be equal to the difference between (i) the aggregate amount received under such shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights which is allocated as imputed interest income, less (ii) the Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. The amount of gain or loss realized by a Non-Hospital Shareholder on the exchange of such shareholder's shares of FOHP Common Stock for the Alternate Consideration shall be equal to the difference between (i) an amount which is the sum of (a) the aggregate amount received under the shareholder's Payment Rights less the aggregate amount of the consideration received under the Payment Rights allocated as imputed interest income and (b) the amount of the Bonus Payment received, less (ii) the Non-Hospital Shareholder's aggregate adjusted basis in the shares of FOHP Common Stock exchanged. As the conditions to the payment of the Alternate Consideration, including the Bonus Payment, are material and the failure to satisfy the applicable conditions may result in the forfeiture of part or all of the entire amount of the Alternate Consideration to be paid to a Provider Shareholder, and as the amount of the Bonus Payment which may be paid to a Non-Hospital Shareholder is not capable of being determined before July 1, 2001, each Provider Shareholder who elects to receive the Alternate Consideration shall not be required to recognize the amount of the gain or loss realized with respect to the Alternate Consideration, until the fiscal year in which the Alternate Consideration is paid to the Provider Shareholder, unless such shareholder elects otherwise.

         If the Provider Shareholder holds his, her or its shares of FOHP Common Stock as a capital asset, any gain or loss recognized with respect to the exchange of shares of FOHP Common Stock for either the Appraisal Consideration or the Alternate Consideration is capital in nature and, if the Provider Shareholder has complied with the requisite holding period provided for in the Code, such capital gain or loss shall be long-term and will be taxed at the applicable capital gains tax rate as provided for in the Code. Any part of the amount of the consideration received by a Provider Shareholder pursuant to the Payment Rights which is deemed to be imputed interest income shall be treated as ordinary income and taxed in the year in which the Alternate Consideration is paid at the Provider Shareholder's applicable ordinary tax rates as provided for in the Code.

         THE DISCUSSION SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES OF THE MERGER, NOR DOES IT ATTEMPT TO DESCRIBE ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE IMPORTANT TO A PROVIDER SHAREHOLDER IN LIGHT OF SUCH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING, WITHOUT LIMITATION, IF THE PROVIDER SHAREHOLDER IS A TAX EXEMPT ENTITY. EACH PROVIDER SHAREHOLDER'S SEPARATE CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH PROVIDER SHAREHOLDER IS ADVISED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO AMENDMENT OR CHANGE. THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE ("IRS") WILL NOT TAKE A CONTRARY POSITION WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER, AND NO RULINGS OF THE IRS WILL BE SOUGHT OR OBTAINED IN CONNECTION WITH THE MERGER. THERE CAN BE NO ASSURANCE THAT, IN THE EVENT OF AN AUDIT, THE IRS WOULD NOT CHALLENGE THE TAX TREATMENT OF THE TRANSACTIONS DESCRIBED HEREIN OR THAT, IN THE EVENT OF SUCH A CHALLENGE, THE POSITIONS SET FORTH HEREIN WOULD BE SUSTAINED.

INQUIRES REGARDING THE MERGER

         In order to answer any questions you may have with respect to the Merger, the information contained in this Proxy Statement or the completion and return of the proxy card delivered herewith, a special shareholder hotline has been established which will provide you direct access to members of FOHP's management during the hours of 8:00 a.m. to 10:00 a.m. and 5:00 p.m. to 7:00 p.m., Monday through Friday, commencing January ___, 1999 and ending January ___, 1999. Please call _____________________.

                               DISSENTERS' RIGHTS

INTRODUCTION


         Sections 14A:11-1 through 11-11 of the NJBCA permit shareholders to dissent from certain corporate actions, including any sale, lease, exchange or other disposition of all or substantially all of the corporation's assets, which is outside the regular or usual course of business. Under certain circumstances, dissenting shareholders may receive payment in cash for the fair value of their shares. If the parties cannot agree on fair value, it will be determined by a judicial proceeding. The following summary of dissenters' rights is not a complete statement of the provisions of the NJBCA and is qualified in its entirety by reference to the NJBCA and the text of sections 14A:11-1 through 11-11. A copy of sections 14A:11-1 through 11-11 of the NJBCA is attached hereto as Appendix H.

NOTICE OF DISSENT


         If you wish to exercise your dissenters' rights in connection with the Merger, you must file a notice with FOHP of your dissent, stating that you intend to demand payment for your shares if the proposed Merger is consummated. The notice must be filed with FOHP before the vote is taken on the proposed Merger at the Special Meeting. Filed means that the notice must have been received by FOHP prior to the shareholders' vote on the Merger. The Special Meeting is scheduled to be held at 3501 State Highway 66, Neptune, New Jersey on January __, 1999. IF YOU FAIL TO FILE YOUR NOTICE OF DISSENT BEFORE THAT TIME YOU WILL LOSE THE RIGHT TO DISSENT.

         A notice of dissent must be sent to FOHP at the following address:

                           FOHP, Inc.
                           3501 State Highway 66
                           Neptune, New Jersey  07753
                           Attention: Donald Parisi, Vice President
                                      General Counsel and Secretary

         The notice must include your name, and the number of shares of FOHP Common Stock you own. If you vote in favor of the Merger, or otherwise consent to it, even if you have already filed a notice of dissent, you will not be entitled to exercise dissenters' rights.

DEMAND FOR PAYMENT OF FAIR VALUE

         If the Merger is approved and consummated, FOHP must notify each shareholder who dissents from the Merger within ten (10) days after the consummation of the Merger. The notification must be given by certified mail. If you wish to preserve your dissenters' rights, you must then send a written notice to FOHP within twenty (20) days after the mailing of the notice from FOHP, demanding payment of the fair value of your shares of FOHP Common Stock. After you have made the demand, you shall have no rights in FOHP other than the right to receive the fair value of your shares of FOHP Common Stock. You cannot therefore receive either the Appraisal Consideration or Alternate Consideration. Please note that you may not dissent as to less than all of the shares of FOHP Common Stock beneficially owned by you with respect to which you have the right to dissent.

SUBMISSION OF SHARE CERTIFICATES

         In addition, at the time of filing the demand for payment, or within twenty (20) days thereafter, you must submit the certificate or certificates representing your shares of FOHP Common Stock. FOHP shall then conspicuously note on the certificates that a demand for payment has been made. The certificates shall then be returned to you.

SUBMISSION OF FINANCIAL INFORMATION OF FAIR VALUE OFFER

         Not later than ten (10) days after the expiration of the period within which you may make a written demand to be paid the fair value of your shares of FOHP Common Stock, FOHP must mail to you and each of the other dissenters to the Merger, if any, the most recent financial statements of FOHP and may offer to pay each dissenter a specified price per share. If FOHP and any dissenter agree upon the fair value of the shares within thirty (30) days after the expiration of the ten (10) day period previously specified in this paragraph, FOHP shall pay the agreed upon amount to that dissenter upon surrender to FOHP of the certificate or certificates representing the shares of FOHP Common Stock.

DEMAND FOR JUDICIAL PROCEEDING TO DETERMINE FAIR VALUE

         If FOHP and any dissenter fail to agree upon a fair value within a specified thirty (30) day period, that dissenter shall have an additional thirty
(30) days in which to demand that FOHP commence an action in the New Jersey Superior Court for the determination of the fair value of the shares. FOHP shall have thirty (30) days after receipt of the demand in which to institute the action. If FOHP fails or refuses to institute the action within thirty (30) days, the dissenter may commence the action in the name of FOHP, but not less than thirty (30) days after the expiration of the time within which FOHP was required to commence the action.

LOSS OF DISSENTERS' RIGHTS

         PLEASE NOTE THAT IF YOU FAIL TO TAKE EACH OF THE STEPS DESCRIBED ABOVE WITHIN THE TIME LIMITS SPECIFIED YOU WILL LOSE YOUR RIGHT TO DISSENT AND TO RECEIVE THE FAIR VALUE OF YOUR SHARES OF FOHP COMMON STOCK. YOU MAY ALSO LOSE YOUR RIGHT TO DISSENT AND TO RECEIVE THE FAIR VALUE OF YOUR SHARES UNDER SECTION 14A:11-4 OF THE NJBCA. You may withdraw your election to dissent at any time if FOHP consents in writing. If you lose or abandon your right to dissent you will nevertheless be entitled to receive the same consideration offered to the Provider Shareholders who did not dissent from the Merger. NO FURTHER NOTICE WILL BE PROVIDED BY FOHP TO ITS SHAREHOLDERS WITH RESPECT TO THE RIGHT TO DISSENT. FAILURE TO COMPLY WITH ANY OF THE PROVISIONS OF SECTIONS 14A:11-1 THROUGH 11-11 OF THE NJBCA MAY RESULT IN THE LOSS OF YOUR DISSENTERS' RIGHTS.

                               RECENT DEVELOPMENTS

FOHP

         On July 13, 1998, the Audit and Finance Committees (the "Committees") of FOHP approved the appointment of Deloitte & Touche LLP ("Deloitte" ) as FOHP's independent accountants for the year ending December 31, 1998. Deloitte replaces Ernst & Young as FOHP's independent accountants. Ernst & Young was replaced as FOHP's independent accountants as of July 13, 1998. The change of independent accountants was made in connection with the acquisition by FHS of approximately 98% of the outstanding equity of FOHP. FHS currently engages Deloitte as its independent accountants. The Committees and FHS determined that only one independent accounting firm should be engaged by FHS and its subsidiaries so that there is a consistent and efficient review of the individual and consolidated financial statements of FHS and its subsidiaries, including FOHP. See also FOHP's Current Report on Form 8-K dated July 13, 1998, as amended, which is incorporated herein by reference.

FHS

         On August 7, 1998, Jay M. Gellert was appointed the Chief Executive Officer of FHS, succeeding Malik M. Hasan, MD, who retired. Dr. Hasan will continue as Non-Executive Chairman of the Board of Directors of FHS and has indicated that he will resign as Chairman and from the Board of Directors of FHS sometime between January 1, 1999 and FHS' next annual meeting of shareholders expected to be held in May 1999. For the remainder of 1998, Dr. Hasan's duties will include presiding at meetings of the FHS Board of Directors, managing other board matters and providing counsel and support to Mr. Gellert.

         Mr. Gellert, formerly President and Chief Operating Officer of FHS, is now the President and Chief Executive Officer of FHS. As President and Chief Executive Officer, Mr. Gellert will be directly responsible for FHS' strategic direction with all FHS senior line and staff management reporting directly to him.

HMO SUBSIDIARY MERGER

         FOHP-NJ, a wholly-owned subsidiary of FOHP which operates as an HMO in the State of New Jersey, and PHS-NJ, a wholly-owned subsidiary of PHS which operates as an HMO in the State of New Jersey, have entered into an Agreement and Plan of Merger dated as of October 26, 1998, pursuant to which PHS-NJ will merge with and into FOHP-NJ. The HMO Subsidiary Merger is expected to be effective as of January 1, 1999. At the effective time of the HMO Subsidiary Merger, FOHP-NJ will change its name to Physicians Health Services of New Jersey, Inc. The purpose of the HMO Subsidiary Merger is to consolidate the FHS controlled HMO operations in the State of New Jersey into primarily one corporation.

         Upon consummation of the Merger, FOHP will become a wholly-owned subsidiary of PHS. FOHP-NJ, as the surviving corporation in the HMO Subsidiary Merger, will remain as a wholly-owned subsidiary of FOHP.

                       MANAGEMENT OF SURVIVING CORPORATION

         The name, age and position of each person who will serve as an executive officer of the Surviving Corporation are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:

             Name                     Age                         Position
             ----                     ---                         --------
Thomas W. Wilfong                     43         President and Chief Executive Officer
Dr. Joseph Singer                     41         Vice President and Chief Medical Officer
Donald Parisi                         42         Vice President, Secretary and General Counsel
Marc M. Stein                         46         Chief Financial Officer

         Mr. Thomas W. Wilfong has served as President and Chief Executive Officer of FOHP since April 1, 1998 and as President of FHS' New Jersey operations since February 1998. Mr. Wilfong served as Executive Director of PHS' New Jersey operations from August 1996 to February 1998. From July 1986 to August 1996, Mr. Wilfong served as Vice President of Medical Management of Central New Jersey Medical Group. He has served as a director of FOHP since March 25, 1998.

         Dr. Joseph Singer has served as a Vice President and Chief Medical Officer of FOHP since June 8, 1995. Dr. Singer joined FOHP-NJ on December 1, 1994 and has served as a Vice President, Medical Affairs and Medical Director of FOHP-NJ since February 1995. Prior to joining FOHP-NJ, Dr. Singer was a practicing physician in Moorestown and Medford, New Jersey, with a family practice and specialty in geriatrics.

         Donald Parisi has served as a Vice President, Secretary and General Counsel of FOHP since June 1, 1997 and from June 8, 1995 to December 1996. Mr. Parisi served as acting President and Chief Executive Officer of FOHP from December 1996 to June 8, 1997. Mr. Parisi served as Vice President, Legal Affairs and General Counsel of FOHP-NJ from August 1994 to June 8, 1995. From 1992 to 1994 he was a partner in the law firm of Donington, Karcher, Leroe, Salmond, Ronan & Rainone and from 1988 to 1992 he served as a Deputy Attorney General for the State of New Jersey.

         Marc M. Stein has served as Chief Financial Officer of FOHP since February 18, 1997. Prior to becoming the Chief Financial Officer of FOHP, he served as Treasurer of HIP Insurance Company of New Jersey and Financial Officer of HIP Health Plan of Pennsylvania from February 1995. From November 1992 to February 1995, Mr. Stein served as Senior Vice President of Finance for HIP of Greater New York.

                   BOARD OF DIRECTORS OF SURVIVING CORPORATION


         The name, address, age and principal occupation or employment of each person who will serve as a director on the Board of Directors of the Surviving Corporation is set forth below:

    Name and Address                            Age         Principal Occupation or Employment
    ----------------                            ---         ----------------------------------

  Dr. John F. Bonamo                             47         Obstetrician and Gynecologist
  95 Northfield Avenue
  West Orange, NJ 07052

  Ms. Karen A. Coughlin                          50         President and Chief Executive Officer of FHS
  Physicians Health Services, Inc.                          Northeast Division
  One Far Mill Crossing
  Shelton, CT  06484

  Mr. Bruce G. Coe                               68         President Emeritus of New Jersey Business and
  41 Lambert Lane                                           Industry Association
  Lambertville, NJ 08530

  Mr. Christopher Dadlez                         45         Executive Vice President of Saint Barnabas
  Saint Barnabas Health Care System                         Health Care System
  Old Short Hills Road
  Livingston, NJ 07039

  Dr. Mark L. Engel                              51         Ophthalmologist
  733 North Beers Street
  Holmdel, NJ 07733

  Dr. Thomas J. Feneran                          50         Urologist
  102 East Bay Avenue, Suite C
  Manahawkin, NJ 08050

  Mr. John J. Gantner                            46         Senior Vice President of Finance and Treasurer
  Robert Wood Johnson                                       of the Robert Wood Johnson University Hospital
  University Hospital
  One Robert Wood Johnson Place
  New Brunswick, NJ 08903

    Name and Address                              Age        Principal Occupation or Employment
    ----------------                              ---        ----------------------------------

  Mr. Jay M. Gellert                              44         President and Chief Executive Officer of
  Foundation Health Systems, Inc.                            Foundation Health Systems, Inc.
  21600 Oxnard Street
  Woodland Hills, CA 91367

  Mr. Laurence M. Merlis                          44         Executive Vice President of the Meridian Health
  Meridian Health System                                     System
  Monmouth Shores Corporate Park
  1350 Campus Parkway
  Wall, NJ 07753

  Dr. Om P. Sawhney                               61         Plastic Surgeon
  1550 Park Avenue
  South Plainfield, NJ 07080

  Mr. Thomas W. Wilfong                           43         President and Chief Executive Officer of FOHP,
  FOHP, Inc.                                                 Inc.
  3501 State Highway 66
  Neptune, NJ 07754


         Each person selected to serve on the Board of Directors of the Surviving Corporation currently serves as a director of FOHP.

         There are no family relationships among the persons who will serve as directors and/or executive officers of the Surviving Corporation. None of the persons who will serve as executive officers or directors of the Surviving Corporation are directors of any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

         Dr. John F. Bonamo has been an obstetrician and gynecologist in private practice since 1981. He is Clinical Chief of the Department of OB/GYN of Saint Barnabas Medical Center. Dr. Bonamo serves as Chairman of the Board of MetroWest I.P.A. He has served as a director of FOHP since April 16, 1997.

         Ms. Karen A. Coughlin became President and Chief Executive Officer of FHS' Northeast Division in October 1998. Prior to joining FHS, Ms. Coughlin served as President of one of two operating divisions of Humana, Inc., a leading national health care company. During her 18 year tenure with Humana, Inc., Ms. Coughlin also served as Vice President and General Manager of Humana, Inc. in Chicago, Illinois and as a Vice President of Humana Health Care Plans of Kentucky. In the not-for-profit sector, Ms. Coughlin served as head nurse of the Pediatric Intensive Care Unit of Loma Linda University Center in California, as Assistant Professor of Nursing for Minot State University in North Dakota, and as a staff nurse in the Neonatal

Intensive Care Unit for Cleveland's Fairview General Hospital. She has served as a director of FOHP since November 18, 1998.

         Mr. Bruce G. Coe is currently serving as President Emeritus of the New Jersey Business and Industry Association. From 1982 to 1996 he served as President of the New Jersey Business and Industry Association. Mr. Coe serves on the Boards of Directors of New Jersey Resources Corporation. He also serves on the Boards of Trustees of New Jersey Future and New Jersey Historical Society. He has served as a director of FOHP since April 16, 1997.

         Mr. Christopher M. Dadlez, FACHE, has been Executive Vice President of the Saint Barnabas Health Care System since June 1996. From March 1992 to June 1996, Mr. Dadlez served as the President and Chief Executive Officer of Monmouth Medical Center. From January 1995 to May 1996, Mr. Dadlez served as the President of Mid-Atlantic Health Group. From June 1984 to March 1992, he was Executive Vice President and Chief Operating Officer of Sinai Hospital, Baltimore, Maryland. Mr. Dadlez serves on the Board of Trustees of the New Jersey Hospital Association and Ronald McDonald House. He serves as Chairman of Long Branch Tomorrow and is on the Board of Trustees of the Greater Long Branch Chamber of Commerce. He has served as a director of FOHP since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Dr. Mark L. Engel, an ophthalmologist, has served as President of Ophthalmic Physicians of Monmouth since August 1975. From January 1989 through December 1990 he served as President of the Bayshore Hospital Medical Staff. Dr. Engel is a trustee of Ophthalmic Physicians of Monmouth. He has served as a director of FOHP since June 7, 1995 and as Chairman of the Board of FOHP since April 16, 1997. Dr. Engel also served as a director of FOHP-NJ since January 1994 and as Chairman of the Board of FOHP-NJ since June 1995.

         Dr. Thomas J. Feneran has been a physician in the private practice of urology since June 1983. He is associated in Drs. Feneran & Fernicola, P.C. He has served as a director of FOHP since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Mr. John J. Gantner has served as Treasurer of the Robert Wood Johnson University Hospital since May 1995. In 1993, he joined Robert Wood Johnson University as Senior Vice President of Finance. From October 1988 to December 1992, Mr. Gantner was a partner in the New York/New Jersey office of Ernst & Young. Mr. Gantner is a Certified Public Accountant and a Certified Managerial Accountant. He has served as a director of FOHP since April 16, 1997.

         Mr. Jay M. Gellert became President and Chief Operating Officer of FHS on May 7, 1997, and assumed the position of Chief Executive Officer of FHS on August 7, 1998. From April 1, 1997 until May 7, 1997, Mr. Gellert served as President and Chief Operating Officer of FHS. Mr. Gellert served as a director and President and Chief Operating Officer of Health Systems International, Inc., a predecessor of FHS, from June 1996 until April 1, 1997. Prior to joining FHS, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners, Inc. Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as

President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988 Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System. He has served as a director of FOHP since March 25, 1998.

         Mr. Laurence M. Merlis has served as an Executive Vice President of the Meridian Health System since January 1, 1997. Prior thereto, Mr. Merlis served as President and Chief Executive Officer of Riverview Medical Center for the period May 1993 to January 1997. From January 1986 through May 1993 he served as President of East Orange General Hospital. Mr. Merlis serves on the Board of Directors of Monmouth-Ocean Hospital Corporation. He also is Vice Chairman and a member of the Board of Trustees of the New Jersey Hospital Association. He has served as a director of FOHP since April 16, 1997 and as a director of FOHP-NJ since January 1994.

         Dr. Om P. Sawhney has been a practicing physician in Plastic Surgery & Rehabilitation Medicine Associates since January 1974. Dr. Sawhney is a consultant to the Audit Committee of the Medical Inter Insurance Exchange and the Board of Managers of Associates in Medical Service at Muhlenberg, L. L. C. He is on the Board of Directors of the Muhlenberg Foundation and the Central Jersey I.P.A. Dr. Sawhney is also President of Associates in Medicine and Surgery, P.A. He has served as a director of FOHP since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Mr. Thomas W. Wilfong.  See "Management of Surviving Corporation."

                               RELATED AGREEMENTS


         In connection with FHS' purchase of the Initial Debenture pursuant to the Amended Securities Purchase Agreement, FOHP and FHS entered into the Management Agreements. Each of the Management Agreements provides that FHS will employ the business executives in charge of FOHP and each of its subsidiaries, and each executive in charge of a principal business division, unit or function (including, but not limited to finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations) (collectively, the "Executives"). Each of the Executives report to FHS' senior management. All the Executives shall be appointed by the FOHP Board to the offices requested by FHS: provided, however, that the FOHP Board may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided further, that the FOHP Board may, after due consultation with FHS based on a reasonable determination of intentional and material unethical behavior or insubordination or willful misconduct or gross negligence, remove any such Executive. Currently, Mr. Thomas W. Wilfong, President and Chief Executive Officer of FOHP, Dr. Singer, Vice President and Chief Medical Officer of FOHP, Mr. Donald Parisi, Vice President, General Counsel and Secretary of FOHP; and Mr. Marc M. Stein, Chief Financial Officer of FOHP, are employed by FHS.

         Each of the Management Agreements provides that FOHP will employ an internal auditor who will report directly to the FOHP Board.

         Each of the Management Agreements has an initial term of five years, subject to automatic one year renewal terms unless either party provides written notice of non-renewal to the other party at least two years prior to the then current term of the agreement. A party may terminate either of the Management Agreements if (i) the other party is in material breach of the agreement (subject to certain rights to cure any such breach); (ii) the other party (a) becomes insolvent, (b) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as defined in the Management Agreements) or (c) becomes a party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event the proceeding is voluntary, the petition instituting the voluntary proceeding is dismissed within 45 days of the date it was filed).

         Under the Administrative Management Agreement, FHS is entitled to receive a monthly management fee (the "Management Fee"). Originally, the Management Fee equaled the sum of (i) 2% of the total revenue of the health plans offered by FOHP (the "FOHP Health Plans") for a month plus (ii) reimbursement for (a) direct expenses incurred by third parties and (b) salaries and benefits of the Executives. Subsequent to the execution of the Administrative Management Agreement and conversion of the Initial Debenture, FOHP and FHS agreed that the Management Fee to be charged FOHP by FHS under the Administrative Management Agreement should be based on allocated corporate charges and not on the formula originally provided in the Administrative Management Agreement.

         In connection with the sale of the Initial Debenture, FOHP paid FHS a phase-in period management fee of $1,701,120.38, which was based on certain administrative services provided by FHS to FOHP from January 1, 1997 to April 30, 1997.

         At the end of each month during the term of the Administrative Management Agreement, FHS shall provide FOHP with statements setting forth the Management Fee for such month. The Management Fee for any month shall become payable within ten days after receipt by FOHP from FHS of the statements for such month.

         In the event that FHS establishes a regional or centralized multi-entry system relating to functions ordinarily and customarily handled at the plan level and not described in the MIS Management Agreement (such as plan level accounting and membership services), FHS shall have the right to transfer such functions performed by the FOHP Health Plans to such regional system, in which case FOHP shall be obligated to pay to FHS the share of such regional systems costs incurred by FHS with respect to such function which is allocable to the FOHP Health Plans; provided, however, the regionalization or centralization of functions by FHS must result, in the aggregate, in cost savings to the FOHP Health Plans and any data processing functions performed under such regionalization or centralization shall not cost more than what was contemplated under FOHP's then-existing Management Information Services Agreement (the "HSII Agreement") with Health Systems Integration, Inc. ("HSII").

         In the event any of the Management Fees due and payable to FHS under the Administrative Management Agreement are not paid, such Management Fees may, at FHS' option, be added to the principal amount of the Convertible Debentures issued by FOHP to FHS except that Management Fees due and payable during calendar year 1998 may only be added to such principal amount to the extent permitted by the Convertible Debentures. Any due and payable but unpaid Management Fees not added to the principal amount of the Convertible Debentures issued by FOHP to FHS shall bear interest at the rate of the Initial Debenture until paid in their entirety or added to the principal amount of the Convertible Debentures.

         As compensation under the MIS Management Agreement, FOHP will (i) pay FHS fees and charges to be specified by FHS upon the effectiveness of the agreement, which fees and charges shall be no greater than the compensation paid to HSII pursuant to the HSII Agreement and (ii) reimburse FHS for such costs and expenses as to which HSII was entitled to reimbursement under the HSII Agreement and documents related thereto.

         FHS is required to provide and perform the following services under the Administrative Management Agreement, subject to the direction of the FOHP Health Plans and consistent with the manner in which FHS provides such services to its other subsidiaries, without disadvantage to FOHP or the FOHP Health Plans: (i) manage the diagnosis and assessment of the information/operating systems of the FOHP Health Plans and provide support for all necessary conversions, supplements and enhancements to such systems; (ii) manage the FOHP Health Plans in their provider contracting efforts and provider relations matters, including the establishment of appropriate provider reimbursement structures; (iii) provide human resources and employee benefit corporate management services to the FOHP Health Plans in recruiting employees and in implementing personnel policies and procedures and employee benefit programs; (iv) provide consultation and assistance to the FOHP Health Plans in connection with governmental relations and legislative activities (including regulatory compliance matters) affecting the FOHP Health Plans; (v) provide consultation and assistance to the FOHP Health Plans in conducting analyses of the marketplace in which they operate and in developing an appropriate strategic plan; (vi) provide consultation and assistance to the FOHP Health Plans in connection with the development and dissemination of enrollment and disclosure materials for enrollees thereof, employers and other groups contracting with any of the FOHP Health Plans and other third parties; (vii) provide administrative support to the FOHP Health Plans in the formulation, review and implementation of the utilization review and quality assurance programs thereof; (viii) provide consultation and assistance to the FOHP Health Plans in connection with protecting the confidentiality of the records thereof and ensuring compliance with all applicable federal, state and local laws and regulations relating to the records thereof; (ix) consult with and assist the FOHP Health Plans in support of the medical management policies and procedures thereof, in preparing and negotiating contracts with participating providers, subscriber groups, vendors and other third parties; (x) provide consultation and assistance to the FOHP Health Plans in the preparation of the annual budget thereof, which will set forth their major operating objectives, anticipated revenues, expenses, cash flow and capital expenditures; (xi) provide oversight management to the FOHP Health Plans in recording and analyzing the financial conditions thereof, including financial review and analysis of health care costs incurred thereby and assist in the preparation of appropriate federal, state and local tax returns and provide the FOHP Health Plans with advice as to appropriate tax accruals; (xii) provide consultation and assistance to the FOHP Health Plans in the establishment, review and modification of collection policies and programs designed to minimize the number and amount of outstanding accounts receivable thereof; (xiii) provide consultation and assistance in implementing the FOHP Health Plans' premium structures, which premium structures shall take into account the financial obligations of the FOHP Health Plans, the importance of providing quality health care at a reasonable cost, and the competition of the FOHP Health Plans in the service areas; (xiv) give advice to the FOHP Health Plans concerning various business insurance programs, including but not limited to, professional liability insurance, directors and officers liability insurance, reinsurance and workers' compensation insurance; (xv) provide consultation and assistance to the FOHP Health Plans in connection with the sales and marketing efforts of the FOHP Health Plans, including assistance with regard to the selection of advertising agencies, the conduct of surveys respecting the satisfaction of subscriber groups and enrollees of the FOHP Health Plans and the FOHP Health Plans' sales programs and techniques; (xvi) provide to the FOHP Health Plans actuarial and data analysis services, and assistance in the development of underwriting standards; (xvii) assist the Boards of Directors of the Company and its subsidiaries in reviewing the short, medium and long range objectives of the FOHP Health Plans and in formulating recommendations with respect thereto; and (xviii) provide such other services, not specifically mentioned herein, that are mutually agreed upon between the parties.

         FHS shall provide and perform the following services under the MIS Management Agreement: (i) provide all claims processing, record keeping and data processing services to the FOHP Health Plans that had been provided by HSII pursuant to the HSII Agreement; and (ii) provide such other related services as are mutually agreed upon between the parties.

         Under each of the Management Agreements, FHS will defend, indemnify and hold the FOHP Health Plans and, among others, their respective officers, directors, shareholders, employees and agents, from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense ("Management Agreement Damages"), resulting from FHS' gross negligence or willful misconduct. In addition, FOHP has agreed to defend, indemnify and hold FHS and, among others, its officers, directors, shareholders, employees and agents, from and against any and all Management Agreement Damages resulting from FHS' execution of the Management Agreements or performance of services thereunder, provided that no such indemnification shall be provided to the extent that such Management Agreement Damages result from FHS' gross negligence or willful misconduct.

                          DESCRIPTION OF PAYMENT RIGHTS

         In connection with the Merger, the Provider Shareholders will be offered Payment Rights for their shares of FOHP Common Stock, as an alternative to the Appraisal Consideration. Each Payment Right will entitle the holder thereof to a cash payment of not less than $15.00 on or about July 1, 2001 if certain conditions are either satisfied or waived. Certain of the conditions to be satisfied prior to any payment being made under a Payment Right are different for Hospital Shareholders and Non-Hospital Shareholders. Set forth below is a description of the Payment Rights issuable to Hospital Shareholders and a description of the Payment Rights issuable to Non-Hospital Shareholders:

(I)      PAYMENT RIGHTS - HOSPITAL SHAREHOLDERS

         (a) Payment - Each Payment Right issued to a Hospital Shareholder will entitle the Hospital Shareholder to a cash payment of $15.00 on July 1, 2001 from FOHP, provided that the Hospital Shareholder Conditions described in subpart (b) below have been met by the Hospital Shareholder and the Continuing Hospital Provider Condition described in subpart (c) below shall have been satisfied.

         (b) Hospital Shareholder Conditions - In order to receive the full $15.00 payment under a Payment Right, a Hospital Shareholder would have to meet the following conditions (the "Hospital Shareholder Conditions"):

                  (i) Hospital Participation and Reimbursement Condition - The Hospital Shareholder must continue to participate in FOHP-NJ's provider network until July 1, 2001, and agree in writing to continue to participate in FOHP-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Hospital Shareholder and FOHP-NJ, as revised, where necessary, to (A) provide that reimbursement rates for the Hospital Shareholder shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of (1) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (2) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Hospital Shareholder, not including FOHP-NJ, and (B) extend such provider agreement to apply to all FHS affiliated entities (the "Hospital Participation and Reimbursement Condition").

                  (ii) Hospital Enrollment and Premium Payment Condition - The Hospital Shareholder must continue to comply with the enrollment obligations applicable to the Hospital Shareholder currently contained in the Certificate of Incorporation of FOHP, which provide that: (A) if the only health benefits plan of the Hospital Shareholder at FOHP-NJ's inception was self-insured, the Hospital Shareholder shall offer a FOHP-NJ health plan to its employees as its exclusive plan; (B) if the Hospital Shareholder offered one or more health plans, including any self-insured plan, at FOHP-NJ's inception, the Hospital Shareholder must offer a FOHP-NJ health plan to its employees and have at least 75% of its employees enrolled in FOHP-NJ health plans; and (C) if the Hospital Shareholder is subject to a collective bargaining agreement, the Hospital Shareholder is required to (1) use its best efforts to offer a FOHP-NJ health plan to its non-union employees on a non-exclusive basis, (2) use its best efforts to qualify a FOHP-NJ health plan as the union designated plan, and (3) pay reasonable deductibles or other costs to qualify a FOHP-NJ health plan as the union designated plan; provided, however, that those Hospital Shareholders which have entered into letter agreements with FOHP that modify the enrollment obligations applicable to the Hospital Shareholder set forth in FOHP's Certificate of Incorporation, would continue to be subject to those agreements until December 31, 1999, as amended to provide that the Hospital Shareholder shall continue to offer a pharmacy rider through FOHP-NJ, to the same extent and under the same terms and conditions as it has offered such rider prior to March 1, 1998, with the exception that the pharmacy rider shall reimburse the participating pharmacist for the cost of generic drugs only, whenever a generic substitution is available, regardless of whether the prescribing physician prescribes "Dispense as Written." Pursuant to the Payment Rights issued to Hospital Shareholders, the aforementioned enrollment obligations, whether in FOHP's Certificate of Incorporation or in a letter agreement, would continue until December 31, 1999, and thereafter if the Hospital Shareholder proposes to offer to its employees any health benefits plan, such Hospital Shareholder shall provide prior notice to FOHP-NJ of the material terms of any Bona Fide Offer (as defined below) offered by such other health benefit plan. In the event FOHP-NJ offers to provide a health plan containing terms at least as favorable in all material respects to the employees of the Hospital Shareholder as those contained in the Bona Fide Offer, such Hospital Shareholder shall offer FOHP-NJ's health plan to its employees on the same basis as it would have been obligated under the enrollment obligations if such enrollment obligations had not expired.

                           The Hospital Shareholder must also make timely payments of premium to FOHP-NJ and shall be current in such payments as of July 1, 2001.

                           A "Bona Fide Offer" is an offer of a health benefits plan which is prepared with the objective of covering the offerer's (A) health care costs and administrative expenses in the case of risk products, and (B) costs of performing administrative services and any risk assumed (e.g. reinsurance) in the case of self-funded products. An offer by any health benefits plan below the offerer's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

                           The conditions set forth in this subpart (ii) shall be collectively referred to as the "Hospital Enrollment and Premium Payment Condition."

                  (iii) Reduction in Amount Payable Under Payment Rights - Failure by a Hospital Shareholder to comply with the Hospital Participation and Reimbursement Condition in subpart (i) above will result in a reduction of the amount of the Payment Rights held by the Hospital Shareholder by $10 per Payment Right. Failure by a Hospital Shareholder to comply with the Hospital Enrollment and Premium Payment Condition in subpart
                           (ii) above will result in a reduction of the amount of the Payment Rights held by the Hospital Shareholder by $5.00 per Payment Right. For example, if the Continuing Hospital Provider Condition discussed in subpart (c) below is satisfied and a Hospital Shareholder complies with the Hospital Participation and Reimbursement Condition in subpart
                           (i) above, but fails to comply with the Hospital Enrollment and Premium Payment Condition in subpart
                           (ii) above, such Hospital Shareholder will receive $10.00 for each Payment Right held by it on July 1, 2001.

         (c) Continuing Hospital Provider Condition - In order for any Hospital Shareholder or Non-Hospital Shareholder to receive any payment under a Payment Right, no more than (i) five (5) Large Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, (ii) seven (7) Small Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have failed to comply with the Hospital Participation and Reimbursement Condition, provided, however, that in calculating the number of non-complying Hospital Shareholders for purposes of subparts
                  (i), (ii) and (iii), a Large Hospital Shareholder or Small Hospital Shareholder which fails to comply with the Hospital Participation and Reimbursement Condition as a result of a breach by FOHP-NJ of its provider agreement with the Hospital Shareholder, shall not be counted as having failed to comply with the Hospital Participation and Reimbursement Condition (the "Continuing Hospital Provider Condition").

                  A "Large Hospital Shareholder" shall mean a Hospital Shareholder which currently is a provider in the FOHP provider network and originally purchased 33,315 shares of FOHP Common Stock.

         Set forth below is a list of the Large Hospital Shareholders:

    INSTITUTION                                               LOCATION                   COUNTY
    -----------                                               --------                   ------
    Christ Hospital                                           Jersey City                Hudson

    Clara Maass Medical Center                                Belleville                 Essex

    Community Medical Center                                  Toms River                 Ocean

    Elizabeth General Medical Center                          Elizabeth                  Union

    Englewood Hospital and Medical Center                     Englewood                  Bergen

    Holy Name Hospital                                        Teaneck                    Bergen

    JFK Medical Center                                        Edison                     Middlesex

    Kimball Medical Center                                    Lakewood                   Ocean

    Memorial Hospital of Burlington County                    Mt. Holly                  Burlington

    Monmouth Medical Center                                   Long Branch                Monmouth

    Morristown Memorial Hospital                              Morristown                 Morris

    Muhlenberg Regional Medical Center                        Plainfield                 Union

    Newark Beth Israel Medical Center                         Newark                     Essex

    Pascack Valley Hospital                                   Westwood                   Bergen

    Riverview Medical Center                                  Red Bank                   Monmouth

    Robert Wood Johnson University Hospital                   New Brunswick              Middlesex

    Saint Barnabas Medical Center                             Livingston                 Essex

    Somerset Medical Center                                   Somerville                 Somerset

    Southern Ocean County Hospital                            Manahawkin                 Ocean

    St. Francis Medical Center                                Trenton                    Mercer

    St. Joseph's Hospital and Medical Center                  Paterson                   Passaic

    St. Peter's Medical Center                                New Brunswick              Middlesex

    The Valley Hospital                                       Ridgewood                  Bergen

         A "Small Hospital Shareholder" shall mean a Hospital Shareholder which currently is a provider in the FOHP provider network and originally purchased 13,334 shares of FOHP Common Stock

         Set forth below is a list of the Small Hospital Shareholders:

    INSTITUTION                                               LOCATION                   COUNTY
    -----------                                               --------                   ------
    Barnert Hospital                                          Paterson                   Passaic

    Bayshore Community Hospital                               Holmdel                    Monmouth

    Beth Israel - Passaic                                     Passaic                    Passaic

    Burdette Tomlin Memorial Hospital                         Cape May Courthouse        Cape May

    CentraState Medical Center                                Freehold                   Monmouth

    Chilton Memorial Hospital                                 Pompton Plains             Morris

    Hackettstown Hospital                                     Hackettstown               Warren

    Hunterdon Medical Center                                  Flemington                 Hunterdon

    Irvington General Hospital                                Irvington                  Essex

    William B. Kessler Memorial Hospital                      Hammonton                  Atlantic

    Mercer Medical Center                                     Trenton                    Mercer

    Newton Memorial Hospital                                  Newton                     Sussex

    Our Lady of Lourdes                                       Camden                     Camden

    South Jersey Hospital System                              Bridgeton, Millville and   Cumberland and Salem
                                                              Elmer

    The Medical Center at Princeton                           Princeton                  Mercer

    Underwood Memorial Hospital                               Woodbury                   Gloucester

    Union Hospital                                            Union                      Union

    West Hudson Hospital                                      Kearny                     Hudson


         (d) Waiver of Conditions by FOHP - FOHP, at its sole discretion, may waive any of the conditions to payment set forth in the Payment Rights held by any Hospital Shareholder. Any waiver by FOHP of a condition to payment set forth in the Payment Rights held by one Hospital Shareholder shall have no effect on whether FOHP elects to waive or not to waive any conditions to payment set forth in the Payment Rights held by another Hospital Shareholder.

         (e) Payment Procedure - Any consideration paid by FOHP under the Payment Rights to the Hospital Shareholders shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or shortly after July 1, 2001.

         (f) Contribution Agreement between FOHP and FHS - Pursuant to the Contribution Agreement, FHS will irrevocably commit to contribute to FOHP the cash necessary for FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the Merger. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only. The Contribution Agreement provides that each holder of Payment Rights is a third party beneficiary to such agreement for the sole purpose of compelling FHS, if necessary, to make the cash contributions to FOHP contemplated by the Contribution Agreement.

         (g) Change of Control - In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the holders of Payment Rights shall be entitled to full payment thereunder; provided, that such holders shall agree in writing to continue to participate in the FOHP-NJ provider network or that of its successors, for a period ending on the earlier to occur of (i) eighteen (18) months from the date of the transaction, or (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the holders' provider agreements with FOHP-NJ as in effect immediately prior to the transaction.

         (h) Non-Transferability of Payment Rights - The certificate representing a Payment Right will be non-negotiable and no Payment Right will be transferable or assignable by a Hospital Shareholder without the express written consent of FOHP

         (i) No Interest - No interest will be paid on any amount payable under a Payment Right.

         (j) Governing Law - A Payment Right shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

(II)     PAYMENT RIGHTS - NON-HOSPITAL SHAREHOLDERS

         (a) Payment - Each Payment Right issued to a Non-Hospital Shareholder will entitle the Non-Hospital Shareholder to a cash payment of $15 on July 1, 2001 from FOHP, provided that the Non-Hospital Shareholder Condition described in subpart
                  (b) below has been met by the Non-Hospital Shareholder and the Continuing Hospital Shareholder Condition described in part I(c) above shall have been satisfied.

         (b) Non-Hospital Shareholder Condition - In order to receive the full $15 payment under a Payment Right, a Non-Hospital Shareholder would have to meet the following condition (the "Non-Hospital Shareholder Condition"):

                  The Non-Hospital Shareholder must continue to participate FOHP-NJ's provider network until July 1, 2001, and agree in writing to continue to participate in FOHP-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in his, her or its existing provider agreement with FOHP-NJ, as revised to apply to all FHS affiliated entities. Any Non-Hospital Shareholder who has retired, died, ceased practicing in New Jersey, or has been terminated by FOHP-NJ prior to December 31, 2001, shall be deemed to have satisfied this condition.

         (c) Continuing Hospital Provider Condition - The Continuing Hospital Provider Condition discussed in part I (c) above shall have been satisfied.

         (d) Bonus Pool - Any consideration not paid to a Hospital Shareholder or Non-Hospital Shareholder under the Payment Rights issued in connection with the Merger, due to failure of the Hospital Shareholder or Non-Hospital Shareholder to meet the conditions applicable to him, her or it under the Payment Rights, shall be made available to those Non-Hospital Shareholders who complied with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition has been satisfied. In addition, if any Hospital Shareholder or Non-Hospital Shareholder elects to receive the Appraisal Consideration for his, her or its shares of FOHP Common Stock instead of Payment Rights, the difference between $15.00 and the per share amount of the Appraisal Consideration paid to the Non-Hospital Shareholder for his, her or its shares of FOHP Common Stock would be made available to those Non-Hospital Shareholders who comply with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition is satisfied.

                  If the Continuing Hospital Provider Condition is satisfied, each Non-Hospital Shareholder who has satisfied the Non-Hospital Shareholder Condition shall be entitled to the sum of:

                  (i) the product of (A) the number of shares of FOHP Common Stock held by the Non-Hospital Shareholder prior to the Merger multiplied by (B) $2.25, plus

                  (ii) the Non-Hospital Shareholder's Pro-Rata Portion (as defined below) of (A) the aggregate reduction in the $15.00 principal amount payable under each Payment Right issued in connection with the Merger, and (B) the amount equal to the product of (x) $15.00 minus the per share amount of the Appraisal Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from Provider Shareholders who elect to receive the Appraisal Consideration (subpart (i) plus subpart (ii) shall be referred to herein as the "Bonus Payment").

                  Provided, however, that the Bonus Payment shall only be made if FOHP-NJ's operations in New Jersey produce an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million, plus any increase in retained earnings for FOHP-NJ through the period January 1, 1999 through June 30, 2001, excluding any non-recurring extraordinary items, as defined under GAAP (the determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings).

                  The "Pro-Rata Portion" of any given Non-Hospital Shareholder shall equal the product of (A) the quotient of (1) the amount of consideration received by the Non-Hospital Shareholder in the Merger (other than the Bonus Payment) divided by (2) the total consideration payable to all Non-Hospital Shareholders in the Merger (other than the Bonus Payment) multiplied by (B) the aggregate amount of the $15.00 principal amount payable under each Payment Right not paid under the Payment Rights issued in the Merger plus the amount equal to the product of
                  (x) $15.00 minus the per share amount of the Alternate Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from Provider Shareholders in exchange for the Appraisal Consideration.

         (e)      Example of Bonus Payment- If we assume that:

                  o Prior to the Merger, there are 1,000,000 shares of outstanding FOHP Common Stock held by Non-Hospital Shareholders;

                  o After the Merger, (i) Non-Hospital Shareholders who held 900,000 shares of outstanding FOHP Common Stock prior to the Merger, choose to receive Payment Rights and satisfy the Non-Hospital Shareholder Condition,
                           (ii) shareholders who held 50,000 shares of outstanding FOHP Common Stock prior to the Merger, choose to receive Payment Rights, but fail to satisfy the Non-Hospital Shareholder Condition, and, as a result, $750,000 (50,000 shares x $15.00 = $750,000)
                           is forfeited by the affected Non-Hospital
                           Shareholders, and (iii) Non-Hospital Shareholders who held 50,000 shares of outstanding FOHP Common Stock prior to the Merger, elect to receive Appraisal Consideration;

                  o The Appraisal Consideration equals $1.00 per share of FOHP Common Stock and, as a result, $700,000 (50,000 shares x $14.00 = $700,000) is added to the monies to be made available in the Bonus Pool.

                  o $250,000 payable to the Hospital Shareholders is forfeited due to failure by certain Hospital Shareholders to meet either or both of the Hospital Participating and Reimbursement Condition or Hospital Enrollment and Premium Payment Condition.

                  o The Continuing Hospital Provider Condition has been satisfied.

                  o FOHP-NJ's operations in New Jersey provide an annualized return on average common equity for the period of January 1, 1999 through June 30, 2001 of at least 10%.

         Based on the above assumptions, a Non-Hospital Shareholder who held 1,000 shares of FOHP Common Stock prior to the Merger would receive a Bonus Payment of $4,132, as determined below:

                          $2,250 (1,000 shares x $2.25)
                          +
                          $1,882 (Pro-Rata Portion)
                          ------
                          $4,132
                          ======

         The Non-Hospital Shareholder's Pro-Rata Portion would be determined as follows:

                  (i)      $15,000 (1,000 shares x $15) divided by $13,550,000
                           (900,000 shares x $15 = $13,500,000 plus $50,000 paid
                           as Appraisal Consideration) equals .001107.

                  (ii) $750,000 forfeited by Non-Hospital Shareholders plus $250,000 forfeited by Hospital Shareholders plus $700,000 (which is the amount available to the Non-Hospital Shareholders who satisfy the Non-Hospital Shareholder Condition as a result of certain Non-Hospital Shareholders electing to receive the Appraisal Consideration) equals $1,700,000.

                                     .001107 x 1,700,000 = $1,882

         (f) Waiver of Conditions by FOHP - FOHP, at its sole discretion, may waive any of the conditions to payment set forth in the Payment Rights held by any Non-Hospital Shareholder. Any waiver by FOHP of a condition to payment set forth in the Payment Rights held by one Non-Hospital Shareholder shall have no effect on whether FOHP elects to waive or not to waive any conditions to payment set forth in the Payment Rights held by another Non-Hospital Shareholder.

         (g) Payment Procedure - Any consideration paid by FOHP under the Payment Rights to the Non-Hospital Shareholders shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or shortly after July 1, 2001.

         (h) Contribution Agreement between FOHP and FHS - Pursuant to the Contribution Agreement, FHS will irrevocably commit to contribute to FOHP the cash necessary for FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the Merger. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only. The Contribution Agreement provides that each holder of Payment Rights is a third party beneficiary to such agreement for the sole purpose of compelling FHS, if necessary, to make the cash contributions to FOHP contemplated by the Contribution Agreement.

         (i) Change of Control - In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the holders of Payment Rights shall be entitled to full payment thereunder; provided, that such holders shall agree in writing to continue to participate in the FOHP-NJ provider network or that of its successors, for a period ending on the earlier to occur of (i) eighteen (18) months from the date of the transaction, or (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the holders' provider agreements with FOHP-NJ as in effect immediately prior to the transaction.

         (j) Non-Transferability of Payment Rights - The certificate representing a Payment Right will be non-negotiable and no Payment Right will be transferable or assignable by a Non-Hospital Shareholder without the express written consent of FOHP.

         (k) No Interest - No interest will be paid on any amount payable under a Payment Right.

         (l) Governing Law - A Payment Right shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

                        COMPARISON OF SHAREHOLDER RIGHTS


         As holders of FOHP Common Stock, Provider Shareholders are entitled to vote on certain matters brought before the shareholders of FOHP, such as the election of directors and certain business combinations, as well as share in any dividends or distributions declared by FOHP for the benefit of its shareholders. If the Merger is consummated, (i) the non-dissenting Provider Shareholders will receive either Appraisal Consideration or Payment Rights for their shares of FOHP Common Stock, and (ii) the dissenting Provider Shareholders will receive the fair value for their shares of FOHP Common Stock as determined under Chapter 11 of the NJBCA. As a result, no Provider Shareholder will have an equity position in FOHP after the Merger. The only entitlement that a Provider Shareholder would have as the holder of a Payment Right is the right to be paid not less than $15.00 on or about July 1, 2001, provided certain conditions are either satisfied or waived.

                              AVAILABLE INFORMATION

         FHS and FOHP file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" ). You may read and copy any reports, statements or other information that such companies file at the SEC's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Filings with the SEC by FHS and FOHP are also available to the public from commercial document retrieval services and at the SEC's site on the World Wide Web at http://www.sec.gov.

         A copy of JMS' written opinion dated July 15, 1998, and update thereto dated November 16, 1998, have been attached to this Proxy Statement as Appendix
F. In addition, a copy of JMS' written opinion and a copy of the update thereto will be made available to any shareholder of FOHP or his, her or its duly authorized representative for inspection and copying at the principal executive offices of FOHP located at 3501 State Highway 66, Neptune, New Jersey, during regular business hours.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superceded by information in this Proxy Statement.

         This Proxy Statement incorporates by reference the following documents previously filed with the SEC by FOHP (File No. 0-25944) pursuant to the Exchange Act:

1. FOHP's Annual Report on Form 10-K for the year ended December 31, 1997, as amended.

2. FOHP's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

3. FOHP's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

4. FOHP's Quarterly Report on Form 10-Q for the quarter ended September 30,
   1998.

5. FOHP's Current Report on Form 8-K, dated July 13, 1998, as amended.

         A COPY OF FOHP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AND QUARTERLY REPORT FOR THE QUARTER ENDED SEPTEMBER 30, 1998 IS BEING DELIVERED WITH THIS PROXY STATEMENT. INASMUCH AS INFORMATION IS BEING INCORPORATED BY REFERENCE FROM THE AFOREMENTIONED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, YOU ARE URGED TO REVIEW SUCH DOCUMENTS IN CONNECTION WITH YOUR REVIEW OF THIS PROXY STATEMENT.

         We are also incorporating by reference additional documents that are filed by FOHP with the SEC between the date of this Proxy Statement and the date of the Special Meeting.

         This Proxy Statement incorporates by reference the following documents previously filed with the SEC by FHS (File No. 1-12718) pursuant to the Exchange
Act:

1. FHS' Annual Report on Form 10-K for the year ended December 31, 1997.

2. FHS' Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

3. FHS' Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

4. FHS' Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         We are also incorporating by reference additional documents that are filed by FHS with the SEC between the date of this Proxy Statement and the date of the Special Meeting.

THIS PROXY STATEMENT INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FOHP AND FHS THAT IS NOT INCLUDED HEREIN OR DELIVERED HEREWITH. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE UPON REQUEST FROM:


FOUNDATION HEALTH SYSTEMS, INC.                      FOHP, INC.
ATTN:  DIRECTOR OF INVESTOR RELATIONS                ATTN:
21600 OXNARD STREET                                  3501 STATE HIGHWAY 66
WOODLAND HILLS, CALIFORNIA  91367                    NEPTUNE, NEW JERSEY  07753
TELEPHONE (818) 676-6978.                            TELEPHONE: (732) 918-6700


IN ORDER TO ENSURE TIMELY DELIVERY OF ANY INFORMATION INCORPORATED BY REFERENCE, ANY REQUEST SHOULD BE MADE BY JANUARY _____, 1999.

                                     EXPERTS

         The consolidated financial statements of FOHP appearing in FOHP's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedules incorporated into this Proxy Statement from FHS' Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in the report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. A representative of Deloitte will be present at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement, if so desired.


                              SHAREHOLDER PROPOSALS

         Shareholder proposals for presentation at FOHP's next annual meeting of shareholders must be received by FOHP at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than April 30, 1999. FOHP's By-Laws contain certain procedures which must be followed in connection with shareholder proposals. However, please note that if the Merger is consummated, PHS, a wholly-owned subsidiary of FHS, will become the sole shareholder of FOHP, and, as a result, no proxy materials will be distributed in connection with future FOHP shareholder meetings.

                                 OTHER BUSINESS

         It is not expected that any matter not referred to herein will be present for action at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Special Meeting in accordance with their best judgment.

         ALL SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND SEND IN THEIR PROXIES WITHOUT DELAY TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

         IN ORDER TO ANSWER ANY QUESTIONS YOU MAY HAVE WITH RESPECT TO THE MERGER OR THE COMPLETION AND RETURN OF A PROXY CARD, A SPECIAL SHAREHOLDERS HOTLINE HAS BEEN ESTABLISHED WHICH WILL PROVIDE YOU DIRECT ACCESS TO MEMBERS OF OUR SENIOR MANAGEMENT DURING THE HOURS OF 8:00 A.M. TO 10:00 A.M. AND 5:00 P.M. TO 7:00 P.M., MONDAY THROUGH FRIDAY, COMMENCING JANUARY ___, 1999 AND ENDING JANUARY ___, 1999. PLEASE CALL ______________________.

                                          By Order of the Board of Directors



                                          THOMAS W. WILFONG
                                          President and Chief Executive Officer


January ___, 1999

                              LIST OF DEFINED TERMS





A.G. Edwards..................................................................41
Administrative Management Agreement...........................................15
Alternate Consideration........................................................9
Amended Securities Purchase Agreement..........................................8
Appraisal Consideration........................................................9
Bonus Payment.................................................................73
Bonus Pool....................................................................13
Buy-out Transaction............................................................9
COA............................................................................7
Committees....................................................................57
Continuing Hospital Provider Condition........................................69
Contribution Agreement........................................................15
Convertible Debentures.........................................................9
CWF...........................................................................34
Deloitte......................................................................57
Departments...................................................................11
Effective Time.................................................................8
Ernst & Young.................................................................26
Exchange Act..................................................................35
Exchange Agent................................................................51
Executives....................................................................63
FHS............................................................................1
FHS Class A Common Stock.......................................................9
FHS Class B Common Stock......................................................34
Financial Advisor.............................................................10
FOHP...........................................................................1
FOHP Board.....................................................................1
FOHP Common Stock..............................................................1
FOHP Health Plans.............................................................63
FOHP Stock Value..............................................................46
FOHP-NJ........................................................................7
GAAP..........................................................................13
GKM...........................................................................41
HMO............................................................................7
HMO Subsidiary Merger.........................................................11
Hospital Participation and Reimbursement Condition............................67
Hospital Shareholder Conditions...............................................67
Hospital Shareholders.........................................................24
HSI............................................................................8
HSII..........................................................................64
HSII Agreement................................................................64
IBNR...........................................................................9
Initial Debenture..............................................................8
IRS...........................................................................54
JMS...........................................................................10

Letter Agreement...............................................................9
Letter of Transmittal.........................................................52
Management Agreement Damages..................................................65
Management Agreements.........................................................16
Management Fee................................................................63
Merger.........................................................................1
Merger Agreement...............................................................1
MIS Agreement.................................................................16
Net Capital Shortfall.........................................................40
New Convertible Debenture.....................................................10
NJBCA.........................................................................15
Non-FHS Directors.............................................................10
Non-Hospital Shareholder Condition............................................73
Non-Hospital Shareholders.....................................................13
Original Merger...............................................................10
Payment Rights.................................................................1
PHS...........................................................................12
PHS-NJ........................................................................10
Provider Shareholders..........................................................9
Record Date....................................................................1
Reorganization.................................................................7
SEC...........................................................................78
Securities Act................................................................50
Securities Purchase Agreement..................................................8
Special Committee..............................................................9
Special Meeting................................................................1
Surviving Corporation..........................................................1
Term Sheet....................................................................10

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER


This Agreement and Plan of Merger ("Agreement"), dated as of November 16, 1998, is by and among Foundation Health Systems, Inc., a Delaware corporation ("FHS"), FHS Transition Company, a New Jersey corporation ("Merger Sub"), and FOHP, Inc., a New Jersey corporation ("FOHP" or the "Surviving Corporation").


                                    RECITALS

         WHEREAS, (i) Merger Sub is a wholly-owned subsidiary of FHS, and (ii) FHS owns approximately ninety-eight percent (98%) of the issued and outstanding capital stock of FOHP;

         WHEREAS, the Boards of Directors of FHS, Merger Sub and FOHP have determined that it is in the best interests of their respective shareholders to merge Merger Sub with and into FOHP (the "Merger") pursuant to the terms, and subject to the conditions, of this Agreement;

         WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (i) Merger Sub will be merged with and into FOHP in accordance with the applicable provisions of the New Jersey Business Corporation Act ("New Jersey Corporate Law"), (ii) each share of FOHP common stock, par value $.0l per share ("FOHP Common Stock"), issued and outstanding immediately prior to the "Effective Time" (as such term is defined in Section 1.2 of this Agreement), except for the shares beneficially owned by FHS and except as otherwise expressly provided herein, will be converted into the right to receive the "Merger Consideration" (as such term is defined in Section 2.l(b) of this Agreement), (iii) all of the shares of Merger Sub common stock, par value $.0l per share ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time will be cancelled; and (iv) FHS will contribute all of its FOHP Common Stock to Physicians Health Services, Inc., a Delaware corporation and wholly-owned subsidiary of FHS ("PHS"); and

         WHEREAS, FHS, Merger Sub and FOHP desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, FHS, Merger Sub and FOHP hereby agree as follows:

                                   ARTICLE I


                                   THE MERGER

         1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions hereof and in accordance with the provisions of New Jersey Corporate Law, Merger Sub will be merged with and into FOHP, whereupon the separate corporate existence of Merger Sub shall cease and FOHP shall continue as and be the Surviving Corporation in the Merger. Merger Sub and FOHP are sometimes hereinafter referred to individually as a "Constituent Corporation" and collectively as the "Constituent Corporations."

         1.2 Effective Time of Merger. Subject to the terms and conditions of this Agreement, and as promptly as practicable after satisfaction of all of the conditions to each party's obligation to consummate the Merger contained in
Article V of this Agreement, or, to the extent permitted hereunder, waiver thereof, a duly executed copy of this Agreement and a certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with, the relevant provisions of New Jersey Corporate Law, shall be filed with the New Jersey Department of Treasury, Division of Revenue (the "State Department"). If the Certificate of Merger is filed before January 1, 1999, it shall provide that the Merger will be effective on January 1, 1999. If the Certificate of Merger is filed after January 1, 1999, the Merger shall be effective at such time as the Certificate of Merger is filed with the State Department or such other time as is stated therein. The date on which the Merger is effective shall be the "Effective Time." This Agreement is intended by the Constituent Corporations to constitute the plan of merger contemplated by
Section 14A:10-1 of New Jersey Corporate Law.

         1.3 Effects of the Merger.

         (a) At the Effective Time, the separate corporate existence of Merger Sub shall cease and Merger Sub shall be merged with and into FOHP which, as the Surviving Corporation, shall survive the Merger and continue its separate corporate existence under the laws of the State of New Jersey. The Surviving Corporation shall succeed to all the properties and assets of the Constituent Corporations and to all debts, causes of action and other interests due or belonging to the Constituent Corporations and shall be subject to, and responsible for, all the debts, obligations, liabilities and duties of the Constituent Corporations as provided in Section 14A:10-6 of New Jersey Corporate Law. To the extent permitted by law, the Surviving Corporation shall possess all the rights, powers and franchises, of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations. All rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, and all other things in action belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation. All property, rights, privileges, powers, franchises and all choses in action and every other interest shall thereafter be the property of the Surviving Corporation as they were of the Constituent Corporations. The title to any real estate, whether by deed or otherwise, and any other property, whether real, personal or mixed, vested in any of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger. Any devise, bequest, gift or grant contained in any will or in any instrument, made before or after the Merger, to or for the benefit of any of the

Constituent Corporations, shall inure to the benefit of the Surviving Corporation. Insofar as may be necessary to preserve any of the assets of the Constituent Corporations, the existence of each Constituent Corporation shall be deemed to continue in and through the Surviving Corporation. Any claim, action or proceeding, civil or criminal, pending by or against either Constituent Corporation, may be prosecuted as if the Merger had not taken place, and the Surviving Corporation may be substituted in place of either of the Constituent Corporations in connection with such claim, action or proceeding. Any judgment rendered against either of the Constituent Corporations may be enforced against the Surviving Corporation. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by this Merger.

         (b) If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out the purpose and intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out the purpose and intent of this Agreement.

         1.4 Certificate of Incorporation and By-laws.

         (a) The Certificate of Incorporation of FOHP, as in effect immediately prior to the Effective Time, shall be amended and restated, and, as so amended and restated, the Certificate of Incorporation of FOHP shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or under applicable law. Attached hereto as Exhibit A is a copy of FOHP's Certificate of Incorporation, as amended and restated in accordance herewith, which will be filed with the Certificate of Merger in order to effect the amendments thereto.

         (b) The By-laws of FOHP, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time (which amended and restated By-laws are attached hereto as Exhibit B) and, as so amended and restated, the By-laws of FOHP shall be the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein or under applicable law.

         1.5 Board of Directors. The directors of FOHP at the Effective Time (as set forth on Exhibit C attached hereto) shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and/or By-laws.

         1.6 Officers. The officers of FOHP at the Effective Time (as set forth on Exhibit D attached hereto) shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and/or By-laws.

                                   ARTICLE II

                          CONSIDERATION FOR THE MERGER

         2.1 Consideration for the Merger; Conversion or Cancellation of Merger Sub Common Stock and FOHP Common Stock in the Merger; Contribution of FOHP Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of FHS, Merger Sub, FOHP or the holders of the shares of the capital stock of the Constituent Corporations, the following shall occur:

         (a) MERGER SUB COMMON STOCK - All of the shares of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, all of which are owned and held by FHS, shall be automatically cancelled.

         (b) FOHP COMMON STOCK HELD BY HOSPITAL SHAREHOLDERS AND NON-HOSPITAL SHAREHOLDERS - Each holder of a share of FOHP Common Stock, other than FHS, shall cease to have any rights as a shareholder of FOHP, except for such rights as the shareholder may have pursuant to this Agreement or applicable law. Except for Dissenting Shares (as defined in Section 2.2 hereof), each share of FOHP Common Stock issued and outstanding immediately prior to the Effective Time which is owned or held by any person other than FHS (which includes hospital shareholders ("Hospital Shareholders") and physician shareholders and other non-hospital shareholders ("Non-Hospital Shareholders")), shall be converted into the right to receive the consideration in either (i) or (ii) below (the "Merger Consideration"):

         (i) an amount equal to the per share value of the FOHP Common Stock determined in accordance with Section 6.4 of the Amended Securities Purchase Agreement (as such term is defined in Section 2.2 hereof)(the "Appraisal Consideration"), which will be payable in cash (a copy of Section 6.4 of the Amended Securities Purchase Agreement has been attached hereto as Exhibit E); or

         (ii) an amount equal to not less than fifteen dollars ($15.00) payable on or about July 1, 2001, provided that certain conditions have either been satisfied or waived (the "Alternate Consideration"). (FOHP would offer payment rights (collectively, "Payment Rights," and individually a "Payment Right") to the Hospital Shareholders and Non-Hospital Shareholders entitling the holders thereof to a payment in cash of not less than fifteen dollars ($15.00) per Payment Right on or about July 1, 2001 from FOHP, provided the conditions contained therein have either been satisfied or waived. One Payment Right would be issued by FOHP to a Hospital Shareholder or Non-Hospital Shareholder for each share of FOHP Common Stock held by such shareholder. The form of Payment Right to be offered to Hospital Shareholders in the Merger has been attached hereto as Exhibit F-1 and the form of Payment

Right to be offered to Non-Hospital Shareholders in the Merger has been attached hereto as Exhibit F-2.)

         Each FOHP Hospital Shareholder and Non-Hospital Shareholder shall determine which form of the Merger Consideration he, she or it will receive in exchange for the shareholder's shares of FOHP Common Stock.

         (c) FOHP COMMON STOCK HELD IN TREASURY - As of the Effective Time, each share of FOHP Common Stock held in the treasury of FOHP, if any, shall be cancelled and retired without payment of any consideration therefor. Upon the consummation of the Merger, the only shares of FOHP Common Stock which will be outstanding will be the shares held by FHS.

         (d) FOHP COMMON STOCK HELD BY FHS. - Contemporaneously with the consummation of the Merger, FHS will contribute to PHS all of its right, title and interest in and to all the outstanding shares of FOHP Common Stock held by FHS. Consequently, FOHP will become a wholly-owned subsidiary of PHS on the date the Merger becomes effective.

         2.2 Dissenting Shares. Pursuant to Chapter 11 of New Jersey Corporate Law, any shareholder of FOHP who does not vote in favor of the Merger would not ordinarily have the right to dissent from the Merger and demand payment of the fair value of such person's shares of FOHP Common Stock. However, Section 6.4(c) of the Amended and Restated Securities Purchase Agreement, dated February 10, 1997, by and among FOHP, FOHP-NJ and Health Systems International, Inc. (the predecessor to FHS), as amended on March 13, 1997 and clarified on April 30, 1997 (as so amended and clarified the "Amended Securities Purchase Agreement"), provides that if FHS undertakes a merger, business combination or consolidation transaction (a "Merger Transaction") involving FOHP for the purpose of obtaining one hundred percent (100%) of the then-outstanding equity of FOHP, then any such Merger Transaction must provide that the shareholders of FOHP, other than FHS, shall be afforded dissenters' rights in the same manner and under the same conditions as are provided under Chapter 11 of New Jersey Corporate Law, regardless of whether such shareholders would otherwise be entitled to such rights under New Jersey Corporate Law. Accordingly, in connection with the Merger, which constitutes a Merger Transaction, shares of FOHP Common Stock outstanding immediately prior to the Effective Time and held by a shareholder of FOHP, other than FHS, who has not voted to approve and adopt the Merger or consented thereto in writing and who, as permitted by the Amended Securities Purchase Agreement, has demanded appraisal for such shares in accordance with
Section 14A:11-2 of New Jersey Corporate Law (the "Dissenting Shares"), shall not be converted into the right to receive the Merger Consideration unless such holder's right to appraisal is terminated pursuant to Section 14A:11-4 of New Jersey Corporate Law. If, after the Effective Time, a shareholder's right to appraisal is terminated, the shares of FOHP Common Stock held by the shareholder shall no longer be considered Dissenting Shares for purposes of this Agreement and shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration. Upon making demand for appraisal rights, a dissenting shareholder shall cease to have any of the rights of a FOHP shareholder, except the right to be paid what is agreed or determined to be the fair value of such person's shares of FOHP Common Stock and any other rights of a dissenting shareholder under Chapter 11 of New Jersey Corporate Law.

         2.3 Exchange of Certificates representing FOHP Common Stock.

         (a) Within ninety (90) days after the Effective Time, the Surviving Corporation or an exchange agent (the "Exchange Agent") engaged by the Surviving Corporation will mail to each holder of record of shares of FOHP Common Stock immediately prior to the Effective Time, other than FHS and holders of Dissenting Shares, a form of letter of transmittal (the "Letter of Transmittal") and instructions for use in surrendering the stock certificates representing their shares of FOHP Common Stock and receiving either the Appraisal Consideration or Alternative Consideration in the form of Payment Rights in exchange therefor. The Letter of Transmittal will set forth the per share Appraisal Consideration as of December 31, 1998, as determined pursuant to the Amended Securities Purchase Agreement. An FOHP shareholder who has not dissented from the Merger will be asked in the Letter of Transmittal to select either the Appraisal Consideration or Alternate Consideration in the form of Payment Rights in exchange for his, her or its shares of FOHP Common Stock.

         (b) Upon the surrender of each stock certificate formerly representing shares of FOHP Common Stock, together with a properly completed Letter of Transmittal, the Surviving Corporation or Exchange Agent shall deliver to the holder of such certificate the form of Merger Consideration selected by such holder in exchange therefor.

         (c) If any certificate representing shares of FOHP Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Exchange Agent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation or Exchange Agent may direct as indemnity against any claim that may be made against the Surviving Corporation or Exchange Agent with respect to such certificate, the Surviving Corporation or Exchange Agent will pay or issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect therefor pursuant to this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Constituent Corporations makes the following representations and warranties: (i) it is a duly organized and lawful existing corporation in the State of New Jersey, (ii) it has filed all federal, state and other governmental tax returns which are required to be filed, and has paid, or has made adequate provision for the payment of, all taxes which have or may become due, (iii) no claims or additional assessments have been made against it by federal, state or other governmental bodies for any taxes, franchise fees or other assessments, (iv) no judicial or administrative proceedings are pending or threatened against it which will have a material adverse effect on its assets or businesses, and (v) it has good and marketable title to all of its property and assets except as otherwise disclosed to the other parties hereto.

                                   ARTICLE IV

                                    COVENANTS

         From and after the date of this Agreement through the Effective Time of the Merger, neither Merger Sub nor FOHP will, except with the prior written consent of FHS, (i) incur any obligation or liability, absolute or contingent, except liabilities and obligations incurred in the ordinary course of business,
(ii) discharge or satisfy any lien or encumbrance or pay any liability or obligation, absolute or contingent, other than current liabilities shown on its latest balance sheet, or incurred since the date of said balance sheet in the ordinary course of business, (iii) mortgage, pledge, create a security interest in, or subject to lien or other encumbrance any of its assets except in the ordinary course of business, (iv) sell, assign or transfer any of its assets or cancel any debts or claims except in the ordinary course of business, (v) waive any right of substantial value, or (vi) enter into any transaction other than in the ordinary course of business.

                                   ARTICLE V

                              CONDITIONS OF MERGER

         The obligation of FHS, Merger Sub and FOHP to consummate and effect the Merger contemplated by this Agreement shall be subject to fulfillment at or prior to the Effective Time of the following conditions:

         5.1 Shareholder Approval. This Agreement must be approved and adopted by the sole shareholder of Merger Sub and the shareholders of FOHP.

         5.2 Indemnification of Directors of FOHP. The Surviving Corporation shall have provided in its By-laws indemnification provisions substantially similar to those currently contained in FOHP's By-laws and shall maintain such indemnification provisions for the period ending six (6) years from the Effective Time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the Board of Directors of FOHP.

         5.3 Officers' and Directors' Liability Insurance Coverage. The Surviving Corporation shall have in place an officers' and directors' liability insurance coverage policy or policies with terms and conditions substantially similar to those contained in the officers' and directors' liability insurance coverage policy or policies maintained by FOHP immediately prior to the execution and delivery of the Amended Securities Purchase Agreement, and shall maintain such policy or policies for the period ending six (6) years from the Effective Time of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the approval of the Amended Securities Purchase Agreement and the Merger by the Board of Directors of FOHP, which insurance shall provide coverage for former directors of FOHP.

         5.4 Illegality or Legal Constraint. No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced or otherwise made applicable (and not repealed or superseded) by any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality (the "Governmental Entities"), which prohibits the consummation of the transactions contemplated by this Agreement.

         5.5 Governmental Approvals. The parties hereto shall have made the requisite filings with all Governmental Entities as shall be required pursuant to applicable laws, rules and regulations, and such Governmental Entities, to the extent required by applicable law, shall have approved the transactions contemplated by this Agreement.

         5.6 Fairness Opinion. The written fairness opinion, dated July 15, 1998, as updated and confirmed on November 16, 1998, by Janney Montgomery Scott Inc., financial advisor to FOHP, which provides that the Alternate Consideration to be offered to the holders of shares of FOHP Common Stock pursuant to this Agreement is fair from a financial point of view, shall not have been retracted, terminated or altered or amended in any material way.

         5.7 Contribution Agreement between FHS and FOHP. FOHP and FHS will have entered into the contribution agreement (the "Contribution Agreement") attached hereto as Exhibit G, pursuant to which FHS will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to pay (a) all amounts payable under the Payment Rights issued in connection with the Merger, (b) any Appraisal Consideration due and owing to any Hospital Shareholder or Non-Hospital Shareholder in connection with the Merger, (c) all amounts due and owing to any Hospital Shareholder or Non-Hospital Shareholder who dissents from the Merger, and (d) any expenses incurred by FOHP in connection with the Merger. All funds contributed by FHS to FOHP pursuant to the Contribution Agreement attached hereto as Exhibit G, will be restricted for the purposes set forth therein.

                                   ARTICLE VI

                            TERMINATION AND AMENDMENT

         6.1 Termination. At any time before the Effective Time, and whether before or after approval of this Agreement by the sole shareholder of Merger Sub and the shareholders of FOHP, this Agreement may be terminated and the Merger abandoned, or the consummation of the transactions contemplated by the Merger may be delayed, by the Board of Directors of FOHP for any reason, including, without limitation, non-satisfaction of any condition to the consummation of the Merger.

         6.2 Effect of Termination. Upon the termination of this Agreement, it shall forthwith become null and void and no party hereto shall have any liability or further obligation to any other party to this Agreement.

         6.3 Amendment. The Board of Directors of FOHP, together with the Boards of Directors of FHS and Merger Sub, may amend, modify and supplement this Agreement, to the extent permitted by New Jersey Corporate Law and pursuant to an instrument in writing, at any time prior to the consummation of the Merger, whether before or after the approval of this Agreement by the shareholders of Merger Sub and FOHP.

                                  ARTICLE VII

                      GENERAL AND MISCELLANEOUS PROVISIONS

         7.1 Captions. The Article, Section and Paragraph captions herein are inserted for convenience of reference only, do not constitute a part hereof, and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         7.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.3 Applicable Law. This Agreement and the issues concerning the validity of this Agreement, the construction of its terms and the interpretation and enforcement of the rights and duties of the parties shall be governed by, and construed in accordance with, the laws of the State of New Jersey.

         7.4 Entire Agreement. This Agreement, including the attachments referred to herein, constitutes the entire agreement with respect to the Merger, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the Merger, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

         7.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         7.6 Assignment. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

         7.7 Survival. The representations and warranties made herein shall not survive the termination of this Agreement or the Effective Time. This Section
7.7 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the termination of this Agreement or the Effective Time.

         7.8 Merger Expenses. Unless otherwise agreed by the parties hereto, FHS shall pay all fees, costs and expenses incurred in connection with the Merger and the other actions contemplated by this Agreement.

         7.9 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other parties shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile transmission (with a confirming copy sent by overnight courier), as follows:

         (a)      If to FHS or Merger Sub, to:

                  Foundation Health Systems, Inc.
                  21600 Oxnard Street
                  Woodland Hills, CA 91367
                  Attention: Senior Vice President,
                  General Counsel and Secretary
                  Fax: (818) 676-8958

         (b)      If to FOHP, to:

                  FOHP, Inc.
                  3501 State Highway 66
                  Neptune, New Jersey 07753
                  Attention: Vice President,
                  General Counsel and Secretary
                  Fax: (732) 918-6407

                  With a copy to:

                  Giordano, Halleran & Ciesla, P.C.
                  125 Half Mile Road
                  P. O. Box 190
                  Middletown, New Jersey 07748
                  Attention:  Paul T. Colella, Esq.
                  Fax: (732) 224-6599

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                         FOHP, INC.



                                    By:             /s/ Thomas W. Wilfong
                                         ---------------------------------------
                                   Name:   Thomas W. Wilfong
                                  Title:   President and Chief Executive Officer


                                         FOUNDATION HEALTH SYSTEMS, INC.



                                    By:             /s/ Karen A. Coughlin
                                         ---------------------------------------
                                   Name:   Karen A. Coughlin
                                  Title:


                                         FHS TRANSITION COMPANY



                                    By:             /s/ Donald Parisi
                                         ---------------------------------------
                                   Name:   Donald Parisi
                                  Title:   Vice President

                                                                      APPENDIX B



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                  OF FOHP, INC.

         FOHP, Inc., a corporation organized under the laws of the State of New Jersey on May 24, 1994, has, since its formation, amended its Certificate of Incorporation by an Amended and Restated Certificate of Incorporation filed on June 8, 1995, by an Amended and Restated Certificate of Incorporation filed on December 7, 1995, and by an Amended and Restated Certificate of Incorporation filed on April 17, 1997.

         Pursuant to N.J. Stat. Ann. 14A:9-5, the Corporation hereby (i) restates its Certificate of Incorporation, to embody in one document its original certificate and the subsequent amendments thereto, and (ii) further amends its Certificate of Incorporation as set forth herein.

         The Corporation hereby certifies the following which (i) sets forth in full its Certificate of Incorporation, as of this date, and (ii) supersedes and replaces its original Certificate of Incorporation and all amendments filed prior to the date hereof:

                                   ARTICLE I

                                 CORPORATE NAME

         The name of the Corporation is FOHP, Inc.

                                   ARTICLE II

                             PURPOSE OF CORPORATION

         The purpose of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE III

                                  CAPITAL STOCK

         A. Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is five hundred million (500,000,000) shares. Of these shares, four hundred and ninety-nine million (499,000,000) shares are classified as Common Stock, par value $.01 per share, and one million (1,000,000) shares are classified as Preferred Stock, par value $1.00 per share ("Preferred Stock").

         B. Preferred Stock. The Board of Directors of the Corporation is hereby authorized to issue, from time to time, shares of Preferred Stock in series and to fix the number of shares in each series; the designations, powers, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions thereon; including, subject to any limitation hereinafter set forth but otherwise without limitation, any of the following: (1) provisions relating to voting rights of each share in such series, including multiple or fractional votes per share; (2) provisions relating to the call or redemption thereof, including, without limitation, the times and prices for such calls or redemptions and provisions relating to sinking funds therefor and the retirement thereof, if any; (3) provisions relating to the right to receive dividends, including, without limitation, the rate of such dividends, whether such dividends shall be cumulative or non-cumulative and, if cumulative, the conditions on which such dividends shall be accrued and paid, and any preferential rights thereto or rights in relation to dividends payable on any other classes or series of stock of the Corporation; (4) the rights thereof upon the dissolution of, or upon any distribution of the assets of, the Corporation; and (5) except as otherwise explicitly prohibited by this Certificate of Incorporation, provisions relating to the conversion thereof into, or the exchange thereof for, shares of any class or any other series of the same class of stock of the Corporation or exchange for any other security of the Corporation or any other company.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

         The current Board of Directors of the Corporation consists of eleven
(11) directors and the names and addresses of the directors are:

         NAME AND ADDRESS                        NAME AND ADDRESS
         ----------------                        ----------------

         Dr. John F. Bonamo                      Mr. John J. Gantner
         95 Northfield Avenue                    Robert Wood Johnson University
         West Orange, NJ 07052                      Hospital
                                                 One Robert Wood Johnson Place
                                                 New Brunswick, NJ 08903

         Ms. Karen A. Coughlin                   Mr. Jay M. Gellert
         Physicians Health Services, Inc.        Foundation Health Systems, Inc.
         One Far Mill Crossing                   21600 Oxnard Street
         Shelton, CT  06484                      Woodland Hills, CA 91367

         Mr. Bruce G. Coe                        Mr. Laurence M. Merlis
         41 Lambert Lane                         Meridian Health System
         Lambertville, NJ 08530                  Monmouth Shores Corporate Park
                                                 1350 Campus Parkway
                                                 Wall, NJ 07753

         Dr. Mark L. Engel                       Dr. Om P. Sawhney
         733 North Beers Street                  1550 Park Avenue
         Holmdel, NJ 07733                       South Plainfield, NJ 07080

         NAME AND ADDRESS                        NAME AND ADDRESS
         ----------------                        ----------------

         Dr. Thomas J. Feneran                   Mr. Thomas W. Wilfong
         102 East Bay Avenue, Suite C            FOHP, Inc.
         Manahawkin, NJ 08050                    3501 State Highway 66
                                                 Neptune, NJ 07753
         Mr. Christopher M. Dadlez
         Saint Barnabas Health Care System
         Old Short Hills Road
         Livingston, NJ 07039

                                   ARTICLE V

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of New Jersey is 820 Bear Tavern Road, 3rd Floor, West Trenton, New Jersey 08628, and the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE VI

                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

         To the fullest extent permitted by the laws of the State of New Jersey, as they exist or may hereafter be amended, the directors and officers of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that the provisions of this Article VI shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit.

         IN WITNESS WHEREOF, FOHP, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed on the ___ day of _________________, 1999, by a duly authorized officer.

                                                FOHP, INC.


                                           By:
                                              --------------------------------
                                         Name:  Thomas W. Wilfong
                                        Title:  President and Chief Executive
                                                Officer

Filed By:
PAUL T. COLELLA, ESQ.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Lincroft, New Jersey 07738

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                                                                      APPENDIX C



                                     BY-LAWS

                                       OF

                                   FOHP, INC.

                                   ARTICLE I

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of FOHP, Inc. (the "Corporation") shall be located at 3501 State Highway 66, Neptune, New Jersey 07753 or at such other place as is determined by the Corporation's Board of Directors (the "Board" or "Board of Directors").

         SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, both within and without the State of New Jersey, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the shareholders for the election of directors and for any other purpose shall be held at such time and place, within or without the State of New Jersey, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. ANNUAL MEETING. Annual meetings of shareholders shall be held in the month of April or May on such day as the Board of Directors shall designate at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         SECTION 3. NOTICE OF ANNUAL MEETING. Notice of the annual meeting shall be given by mailing, not more than sixty (60) days nor less than ten (10) days prior to the date of the annual meeting, a written notice stating the date, time and place thereof, directed to each shareholder of record entitled to vote at the meeting at his, her or its address as the same appears upon the records of the Corporation.

         SECTION 4. LIST OF SHAREHOLDERS. Prior to each annual or special meeting of the shareholders, the officer who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at said meeting, which shall be arranged in alphabetical order and include the address of and the number of shares registered in the name of each shareholder. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any shareholder who may be present.



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         SECTION 5. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation"), may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

         SECTION 6. NOTICE OF SPECIAL MEETING. Written or telegraphic notice of a special meeting of shareholders, stating the date, time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, not more than sixty (60) days nor less than ten (10) days before the date fixed for the meeting.

         SECTION 7. BUSINESS TRANSACTED AT A SPECIAL MEETING. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice.

         SECTION 8. QUORUM. Except as otherwise provided in the Certificate of Incorporation, the holders of issued and outstanding shares of Corporation capital stock entitled to cast a majority of the votes at a meeting of shareholders, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the shareholders; provided, that when a specified matter is required to be voted on by a class or series of capital stock, voting as a separate class, the holders of issued and outstanding shares of such series or class entitled to cast a majority of the votes at a meeting of the holders of shares of such series or class, present in person or by proxy, shall constitute a quorum for the transaction of business with respect to such matter.

         SECTION 9. METHOD OF VOTING. Except as otherwise provided in the Certificate of Incorporation, each shareholder shall, at every meeting of the shareholders, be entitled to one vote for each share of capital stock held by such shareholder.

         Every shareholder entitled to vote at a meeting of shareholders or to express consent without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy shall be executed in writing by the shareholder or his, her or its agent, except that a proxy may be given by a shareholder or his, her or its agent by telegram or cable or its equivalent. No proxy shall be valid for more than eleven (11) months, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of a shareholder but such proxy shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

         A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his, her or its place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.



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         SECTION 10. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, the meeting and the vote of shareholders may be dispensed with if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken, and in the case of any action to be taken pursuant to Chapter 10 of Title 14A of the Revised Statutes of the State of New Jersey, the Corporation provides to all other shareholders the advance notification required by N.J.S.A. 14A:5-6(2)(b).

         Subject to the provisions of N.J.S.A. 14A:5-6(2), whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the New Jersey Business Corporation Act or provision of the Certificate of Incorporation, other than the election of directors, the meeting and vote of shareholders may be dispensed with and the action may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

         SECTION 11. CONDUCT AT MEETINGS. At each meeting of shareholders, the Chairman of the Board of Directors or in his or her absence the President of the Corporation or in his or her absence any Vice President of the Corporation or in his or her absence a chairman chosen by the vote of a majority in interest of the shareholders present in person or represented by proxy and entitled to vote thereat, shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, the chairman shall have the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgement of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulations with respect to the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The chairman shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman. The chairman may rule that a resolution, nomination or motion not be submitted to the shareholders for a vote unless seconded by a shareholder or a proxy for a shareholder. The chairman may require that any person who is neither a bona fide shareholder nor a proxy for a bona fide shareholder leave the meeting, and upon the refusal of a shareholder to comply with a procedural ruling of the chairman which the chairman deems necessary for the proper conduct of the meeting, may require that such shareholder leave the meeting. The chairman may, on his or her own motion, summarily adjourn any meeting for any period he or she deems necessary if he or she rules that orderly procedures



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cannot be maintained at the meeting. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

         SECTION 12. PROCEDURE NECESSARY TO BRING BUSINESS BEFORE AN ANNUAL MEETING. To be properly brought before an annual meeting of shareholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board, or (c) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than one hundred twenty
(120) days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders; provided, however, that if the Corporation did not release a proxy statement in connection with the previous year's annual meeting then the shareholder must give such notice not later than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.


         Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 12 of Article 11 and any other applicable requirements; provided, however, that nothing in this Section 12 of Article 11 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

         The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12 of
Article 11 or any other applicable requirements, which determination shall be conclusive, and, as a result, any such business shall not be transacted.

                                  ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors which shall constitute the entire Board shall be not less than six (6) nor more than fifty (50) directors. As of ____________ ___, 1999, the Board shall consist of _________ (___) directors, and thereafter the number of directors which shall constitute the whole Board may be increased or decreased by resolution of the Board of Directors or shareholders, but in no case shall be less than three (3) directors. The directors shall be elected at the annual meeting of shareholders, or at a special meeting of shareholders called for such purpose, and each director elected shall hold office until his or her successor is elected and qualified. Directors need not be shareholders.



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         SECTION 2. NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by a shareholder entitled to vote in the election of directors generally.

         SECTION 3. VACANCIES; NEWLY CREATED DIRECTORSHIP. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 4. GOVERNANCE. The business of the Corporation shall be governed by the Board. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         SECTION 5. REMOVAL. Any director or directors may be removed from office either with or without cause by the shareholders pursuant to Section 14A:6-6 of the New Jersey Business Corporation Act.

         SECTION 6. MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of New Jersey. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors, or upon the conclusion of the shareholders' meeting at which time they were elected, without further notice. At such meeting the Board of Directors shall elect from their own number a Chairman of the Board for the ensuing year and until his or her successor is elected and qualified, and transact such other business as may come before the meeting.

         SECTION 7. REGULAR MEETINGS. Regular meetings of the Board may be held on five (5) days written notice, at such time as shall be from time to time determined by the Board. Written notice for any such meeting shall state the place, date and time of the meeting and shall be delivered either personally or by first class mail, facsimile or overnight courier service.

         SECTION 8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at the request in writing of at least one-third (1/3) of the directors then in office. Written notice of any special meeting shall be given, either personally or by first class mail, facsimile or overnight courier service, to each director at least two (2) days prior to the date thereof.



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         SECTION 9. PLACE OF MEETING; WAIVER OF NOTICE. Meetings of the Board of
Directors shall be held at such place as shall be designated in the notice of meeting if notice is required. Notice of any meeting, if required, need not be given to any director who signs a waiver of notice before or after the meeting. The attendance of any director at any meeting without the director protesting prior to the conclusion of such meeting the lack of notice thereof shall constitute a waiver of notice by such director.

         SECTION 10. ADJOURNMENT. Any meeting of the Board of Directors shall be adjourned upon the request of a majority of the directors on the Board who are present at the meeting, for a period of not more than ten (10) days. Also, any meeting of a committee of the Board or any other committee established by the Corporation shall be adjourned upon the request of a majority of the persons on the committee who are present at the meeting, for a period of not more than ten
(10) days.

         SECTION 11. QUORUM. Except as otherwise provided in the Certificate of Incorporation, a majority of the directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         SECTION 12. MANNER OF ACTING. Except as otherwise provided in the Certificate of Incorporation or herein, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 13. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors or by a committee thereof may be taken without a meeting if, prior to such action, all of the members of the Board or committee consent in writing to a resolution authorizing the action. Such written consents may be executed in counterparts, and shall be filed with the minutes of the Corporation.

         SECTION 14. TELEPHONIC ATTENDANCE AT MEETING. Any or all directors may participate in a meeting of the Board of Directors or a committee of the Board by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

         SECTION 15. COMMITTEES.

               (a) FORMATION OF COMMITTEES. The Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by a resolution adopted by the Board. Moreover, upon a resolution passed by a majority of the directors then in office, the Board may designate one or more committees, comprised solely of directors of the Corporation, to exercise the power of the Board in the management of the business and affairs of the Corporation. Only committees whose membership is exclusively reserved for directors may be vested with the powers of the Board. All other committees shall have and may exercise such authority as the Board establishes by resolution or these By-laws permit, subject to any limitation imposed by law. The filling of vacancies in a committee, the abolishing of a committee and the removal of persons serving on a committee shall be as set



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forth in a resolution adopted by the Board unless otherwise set forth in the provisions of these By-laws applicable to such committee. Each committee shall keep regular minutes of its meetings and report same to the Board of Directors when required. Except as may otherwise be provided in a resolution adopted by the Board, committee members and chairpersons shall serve one (1) year terms.

               (b) RESTRICTIONS ON COMMITTEE MEMBERS. Members of any committee of the Corporation who are affiliated with or represent an entity, including its officers, directors, employees and agents, that provides health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof are prohibited from using their participation as a committee member of the Corporation to obtain or exchange competitive information pertaining to other providers that provide similar health care services on behalf of the Corporation or any subsidiary or affiliate thereof pursuant to an agreement with the Corporation or any subsidiary or affiliate thereof. Competitive information includes, but is not limited to, information related to an individual provider's rates, discounts, costs, prices, salaries, terms of participation in other health plans, or strategic or marketing plans.

               (c) QUORUM. A majority of the members of a committee or subcommittee shall constitute a quorum for the transaction of business at any meeting of such committee or subcommittee.

               (d) REQUIRED VOTE. The act of a majority of the members present at a meeting at which a quorum is present shall be the act of the committee or subcommittee.

         SECTION 16. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, relating to their attendance at meetings of the Board of Directors, and directors who are not full-time employees of the Corporation may be paid a fixed sum for attendance at meetings of the Board of Directors or a stated salary as a director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose one or more Assistant Secretaries or Assistant Treasurers, and may designate one or more Vice Presidents to be executive or senior Vice Presidents. One person may hold two (2) or more offices, but the person serving as President may not serve simultaneously as Secretary.

         SECTION 2. TERM; REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed or suspended at any time by the affirmative vote of a majority of the directors at any meeting of the Board at which there is a quorum, without the necessity of specifying any



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cause therefor and without any prior notice of such action to the officer so removed or suspended. All officers, employees and agents, other than officers elected or appointed by the Board of Directors, may be suspended or removed by the committee of the Board of Directors or officer appointing them.

         SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. He or she shall, in the absence or the disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as may be delegated to him or her by the Board of Directors.

         SECTION 4. PRESIDENT. The President, who shall be the Chief Executive Officer of the Corporation, shall in general, subject to the control of the Board of Directors, supervise and control all of the business and affairs of the Corporation. All other officers shall be subject to the authority and supervision of the President. The President may enter into and execute in the name of the Corporation contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation.

         SECTION 5. VICE PRESIDENTS. The Board of Directors may appoint one or more Vice Presidents who shall perform such duties and possess such powers as shall be assigned him or her by the President or the Board.

         SECTION 6. TREASURER AND ASSISTANT TREASURER. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, shall keep or cause to be kept regular books of account for the Corporation and shall perform such other duties and possess such other powers as are incident to the office of Treasurer or as shall be assigned to the Treasurer by the President or the Board. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 7. SECRETARY AND ASSISTANT SECRETARY. The Secretary shall cause notices of all meetings to be served as prescribed in these By-laws or by statute, shall keep or cause to be kept the minutes of all meetings of the shareholders and of the Board of Directors, shall have charge of the corporate records and seal of the Corporation and shall keep a register of the post-office address of each shareholder which shall be furnished to the Secretary by such shareholder. The Secretary shall perform such other duties and possess such other powers as are incident to the office of the Secretary or as are assigned by the President or the Board. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries, in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary set forth herein and as the President or the Board from time to time may prescribe.

         SECTION 8. SUBORDINATE OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it shall deem necessary or desirable, who shall hold their offices for such



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terms and shall exercise such powers and perform such duties as shall be determined from time to time by the President or the Board.

                                   ARTICLE V

                             EXECUTION OF DOCUMENTS

         SECTION 1. COMMERCIAL PAPER AND CONTRACTS. All checks, notes, drafts and other commercial paper of the Corporation shall be signed by the President or the Treasurer of the Corporation or by such other person or persons as the Board of Directors may from time to time designate.

         SECTION 2. OTHER INSTRUMENTS. All contracts, deeds, mortgages and other instruments shall be executed by the President or any Vice President, and, if necessary or required by law, by the Secretary or any Assistant Secretary, or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be the calendar year.

                                  ARTICLE VII

                        CERTIFICATES REPRESENTING SHARES

         Certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and shall be executed by the President or any Vice President and by the Secretary or the Treasurer, unless the Board of Directors shall direct otherwise.

                                  ARTICLE VIII

                                   RECORD DATE

         For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without any meeting or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or in order to make a determination of shareholders for any other purpose, the Board of Directors shall fix, in advance, a date as the record date for any such determination of shareholders. Such date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action or event to which it relates. When a determination of shareholders of record for a shareholders' meeting has been made as provided in this Article VIII, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.



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                                   ARTICLE IX

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends or make other distributions on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by the Certificate of Incorporation and by statute.

                                    ARTICLE X

                                    AMENDMENT

         These By-laws may be altered, amended or repealed, or new by-laws may be adopted by the Board of Directors, at any regular meeting of the Board of Directors or of any special meeting of the Board of Directors. These By-laws, or any new by-laws adopted by the Board, may also be altered, amended or repealed, or new by-laws may be adopted, by the shareholders, at any annual or special meeting of shareholders if notice of such alteration, amendment, repeal or adoption of new by-laws is contained in the notice of such meeting.

                                   ARTICLE XI

                                 INDEMNIFICATION

         SECTION 1. The Corporation shall indemnify a Corporate Agent (as defined in Section 8 of this Article) against his or her expenses and liabilities actually and reasonably incurred in connection with the defense of any proceeding involving the Corporate Agent by reason of his or her being or having been such a Corporate Agent, other than a proceeding by or in the right of the Corporation, if (a) such Corporate Agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and (b) with respect to any criminal proceeding, such Corporate Agent had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such Corporate Agent did not meet the applicable standards of conduct set forth in subparts (a) and (b) herein.

         SECTION 2. The Corporation shall indemnify a Corporate Agent against his or her liabilities and expenses, actually or reasonably incurred by him or her in connection with the defense, in any proceeding, by or in the right of the Corporation to procure a judgment in its favor which involves the Corporate Agent by reason of his or her being or having been such Corporate Agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such Corporate Agent shall have been adjudged liable to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such Corporate Agent is fairly and reasonably entitled to indemnity for such expenses or liabilities as the New Jersey Superior Court or such other court shall deem proper.



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         SECTION 3. The Corporation shall indemnify a Corporate Agent against expenses (including attorneys fees) to the extent that such Corporate Agent has been successful on the merits or otherwise in any proceeding referred to in Sections 1 and 2 of this Article or in defense of any claim, issue or matter therein.

         SECTION 4. Any indemnification under Section 1 of this Article and, unless ordered by a court, under Section 2 of this Article, may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the Corporate Agent met the applicable standard of conduct set forth in Sections 1 or 2 of this Article. Such determination shall be made: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the Board of Directors by a majority vote of the disinterested directors so directs, by independent legal counsel in a written opinion, such counsel to be designated by the Board of Directors; or (c) by the shareholders.

         SECTION 5. Expenses incurred by a Corporate Agent in connection with a proceeding may be paid by the Corporation in advance of the final disposition of the proceeding, as authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the Corporate Agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified as provided in this Article XI.

         SECTION 6. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not exclude any other rights to which a Corporate Agent may be entitled under the Corporation's Certificate of Incorporation, a By-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a Corporate Agent if a judgment or other final adjudication adverse to the Corporate Agent establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the Corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law, or (c) resulted in receipt by the Corporate Agent of an improper personal benefit.

         SECTION 7. The Corporation shall have the power to purchase and maintain insurance on behalf of any Corporate Agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a Corporate Agent, whether or not the Corporation would have the power to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insurers.

         SECTION 8. For purposes of this Article XI, the following definitions, as well as all other definitions set forth in N.J.S.A. 14A:3-5, shall apply:

               (a) "Corporate Agent" shall mean any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any Other Enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent. Furthermore, any Corporate Agent also serving as a "fiduciary" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974" (ERISA) as amended from time to time, shall serve in such capacity as a Corporate Agent, if the corporation shall have requested any such person to serve. Additionally, the corporation shall be deemed to have requested such person to serve as a fiduciary of an employee benefit plan, only where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan.

               (b) "Other Enterprise" shall mean any domestic or foreign corporation other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise (including employee benefit plans governed by ERISA), whether or not for profit, served by a Corporate Agent.

                                  ARTICLE XII

                 INCONSISTENCY WITH CERTIFICATE OF INCORPORATION

         In the event that any of the provisions of these By-laws is inconsistent with any provision of the Corporation's Certificate of Incorporation, the provision of the Certificate of Incorporation shall apply.

As Amended and Restated: ______________ ___, 1999.

                                                                    APPENDIX D-1

                                                      CERTIFICATE NO. __________


                  FORM OF PAYMENT RIGHT - HOSPITAL SHAREHOLDERS

         This Certificate, representing ________ Payment Rights (individually, a "Payment Right," and collectively, the "Payment Rights") of FOHP, Inc., a New Jersey corporation ("FOHP"), entitles___________ (the "Holder"), a licensed New Jersey hospital or acute care institution which has entered into a provider agreement with PHS-NJ (as defined below), or an affiliate thereof, in accordance with the terms and subject to the conditions set forth herein, to the payment provided below:

         (a) Payment. For each Payment Right represented by this Certificate, the Holder shall be entitled to a cash payment of $15.00 on July 1, 2001 from FOHP; provided that the Hospital Shareholder Conditions described in subpart (b) below have been met by the Holder and the Continuing Hospital Provider Condition described in subpart (c) below shall have been satisfied.

         (b) Hospital Shareholder Conditions. In order to receive the full $15.00 payment under a Payment Right represented by this Certificate, the Holder or its affiliated hospital or acute care institution must meet the following conditions (the "Hospital Shareholder Conditions"):

               (i) Hospital Participation and Reimbursement Condition - The Holder or its affiliated hospital or acute care institution must continue to participate in the provider network of Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc. ("FOHP-NJ")), a New Jersey corporation which operates as a health maintenance organization in New Jersey ("PHS-NJ"), until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Holder or its affiliated hospital or acute care institution and PHS-NJ as revised, where necessary, to (A) provide that reimbursement rates for the Holder or its affiliated hospital or acute care institution shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of
                     (1) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (2) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Holder or its affiliated hospital or acute care institution, not including PHS-NJ, and (B) extend such provider agreement to apply to all entities affiliated with Foundation Health Systems, Inc., a Delaware corporation and ultimate parent of FOHP ("FHS").



                                     D-1-a

                     The condition set forth in this subpart (i) shall be referred to as the "Hospital Participation and Reimbursement Condition."

               (ii) Hospital Enrollment and Premium Payment Condition - The Holder or its affiliated hospital or acute care institution must continue to comply with the following enrollment obligations, which were previously set forth in the Certificate of Incorporation of FOHP: (A) if the only health benefits plan of the Holder or its affiliated hospital or acute care institution at the inception of FOHP-NJ was self-insured, the Holder or its affiliated hospital or acute care institution shall offer a FOHP-NJ health plan to its employees as its exclusive plan; (B) if the Holder or its affiliated hospital or acute care institution offered one or more health plans at the inception of FOHP-NJ, including any self-insured plan, the Holder or its affiliated hospital or acute care institution must offer a PHS-NJ health plan to its employees and have at least 75% of its employees enrolled in PHS-NJ health plans; and (C) if the Holder or its affiliated hospital or acute care institution is subject to a collective bargaining agreement, the Holder or its affiliated hospital or acute care institution is required to (1) use its best efforts to offer a PHS-NJ health plan to its non-union employees on a non-exclusive basis, (2) use its best efforts to qualify a PHS-NJ health plan as the union designated plan, and (3) pay reasonable deductibles or other costs to qualify a PHS-NJ health plan as the union designated plan; provided, however, that if the Holder or its affiliated hospital or acute care institution has entered into a letter agreement with FOHP that modifies the enrollment obligations applicable to the Holder or its affiliated hospital or acute care institution as set forth above and as previously set forth in FOHP's Certificate of Incorporation, the Holder will continue to be subject to such agreement until December 31, 1999, as amended to provide that the Holder or its affiliated hospital or acute care institution shall continue to offer a pharmacy rider through PHS-NJ, to the same extent and under the same terms and conditions as such rider was offered prior to March 1, 1998, with the exception that the pharmacy rider shall reimburse the participating pharmacist for the cost of generic drugs only, whenever a generic substitution is available, regardless of whether the prescribing physician prescribes "Dispense as Written." The aforementioned enrollment obligations shall continue until December 31, 1999, and thereafter if the Holder or its affiliated hospital or acute care institution proposes to offer to its employees any health benefits plan, such Holder or its affiliated hospital or acute care institution shall provide prior notice to PHS-NJ of the material terms of any Bona Fide Offer (as defined below) offered by such other health benefits plan. In the event PHS-NJ offers to provide a health plan containing terms at least as favorable in all material respects to the employees of the Holder or its affiliated hospital or acute care institution as those contained in the Bona Fide Offer, such Holder or its affiliated hospital or acute care institution shall offer PHS-NJ's health plan to its employees on the same basis as it would have been


                                     D-1-b
                     obligated under the above enrollment obligations if such enrollment obligations had not expired. The Holder or its affiliated hospital or acute care institution must also make timely payments of premium to PHS-NJ and shall be current in such payments as of July 1, 2001.

                     A "Bona Fide Offer" is an offer of a health benefits plan which is prepared with the objective of covering the offerer's (A) health care costs and administrative expenses in the case of risk products, and (B) costs of performing administrative services and any risk assumed (e.g. reinsurance) in the case of self-funded products. An offer by any health benefits plan below the offerer's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

                     The conditions set forth in this subpart (ii) shall be collectively referred to as the "Hospital Enrollment and Premium Payment Condition."

               (iii) Reduction in Amount Payable Under Payment Rights - Failure
                     by the Holder or its affiliated hospital or acute care institution to comply with the Hospital Participation and Reimbursement Condition in subpart (i) above will result in a reduction of the amount of the Payment Rights contained herein by $10.00 per Payment Right. Failure by the Holder or its affiliated hospital or acute care institution to comply with the Hospital Enrollment and Premium Payment Condition in subpart (ii) above will result in a reduction of the amount of the Payment Rights contained herein by $5.00 per Payment Right. For example, if the Continuing Hospital Provider Condition discussed in subpart (c) below is satisfied and the Holder or its affiliated hospital or acute care institution complies with the Hospital Participation and Reimbursement Condition in subpart (i) above, but fails to comply with the Hospital Enrollment and Premium Payment Condition in subpart (ii) above, Holder will receive $10.00 for each Payment Right represented by this Certificate on or about July 1, 2001.

         (c) Continuing Hospital Provider Condition. In order for the Holder to receive any payment hereunder, no more than (i) five (5) Large Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, (ii) seven (7) Small Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have failed to comply with the Hospital Participation and Reimbursement Condition, provided, however, that in calculating the number of non-complying Large Hospital Shareholders and Small Hospital Shareholders for purposes of subparts (i), (ii) and (iii), a Large Hospital Shareholder or Small Hospital Shareholder which fails to comply with the Hospital Participation and Reimbursement Condition as a result of a breach by PHS-NJ of its provider agreement with the Large Hospital Shareholder or Small



                                     D-1-c

               Hospital Shareholder, shall not be counted as having failed to comply with the Hospital Participation and Reimbursement Condition (the "Continuing Hospital Provider Condition").

               A "Large Hospital Shareholder" shall mean a New Jersey licensed hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 33,315 shares of FOHP Common Stock, par value $.01 per share ("FOHP Common Stock"), and a "Small Hospital Shareholder" shall mean a New Jersey licensed hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 13,334 shares of FOHP Common Stock.

         (d) Change of Control. In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or if FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the Holder hereof shall be entitled to full payment hereunder; provided, that Holder shall agree in writing to continue to participate in the PHS-NJ provider network or that of its successors, for a period ending on the earlier to occur of
               (i) eighteen (18) months from the date of the transaction, or
               (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the Holder's provider agreement with PHS-NJ as in effect immediately prior to the transaction. FOHP shall give notice to the Holder hereof prior to, simultaneously with or promptly after the consummation of a transaction described in this subpart (d).

         (e) Waiver of Conditions by FOHP. FOHP, in its sole discretion, may waive any of the conditions to payment set forth in this Certificate.

         (f) Payment Procedure. Any consideration to be paid by FOHP under this Certificate to the Holder shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or shortly after July 1, 2001.

         (g) Contribution Agreement between FOHP and FHS. FOHP and FHS have entered into a Contribution Agreement dated _____________ ___, 1998 (the "Contribution Agreement"), pursuant to which FHS has irrevocably committed to contributing to FOHP the cash necessary for FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the merger of FHS Transition Company with and into FOHP. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only. The Contribution Agreement provides that each holder of Payment Rights, including the Holder, is a third party beneficiary to such agreement for the sole purpose of compelling, if necessary, FHS to make the cash contributions to FOHP contemplated by the Contribution Agreement.


                                    D-1-d

         (h) Non-Transferability of Payment Rights. This Certificate is non-negotiable and neither this Certificate nor the Payment Rights represented hereby are transferable or assignable by the Holder without the express written consent of FOHP.

         (i) No Interest. No interest will be paid on any amount payable under the Payment Rights represented hereby.


         (j) Governing Law. This Certificate and the Payment Rights represented hereby shall be governed by, and construed in accordance with, the laws of the State of New Jersey.


                                                  FOHP, INC.



                                                By:
                                                   -----------------------------
                                              Name:
                                             Title:



                                    D-1-e

                                                                    APPENDIX D-2

                                                      CERTIFICATE NO. __________


                FORM OF PAYMENT RIGHT - NON-HOSPITAL SHAREHOLDERS

         This Certificate, representing ________ Payment Rights (individually, a "Payment Right," and collectively, the "Payment Rights") of FOHP, Inc., a New Jersey corporation ("FOHP"), entitles___________ (the "Holder"), a licensed New Jersey physician or other non-hospital provider of health care services which has entered into a provider agreement with PHS-NJ (as defined below), in accordance with the terms and subject to the conditions set forth herein, to the payment provided below:

         (a) Payment. For each Payment Right represented by this Certificate, the Holder shall be entitled to a cash payment of $15.00 on July 1, 2001 from FOHP; provided that the Non-Hospital Shareholder Condition described in subpart (b) below has been met by the Holder and the Continuing Hospital Provider Condition described in subpart (c) below shall have been satisfied.

         (b) Non-Hospital Shareholder Condition. In order to receive the full $15.00 payment under a Payment Right represented by this Certificate, the Holder must meet the following condition (the "Non-Hospital Shareholder Condition"):

               The Holder must continue to participate in the provider network of Physicians Health Services of New Jersey, Inc. (formerly First Option Health Plan of New Jersey, Inc.), a New Jersey corporation which operates as a health maintenance organization in New Jersey ("PHS-NJ"), until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in his, her or its existing provider agreement with PHS-NJ, as revised, where necessary, to apply to all entities affiliated with Foundation Health Systems, Inc., a Delaware corporation and the ultimate parent of FOHP ("FHS"). If the Holder retires, dies, ceases to practice in New Jersey, or has been terminated by PHS-NJ prior to December 31, 2001, this condition shall be deemed to have been satisfied.

         (c) Continuing Hospital Provider Condition. In order for the Holder to receive any payment hereunder, no more than (i) five (5) Large Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition (as described below), (ii) seven (7) Small Hospital Shareholders (as defined below) shall have failed to comply with the Hospital Participation and Reimbursement Condition, or (iii) three (3) Large Hospital Shareholders and four (4) Small Hospital Shareholders shall have failed to comply with the Hospital Participation and Reimbursement Condition, provided, however, that in calculating the number of non-complying Large Hospital Shareholders and Small Hospital Shareholders for purposes of subparts (i), (ii) and (iii), a Large Hospital Shareholder or Small Hospital Shareholder which fails to comply with the Hospital Participation and Reimbursement Condition as a



                                     D-2-a
               result of a breach by PHS-NJ of its provider agreement with the Large Hospital Shareholder or Small Hospital Shareholder, shall not be counted as having failed to comply with the Hospital Participation and Reimbursement Condition (the "Continuing Hospital Provider Condition").

               A "Large Hospital Shareholder" shall mean a licensed New Jersey hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 33,315 shares of FOHP Common Stock, par value $.01 per share ("FOHP Common Stock"), and a "Small Hospital Shareholder" shall mean a licensed New Jersey hospital or acute care institution which currently is a provider in the PHS-NJ provider network and originally purchased, either directly or through an affiliate, 13,334 shares of FOHP Common Stock.

               For a Large Hospital Shareholder or Small Hospital Shareholder to satisfy the "Hospital Participation and Reimbursement Condition" it must continue to participate in PHS-NJ's provider network until July 1, 2001, and agree in writing to continue to participate in PHS-NJ's provider network until December 31, 2001, on the terms and subject to the conditions contained in the existing provider agreement between the Large Hospital Shareholder or Small Hospital Shareholder and PHS-NJ, as revised, where necessary, to (A) provide that reimbursement rates for the Large Hospital Shareholder or Small Hospital Shareholder shall remain at their March 1, 1998 levels until at least December 31, 1999, and thereafter shall be changed annually only to the lesser of (1) the December 31, 1999 rate plus or minus an annual cost of living adjustment as reflected in the latest consumer price index for New York, or (2) the December 31, 1999 rate plus or minus the average of the rate increase or decrease then most recently obtained by the two managed care plans with the lowest rates at the Large Hospital Shareholder or Small Hospital Shareholder not including PHS-NJ, and (B) extend such provider agreement to apply to all FHS affiliated entities.

         (d) Bonus Pool. Any consideration not paid to a holder of Payment Rights issued in connection with the merger (the "Merger") of FHS Transition Company with and into FOHP, due to the failure of the holder to meet the conditions applicable to him, her or it under the Payment Rights, shall be made available to those former physicians and other non-hospital shareholders of FOHP, including the Holder (individually, a "Non-Hospital Shareholder," and collectively, the "Non-Hospital Shareholders"), who comply with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition has been satisfied. In addition, if any Large Hospital Shareholder, Small Hospital Shareholder or Non-Hospital Shareholder elects to receive the appraisal consideration (the "Appraisal Consideration") offered in the Merger for his, her or its shares of FOHP Common Stock instead of Payment Rights, the difference between $15.00 and the per share amount of the Appraisal Consideration paid to the Large Hospital Shareholder, Small Hospital Shareholder or Non-Hospital Shareholder for his, her or its shares of FOHP Common Stock shall be made available to those Non-Hospital



                                     D-2-b

               Shareholders who comply with the Non-Hospital Shareholder Condition, provided that the Continuing Hospital Provider Condition is satisfied.

               If the Continuing Hospital Provider Condition is satisfied, each Non-Hospital Shareholder who has satisfied the Non-Hospital Shareholder Condition shall be entitled, in addition to the $15.00 payment provided in subpart (a) hereof, to the sum of:

               (i) the product of (A) the number of shares of FOHP Common Stock held by the Non-Hospital Shareholder prior to the Merger multiplied by (B) $2.25, plus

               (ii) the Non-Hospital Shareholder's Pro-Rata Portion (as defined below) of (A) the aggregate reduction in the $15.00 principal amount payable under each Payment Right issued in connection with the Merger, and (B) the amount equal to the product of (x) $15.00 minus the per share amount of the Appraisal Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from former FOHP shareholders who elected to receive the Appraisal Consideration (subpart (i) plus subpart (ii) shall be referred to herein as the "Bonus Payment"); provided, however, that the Bonus Payment shall only be made if PHS-NJ's operations in New Jersey produce an annualized return on average common equity capital of at least 10% for the period January 1, 1999 through June 30, 2001, where initial capital is set at $130 million, plus any increase in retained earnings for PHS-NJ through the period January 1, 1999 through June 30, 2001, excluding any non-recurring extraordinary items, as defined under generally accepted accounting principles (the determination of annualized return on average common equity capital for the period January 1, 1999 through June 30, 2001 shall be computed using pre-tax earnings).

               The "Pro-Rata Portion" of any given Non-Hospital Shareholder shall equal the product of (A) the quotient of (1) the amount of consideration received by the Non-Hospital Shareholder in the Merger (other than the Bonus Payment) divided by (2) the total consideration payable to all Non-Hospital Shareholders in the Merger (other than the Bonus Payment) multiplied by (B) the aggregate amount of the $15.00 principal amount payable under each Payment Right not paid under the Payment Rights issued in the Merger, plus the amount equal to the product of (x) $15.00 minus the per share amount of the Alternate Consideration, multiplied by (y) the number of shares of FOHP Common Stock purchased from former FOHP shareholders in exchange for the Appraisal Consideration.

         (e) Change of Control. In the event FHS is acquired by or merged with another entity and the senior management or Board of Directors of FHS is substantially replaced as a result of such transaction, or if FOHP or any successor thereto shall become controlled prior to July 1, 2001 by an entity other than FHS (or an entity controlled by FHS), the Holder hereof shall be entitled to full payment hereunder; provided, that Holder shall agree in writing to continue to participate in the PHS-



                                     D-2-c

               NJ provider network or that of its successors, for a period ending on the earlier to occur of (i) eighteen (18) months from the date of the transaction, or (ii) December 31, 2001, on the same terms and subject to the same conditions as contained in the Holder's provider agreement with PHS-NJ as in effect immediately prior to the transaction. FOHP shall give notice to the Holder hereof prior to, simultaneously with or promptly after the consummation of a transaction described in this subpart (e).

         (f) Waiver of Conditions by FOHP. FOHP, in its sole discretion, may waive any of the conditions to payment set forth in this Certificate.

         (g) Payment Procedure. Any consideration to be paid by FHS under this Certificate to the Holder shall be in the form of a corporate or certified check which shall be mailed or otherwise delivered on or shortly after July 1, 2001.

         (h) Contribution Agreement between FOHP and FHS. FOHP and FHS have entered into a Contribution Agreement dated _____________ ___, 1998 (the "Contribution Agreement"), pursuant to which FHS has irrevocably committed to contributing to FOHP the cash necessary for FOHP to make full payment on all outstanding Payment Rights issued by FOHP in connection with the Merger of FHS Transition Company with and into FOHP. Any funds contributed by FHS to FOHP for the payment of Payment Rights will be restricted for that purpose only. The Contribution Agreement provides that each holder of Payment Rights, including the Holder, is a third party beneficiary to such agreement for the sole purpose of compelling, if necessary, FHS to make the cash contributions to FOHP contemplated by the Contribution Agreement.

         (i) Non-Transferability of Payment Rights. This Certificate is non-negotiable and neither this Certificate nor the Payment Rights represented hereby are transferable or assignable by the Holder without the express written consent of FOHP.

         (j) No Interest. No interest will be paid on any amount payable under the Payment Rights represented hereby.

         (k) Governing Law. This Certificate and the Payment Rights represented hereby shall be governed by, and construed in accordance with, the laws of the State of New Jersey.



                                                 FOHP, INC.



Dated:                                         By:
      --------------------                        -----------------------------
                                             Name:
                                            Title:



                                     D-2-d

                                                                      APPENDIX E



                             CONTRIBUTION AGREEMENT

         This Contribution Agreement ("Agreement"), entered into as of ____________ ___, 1998, is between Foundation Health Systems, Inc., a Delaware corporation("FHS"), and FOHP, Inc., a New Jersey corporation ("FOHP").

                                    RECITALS

         WHEREAS, FHS currently owns approximately ninety-eight percent (98%) of the outstanding FOHP common stock, par value $.01 per share ("FOHP Common Stock");

         WHEREAS, approximately two percent (2%) of the outstanding FOHP Common Stock is held by New Jersey physicians, hospitals and other health care providers ("Provider Shareholders") who comprise a portion of the provider network of First Option Health Plan of New Jersey, Inc., a wholly-owned subsidiary of FOHP which operates as a health maintenance organization in New Jersey;

         WHEREAS, pursuant to an Agreement and Plan of Merger, FHS Transition Company, a New Jersey corporation and wholly-owned subsidiary of FHS, will merge with and into FOHP (the "Merger");

         WHEREAS, in connection with the Merger, the shares of FOHP Common Stock held by the Provider Shareholders will be cancelled and, in exchange therefor, each Provider Shareholder will be given the choice of receiving (i) the value of his, her or its shares of FOHP Common Stock determined by independent qualified appraisers as of December 31, 1998 (the Appraisal Consideration"), or (ii) payment rights (individually a "Payment Right" and collectively "Payment Rights"), pursuant to which the holder thereof will be entitled to a cash payment of not less than fifteen dollars ($15.00) per Payment Right on or about July 1, 2001 from FOHP, provided certain conditions are either satisfied or waived; and

         WHEREAS, as part of its continuing commitment to FOHP and the Provider Shareholders, FHS will, pursuant to this Agreement, irrevocably commit to contribute to FOHP that amount of cash necessary for FOHP to pay (i) all amounts payable under the Payment Rights, (ii) any Appraisal Consideration due and owing to the Provider Shareholders in connection with the Merger, (iii) all amounts due and owing to the Provider Shareholders who dissent from the Merger, and (iv) any expenses incurred by FOHP in connection with the Merger.

         NOW, THEREFORE, in consideration of the premises and the mutually dependent covenants and agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. Contribution by FHS to FOHP. FHS hereby irrevocably commits to contribute to FOHP the amount of cash necessary for FOHP to pay:

               (a) all amounts payable under the Payment Rights to be issued in connection with the Merger;

               (b) any Appraisal Consideration due and owing to the Provider Shareholders in connection with the Merger;

               (c) all amounts due and owing to the Provider Shareholders who dissent from the Merger; and

               (d) any expenses incurred by FOHP in connection with the Merger.

         2. Intercompany Note. Contemporaneously with the consummation of the Merger, FHS will issue and deliver to FOHP an intercompany note, substantially in the form as is attached hereto as Exhibit A, as further evidence of FHS' obligation to contribute to FOHP on June 30, 2001 the amounts payable under the Payment Rights to be issued in connection with the Merger.

         3. Limitation on use of Contributed Funds. Any funds contributed by FHS to FOHP pursuant to this Agreement are limited to the payments set forth in Section 1 hereof, and shall not be used for any other purpose.

         4. Limitation on Additional Indebtedness. During the period the Payment Rights are outstanding, FOHP will not incur any indebtedness which could affect its ability to apply all the funds to be contributed by FHS hereunder to the payment of the Payment Rights or otherwise affect its ability to make full payment on the Payment Rights.

         5. Provider Shareholders as Third Party Beneficiaries. In the event FHS fails to make the contributions to FOHP set forth in Section 1 hereof, each Provider Shareholder shall have standing, as a third party beneficiary to this Agreement, for the sole purpose of bringing action against FHS to compel FHS to fulfill its contribution obligations set forth herein.

         6. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of FOHP and FHS, and their respective successors and assigns.

         7. Complete Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior oral or written communications, negotiations, understandings and agreements among the parties hereto. This Agreement may not be amended, changed, waived or terminated, without a written instrument signed by FHS and FOHP, and approved by the holders of the majority of the outstanding Payment Rights.

         8. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute the same agreement.

         9. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                             FOHP, INC.



                                           By:
                                              ----------------------------------
                                         Name:
                                        Title:


                                             FOUNDATION HEALTH SYSTEMS, INC.



                                           By:
                                              ----------------------------------
                                         Name:
                                        Title:

                                                                    APPENDIX F


                  [JANNEY MONTGOMERY SCOTT INC. LETTERHEAD]




                                  July 15, 1998


The Board of Directors of
   FOHP, Inc.
3501 State Highway 66
Neptune, NJ 07753

Attention:  Dr. Mark Engel, Chairman

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to FOHP, Inc., a New Jersey Corporation ("FOHP" or the "Company"), and its minority holders of outstanding shares of common stock ("Minority Stockholders") of the alternate consideration per share to be offered to the Minority Stockholders (the "Alternate Consideration") as set forth in the revised term sheet dated July 10, 1998 ("Term Sheet") presented by Foundation Health Systems, Inc. ("FHS") a Delaware Corporation and the holder of approximately 98% of the Company's outstanding equity. The Term Sheet proposes modifications to FHS' right to purchase (the "Original Proposal") all of the outstanding common stock of FOHP, Inc. in 1999 in accordance with the terms and conditions of the Amended and Restated Securities Purchase Agreement dated February 10, 1997, among FOHP, First Option Health Plan of New Jersey, Inc., and FHS, as amended (the "Amended Agreement").

Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

In connection with our opinion, we have reviewed the Term Sheet, certain financial and other information of FOHP, Physicians Health Services, Inc. ("PHS"), a wholly owned subsidiary of FHS, and FHS, including certain internal analyses, reports, forecasts and other information. We

                                                                      FOHP, INC.
                                                                          Page 2

have held discussions with senior management of FOHP, PHS and FHS concerning the current operations, financial condition and prospects of FOHP and PHS. In addition, we have (i) reviewed the historic financial statements of FOHP and PHS; (ii) compared the financial positions and operating results of FOHP with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the Alternate Consideration to certain financial terms of selected other business combinations we deemed relevant; (iv) performed customary investment banking valuation procedures; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to financial projections, we assumed that they have been reasonably prepared on basis reflecting the best currently available information and judgments of the future financial performance of FOHP and PHS. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with such valuations or appraisals.

Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of, the date hereof. It should be understood that, although subsequent developments may effect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Payment of JMS' fairness opinion fee is not contingent upon the conclusion reported.

It should be understood that this letter is for the information of the Board of Directors only in connection with its consideration of the Alternate Consideration and does not constitute a recommendation to any Minority Stockholder on the Alternate Consideration. While this opinion may be included in a Registration Statement or Proxy Statement filed in conjunction with this transaction, it may not be used for any other purpose without our prior written consent for which no additional compensation or expenses shall be paid or reimbursed and which consent shall not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the Alternate Consideration is fair, from a financial point of view, to the Minority Stockholders of FOHP.

                                        Sincerely yours,

                                        JANNEY MONTGOMERY SCOTT INC.


                                        By: /s/ William J. Barrett
                                           ------------------------------------
                                            William J. Barrett
                                            Senior Vice President

                  [JANNEY MONTGOMERY SCOTT INC. LETTERHEAD]



                                November 16, 1998


The Board of Directors of
   FOHP, Inc.
3501 State Highway 66
Neptune, NJ 07753

Attention:  Dr. Mark Engel, Chairman

Ladies and Gentlemen:

         This will update Janney Montgomery Scott Inc.'s opinion letter dated July 15, 1998 (herein, the "Letter"). The terms used herein have the meanings defined in the Letter. We understand that, subsequent to the delivery of our opinion, the following modifications to the offering and delivery of the Alternate Consideration will be made, which will directly affect our opinion:

          o Payment rights (i.e., the "Alternate Consideration") will be issued by FOHP rather than FHS; however, FHS, through a separate contribution agreement with FOHP, will irrevocably commit to contribute to FOHP the amount of cash necessary for FOHP to make full payment on all payment rights. Any funds contributed by FHS to FOHP for the payment of payment rights will be restricted to that purpose. In addition, any appraisal consideration paid by FOHP, or other consideration paid by FOHP as the result of the exercise of dissenters' rights by Minority Stockholders in connection with the merger of FHS Transition Company with and into FOHP (the "Merger"), will be funded by FHS.

          o Contemporaneously with the consummation of the Merger, FHS will contribute all of its FOHP stock to PHS; as a result, FOHP will become a wholly-owned subsidiary of PHS.

         In connection with this updating of our opinion, we have reviewed the agreement and plan of merger dated November 16, 1998, and held discussions with FOHP's counsel and certain board members and employees of FOHP.

                                                                      FOHP, INC.
                                                                          Page 2

         Based upon and subject to the foregoing, it is our opinion, at the date hereof, that the modifications to be made to the offering and delivery of the Alternate Consideration will not change our July 15, 1998 opinion.

                                        Sincerely yours,

                                        JANNEY MONTGOMERY SCOTT INC.


                                        By: /s/ William J. Barrett
                                           ------------------------------------
                                            William J. Barrett
                                            Senior Vice President

                                                                      APPENDIX G


                 CHAPTER 11. RIGHTS OF DISSENTING SHAREHOLDERS.


           SECTION

           14A:11-1          RIGHT OF SHAREHOLDERS TO DISSENT.

           14A:11-2          NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES.

           14A:11-3          "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE.

           14A:11-4          TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES.

           14A:11-5          RIGHTS OF DISSENTING SHAREHOLDER

           14A:11-6          DETERMINATION OF FAIR VALUE BY AGREEMENT.

           14A:11-7          PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO
                             DETERMINE FAIR VALUE.

           14A:11-8          ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF
                             COURT; APPOINTMENT OF APPRAISER.

           14A:11-9          JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.

           14A:11-10         COSTS AND EXPENSES OF ACTION.

           14A:11-11         DISPOSITION OF SHARES ACQUIRED BY CORPORATION.


14A:11-1.  RIGHT OF SHAREHOLDERS TO DISSENT.

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

     (a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

         (i) A shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

              (A) Of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

              (B) For which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

         (ii) A shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsections 14A:10-3(4), 14A:10-7(2) or
               14A:10-7(4); or

     (b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

         (i) With respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

         (ii) From a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within 1 year after the date of such transaction, where such transaction is wholly for

              (A)     cash; or

              (B) shares, obligations or other securities which, upon consummation or the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

              (C)     cash and such securities; or

         (iii) from a sale pursuant to an order of a court having jurisdiction.

         (2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

         (3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

         (4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

         14A:11-2. NOTICE OF DISSENT; DEMAND FOR PAYMENT; ENDORSEMENT OF CERTIFICATES.

         (1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraphs 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

         (2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

         (3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

         (4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

         (5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

         (6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

         (7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

         14A:11-3. "DISSENTING SHAREHOLDER" DEFINED; DATE FOR DETERMINATION OF FAIR VALUE.

         (1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

         (2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

         (3) "Fair value" as used in this Chapter shall be determined

             (a) as of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

             (b) in the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

             (c) in the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

         In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

         14A:11-4. TERMINATION OF RIGHT OF SHAREHOLDER TO BE PAID THE FAIR VALUE OF HIS SHARES.

         (1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

             (a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

             (b) his demand for payment is withdrawn with the written consent of the corporation;

             (c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

             (d) the Superior Court determines that the shareholder is not entitled to payment for his shares;


             (e)    the proposed corporate action is abandoned or rescinded; or

             (f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

         (2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

         14A:11-5. RIGHTS OF DISSENTING SHAREHOLDER.

         (1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

         (2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

         14A:11-6. DETERMINATION OF FAIR VALUE BY AGREEMENT.

         (1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

         (2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificates representing such shares.

         14A:11-7. PROCEDURE ON FAILURE TO AGREE UPON FAIR VALUE; COMMENCEMENT OF ACTION TO DETERMINE FAIR VALUE.

         (1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

         (2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

         14A:11-8. ACTION TO DETERMINE FAIR VALUE; JURISDICTION OF COURT; APPOINTMENT OF APPRAISER. In any action to determine the fair value of shares pursuant to this Chapter:

              (a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

              (b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

              (c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

              (d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

         14A:11-9. JUDGMENT IN ACTION TO DETERMINE FAIR VALUE.

         (1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

         (2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

         14A:11-10. COSTS AND EXPENSES OF ACTION. The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for an reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

         14A:11-11. DISPOSITION OF SHARES ACQUIRED BY CORPORATION.

         (1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

         (2) (Deleted by amendment, P.L. 1995, c. 279.)

         (3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 10-K

(Mark One)

[x]      ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934
         For the fiscal year ended December 31, 1997
                                       OR

[ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
         SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO. 0-25944
----------------------------

                                   FOHP, INC.
                     ----------------------------------------
                    (Exact name of registrant as specified in
                                  its charter)

                  NEW JERSEY                            22-3314813
    ---------------------------------------       -------------------------
        (State or other jurisdiction                 (I.R.S. Employer
       of incorporation or organization)             Identification No.)

           3501 State Highway 66
            Neptune, New Jersey                            07753
    ---------------------------------------       -------------------------
          (Address of principal                           Zip Code
            executive offices)

                         Registrant's telephone number,
                       including area code: (732) 918-6700

Securities registered pursuant to Section 12(b) of the Act:

                                                     Name of each exchange
Title of each class                                  on which registered
------------------                                   ---------------------
      None                                               Not Applicable

Securities registered pursuant to Section 12(g) of the Act:

                                  Common Stock

        -----------------------------------------------------------------
                                (Title of class)

        -----------------------------------------------------------------
                                (Title of class)

         Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days. Yes X   No
                                             ---     ---


         Indicate by check mark if disclosure of delinquent  filers  pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

         The aggregate market value of the shares of the Registrant's Common Stock, par value $.01 per share ("Common Stock"), held by non-affiliates of the Registrant, as of March 15, 1998, was $1,483,504. The Common Stock is the only class of the Registrant's capital stock with shares currently issued and outstanding. Inasmuch as shares of Common Stock are not listed on any exchange or quoted on any quotation system, nor has there been any regular trading in shares of Common Stock since the inception of the Registrant, the aforestated aggregate market value of outstanding Common Stock held by non-affiliates of the Registrant was computed by multiplying the number of shares of Common Stock held by non-affiliates of the Registrant as of March 15, 1998, by $.72, the average per share purchase price paid by Foundation Health Systems, Inc. in connection with the conversion of Debentures (as defined herein) into shares of Common Stock in 1997.

         As of March 15, 1998, the number of outstanding shares of Common Stock-NJ was 100,000,000.

      Documents incorporated by                   Part of Form 10-K into which
     reference into this report                     document is incorporated
     --------------------------                     ------------------------
               None                                           None

         Certain information included in this report and other filings of the Registrant under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as information communicated orally or in writing between the dates of such filings, contains or may contain forward looking information that is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from expected results. Among these risks, trends and uncertainties are matters related to national and local economic conditions, the effect of governmental regulation on the Registrant and its subsidiaries, the competitive environment in which the Registrant and its subsidiaries operate, the relationship between the Registrant and Foundation Health Systems, Inc., the holder of approximately 98% of the Registrant's Common Stock, and the ability of the Registrant and its subsidiaries to generate or raise sufficient capital to remain in compliance with any applicable statutory net worth or other capital requirements and to continue to operate their businesses as currently operated. See "Description of Business," "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Certain Relationships and Related Transactions."

                                     PART I

ITEM 1.  BUSINESS.

(A)      GENERAL DEVELOPMENT OF BUSINESS

         FOHP, Inc., a New Jersey corporation (the "Company" or "Registrant"), was formed in May 1994 to effect the reorganization (the "Reorganization") of First Option Health Plan of New Jersey, Inc., a New Jersey corporation which operates as a health maintenance organization ("HMO") in the State of New Jersey ("FOHP-NJ"), into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company and the former holders of FOHP-NJ common stock received shares of the Company's Common Stock-NJ ("Common Stock-NJ"). All the outstanding shares of Common Stock-NJ were later converted on a one for one basis into shares of Common Stock in connection with amendments made to the Company's Certificate of Incorporation in April 1997. See "Description of Business."

         During 1997, Foundation Health Systems, Inc., a Delaware corporation formerly known as Health Systems International, Inc. ("FHS"), purchased convertible debentures from the Company in the aggregate principal amount of $80,701,120.38 (each a "Debenture" and collectively, the "Debentures"). FHS converted approximately $70,654,050 principal amount of the Debentures into 97,913,161 shares of Common Stock, which represents approximately 98% of the outstanding Common Stock of the Company. See "Description of Business Transaction with FHS; Description of FHS" and "Certain Relationships and Related Transactions."

         The principal executive offices of the Company are located at 3501 State Highway 66, Neptune, New Jersey 07753 and its telephone number at such location is (732) 918-6700.

(B)      FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

         Since its inception, substantially all of the Company's revenues, operating results and assets have been attributable to the operation of FOHP-NJ, an HMO which operates in the State of New Jersey.

(C)      DESCRIPTION OF BUSINESS

         In response to exclusively profit driven managed care organizations generally operated by large insurance companies, FOHP-NJ, a wholly-owned subsidiary of the Company, was formed in May 1993 by certain New Jersey hospitals and physicians to operate as a provider owned HMO in New Jersey. FOHP-NJ received a Certificate of Authority ("COA") to operate as an HMO in New Jersey in June 1994, and commenced operations on July 1, 1994. FOHP-NJ's objective was to have quality medical care delivered by its network of providers, in a cost effective manner, to as many persons as possible. To ensure that the health care providers associated with FOHP-NJ would maintain control over and participate in the management of the HMO, only health care providers associated with FOHP-NJ were permitted to purchase shares of FOHP-NJ common stock. In addition, to ensure that the hospitals and physicians participating in the FOHP-NJ provider network were able to contribute equally to the governance of FOHP-NJ, the Certificate of Incorporation of FOHP-NJ required that the Board of Directors of FOHP-NJ initially be comprised of an equal number of physician-designated directors and hospital-designated directors.

         In early 1995, it became apparent to the Board of Directors of FOHP-NJ that the health plans offered by FOHP-NJ would become more attractive to prospective employer groups with employees in New Jersey and neighboring states if the employees had access to the hospitals, physicians and other health care providers located or practicing in the states neighboring New Jersey. As a result, FOHP-NJ was reorganized into a holding company structure to facilitate the formation of HMOs in states other than New Jersey. Pursuant to the Reorganization, the Company, which was formed solely for purposes of effecting the Reorganization, acquired all of the outstanding shares of each class of FOHP-NJ common stock and, as a result, FOHP-NJ became a wholly-owned subsidiary of the Company and the former holders of FOHP-NJ common stock received shares of Common Stock-NJ, which were later converted on a one for one basis into Common Stock.

         During the first quarter of 1996, the Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement. FOHP-NJ's COA provides that if its net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the New Jersey Department of Banking and Insurance (the "DOI") and the New Jersey Department of Health and Senior Services (the "DOH", and together with the DOI, the "Departments") a plan of action to address the deficiency or expected deficiency. FOHP-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the Departments which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency.

         Although the operational changes implemented by the Company to increase capital in 1996 enabled the Company to reduce operating losses, the Company's Board of Directors (the "Board" or "Board of Directors") recognized that such changes would not allow the Company to adequately address FOHP-NJ's statutory net worth deficiency. In order to adequately address FOHP-NJ's statutory net worth deficiency, the Board believed that the Company needed to infuse a significant amount of capital into FOHP-NJ. To raise the required capital, the Company considered offering, in a public offering, securities to the providers in the FOHP-NJ provider network. A public offering of securities was ultimately rejected by the Board because the Board did not believe that the Company could raise the capital needed in a public offering, given the Company's deteriorating financial condition.

         To raise the capital necessary for FOHP-NJ to remain in compliance with its statutory net worth requirements, the Board determined that the Company needed to effect a private placement of capital to an investor interested in acquiring a significant equity position in the Company.

TRANSACTION WITH FHS
--------------------

         After considering proposals submitted by several large health care corporations, an insurer with affiliations to a provider-owned HMO, and several private investor groups, on October 24, 1996, the Company entered into a Securities Purchase Agreement with FHS (the "Securities Purchase Agreement"). As a result of a significant increase in medical claims expense during the fourth quarter of 1996, due to more complete payment data that was not available to the Company or its actuaries prior to such quarter, FHS was not obligated to consummate the transactions contemplated by the Securities Purchase Agreement and therefore elected in late January 1997 to renegotiate the terms and conditions of the Securities Purchase Agreement. Shortly thereafter, on February 10, 1997, the Securities Purchase Agreement was terminated and replaced by an amended Securities Purchase Agreement. On March 13, 1997, the amended Securities Purchase Agreement was amended to clarify certain provisions therein and in the proposed Certificate of Incorporation of the Company attached as an exhibit thereto (as so amended, the "Amended Securities Purchase Agreement"). The Amended Securities Purchase Agreement was declared effective on March 14, 1997.

         The Amended Securities Purchase Agreement, and the transactions contemplated thereby, were approved by the shareholders of the Company on April 16, 1997. To effect the transactions contemplated by the Amended Securities Purchase Agreement, including the sale of Debentures to FHS, the shareholders of the Company also approved (i) certain amendments to the Certificate of Incorporation of the Company relating to changes in the classes of securities authorized for issuance by the Company, (ii) certain amendments to the Certificate of Incorporation of the Company relating to changes in the rights of shareholders of the Company, and (iii) certain amendments to the Certificates of Incorporation and By-laws of the Company and FOHP-NJ relating to the Boards of Directors of the Company and FOHP-NJ and changes in the composition thereof.

         On April 30, 1997, pursuant to the Amended Securities Purchase Agreement, FHS purchased from the Company a Debenture in the aggregate principal amount of $51,701,120.38 (the "Initial Debenture"). The principal amount of the Initial Debenture was convertible, at the option of FHS, into up to 71% of the Company's capital stock on a fully-diluted basis. At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of principal amount of the Initial Debenture into 168,109 shares of Common Stock, which represented approximately 7.5% of the Company's then outstanding Common Stock.

         Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Debenture into 4,941,049 shares of Common Stock. After the conversion, FHS owned 5,109,158 shares of the 7,195,997 shares of Common Stock then outstanding, which represented 71% of the fully-diluted equity of the Company.

         In connection with FHS' purchase of the Initial Debenture, FHS and the Company entered into a General Administrative Services Management Agreement (the "Administrative Management Agreement"), pursuant to which FHS oversees the management of the Company and assists the Company's management in provider contracting, utilization review and quality assurance, employee relations, sales and marketing, and strategic planning, among other services. The Company pays FHS 2% of its premium revenue for the services provided by FHS under the Administrative Management Agreement. See "Certain Relationships and Related Transactions."

         In addition, FHS and the Company have entered into a Management Information Systems and Claims Processing Services Management Agreement (the "MIS Agreement," and together with the Administration Management Agreement, the "Management Agreements"), pursuant to which FHS would provide claims processing, record keeping and data processing services to all the health plans offered, or to be offered, by the Company's subsidiaries. The MIS Agreement will become effective at FHS's option. See "Certain Relationships and Related Transactions."

         In connection with the sale of the Initial Debenture, FHS and the Company entered into a letter agreement (the "Letter Agreement") which clarifies FHS's right under the Amended Securities Purchase Agreement to infuse additional capital into the Company in the event that it is determined that FOHP-NJ needs capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the Letter Agreement, FHS could, at any time prior to December 31, 1997, at its own discretion, contribute up to $5,000,000 in additional capital to the Company to be used in connection with certain anticipated liabilities and contribute up to such additional amounts that may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for FOHP-NJ to meet 100% of the minimum statutory net worth requirements (or such higher percentage that may be required by the appropriate regulators) as of December 31, 1997. In the event that FHS contributes additional capital to the Company to meet a Net Capital Shortfall or projected Net Capital Shortfall, FHS will be issued additional convertible debentures in substantially the same form as the Debentures. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         In order to satisfy certain statutory net worth requirements applicable to FOHP-NJ, and in accordance with the Amended Securities Purchase Agreement as amended by the Letter Agreement, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for a Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Debenture issued to FHS on April 30, 1997. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of Common Stock outstanding, which represents approximately 98% of the fully-diluted equity of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

         As of year end 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures. See "Management's Discussion and Analysis of Financial Condition and Results of Operation."

DESCRIPTION OF FHS
------------------

         FHS is an integrated managed care organization which administers the delivery of managed health care services. Through its subsidiaries, FHS offers group, individual, Medicaid, Medicare and preferred provider organization ("PPO") plans; government sponsored managed care plans; and managed care products related to administration and cost-containment, behavioral health, dental, vision and pharmaceutical products and services. Over the past several years, FHS has developed a diversified product line and has achieved geographic expansion throughout the United States. FHS operates and conducts its HMO and other businesses through its wholly and majority owned subsidiaries, such as the Company.

         FHS currently operates in the managed health care industry segment, and in 1997 FHS operated in six different divisions (the "Divisions") within such segment, including three regional operational divisions (the "Operational Divisions") and three additional specialty divisions (the "Specialty Divisions"). Such Divisions encompass the following three primary lines of business in which FHS continues to operate: (i) health plan operations (through the three regional Operational Divisions described below); (ii) government contracts (through the Government Operations Division); and (iii) specialty services (through the Specialty Services Division). FHS has discontinued its operations in the Workers' Compensation Division (the sixth Division in which FHS operated in 1997).

         FHS is one of the largest managed health care companies in the United States, with more than 4.3 million full-risk and administrative services only ("ASO") members through its Operational Divisions. FHS provides a comprehensive range of health care services through HMOs organized in three Operational Divisions located in the following geographical regions: the California Division (encompassing only the State of California), the Eastern Division (West Virginia, Ohio, Connecticut, Pennsylvania, New York, New Jersey and Florida) and the Western Division (Washington, Oregon, Idaho, Colorado, New Mexico, Utah, Arizona, Texas, Oklahoma and Louisiana). FHS also operates PPO networks providing access to health care services in over 45 states and owns four health and life insurance companies licensed to sell insurance in 35 states and the District of Columbia.

         FHS's HMOs market traditional HMO products to employer groups and Medicare and Medicaid products directly to employer groups and individuals. Health care services that are provided to FHS's commercial and individual members include primary and specialty physician care, hospital care, laboratory and radiology services, prescription drugs, dental and vision care, skilled nursing care, physical therapy and mental health.

         The Eastern Division currently includes FHS operations in Ohio, West Virginia, Connecticut, Pennsylvania, New York, New Jersey, and Florida. During 1997, FHS acquired Advantage Health, the trade name for a group of managed health care companies headquartered in Pittsburgh, with operations in West Virginia, Ohio and Pennsylvania; Physicians Health Services, Inc. ("PHS"), a group of managed health care companies headquartered in Connecticut with operations in Connecticut, New Jersey and New York; and the Company.

         FHS's Northeast region, a subset of FHS's Eastern Division, was recently formed in January 1998. FHS's Northeast region includes the Company, PHS and M.D. Health Plan, a Connecticut based HMO.

DESCRIPTION OF FOHP-NJ
----------------------

         FOHP-NJ is the Company's principal subsidiary and only subsidiary which has obtained a COA to operate as an HMO. FOHP-NJ operates an HMO in the State of New Jersey pursuant to a COA issued by the Departments. FOHP-NJ has established a provider network and has entered into provider agreements with NJ Practitioners, NJ Acute Care Institutions and NJ Other Providers (as such terms are defined below). FOHP-NJ has entered into provider agreements with (i) 62 NJ Acute Care Institutions located throughout New Jersey's 21 counties, (ii) approximately 11,000 NJ Practitioners, practicing in primary care and 30 medical specialities throughout New Jersey, and (iii) approximately 75 NJ Other Providers. Providers contracting with FOHP-NJ are not required to be shareholders of the Company. Currently, of the approximately 11,137 providers who have contracted with FOHP-NJ, 2,629 are shareholders of the Company.

         As used herein, a "NJ Acute Care Institution" shall mean a hospital or acute care institution, licensed by the DOH, which has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health plans; a "NJ Practitioner" shall mean a member of the medical staff of a NJ Acute Care Institution, or a physician designated by a NJ Acute Care Institution, who is licensed to practice medicine or osteopathy in the State of New Jersey and who has entered into a provider agreement with FOHP-NJ to provide health care services to the members of FOHP-NJ's health plans; and "NJ Other Provider" shall mean a health care provider or professional, other than a NJ Practitioner or NJ Acute Care Institution, licensed, certificated or authorized to operate or practice in the State of New Jersey, who has entered into a provider agreement with FOHP-NJ.

         Each member of FOHP-NJ's provider network has entered into a provider agreement with FOHP-NJ. Each provider agreement has a one-year term and is renewable annually. Such agreements with NJ Acute Care Institutions and NJ Other Providers may be terminated by mutual consent or, after the initial one-year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of provider agreements are not affected by whether the provider is, or is not, a shareholder of the Company. However, some agreements with NJ Acute Care Institution shareholders as subscribers in FOHP-NJ health plans are different from the subscriber agreements of non- shareholders in that premium rates for those NJ Acute Care Institutions that are shareholders are capped to be within a certain corridor (+/- 4%) from their prior year premium rates. There are 24 NJ Acute Care Institutions with such subscriber agreements. Preferred Providers (i.e., members of FOHP-NJ's provider network) are permitted to contract with other entities, including other health plans.

         FOHP-NJ markets its services to employers, including NJ Acute Care Institutions which are providers of health care services to FOHP-NJ and shareholders of the Company. Pursuant to the Company's Certificate of Incorporation, NJ Acute Care Institutions which own shares of Common Stock, directly or through affiliates, are required to offer a FOHP-NJ health plan to their employees under certain circumstances. In the event that a NJ Acute Care Institution fails to comply with such requirements, the Company may elect to repurchase the shares of Common Stock held by the NJ Acute Care Institution. See "Marketing."

BENEFITS PROVIDED BY FOHP-NJ

         FOHP-NJ currently offers two principal types of coverage plans, point of service ("POS") and Non-POS, each having multiple variations. Under both types of product, each new FOHP-NJ member will be required to select a primary care physician from a list supplied by FOHP-NJ. All medical care thereafter received by the member under a Non-POS plan, including specialist and hospital care, will be supervised by the primary care physician who is familiar with the member's medical history. A POS plan will permit members to utilize providers who are not under contract with FOHP-NJ. In such circumstances, members will be subject to higher co-payments and be responsible for payment of any difference between what FOHP-NJ pays for covered services and the amount of the charges incurred for such services. Generally, FOHP-NJ will pay no more than 80% and the member will pay no less than 20% of the charges for covered services when care is provided by non-Preferred Providers.

         FOHP-NJ's health plans require precertification for hospital admissions and diagnostic and outpatient procedures. Except for co-payments, FOHP-NJ covers all other charges for treatment at non-Preferred Provider emergency rooms in the event of a medical emergency or urgently needed services, as determined by FOHP-NJ.

         Generally, rates for each employer group are fixed for a twelve-month period and may be increased for each renewal term; provided, however, that the new rate methodology must be submitted to the DOI and there can be no assurance that any new rate methodology will be accepted by the DOI. Renewal dates vary among employer groups. FOHP-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of more than 100 employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Accordingly, rates can vary between employer groups for coverage under the same FOHP-NJ health plan. FOHP-NJ has also established rates for the health benefits plans required by the State of New Jersey to be offered by all HMOs that choose to market to small employer groups (50 employees or less), which are based on overall community rates for New Jersey calculated by independent consulting actuaries, as statutorily required. Proposed rates for the basic health care coverage required by the State of New Jersey is submitted to the DOI. Rates will also be affected by federal regulations which generally limit experience rating of group accounts.

         FOHP-NJ health plans require members to make co-payments directly to the treating health care provider for office visits to physicians and other health care providers, physician house calls and certain hospital emergency room visits. All FOHP-NJ plans allow subscribers to enroll their spouses and eligible dependents.

         FOHP-NJ offers multiple coverage plans to employer groups of more than 50 employees. Some coverages in each product are subject to annual maximum benefits. Generally, the products within each POS and Non-POS plan are distinguished by the amount of the applicable co-payments and the obligation of the POS member to pay to the provider the difference between what FOHP-NJ pays and the total charges.

         FOHP-NJ offers seven small employer group (50 employees or less) products. Five of them are identical to the small business plans designed by the Board of Directors of the Small Employer Health Benefits Program, the regulatory agency responsible for the regulation of small business health insurance products in New Jersey. The other two small employer group products are offered as riders to one of the four other small employer products. Either rider makes that product virtually identical to one of FOHP-NJ's large employer group products.

         FOHP-NJ also offers a dental plan and has expanded the coverage of the benefits plans offered by FOHP-NJ to include vision care. Moreover, commencing in December 1995, FOHP-NJ began offering Non-POS products to individuals as required by the State of New Jersey. The Non-POS products being offered by FOHP-NJ to individuals pursuant to the state requirement contain all the state mandated benefits, including coverage for preventive care, in-patient hospital care, substance abuse and mental health. All the products offered to individuals by FOHP-NJ as required by the State of New Jersey require co-payments. See "Government Regulation."

         FOHP-NJ currently offers coverage for Medicaid beneficiaries in the New Jersey counties of Essex, Cumberland, Gloucester, Hudson, Middlesex, Passaic, Union, Mercer and Camden. In December 1995, FOHP-NJ qualified federally as an HMO, and, as a result, currently offers coverage for Medicare beneficiaries in New Jersey.

         FOHP-NJ also provides utilization management and its PPO product to the members of self-funded plans. In addition, FOHP-NJ provides its PPO product to a number of other self-funded plans. FOHP-NJ also offers pharmacy, mental health and chemical dependency management services through third parties who or which have entered into sub-contract arrangements with FOHP-NJ.

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


         In addition to offering services as an HMO, FOHP-NJ offers administrative services, including access to FOHP-NJ's provider network, to health plans governed by the Employee Retirement Income Security Act of 1974, as amended, such as employer groups which are self-insured, as well as to such groups as ASOs, Third Party Administrators and Managed or Coordinated Care Organizations ("MCOs").

ARRANGEMENTS WITH NJ PRACTITIONERS

         FOHP-NJ may contract with Individual or Independent Practice Associations (individually, an "IPA"), Physician Hospital Organizations or NJ Practitioners. Under the terms of FOHP-NJ's practitioner provider agreement, NJ Practitioners will provide primary and specialty care to FOHP-NJ members. FOHP-NJ has entered into provider agreements with physicians and others who are not shareholders to provide services to its members. NJ Practitioners will be paid pursuant to a fee schedule established by FOHP-NJ and will only bill members of a FOHP-NJ plan for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for Medicare. Co-payments, in amounts approved by FOHP-NJ, are collected directly by the NJ Practitioner from the member.

         In addition to specifying the types of services required, each practitioner provider agreement imposes various requirements and standards (many of which are also mandated by applicable federal and state law) on NJ Practitioners.

         Each member selects a primary care physician from a list of primary care physicians who are under contract with FOHP-NJ. Under the Non-POS plans offered by FOHP-NJ, primary care physicians are required, when medically necessary and appropriate, to refer members to specialist physicians, hospitals and other health care providers who are under contract with FOHP-NJ.

         FOHP-NJ is a named insured under the Company's comprehensive general liability insurance, with coverage of at least $1,000,000 per occurrence and $10,000,000 in the aggregate per year. In addition, FOHP-NJ maintains HMO reinsurance for those situations where the acute care of a commercial, Medicaid or Medicare member exceeds $150,000 in a calendar year, with a per member annual maximum of $1,000,000 and lifetime maximum of $2,000,000. Individual physicians, including any physician practicing in an IPA or other group, must maintain professional liability insurance coverage of at least $1,000,000 per occurrence and $3,000,000 in the aggregate per year.

ARRANGEMENTS WITH NJ ACUTE CARE INSTITUTIONS

         FOHP-NJ's agreements with NJ Acute Care Institutions provide, among other things, for a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by FOHP-NJ for services provided to members. The reimbursement schedule of a provider agreement between a NJ Acute Care Institution and FOHP-NJ is individually negotiated. Rates

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


paid to NJ Acute Care Institutions for services provided to members of FOHP-NJ's health plans vary from institution to institution and are based on, among other things, the type of services provided by, and the location of, the NJ Acute Care Institution. The agreements are site specific. Therefore, in the event of a merger or acquisition or similar transaction between a NJ Acute Care Institution and another institution, services provided to members of FOHP-NJ health plans pursuant to an agreement between it and the affected NJ Acute Care Institution are required to be provided only at the location of such institution. Also, under the terms of such agreements, NJ Acute Care Institutions are required to use their best efforts to notify FOHP-NJ within 48 hours or one business day of a member's emergency admission. NJ Practitioners are required to notify and receive prior approval from FOHP-NJ for all elective hospital admissions. Agreements with participating NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of a FOHP-NJ health plan for any services paid for under such plan except for any applicable co-payment.

         In addition to specifying the types of services required, each agreement with a NJ Acute Care Institution imposes various requirements and standards (some of which are also mandated under state and federal law) on the NJ Acute Care Institution.

         Each NJ Acute Care Institution must maintain a policy of general liability insurance in amounts of at least $1,000,000 per occurrence and $3,000,000 in the aggregate per year. In addition, each NJ Acute Care Institution must maintain professional liability insurance coverage in amounts required by the State of New Jersey. Each NJ Acute Care Institution has agreed to indemnify FOHP-NJ, and FOHP-NJ has agreed to indemnify each such NJ Acute Care Institution, against liability arising from its actions, except to the extent that injury results from the negligence of the other party.

ARRANGEMENTS WITH NJ OTHER PROVIDERS

         FOHP-NJ contracts with NJ Other Providers such as skilled nursing facilities and home health care agencies to provide services to members. These providers are paid pursuant to a program rate which is individually negotiated with FOHP-NJ. Payment procedures, service authorization requirements, obligations imposed on the provider, and insurance and indemnification obligations are similar to those outlined above for NJ Acute Care Institutions.

OTHER ARRANGEMENTS INVOLVING FOHP-NJ

         FOHP-NJ arranges for the provision of certain services to members including mental health/chemical dependency, pharmacy, laboratory and radiology through risk sharing arrangements with other entities, where feasible and not prohibited by applicable law.

COMPETITION

         The competition for prospective enrollees in prepaid health plans has increased over the past few years as a result of the significant increase in the number of companies offering HMO

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


and other managed care products. For example, FOHP-NJ competes with other prepaid health plans and with traditional health insurers as well as with self-insured programs, PPOs and other MCOs. Other programs or entities may be substantially better capitalized than FOHP-NJ. Moreover, a number of traditional health insurers have begun to aggressively market HMO and other managed care products of their own. In addition, competition may be affected if any federal legislation or regulation with respect to health plans or health care providers is adopted. See "Government Regulation."

         Competition among HMOs and traditional and other health insurers is based principally on benefits offered and premium cost. FOHP-NJ, which operates an HMO, may find itself at a competitive disadvantage if its premiums are higher than those of other HMOs or traditional health insurers. Premiums negotiated with employers, fee schedules negotiated with hospitals, physicians and other providers, the scope of benefits offered, unique benefit designs and access to physicians and hospitals constitute the principal methods of competition.

 MARKETING

         FOHP-NJ markets its health care benefits products and services to prospective members through full-time marketing representatives, selected brokers and consultants and other sales professionals under the direction of a Director of Sales. Marketing efforts are concentrated on employer groups of all sizes with particular emphasis placed on employers with fewer than 1,000 employees.

         FOHP-NJ markets its services to employers, including NJ Acute Care Institutions which are providers to FOHP-NJ and are either shareholders of the Company or affiliated with shareholders of the Company. Pursuant to the Company's Certificate of Incorporation, if the existing health plan of any NJ Acute Care Institution shareholder is a self-insured plan, such NJ Acute Care Institution is obliged to offer a FOHP-NJ health plan to its employees as their exclusive plan in accordance with a timetable determined by FOHP-NJ to be feasible. The Company's Certificate of Incorporation also provides that NJ Acute Care Institutions which are shareholders or affiliated with shareholders and offer one or more health plans, including any self-insured plan, are obliged to offer a FOHP-NJ health plan and have at least 50% of its employees enrolled in a FOHP-NJ health plan by January 1, 1996, and at least 75%of its employees enrolled in a FOHP-NJ health plan by January 1, 1997, and NJ Acute Care Institutions which are shareholders or affiliated with shareholders and are subject to collective bargaining agreements are required to use their best efforts to offer a FOHP-NJ health plan to their non-union employees on a "non-exclusive" basis. In addition, NJ Acute Care Institutions which are shareholders or affiliated with shareholders and are subject to collective bargaining agreements are required to use their best efforts to qualify a FOHP-NJ health plan as the union- designated plan and to pay reasonable deductibles or other costs to so qualify a FOHP-NJ health plan.

         The provisions in the Certificate of Incorporation of the Company with respect to the above described covenants of the NJ Acute Care Institutions which own shares of Common

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


Stock or of the  affiliates  of NJ Acute Care  Institutions  which own shares of
Common   Stock   (collectively   referred   to  herein   as  "NJ   Institutional
Shareholders," and individually referred to herein as a "NJ Institutional Shareholder") shall continue until December 31, 1999. The Company's Certificate of Incorporation also provides that, if, upon the termination of the covenants contained therein as they relate to a specific NJ Institutional Shareholder, the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution proposes to offer to its employees any health plan similar to a health plan offered by FOHP-NJ, such NJ Institutional Shareholder shall provide prior written notice to FOHP-NJ of the material terms of the Bona Fide Offer (as hereinafter defined) by such other health benefits plans. In the event FOHP-NJ offers to provide an FOHP-NJ health plan containing terms at least as favorable in all material respects to the employees of the NJ Institutional Shareholder or its affiliated NJ Acute Care Institution as those contained in the Bona Fide Offer, such NJ Institutional Shareholder or its affiliated NJ Acute Care Institution shall offer such FOHP-NJ health plan to its employees on the same basis as it would have been obligated under the covenants if such covenants had not terminated.

         In the event a NJ Institutional Shareholder or its affiliated NJ Acute Care Institution (i) breaches any of the covenants in the proposed Certificate of Incorporation of the Company applicable to it, or (ii) fails to provide reimbursement rates (a) for in-patient visits at the lower of (I) the lowest rate of reimbursement received by such provider from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 5% in in-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, and (b) for out-patient visits at the lower of
(I) the lowest rate of reimbursement received by such providers from nongovernmental payors for each line of business, or (II) the rate of reimbursement reflecting a reduction (compared to calendar 1996 rates) of 10% in out-patient costs, provided that such reduction is solely as a result of rate reductions and not through utilization or medical management efforts, then the Company shall have the option to purchase all or a portion of the Common Stock held by the NJ Institutional Shareholder at a purchase price equal to the lowest of (i) the Book Value (as such term is defined in the Company's Certificate of Incorporation), (ii) the lowest shareholder equity reflected on the Company's quarter-end balance sheets during the period of noncompliance giving rise to the repurchase right, excluding any Debentures issued to FHS, prepared in accordance with generally accepted accounting principles, divided by the number of outstanding shares of Common Stock on a fully diluted basis, or (iii) the original purchase price paid by such NJ Institutional Shareholder for such shares of Common Stock. The Company shall have full discretion with respect to its election to exercise or not to exercise the foregoing rights of repurchase with respect to any given shareholder, taking into account any factors the Company deems appropriate relating to such shareholder's relationships with the Company or the Company's business or otherwise, and the Company's election to make or not to make a repurchase from one shareholder shall have no effect on the Company's election to make or not to make a repurchase from any other shareholder.

         On March 3, 1997, the Company redeemed the shares of one NJ Acute Care Institution which had not complied with its enrollment obligations. The Company is currently reviewing

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


whether to redeem the Company Common Stock held by other non-compliant NJ Acute Care Institutions.

         A "Bona Fide Offer" shall mean an offer of a health benefits plan which is prepared with the objective of covering the offeror's (i) health care costs and administrative expenses in the case of risk products, and (ii) costs of performing administrative services and any risk assumed (e.g., reinsurance) in the case of self funded products. An offer by any health benefits plan below the offeror's costs for the purpose of achieving market share increases shall not constitute a Bona Fide Offer.

GOVERNMENT REGULATION

         For a tax exempt hospital or other entity to maintain its tax exempt status under section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), its income or assets may not be utilized to inure to the benefit of (i) an individual considered to be an insider by virtue of his or her relationship with the exempt organization (generally, any person having a personal or private interest in the activities of an organization exempt under section 501(c)(3) of the Code, including any physician employed by or with admitting privileges at a tax exempt hospital, is often referred to as an "insider"), or (ii) any other person. Any conduct in contravention of the furtherance of the entity's exempt purposes may result in the loss of a health care provider's tax exempt status. In the case of an insider, a compensation arrangement in excess of fair market value, a below market loan, or a no rent or below market rent arrangement may constitute private inurement, or, in the case of any other person or entity (including, among others, vendors or key staff personnel), an excessive benefit which is not incidental to the accomplishment of the entity's exempt purposes may constitute private inurement.

         Federal law prohibits the payment or receipt of remuneration directly or indirectly for referring or furnishing any service for which payment may be made under the Medicare or Medicaid programs. The applicable statute, known as the Medicare/Medicaid Anti-Kickback Statute, prohibits, among other things, an entity from selecting a physician or other investor based upon his, her or its ability to make referrals or from offering such an investor (i) a greater investment opportunity, or (ii) a disproportionately large return on a disproportionately small investment. The statute imposes criminal as well as other penalties for engaging in prohibited practices.

         Federal law also prohibits physician referrals to clinical laboratories in which they or members of their families have a financial interest and, effective January 1, 1995, prohibits referrals by physicians for additional designated health services to other entities in which physicians or their family members have a financial interest. The Stark II Amendments specifically exclude from the prohibition, in-network referrals by physicians who have ownership or investment interests in, or compensation arrangements with, certain Medicare health organizations, federally qualified HMOs, or other prepaid plans operating under a demonstration project.

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


         Management does not believe that any arrangements between the Company or any of its subsidiaries and its shareholders or directors is violative of the Medicare/Medicaid Anti-Kickback Statute or the Stark II Amendments. No Company shareholder nor any provider of services to a subsidiary of the Company is required to make referrals as a condition of making or maintaining an investment interest in the Company or otherwise. If any arrangement between the Company or a subsidiary of the Company and its shareholders or directors was found to contravene current law or in the event any change in the law prohibits any such arrangement, the Company would seek to restructure such arrangement.

         New Jersey has also adopted legislation which prohibits physicians from referring patients to health care services in which they or their immediate families have a significant beneficial interest unless such interests are disclosed in advance to such patients. The restriction does not apply to services provided in a physician's medical office or to certain therapies or protocols.

         Federal antitrust laws generally prohibit agreements between competitors that unreasonably restrict competition and, as such laws relate to the Company, may prohibit, among other things, the disclosure of information by a provider to FOHP-NJ relating to (i) the providers' rates, costs, salaries and benefits, and (ii) the terms, prices and conditions of any managed care plan in which the provider participates, unless such information is a matter of public record. Such laws also may prohibit the disclosure by FOHP-NJ of the prices and terms of any arrangement between FOHP-NJ and one of its providers to other providers in FOHP-NJ's provider network. In an effort to prevent any such conduct, the Company has distributed an Antitrust Compliance Manual to its NJ Institutional Shareholders and requires that each NJ Institutional Shareholder acknowledge the receipt of such manual. In addition, the Company includes information regarding prohibitions under federal antitrust laws in the provider agreements entered into by FOHP-NJ and NJ Practitioners. Any prohibited disclosure or other violations of the federal antitrust laws could subject the Company or FOHP-NJ or any of their directors or shareholders to monetary damages and other penalties under such antitrust laws.

         HMOs are subject to extensive governmental regulation. Among the areas regulated are the scope of benefits required to be made available to members, reserves required to be maintained, the manner in which members' co-payments are structured, procedures for review of quality assurance, enrollment requirements, the relationship between the HMO and its health care providers and the financial condition of the HMO. Any HMO formed in New Jersey is regulated by two governmental departments, the DOI and the DOH. The DOI monitors the financial condition of an HMO formed in New Jersey whereas the DOH reviews quality and access issues.

         In June 1994, FOHP-NJ, the Company's only subsidiary licensed as an HMO, received its COA from the Departments. In December 1995, FOHP-NJ received approval from the U.S. Health Care Financing Administration of the U.S. Department of Health and Human Services (commonly known as "HCFA") to operate as a federally qualified HMO and, as a result, is now providing services to Medicare beneficiaries. In February 1995, FOHP-NJ entered into an agreement with the New Jersey Department of Human Services to provide services to Medicaid

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


recipients, and it has received approval to provide such services in nine New Jersey counties.

         If a New Jersey HMO fails to meet the statutory net worth requirements applicable to it, the DOI has the power to suspend or revoke the HMO's COA. Without a COA, an entity cannot conduct business as an HMO in New Jersey.

         Federal law requires a federally qualified HMO to have a positive net worth (however, no amount is specified) and to provide evidence of financing until revenues are sufficient to support operations. The financial reserves of federally qualified HMOs are required to provide adequately against the risk of insolvency, but the amount of such reserves are not specified in applicable regulations and is subject to the discretion of the Secretary of the United States Department of Health and Human Services.

         Provisions affecting HMOs were enacted as part of the federal "Balanced Budget Act of 1997." The Balanced Budget Act of 1997 provides Medicare beneficiaries with the option to enroll in a new Medicare + Choice Program which allows provider-sponsored networks and other non-HMO entities to contract directly with Medicare to provide services to Medicare + Choice Program beneficiaries. The Balanced Budget Act of 1997 also includes provisions impacting on state administered Medicaid managed care plans. These provisions include, among others, provisions relating to increased beneficiary protection and quality assurance.

         As a result of legislation enacted by the State of New Jersey in 1991 and 1993, New Jersey HMOs must offer health care benefits plans to individuals including hospital expense coverage and annual physical examinations for a defined period. HMOs which do not offer coverage to individuals are subject to an assessment. Additionally, legislation adopted in New Jersey, which became effective on July 1, 1994, requires health insurers, including HMOs which provide pharmacy services, to permit enrollees to select their own pharmacists and pharmacies. In 1995, New Jersey enacted legislation which requires that a mother delivering a baby be permitted to remain at the facility where the baby was born for a minimum of 48 or 96 hours, depending upon the method of birth. Legislation also was enacted in New Jersey in 1995 which requires health insurers, including HMOs, to provide certain mandated diabetes benefits.

         In 1997, the New Jersey legislature enacted the "Health Care Quality Act." Among other things, the Health Care Quality Act provides that health insurers, including HMOs, must disclose information regarding the terms and conditions of their health benefit plans, as well as other related information, to subscribers at the time of enrollment and annually thereafter. The Health Care Quality Act also imposes on an HMO requirements with respect to the responsibilities of the HMO's medical director, the HMO's utilization management program and the HMO's relationship with participating providers. The legislation also requires an HMO to offer a POS plan to every contract holder (either directly or through a selective contracting arrangement) which would allow a covered person to receive covered services from out-of- network health care providers. Also in 1997, the DOH adopted extensive amendments to the New Jersey regulations applicable to HMOs for purposes of providing additional protections to consumers of HMO products and promote consumer confidence in HMOs. Generally, the

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


amended regulations provide, among other things, that a member of an HMO plan shall be entitled to appeal service denials to an independent medical panel and require health plans to disclose operational information, including information regarding financial incentives provided to physicians by HMOs in their reimbursement procedures.

         Prior to the adopting of the Health Care Quality Act, the DOH, in consultation with the DOI, adopted new regulations (the "POS Regulations") intended generally to apply to HMOs offering POS products. The POS Regulations clarify the circumstances under which an HMO may contract with a health insurer, health service corporation or medical service corporation to provide indemnity benefits or services. Under the POS Regulations, it is necessary for an HMO offering POS products to enter into a contractual arrangement with a licensed indemnity carrier. In response to these regulations, FOHP-NJ has entered into a contractual arrangement with an indemnity carrier.

         Generally, rates and proposed coverage benefits must be submitted to the DOI prior to their imposition. There can be no assurance that rates submitted by FOHP-NJ will be accepted without objection or approved.

         Finally, it is impossible to predict whether federal legislation or regulations with respect to health plans or health care providers will be adopted or the impact that any such federal legislation or regulations may have on the health care delivery system.

 EMPLOYEES

         At March 15, 1998, the Company, through its principal subsidiary FOHP-NJ, employed 361 full-time and 18 part-time active employees. In addition, the Company currently utilizes the services of approximately 150 temporary employees. The Company currently has four executive officers who are employed by FHS pursuant to the Administrative Management Agreement. See "Certain Relationships and Related Transactions." None of the Company's employees is represented by a union. The Company believes that the relationships with its employees are satisfactory.

ITEM 2.  PROPERTIES.

         The Company, through FOHP-NJ, subleases approximately 59,706 square feet of office space at 3501 State Highway 66, Neptune, New Jersey 07754. The lease has a term of approximately 3 years ending on January 30, 1999 and contains a 5 year renewal option. The monthly rental of the lease term is $77,120.25 plus certain additional charges and expenses, including maintenance, utilities and taxes. The monthly rental of the 5 year option of the lease is $84,504.16 plus certain additional charges and expenses, including maintenance, utilities and taxes.

         The Company also leases approximately 11,000 square feet of office space at 2 Bridge Avenue, Building 6, Red Bank, New Jersey 07701-1106. The lease has a term of 5 years

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


ending August 31, 1999, and a 5 year renewal option. The monthly rental ranges from $10.00 to $12.50 per square foot over the initial term of the lease, plus certain additional charges and expenses including common maintenance charges, utilities and taxes. The monthly rental of the 5 year option term of the lease ranges from approximately $14.00 to $16.00 per square foot.

         The Company also leases office space in several other locations in New Jersey, including Mt. Laurel and Roseland.

ITEM 3.  LEGAL PROCEEDINGS.

         There are no material legal, governmental, administrative or other proceedings pending against the Company or its properties or to which the Company is a party, and to the knowledge of management no such material proceedings are threatened or contemplated except as provided below:

         The Company recently received a letter from the DOH dated January 23, 1998 (the "DOH Letter"), in which the DOH states that it is in receipt of information that indicates that the Company is in violation of a number of provisions of the statutes and rules governing HMOs in New Jersey. In the DOH Letter, the DOH alleges that the Company constructively terminated its provider contracts with certain NJ Acute Care Institutions by unilaterally adding new terms to the existing contracts between the Company and such NJ Acute Care Institutions. More specifically, the DOH alleges that the Company had stated that it would not honor its existing agreements with certain NJ Acute Care Institutions for the provision of surgical services unless all anesthesiologists at the hospitals became providers in the Company's provider network. The DOH also states in the DOH Letter its intention to levy fines against the Company based on the information that it has already received with respect to the Company and on any additional information obtained by the DOH during its investigation of the Company.

         In the DOH Letter, the DOH specifically alleges that (i) the Company violated N.J.A.C. 8:38-2.7 for failure to notify the DOH of a change in and reduction of its provider network, which could result in a fine up to $1,000 per day for the period commencing December 15, 1997 and continuing to the date of the DOH Letter, (ii) the Company violated N.J.A.C. 8:38-3.5(a) for failure to provide members currently undergoing a course of treatment with at least thirty
(30) days prior notice of termination from the network of the provider who was treating the member, which could result in a fine of up to $1,000 per affected member per day for the period commencing December 15, 1997 until the day the Company reversed its denial of the treatment of the member (the DOH identified only two incidents involving members in the DOH Letter), and (iii) the Company violated N.J.A.C. 8:38-3.5(b) for failure to provide notice to all its health care providers with whom it has contracted and its members who reside in the counties where the alleged terminated NJ Acute Care Institutions are located or in the counties adjacent to such counties, which could result in a fine of up to $1,000 per affected member per day and up to $1,000 per affected health care provider per day for the period commencing December 15, 1997 and continuing to the date of the DOH Letter.

         The Company has complied with all requests from the DOH and, based on the information provided to the DOH, the Company does not believe there is a basis for the DOH to levy any fines against the Company. The Company is currently attempting to resolve this matter with the DOH without the need of a formal hearing. In addition, because the January 23, 1998 letter was a constructive notice of fines, and not an actual notice of fines, it is not possible to predict at this time what fines or other actions, if any, the DOH will levy or take against the Company or the amount or extent of any such fines or actions.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         During the fourth quarter ended December 31, 1997, no matter was submitted to a vote of security holders of the Company through the solicitation of proxies or otherwise.

                                     PART II

ITEM 5.  MARKET  FOR THE  REGISTRANT'S  COMMON  EQUITY AND  RELATED  STOCKHOLDER
MATTERS.

         There is no public market for the Company's Common Stock, and the Company has no current intention of listing or including any shares of Common Stock on a stock exchange or quotation system since shares of Common Stock can be held by or transferred only to providers to the Company's subsidiaries which operates as HMOs, FHS and the Company. Accordingly, it is improbable that a market will develop for the Company's securities.

         In addition, pursuant to the Amended Securities Purchase Agreement, FHS may effect, in 1999, a transaction which would result in each shareholder of the Company, other than FHS, being required, through a merger, to exchange or sell his, her or its shares of Common Stock for cash or securities of an issuer other than the Company. FHS has informed the Company that, at such time, it will comply with applicable disclosure obligations under the Exchange Act, including without limitation applicable requirements under Rule 13e-3. See "Certain Relationships and Related Transactions."

         Since its inception, the Company has not sold any shares of Common Stock for any price other than $15, other than shares issued to FHS upon conversion of Debentures. In addition, the Company is not aware of any sale of Common Stock by one provider to another for any price other than $15.

         As of March 15, 1998, 100,000,000 shares of Common Stock were outstanding and were held by 2,630 shareholders of the Company, including 97,913,161 shares held by FHS, 1,006,717 shares held by 41 NJ Acute Care Institutions, 1,036,786 shares held by 2585 NJ Practitioners, 40,002 shares held by 2 NJ Other Providers and 3,334 shares held by an IPA.

         The Company has not paid any cash dividends on Company Common Stock. The Board of Directors of the Company will review the Company's dividend policy from time to time to determine the desirability and feasibility of paying cash dividends after giving consideration to the Company's earnings, financial condition, capital requirements and such other factors as the Board of Directors of the Company deems relevant.

ITEM 6.  SELECTED FINANCIAL DATA.

         Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. Accordingly, the selected financial information as of December 31, 1994 and 1993 and for the year ended December 31, 1994 and for the period from May 19, 1993 (date of inception of FOHP-NJ) to December 31, 1993 is derived from the financial statements of FOHP-NJ, the Company's principal subsidiary. The data should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this report.

         The selected financial information as of December 31, 1997, 1996 and 1995, and for the years ended December 31, 1997, 1996 and 1995, is derived from the consolidated financial statements of the Company and should be read in conjunction with the consolidated financial statements of the Company and the related notes thereto and management's discussion and analysis thereof appearing elsewhere in this report.

                      SUMMARIZED BALANCE SHEET INFORMATION

                                                                                                            FINANCIAL DATA OF
                                                                                                                 FOHP-NJ
                                                                                                             PREDECESSOR TO
                                                                                                               THE COMPANY
                                                                                                     ----------------------------
                                                               DECEMBER 31,                                    DECEMBER 31,
                                          ----------------------------------------------------       ----------------------------
                                               1997               1996               1995                1994             1993
                                               ----               ----               ----                ----             ----

Assets:
Cash and cash equivalentS                  $ 79,266,721        $36,664,911         $23,882,286        $13,030,295      $10,503,225
Goodwill                                    107,730,254                 --                  --                 --               --
Other                                        31,614,256         17,587,306          13,479,547          7,050,765          390,965
                                           ------------        -----------         -----------        -----------      -----------
Total Assets                               $218,611,231        $54,252,217         $37,361,833        $20,081,060      $10,894,190
                                           ============        ===========         ===========        ===========      ===========
Liabilities and Shareholders'
  (Deficiency) Equity:
Liabilities:
Medical claims payable,
  accounts payble,
  accrued expenses and
  other current liabilities                 110,883,608         80,118,284          32,482,794          8,101,405          576,125
Convertible debentures                       11,294,406                 --                  --                 --               --
Subordinated debentures                      24,000,000                 --                  --                 --               --
                                           ------------        -----------       -------------       ------------       ----------
Total Liabilities                          $146,178,014        $80,118,284         $32,482,794         $8,101,405         $576,125

FOHP-NJ Practitioner
  Provider Common
  STOCK, $.01 par value,
  511,800 shares issued and
  outstanding (at December
  31, 1994, redeemable at
  $3,900,000)                                       --                  --                  --          7,677,000               --

Common stock subscribed                             --                  --                  --                 --       12,400,000

Shareholders' (Deficiency)
  Equity:

Preferred Stock, $1.00 par value,
  10,000,000 shares authorized,
  none issued and outstanding                       --                  --                 --                  --               --

FOHP, Inc. Common Stock
  $.01 par value, 100,000,000
  shares authorized, 100,000,000
  issued and outstanding                      1,000,000             21,002              21,002                 --               --



                                                                                                FINANCIAL DATA OF
                                                                                                     FOHP-NJ
                                                                                                  PREDECESSOR TO
                                                                                                   THE COMPANY
                                                         DECEMBER 31,                              DECEMBER 31,
                                         ----------------------------------------          --------------------------
                                             1997             1996            1995           1994           1993
                                             ----             ----            ----           ----           ----

FOHP-NJ Other Provider Common
  Stock, $.01 par value,
  40,002 Shares issued and
  outstanding                                      --              --              --            400             --

Additional paid-in capital                208,053,796      30,648,489      30,648,489     15,341,561             --

Deficit                                  (136,620,579)    (56,535,558)    (25,790,452)   (11,049,507)    (2,081,935)
                                         ------------     -----------     -----------    -----------    -----------
Total Shareholders'
  (Deficiency) Equity                      72,433,217    (25,866,067)      4,879,039      4,302,655     10,318,065
                                         ------------     -----------     -----------      ---------    -----------
Total Liabilities and Shareholders'
 (Deficiency) Equity                     $218,611,231     $54,252,217     $37,361,833    $20,081,060    $10,894,190
                                         ============     ===========     ===========    ===========    ===========

                 Summarized Statement of Operations Information

                                                                                                FINANCIAL DATA OF FOHP-NJ
                                                                                                PREDECESSOR TO THE COMPANY
                                                                                              -------------------------------
                                                                                                               FOR THE PERIOD
                                                                                                                FROM MAY 18,
                                                                                              FOR THE YEAR      1993 (DATE OF
                                                 FOR THE YEAR ENDED                              ENDED          INCEPTION) TO
                                                    DECEMBER 31,                              DECEMBER 31,      DECEMBER 31,
                                          -----------------------------                       ------------      ------------
REVENUE:                                      1997             1996             1995              1994             1993
                                              ----             ----             ----              ----             ----
Premium revenue from owners/providers     $132,575,894     $135,544,112     $ 63,630,797       $5,639,724               --

Other premium revenue                      239,132,416      112,125,670       38,819,206        1,803,624               --

Interest and other income                    5,697,921        9,706,526        8,844,036        1,177,171          $22,151
                                          ------------     ------------     ------------       ----------       ----------
Total Revenue                             $377,406,231     $257,376,308     $111,294,039       $8,620,519          $22,151
                                          ------------     ------------     ------------       ----------       ----------
Expenses:

Medical services to owners/providers        63,882,103       37,026,903       17,319,035        1,405,175               --

Hospital services to owners/providers       64,553,166       30,156,890       11,068,909          808,920               --

Other medical services                     148,812,233      105,551,393       38,548,819        2,727,694               --

Other hospital services                    101,521,355       63,760,554       24,637,249        1,710,020               --

Selling, general and administrative         55,106,022       50,734,197       32,638,106       10,624,261        2,063,239

Management Fee - Qualmed, Inc.               7,502,899               --               --               --               --

Interest - Foundation Health
  Systems, Inc.                              1,790,410               --               --               --               --

Restructuring Costs                         12,825,570               --               --               --               --

Other                                        1,495,355          890,553        1,751,263          240,021           40,847
                                         -------------     ------------      -----------      -----------       ----------
Total Expenses                            $457,489,113     $288,120,490     $125,963,381      $17,588,091       $2,104,086
                                          ------------     ------------     ------------      -----------       ----------
Provision for state income taxes                 2,139              924           71,603               --               --
                                       ---------------    --------------    ------------      -----------       ----------
Net loss                                  ($80,085,021)    ($30,745,106)    ($14,740,945)     ($8,967,572)     ($2,081,935)
                                       --------------     ------------     ------------       ----------      -----------
Net loss per common share                       ($9.18)         ($14.64)          ($8.65)          ($8.40)          ($2.52)
                                       ===============    =============    =============      ===========      ===========


ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION.

OVERVIEW

         The Company, a New Jersey corporation, was formed in May 1994 to effect the Reorganization of FOHP-NJ into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company. Prior to the
Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The Company does not conduct, nor does management believe that it will conduct, any business. All health care benefit products and services are, and will be, provided by the Company's subsidiaries.

         FOHP-NJ, a New Jersey corporation, was formed in May 1993 to operate as an HMO in the State of New Jersey. FOHP-NJ received its COA in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the Reorganization, FOHP-NJ became a wholly-owned subsidiary of the Company on June 8, 1995. Currently, it is the Company's principal subsidiary.

         FOHP-NJ markets a comprehensive range of health care benefit plan products pursuant to contractual arrangements with physicians, hospitals and other health care providers. As of March 15, 1998, FOHP-NJ had entered into provider agreements with 62 NJ Acute Care Institutions, approximately 11,000 NJ Practitioners and approximately 75 NJ Other Providers. The provider agreements have an initial term of one-year and are renewable annually. Such agreements with NJ Acute Care Institutions and NJ Other Providers may be terminated by mutual consent or, after the initial one-year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of provider agreements are not affected by whether the provider is, or is not, a shareholder of the Company. However, some agreements with NJ Institutional Shareholders as subscribers in FOHP-NJ health plans are different from the subscriber agreements of non-shareholders in that premium rates for those NJ Institutional Shareholders are capped to be within a certain corridor (+/-4%) from their prior year premium rates. There are 24 NJ Acute Care Institutions with such subscriber agreements.

         FOHP-NJ's agreements with NJ Acute Care Institutions provide for, among other things, a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by FOHP-NJ for services provided to members. The reimbursement schedule of a provider agreement between a NJ Acute Care Institution and FOHP-NJ is individually negotiated. Rates paid to NJ Acute Care Institutions for services provided to members of FOHP-NJ's health plans vary from institution to institution and are based on, among other things, the type of services provided by, and the location of, the NJ Acute Care Institution. Agreements with participating NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of a

FOHP-NJ health plan for any services paid for under such plan except for any applicable co-payment, co-insurance, deductibles and non-covered services.

         NJ Practitioners are paid pursuant to a fee schedule established by FOHP-NJ and are prohibited from billing members of a FOHP-NJ health plan except for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for Medicare. Co-payments, co-insurance and deductibles in amounts approved by FOHP-NJ, are collected directly by the NJ Practitioner from the member.

         Subscriber contracts are entered into with large employer groups (more than 50 employees) and small employer groups (50 employees or less). Such contracts are generally for a term of one year, but may be cancelled by the employer group upon 30 days written notice. Under these contracts, FOHP-NJ has agreed to provide the employer groups with health coverage in return for a monthly premium. FOHP-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of 100 or more employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Premium revenue generated from subscriber contracts is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

RESULTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

         PREMIUM REVENUE. For the year ended December 31, 1997, medical premium revenue totalled $371.7 million or $124.0 million more than the $247.7 million of medical premium revenue generated during the same period in 1996. This increase was due to the significant subscriber growth experienced during 1997. Approximately 35% of medical premium revenue generated in 1997 and approximately 55% of medical premium revenue generated in 1996 was attributable to NJ Acute Care Institutions which are obligated to enroll their employees in FOHP-NJ health plans. The Company believes that the percentage of medical premium revenue attributable to NJ Acute Care Institutions will continue to decrease as FOHP-NJ's operations grow and as FOHP-NJ's current sales efforts continue to focus on products which are not sold directly to employees of providers of FOHP-NJ. The Company also believes that it will benefit by its inclusion in the formation of FHS's Northeast region, which is comprised of three health plans with a total of more than one million members in the New York tri-state area.

         OTHER REVENUE. Other revenue, principally administrative fees, for the year ended December 31, 1997 was $2.0 million compared to $7.9 million of other revenue for 1996. This decrease is attributed to the sale of First Managed Care Option, Inc. ("FMCO"), formally a wholly owned subsidiary of the Company, in the last quarter of 1996. Interest income for 1997 was $3.7 million, a $1.9 million increase from the $1.8 million generated in 1996. The increase in interest income was due to the larger cash reserves related to the investments by FHS in April 1997 and December 1997.

         MEDICAL AND HOSPITAL SERVICE EXPENSES. Total expenses attributable to medical and hospital service for the year ended December 31, 1997 were $378.8 million or $142.4 million higher than expenses incurred in 1996. The increase in medical and hospital service expenses from 1996 to 1997 was primarily attributable to a significant increase in enrollees in FOHP-NJ health plans. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the year ended December 31, 1997 was 101.9% compared to 95.5% for the same period in 1996. This increase was a result of increased utilization in FOHP-NJ health benefit plans, changes in the mix of products offered by FOHP-NJ, the inability of FOHP-NJ to effectively control utilization and referrals due to the significant growth of FOHP-NJ, and an increase in claims reserves to an amount at the high end of an actuarially determined range to reflect the Company's recent fluctuation of claims payment patterns. The Company believes that recent operational changes, specifically the implementation of a modified provider reimbursement schedule, along with enhanced utilization management efforts, will lower the percentage of medical expenses to premium dollars in the future.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totalled $64.4 million for the year ended December 31, 1997, including a $7.5 million administrative management fee charged by FHS and $1.8 million interest expense associated with the Debentures, compared to $50.8 million incurred for the same period in 1996. This increase in selling, general and administrative expenses was the result of the significant growth of FOHP-NJ.

         OTHER EXPENSES. Depreciation and amortization expenses for the year ended December 31, 1997 increased by $525 thousand from the $879 thousand incurred during 1996. This increase was mostly the result of the costs of the Debentures being amortized in 1997 (approximately $309,000).

         RESTRUCTURING COSTS. During 1997, the Company estimated and recorded a restructuring charge of $12.8 million in connection with the FHS investment. The plan of restructuring primarily includes costs associated with work force reductions, terminations of existing contracts, asset impairment and the write-off of unamortized merger costs.

FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

         PREMIUM REVENUE. For the year ended December 31, 1996, medical premium revenue totalled $247.7 million or $145.2 million more than the $102.5 million of medical premium revenue generated in 1995. Medical premium revenue generated by the Company during the year ended December 31, 1996 was substantially greater than the medical premium revenue generated by the Company during the year ended December 31, 1995, due to the significant subscriber growth experienced during 1996. Approximately 55% of medical premium revenue generated in 1996 and approximately 62% of medical premium revenue generated in 1995 was attributable to NJ Acute Care Institutions which are obligated to enroll their employees in FOHP-NJ health plans. The Company believes that the percentage of medical premium revenue attributable to NJ Acute Care Institutions will continue to decrease as FOHP-NJ's operations grow and FOHP-NJ begins to fully benefit from current marketing efforts focused on individuals and businesses who or which are not providers to FOHP-NJ.

         OTHER REVENUE. Other revenue, principally administrative fees, for the year ended December 31, 1996 was $7.9 million compared to $7.6 million of other revenue for the prior year. This increase is attributed to the subscriber growth in self-insured products. Interest income for 1996 was $1.8 million, a $600 thousand increase from the $1.2 million generated in 1995. The increase in interest income was due to the larger cash reserves maintained by the Company in 1996.

         MEDICAL AND HOSPITAL SERVICE EXPENSES. Total expenses attributable to medical and hospital service for the year ended December 31, 1996 were $236.4 million or $144.8 million higher than expenses incurred in 1995. The increase in medical and hospital service expenses from 1995 to 1996 was primarily attributable to a significant increase in enrollees in FOHP-NJ health plans. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) increased in 1996 to 95.5% from 89.3% in 1995 as a result of increased enrollment in the FOHP-NJ health plans, changes in the mix of products offered by FOHP-NJ, and the inability of FOHP-NJ to effectively control utilization and referrals due to the significant growth of FOHP-NJ. The Company believes that recent operational changes, specifically the implementation of a modified provider reimbursement schedule, will lower the percentage of medical expenses to premium dollars in the future.

         Medical and hospital services expenses are accrued in the period the services are provided to enrollees in the FOHP-NJ health plans, based in part on estimates for hospital and other health care services which have been incurred but not yet reported. Such estimates are monitored and reviewed by the Company and its outside actuaries on a monthly basis and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations. Since FOHP-NJ recently began operations and lacks significant historical experience, the estimate for incurred but not yet reported medical claims is based on currently available industry ratios of claims expense to premiums earned as well as the limited historical experience of FOHP-NJ.

         In the spring of 1996, the number of medial claims that had not been processed by the Company's outside claims administrator increased as a result of the significant increase in the number of enrollees in the FOHP-NJ health plans and the systems limitations of the outside claims administrator engaged by the Company to provide claims processing services. During the summer of 1996, the Company, in an effort to decrease the medical claims backlog, began using its own personnel to process claims and notified its outside claims administrator that if it did not begin to perform its claims processing functions in a manner consistent with the contract between FOHP-NJ and the claims administrator, FOHP-NJ would withhold payments as permitted in such contract. As a result of these efforts, the medical claims backlog was reduced significantly by the end of the third quarter of 1996. In the fourth quarter of 1996, the Company and its outside actuaries, using the same methodology for estimating incurred but not yet reported medical claims as had been used since FOHP-NJ first received its COA to operate as an HMO, but having more claims payment data available as a result of the reduction in the claims backlog, realized that they had previously underestimated the amount of the incurred but not yet reported medical claims and that, as a result, FOHP-NJ's incurred but not yet reported reserve needed to be increased in the fourth quarter of 1996 by approximately $13 million. The Company believes that the underestimation was due to FOHP-NJ's limited historical experience and the high medical costs related to new products offered by FOHP-NJ, such as Medicare products, Medicaid products and small business products.

         As a result of a significant increase in medical claims expenses during the fourth quarter of 1996, including an increase in FOHP-NJ's incurred but not yet reported reserve by approximately $13 million due to more complete payment data that were not available to the Company and its outside actuaries prior to such quarter, and the deterioration of the financial condition of the Company as a result of continuing losses generated from operations due to over utilization and high medical costs related to FOHP-NJ's Medicare products, Medicaid products and small business products, the Company's losses for the year ended December 31, 1996 increased by approximately $17 million from the approximately $14 million reported by the Company as of September 30, 1996.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totalled $50.8 million for the year ended December 31, 1996 compared to $32.6 million incurred in 1995. This increase was the result of the significant growth of the Company and FOHP-NJ.

         OTHER EXPENSES. Depreciation and amortization expenses for the year ended December 31, 1996 increased by $205 thousand from the $674 thousand incurred in 1995. This increase was a result of the significant investment in capital equipment in the end of 1995 and the beginning of 1996. Interest expense decreased in 1996 to $11,200 from the $90,000 incurred in 1995. This decrease was primarily the result of the repayment of the short-term financing for the acquisition of FMCO.

LIQUIDITY AND CAPITAL RESOURCES

         Gross proceeds of approximately $12,400,000, received by FOHP-NJ from the private offering and sale of 826,708 shares of common stock in 1993, were sufficient to cover the expenses incurred by FOHP-NJ in connection with the formation and development of its business. In order to fund its continuing development activities, FOHP-NJ sold 744,445 shares of common stock in a public offering which closed on October 31, 1994. Gross proceeds received by FOHP-NJ as a result of the sale of stock in the public offering amounted to $11,166,675. Further, in order to fund its continuing development of HMOs in New York, Pennsylvania and several other states, the Company sold 529,120 shares of Common Stock-NJ to NJ Practitioners in an offering which ended on September 1, 1995. Gross proceeds received by the Company as a result of the sale of Common Stock-NJ in the offering to NJ Practitioners amounted to $7,937,000.

         FOHP-NJ is required by the Departments to maintain a minimum statutory net worth. In addition, FOHP-NJ's COA originally provided that if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum requirement, FOHP-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum requirement. FOHP-NJ addressed this potential deficiency by submitting in April 1996 a plan of action to the Departments which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency.

         As part of the plan of action, on April 30, 1997, the Company sold to FHS the Initial Debenture in the aggregate principal amount of $51,701,120.38, pursuant to the Amended Securities Purchase Agreement. The principal amount of the Initial Debenture was convertible, at the option of FHS, into 71% of the Company's capital stock on a fully diluted basis. See "Notes to Consolidated Financial Statements - Note 2." At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of principal amount of the Initial Debenture into 168,109 shares of Common Stock.

         To facilitate the sale of the Initial Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by FOHP-NJ in April 1996, subject to the Department's right to require FOHP-NJ to submit a new plan of action if FOHP-NJ fails to increase its net worth to 100% of the minimum statutory net worth requirement by December 31, 1997. In addition, the Departments agreed that subsequent to December 31, 1997, FOHP-NJ will only be required to maintain net worth at 100% of the minimum statutory net worth requirement applicable to it, and not 125% of the minimum statutory net worth requirement as required prior to the sale of the Initial Debenture, provided that FHS guarantees, in form satisfactory to the Commissioner of the DOI, that FOHP-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to FOHP-NJ. In December 1997, the Departments further agreed to permit FOHP-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain 25% increments each quarter during 1998.

         In connection with the sale of the Initial Debenture, FHS and the Company entered into the Letter Agreement which clarifies FHS's right under the Amended Securities Purchase Agreement to infuse additional capital into the Company in the event that it is determined that FOHP-NJ needs capital to meet applicable statutory net worth requirements. Pursuant to the Letter Agreement, FHS had the right to, at any time prior to December 31, 1997, contribute up to $5,000,000 in additional capital to the Company to be used in connection with certain anticipated liabilities and contribute such additional amounts that may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for FOHP-NJ to meet 100% of the minimum statutory net worth requirements as of December 31, 1997. In the event that FHS contributed additional capital to the Company to meet a Net Capital Shortfall or projected Net Capital Shortfall in accordance with the terms of the Letter Agreement, FHS would be issued additional convertible debentures in substantially the same form as the Debentures.

         The Amended Securities Purchase Agreement also provides that if the Company projects a Net Capital Shortfall and FHS does not advance funds to the Company to satisfy such Net Capital Shortfall, the Company may initiate a pro rata offering of its Common Stock to all the then-current shareholders of the Company to raise capital to satisfy the Net Capital Shortfall.

         Effective December 1, 1997, FHS converted the remaining $50 million of the principal amount of the Initial Debenture, dated as of April 30, 1997, into 4,941,049 shares of Common Stock. After the full conversion of the Initial Debenture, FHS owned 5,109,158 shares of the 7,195,997 shares of Common Stock outstanding, which represented 71% of the fully diluted equity of the Company.

         In order to satisfy certain net worth requirements applicable to FOHP-NJ and in accordance with the Amended Securities Purchase Agreement, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for the New Convertible Debenture. Immediately upon the receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,003 shares of Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of Common Stock outstanding, which represents approximately 98% of the fully-diluted equity of the Company.

         As of December 31, 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures.

         Pursuant to new HMO regulations adopted in the State of New Jersey, FOHP-NJ is required to maintain a "Minimum Insolvency Deposit for Health Care Expenditures." It is estimated that this deposit covering two months of incurred health expenditures will be approximately $50 million. A final determination of the deposit will be made in 1998. One- fourth of the deposit, or $12.5 million (including interest earned), was made prior to September 30, 1997. The remainder of the deposit must be in quarterly installments during 1998, recalculated as of year-end 1997.

IMPACT OF YEAR 2000

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Based on a recent assessment, the Company determined that it will be required to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Company.

The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues.

The Company has developed a plan to modify its information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by early 1999 and as yet is unable to estimate the cost. The Company does not expect this project to have a significant effect on operations. Expenditures through December 31, 1997 have not been material. The Company will implement its plan by placing a higher priority on the systems with significant operational implications. The Company will continue to implement systems with strategic value through some projects may be delayed due to resource constraints.

ITEM 8.  FINANCIAL STATEMENT AND SUPPLEMENTARY DATA.

         The consolidated financial statements and supplementary data of the Company called for by this item are submitted as a separate section of this report.

ITEM 9.  CHANGES IN AND DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

         Not applicable.

                                    PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT.

EXECUTIVE OFFICERS OF THE REGISTRANT

         The name, age and position of each person serving as an executive officer of the Company are set forth below and brief summaries of their business experience and certain other information with respect to each of them is set forth in the information which follows the table:

    NAME                   AGE     POSITION
    ----                   ---     --------
    Roger W. Birnbaum       61     President and Chief Executive
                                   Officer

    Dr. Joseph Singer       40     Executive Vice President and Chief
                                   Medical Officer

    Donald Parisi           42     Senior Vice President, Secretary and General
                                   Counsel

    Marc M. Stein           46     Chief Financial Officer

----------
         Roger W. Birnbaum has served as President and Chief Executive Officer of the Company since June 1, 1997, and served on the Company's Board of Directors from April 16, 1997 to March 25, 1998. Prior to becoming President and Chief Executive Officer of the Company, he served as the President of the Princeton HealthCare Group from October 1991. From July 1972 to September 1991, Mr. Birnbaum served as the President and Chief Executive Officer of HIP/Rutgers Health Plan, Inc. Mr. Birnbaum has been a Professor of Health Care at Rutgers State University of New Jersey since July 1972 and Adjunct Associate Professor at the University of Medicine and Dentistry of New Jersey since January 1974. Mr. Birnbaum is on the Board of Directors of Caldwell B. Esselstyn Foundation and the Board of Trustees of Rutgers Community Health Foundation.

         Dr. Joseph Singer has served as Executive Vice President and Chief Medical Officer of the Company since June 8, 1995. Dr. Singer also has served as Executive Vice President, Medical Affairs and Medical Director of FOHP-NJ since February 1995. Prior to joining FOHP-NJ, Dr. Singer was a practicing physician in Moorestown and Medford, New Jersey, with a family practice and specialty in geriatrics.

         Donald Parisi has served as Senior Vice President, Secretary and General Counsel of the Company since June 1, 1997 and from June 8, 1995 to December 1996. Mr. Parisi served as acting President and Chief Executive Officer of the Company from December 1996 to May 31, 1997. Mr. Parisi served as Vice President, Legal Affairs and General Counsel of FOHP-NJ from August 1994 to June 8, 1995. From 1992 to 1994 he was a partner in the law firm of Donington, Karcher, Leroe, Salmond, Ronan & Rainone and from 1988 to 1992 he served as a Deputy Attorney General for the State of New Jersey.

         Marc M. Stein has served as Chief Financial Officer of the Company since February 18, 1997. Prior to becoming the Chief Financial Officer of the Company, he served as Treasurer of HIP Insurance Company of New Jersey and financial officer of HIP Health Plan of Pennsylvania from February 1995. From November 1992 to February 1995, Mr. Stein served as Senior Vice President of HIP of Greater New York.

         Pursuant to the Administrative Management Agreement, each of Mr. Birnbaum, Dr. Singer, Mr. Parisi, and Mr. Stein is employed by FHS. The salaries and benefits of the aforementioned executive officers is either paid by or charged to the Company. See "Executive Compensation-Employment Agreements" and "Certain Relationships and Related Transactions."

CURRENT DIRECTORS OF THE REGISTRANT

         The name, address, age and principal occupation or employment of each director currently serving on the Board of Directors of the Company is set forth below:

                                              PRINCIPAL OCCUPATION
    NAME AND ADDRESS            AGE               OR EMPLOYMENT
    ----------------            ---          ----------------------
Dr. John F. Bonamo               47   Obstetrician and Gynecologist
95 Northfield Avenue
West Orange, NJ  07052

Sister Jane Frances Brady        62   President of St. Joseph's Hospital and
St. Joseph's Hospital and             Medical Center
 Medical Center
703 Main Street
Paterson, NJ  07503

Mr. Bruce G. Coe                 67   President Emeritus of New Jersey Business
41 Lambert Lane                       and Industry Association
Lambertville, NJ  08530

Mr. Christopher M. Dadlez        44   Executive Vice President of Saint Barnabas
Saint Barnabas Health Care            Health Care System
 System
Old Short Hills Road
Livingston, NJ  07039

Dr. Mark L. Engel                51   Ophthalmologist
733 North Beers Street
Holmdel, NJ  07733

Dr. Thomas J. Feneran            49   Urologist
102 East Bay Avenue, Suite C
Manahawkin, NJ  08050

                                                PRINCIPAL OCCUPATION
      NAME AND ADDRESS             AGE             OR EMPLOYMENT
      ----------------             ---       ---------------------------
Mr. John J. Gantner                 45    Senior Vice President of Finance and
Robert Wood Johnson                       Treasurer of the Robert Wood Johnson
 University Hospital                      University Hospital
One Robert Wood Johnson Place
New Brunswick, NJ  08903

Mr. Jay M. Gellert                  44    President and Chief Operating Officer
Foundation Health Systems, Inc.           of Foundation Health Systems, Inc.
21600 Oxnard Street
Woodland Hills, CA  91367

Mr. Laurence M. Merlis              43    Executive Vice President of the
Meridian Health System                    Meridian Health System
Monmouth Shores Corporate Park
1350 Campus Parkway
Wall, NJ  07753

Mr. Robert L. Natt                  49    President and Chief Executive Officer
Physician Health Services, Inc.           of FHS Northeast Region
One Far Mill Crossing
Shelton, CT  06484

Dr. Om P. Sawhney                   60    Plastic Surgeon
1550 Park Avenue
South Plainfield, NJ  07080

Mr. Thomas W. Wilfong               42    President of New Jersey Operations of
FOHP, Inc.                                Foundation Health Systems, Inc.
3501 State Highway 66
Neptune, NJ  07754

-------------
         There are no family relationships among the current directors or executive officers of the Company. None of the executive officers or directors of the Company are directors of any company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Pursuant to the By-laws of FOHP-NJ, each person serving on the Board of the Company automatically serves on the Board of Directors of FOHP-NJ.

         Dr. John F. Bonamo has been an obstetrician and gynecologist in private practice since 1981. He is Secretary of the Department of OB/GYN of Saint Barnabas Medical Center. Dr. Bonamo serves as Chairman of the Board of MetroWest I.P.A. He has served as a director of the Company since April 16, 1997.

         Sister Jane Frances Brady has served as the President of St. Joseph's Hospital and Medical Center since November 1972. She also serves as Treasurer of St. Joseph's Hospital and Medical Center and the Paterson Economic Development Corporation. Sister Jane Frances Brady serves as a trustee of St. Joseph's Hospital and Medical Center Foundation and as Chairperson of the Board of the Via Caritas Health System. In addition, she serves as the President of Hospital Alliance of New Jersey. She has served as a director of the Company since April 16, 1997 and as a director of FOHP-NJ since January 1994.

         Mr. Bruce G. Coe is currently serving as President Emeritus of the New Jersey Business and Industry Association. From 1982 to 1996 he served as President of the New Jersey Business and Industry Association. Mr. Coe serves on the Boards of Directors of New Jersey Resources Corporation. He also serves on the Boards of Trustees of New Jersey Future and New Jersey Historical Society. He has served as a director of the Company since April 16, 1997.

         Mr. Christopher M. Dadlez, FACHE, has been Executive Vice President of the Saint Barnabas Health Care System since June 1996. From March 1992 to June 1996, Mr. Dadlez served as the President and Chief Executive Officer of Monmouth Medical Center. From January 1995 to May 1996, Mr. Dadlez served as the President of Mid-Atlantic Health Group. From June 1984 to March 1992, he was Executive Vice President and Chief Operating Officer of Sinai Hospital,
Baltimore, Maryland. Mr. Dadlez serves on the Board of Trustees of the New Jersey Hospital Association and Ronald McDonald House. He serves as Chairman of Long Branch Tomorrow and is on the Board of Trustees of the Greater Long Branch Chamber of Commerce. He has served as a director of the Company since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Dr. Mark L. Engel, an ophthalmologist, has served as President of Ophthalmic Physicians of Monmouth since August 1975. From January 1989 through December 1990 he served as President of the Bayshore Hospital Medical Staff. Dr. Engel is a trustee of Ophthalmic Physicians of Monmouth. He has served as a director of the Company since June 7, 1995 and as Chairman of the Board of the Company since April 16, 1997. Dr. Engel also served as a director of FOHP-NJ since January 1994 and as Chairman of the Board of FOHP-NJ since June 1995.

         Dr. Thomas J. Feneran has been a physician in private practice since June 1983. He is an urologist, associated in Drs. Feneran & Fernicola, P.C. Dr. Feneran serves as a physician representative to the Board of Trustees of Southern Ocean County Hospital. He has served as a director of the Company since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Mr. John J. Gantner has served as Treasurer of the Robert Wood Johnson University Hospital since May 1995. In 1993, he joined Robert Wood Johnson University as Senior Vice President of Finance. From October 1988 to December 1992, Mr. Gantner was a partner in the New York/New Jersey office of Ernst & Young. Mr. Gantner is a Certified Public Accountant and a Certified Managerial Accountant. He has served as a director of the Company since April 16, 1997.

         Mr. Jay M. Gellert became President and Chief Operating Officer of FHS on May 7, 1997. From April 1, 1997 until May 7, 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of FHS. Mr. Gellert served as a director and President and Chief Operating Officer of Health Systems International, Inc., a predecessor of FHS, from June 1996 until April 1, 1997. Prior to joining FHS, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners, Inc. Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988 Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System. He has served as a director of the Company since March 25, 1998.

         Mr. Laurence M. Merlis has served as an Executive Vice President of the Meridian Health System since January 1, 1997. Prior thereto, Mr. Merlis served as President and Chief Executive Officer of Riverview Medical Center for the period May 1993 to January 1997. From January 1986 through May 1993 he served as President of East Orange General Hospital. Mr. Merlis serves on the Board of Directors of Monmouth-Ocean Hospital Corporation. He also is a member of the Board of Trustees of the New Jersey Hospital Association. He has served a director of the Company since April 16, 1997 and as a director of FOHP-NJ since January 1994.

         Mr. Robert L. Natt became President of the Northeast region of FHS in January 1998. Previously, he served as President and Co-Chief Executive Officer of PHS, now a subsidiary of FHS, from August 1996 until December 1997, when FHS acquired PHS. From 1985 through August 1996, Mr. Natt served as Chief Operating Officer of PHS. He has served as a director of the Company since March 25, 1998.

         Dr. Om P. Sawhney has been a practicing physician in Plastic Surgery & Rehabilitation Medicine Associates since January 1974. Dr. Sawhney is a consultant to the Audit Committee - Medical Inter Insurance Exchange and the Board of Managers of Associates in Medical Service at Muhlenberg, L.L.C. He is on the Board of Directors of the Muhlenberg Foundation and the Central Jersey I.P.A. Dr. Sawhney is also President of Associates in Medicine and Surgery, P.A. He has served as a director of the Company since June 7, 1995 and as a director of FOHP-NJ since January 1994.

         Mr. Thomas W. Wilfong has served as President of FHS' New Jersey operations since February 1998. Mr. Wilfong served as Executive Director of PHS's New Jersey operations from August 1996 to February 1998. From July 1986 to August 1996, Mr. Wilfong served as Vice President of Medical Management of Central New Jersey Medical Group. He has served as a director of the Company since March 25, 1998.

DIRECTOR COMPENSATION; COMMITTEE SERVICE

         The members of the Company's Board of Directors and any committee thereof may be paid their expenses, if any, relating to their attendance at Board or committee meetings, and directors who are not full-time employees of the Company may be paid a fixed sum for attendance at Board or committee meetings or paid a stated salary as a director. Currently, the members of the Company's Board of Directors are entitled to receive an annual retainer of $10,000 and $500 for each Board meeting attended, $300 for each telephonic Board meeting in which the director participates, $300 for each committee meeting attended, and $200 for each telephonic committee meeting in which a director participates. The Chairman of the Board is entitled to receive an additional $5,000 annual retainer and the chairpersons of the following committees are entitled to receive a $2,000 annual retainer: Audit Committee; Finance Committee; Medical Affairs Committee; and Grievance Committee.

         The Company paid approximately $107,150 during the fiscal year-ended December 31, 1997 to members of the Board of Directors for their services as directors and committee members.

COMMITTEES

         Pursuant to the Company's By-laws, the Company has an Audit Committee which is responsible for evaluating and recommending the appointment of independent auditors for the Company and its subsidiaries, and for reviewing, in consultation with such auditors, the annual financial statements (on a consolidated and separate company basis), systems of internal controls and accounting principles of the Company and its subsidiaries.

         In addition, pursuant to the Company's By-laws, the Board of Directors may, by one or more resolutions passed by a majority of the directors then in office, establish such other committees as it shall determine necessary for the operations of the Company. The Board of Directors has empowered the members of the Audit Committee to act as the Company's Compensation Committee which shall make decisions relating to the compensation of the officers, directors and employees of the Company. The Compensation Committee is currently comprised of the following directors: Mr. Bruce G. Coe, Mr. John J. Gantner, Mr. Laurence M. Merlis and Dr. Om P. Sawhney.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         During the fiscal year ended December 31, 1997, the Compensation Committee consisted of Mr. Coe, Mr. Gantner, Mr. Merlis and Dr. Sawhney.

         During the fiscal year ended December 31, 1997, no executive officer of the Company, served as a member of the compensation committee or as a director of another entity, except for any subsidiary or affiliate of the Company.

 COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "Commission"). Executive officers, directors and greater than 10% percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         Based solely on the Company's review of the copies of such forms it has received, the Company believes that all its executive officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to events or transactions during fiscal 1997 except that the Form 4 required to be filed by FHS in January 1998 in connection with the conversion of Debentures was filed in February 1998.

ITEM 11.  EXECUTIVE COMPENSATION.

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries, for the fiscal years ended December 31, 1997, 1996 and 1995, of the persons serving as the Chief Executive Officer of the Company during the fiscal year ended December 31, 1997, and the next three highest paid executive officers of the Company in fiscal 1997 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE



                                         ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                                  ---------------------------------   -------------------------------------------------
                                                                                AWARDS             PAYOUTS
                                                                      -------------------------    -------
                                                           Other                      Securities              All
                                                           Annual     Restricted      Underlying              Other
Name and                                                   Compen-    Stock           Options/     LTIP       Compensa-
Principal Position        Year     Salary($)   Bonus($)    sation($)  Award(s)($)     SARS(#)      Payouts    tion($)(1)(2)
------------------        ----     --------    --------    ---------  -----------     -------      -------    ------------
Roger W. Birnbaum         1997     $140,615(3) $25,000(4)     --         --            --            --       $85,722(5)
 President and
 Chief Executive Officer

Joseph Singer             1997      240,000     28,000        --         --            --            --         5,035
 Executive Vice President 1996      239,354         --        --         --            --            --         4,905
 and Chief Medical        1995      177,217         --        --         --            --            --            --
 Officer

Donald Parisi(6)          1997      151,346     40,000        --         --            --            --         5,056
 Senior Vice President,   1996      144,231         --        --         --            --            --         4,981
 Secretary and General    1995      120,019         --        --         --            --            --         2,361
 Counsel

Marc M. Stein             1997      144,038(7)  35,000(8)     --         --            --            --         5,132
 Chief Financial Officer


------------
(1) Includes amounts contributed by the Company under its 401(k) Plan. All full-time employees who have completed 30 days of service with the Company or any of its subsidiaries are eligible to participate in the 401(k) Plan which allows eligible employees to save up to 15% of their pre-tax compensation (subject to a maximum amount per year established annually pursuant to the Code) through a payroll deduction. Subject to the discretion of the Board of Directors, the Company may make matching contributions to the 401(k) Plan. Amounts contributed by the Company to the accounts of the Named Officers for fiscal 1997 are as follows: Mr. Birnbaum - $4,750; Dr. Singer - $4,750; Mr. Parisi - $4,750; and Mr. Stein - $4,750.
(2) Includes amounts of insurance premiums paid by the Company in fiscal 1997 with respect to term life insurance for the benefit of the Named Officers. Amounts paid by the Company for the benefit of the Named Officers are as follows: Mr. Birnbaum - $972; Dr. Singer - $285; Mr. Parisi - $306; and Mr. Stein - $382.
(3)     Represents the period June 1, 1997 to December 31, 1997.
(4)     Such  bonus was earned in fiscal year 1997 but was not paid until  March
        1998.
(5) Mr. Birnbaum served as a consultant to FHS from February to May 1997 for which he was paid a consultant fee by FHS of $80,000.
(6) Mr. Parisi served as acting President and Chief Executive Officer from December, 1996 to May 31, 1997.

(7)    Represents the period February 18, 1997 to December 31, 1997.
(8)    Such bonus was earned in fiscal year 1997 but was not paid until February
       1998

EMPLOYMENT AGREEMENTS

        Effective June 1, 1997, Roger W. Birnbaum became the President and Chief Executive Officer of the Company pursuant to an employment letter agreement entered into by Mr. Birnbaum and FHS dated May 6, 1997 (the "Birnbaum Employment Agreement"). In accordance with the terms of the Birnbaum Employment Agreement, Mr. Birnbaum (i) earns a monthly base salary of approximately $20,833, (ii) is eligible to receive a monthly automobile allowance of $1,000, (iii) is guaranteed a management bonus of at least $25,000 for 1997 and 1998, (iv) may be granted stock options to acquire FHS stock in an amount comparable to peer managers of FHS upon the approval of the FHS Compensation and Stock Option Committee, and (v) is entitled to other customary benefits provided by FHS to its employees. Mr. Birnbaum recently was paid his 1997 bonus of $25,000. Pursuant to the terms of the Birnbaum Employment Agreement, Mr. Birnbaum's employment with FHS is on an "employee-at-will" basis and FHS may at any time terminate Mr. Birnbaum's employment for any reason other than cause by giving 60 days' prior written notice; provided, however, that upon such termination Mr. Birnbaum will be entitled to receive his base salary for six (6) months after the date of such termination (the "Birnbaum Severance Payments"), and, if such termination is within the first twelve (12) months of Mr. Birnbaum's employment, Mr. Birnbaum will be paid as an employed consultant at his base salary at the time of termination for an additional six (6) months. As a consequence of the formation of FHS's Northeast region, Mr. Birnbaum's employment as President and Chief Executive Officer of the Company will terminate as of April 1, 1998. In connection with such termination, Mr. Birnbaum will receive the Birnbaum Severance Payments provided under the Birnbaum Employment Agreement commencing October 1, 1998. From April 1, 1998 to September 30, 1998, Mr. Birnbaum will provide consulting services to the Company as set forth in the Birnbaum Employment Agreement.

        Effective July 1, 1997, FHS entered into an employment letter agreement (the "Singer Employment Agreement") with Dr. Joseph Singer pursuant to which Dr. Singer will remain as Chief Medical Officer of the Company. The Singer Employment Agreement supercedes all prior employment agreements relating to Dr. Singer's employment by the Company. In accordance with the terms of the Singer Employment Agreement, Dr. Singer (i) earns a monthly salary of $20,000, (ii) is eligible to receive a monthly automobile allowance of $1,000, (iii) received a $28,000 signing bonus in 1997, (iv) is eligible to participate in the FHS Management Bonus Plan under which he may earn a percentage of his base salary as a bonus subject to the discretion of the FHS Compensation and Stock Option Committee, and (v) is eligible to receive and/or participate in the benefits customarily provided by FHS to its employees. Pursuant to the terms of the Singer Employment Agreement, Dr. Singer is an "employee-at-will" and is eligible to receive four (4) months of severance pay upon his leaving the employ of FHS, provided that such termination is not by reason of "just cause," as defined in the Singer Employment Agreement.

         Pursuant to an employment letter agreement dated February 6, 1997 between FHS and Marc M. Stein, Mr. Stein became Chief Financial Officer of the Company on February 18, 1997. Pursuant to such letter agreement, Mr. Stein was recently paid a bonus of $35,000 or 20% of his annual base salary. On February 9, 1998, FHS and Mr. Stein entered into another employment letter agreement (the "Stein Employment Agreement"), which agreement supersedes the previous employment letter agreement dated February 6, 1997. The Stein Employment Agreement terminates on March 31, 1999, provided that such agreement may be terminated prior thereto at the discretion of FHS. In accordance with the terms of the Stein Employment Agreement, Mr. Stein (i) earns an annual salary of $175,000, (ii) is eligible to participate in the 1998 FHS Management Bonus Plan and in the 1999 FHS Management Bonus Plan on a prorated basis, (iii) is entitled to receive a monthly automobile allowance of $500, (iv) is eligible to participate in the FHS Management Stock Option Plan, and (v) receives other customary benefits provided by FHS to its employees. Provided that Mr. Stein remains employed by FHS until March 31, 1999, or if his employment is terminated prior to March 31, 1999 for any reason other than "just cause," as defined in the Stein Employment Agreement, Mr. Stein will receive as retention bonus equal to three months salary on March 31, 1999. Pursuant to the terms of the Stein Employment Agreement, if Mr. Stein's employment is terminated for any reason other than "just cause" prior to March 31, 1999, FHS will continue to pay Mr. Stein his salary through September 30, 1999, which includes six (6) months severance. If, on January 31, 1999, FHS offers continued employment to Mr. Stein and Mr. Stein rejects such offer, Mr. Stein will be entitled to six (6) months severance commencing April 1, 1999 and his retention bonus as described in the Stein Employment Agreement.

 ITEM 12.  PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP MANAGEMENT.

        The following table sets forth information as of March 15, 1998, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act) of the Company's Common Stock, which is the only class of the Company's capital stock with shares issued and outstanding, by each director of the Company, each of the Named Officers (as defined in the section herein captioned "Executive Compensation"), each person or group of persons known by the Company to be the beneficial owner of more than 5% of Common Stock, and all directors, nominees for director and executive officers of the Company as a group:


                                                        BENEFICIAL OWNERSHIP OF
                                                             COMMON STOCK
                                                      --------------------------
                                                                      PERCENT OF
NAME OF BENEFICIAL OWNER                             NO. OF SHARES (1)  CLASS
-------------------------                            ----------------- ---------

Foundation Health Systems, Inc.(2)...................   97,913,161       97.9%

Dr. John F. Bonamo (3)...............................        1,500         (4)

Sister Jane Frances Brady (3)........................          --

Bruce G. Coe (3).....................................          --

Christopher M. Dadlez (3)............................          --

Dr. Mark L. Engel (3)................................       7,017 (5)      (4)

Dr. Thomas J. Feneran (3)............................       4,100          (4)

John J. Gantner (3)..................................          --

Jay M. Gellert (3)...................................          --

Laurence M. Merlis (3)...............................          --

Robert L. Natt (3)...................................          --

Dr. Om P. Sawhney (3) (6)............................       5,800 (6)      (4)

Thomas W. Wilfong (3) ...............................          --

Roger W. Birnbaum (7)................................          --

Dr. Joseph Singer (7)................................       8,000          (4)

Donald Parisi (7)....................................          --

Marc M. Stein (7)....................................          --

All Directors and Executive Officers

as a Group (16 persons)..............................      26,417 (5)(6)   (4)
---------------

(1) Except as otherwise indicated, all of the shares of Common Stock are held beneficially and of record.

(2) FHS's principal offices are located at 21600 Oxnard Street, Woodland Hills, CA 91367.
(3)   Such person currently serves as a director of the Company.
(4) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.
(5) Includes an aggregate of 417 shares of Common Stock held by Dr. Barbara Engel, Dr. Mark L. Engel's wife, as to which shares he disclaims any beneficial interest.
(6) Includes an aggregate of 500 shares of Common Stock held by Dr. Veena Sawhney, Dr. Om P. Sawhney's wife, as to which shares he disclaims any beneficial interest.
(7)   Such person is an executive officer of the Company.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      MANAGEMENT AGREEMENTS WITH FHS

      Each of the Management Agreements provides that FHS will employ the business executives in charge of the Company and each of its subsidiaries, and each executive in charge of a principal business division, unit or function (including, but not limited to finance, legal, operations, sales and marketing, information systems, medical management, and provider contracting and relations) (collectively, the "Executives"). Each of the Executives will report to FHS's senior management. All the Executives shall be appointed by the Company's Board of Directors to the offices requested by FHS: PROVIDED, HOWEVER, that the Board may reject any proposed appointee it reasonably finds to be of insufficient ethical character for such office; and provided further, that the Board may, after due consultation with FHS based on a reasonable determination of intentional and material unethical behavior or insubordination or willful misconduct or gross negligence, remove any such Executive. Currently, Mr. Roger
W. Birnbaum, President and Chief Executive Officer of the Company, Dr. Singer, Executive Vice President and Medical Director of the Company, Mr. Donald Parisi, Senior Vice President, General Counsel and Secretary of the Company; and Mr. Marc M. Stein, Chief Financial Officer of the Company, are employed by FHS.

      Each of the Management Agreements provides that the Company will employ an internal auditor who will report directly to the Board of Directors.

      Each of the Management Agreements has an initial term of five years, subject to automatic one year renewal terms unless either party provides written notice of non-renewal to the other party at least two years prior to the then current term of the agreement. A party may terminate either of the Management Agreements if (i) the other party is in material breach of the agreement (subject to certain rights to cure any such breach); (ii) the other party (a) becomes insolvent, (b) voluntarily seeks, consents to or acquiesces in the benefit or benefits of any Debtor Relief Law (as defined in the Management Agreements) or (c) becomes a party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event the proceeding is voluntary, the petition instituting the voluntary proceeding is dismissed within 45 days of the date it was filed).

      Under the Administrative Management Agreement, FHS is entitled to receive a monthly management fee (the "Management Fee") equal to the sum of (a) 2% of the total revenue of the health plans offered by the Company (the "FOHP Health Plans") for such month plus (b) reimbursement for (i) direct expenses incurred by third parties and (ii) salaries and benefits of the Executives; PROVIDED, HOWEVER, that the aggregate amount of payments to be made to FHS with respect to clause (a) for each calendar year during the term of the Administrative Management Agreement shall in no event be less than $5,000,000.

      In connection with the sale of the Initial Debenture, the Company paid FHS a phase-in period management fee of $1,701,120.38, which was based on certain administrative services provided by FHS to the Company from January 1, 1997 to April 30, 1997.

      At the end of each month during the term of the Administrative Management Agreement, FHS shall provide the Company with statements setting forth the Management Fee for such month. The Management Fee for any month shall become payable within ten days after receipt by the Company from FHS of the statements for such month.

      In the event that FHS establishes a regional or centralized multi-entry system relating to functions ordinarily and customarily handled at the plan level and not described in the MIS Management Agreement (such as plan level accounting and membership services), FHS shall have the right to transfer such functions performed by the FOHP Health Plans to such regional system, in which case the Company shall be obligated to pay to FHS the share of such regional systems costs incurred by FHS with respect to such function which is allocable to the FOHP Health Plans; provided, however, the regionalization or centralization of functions by FHS must result, in the aggregate, in cost savings to the FOHP Health Plans and any data processing functions performed under such regionalization or centralization shall not cost more than what is contemplated under the Company's current Management Information Services Agreement (the "HSII Agreement") with Health Systems Integration, Inc. ("HSII").

      In the event any of the Management Fees due and payable to FHS under the Administrative Management Agreement are not paid, such Management Fees may, at FHS's option, be added to the principal amount of the Debentures except that Management Fees due and payable during calendar year 1998 may only be added to such principal amount to the extent permitted by the Debentures. Any due and payable but unpaid Management Fees not added to the principal amount of the Debentures shall bear interest at the rate of the Initial Debenture until paid in their entirety or added to the principal amount of the Debentures.

      As compensation under the MIS Management Agreement, the Company will (i) pay FHS fees and charges to be specified by FHS upon the effectiveness of the agreement, which fees and charges shall be no greater than the compensation paid to HSII pursuant to the HSII Agreement and (ii) reimburse FHS for such costs and expenses as to which HSII is entitled to reimbursement under the HSII Agreement and documents related thereto.

      FHS is required to provide and perform the following services under the Administrative Management Agreement, subject to the direction of the FOHP Health Plans and consistent with the manner in which FHS provides such services to its other subsidiaries, without disadvantage to the Company or the FOHP Health Plans; (i) manage the diagnosis and assessment of the information/operating systems of the FOHP Health Plans and provide support for all necessary conversions, supplements and enhancements to such systems; (ii) manage the FOHP Health Plans in their provider contracting efforts and provider relations matters, including the establishment of appropriate provider reimbursement structures; (iii) provide human resources and employee benefit corporate management services to the FOHP Health Plans in recruiting employees and in implementing personnel policies and procedures and employee benefit programs;
(iv) provide consultation and assistance to the FOHP Health Plans in connection with governmental relations and legislative activities (including regulatory compliance matters) affecting the FOHP Health Plans; (v) provide consultation and assistance to the FOHP Health Plans in conducting analyses of the marketplace in which they operate and in developing an appropriate strategic plan; (vi) provide consultation and assistance to the FOHP Health Plans in connection with the development and dissemination of enrollment and disclosure materials for enrollees thereof, employers and other groups contracting with any of the FOHP Health Plans and other third parties; (vii) provide administrative support to the FOHP Health Plans in the formulation review and implementation of the utilization review and quality assurance programs thereof; (viii) provide consultation and assistance to the FOHP Health Plans in connection with protecting the confidentiality of the records thereof and ensuring compliance with all applicable federal, state and local laws and regulations relating to the records thereof; (ix) consult with and assist the FOHP Health Plans in support of the medical management policies and procedures thereof, in preparing and negotiating contracts with participating providers, subscriber groups, vendors and other third parties; (x) provide consultation and assistance to the FOHP Health Plans in the preparation of the annual budget thereof, which will set forth their major operating objectives, anticipated revenues, expenses, cash flow and capital expenditures; (xi) provide oversight management to the FOHP Health Plans in recording and analyzing the financial condition thereof, including financial review and analysis of health care costs incurred thereby and assist in the preparation of appropriate federal, state and local tax returns and provide the FOHP Health Plans with advice as to appropriate tax accruals; (xii) provide consultation and assistance to the FOHP Health Plans in the establishment, review and modification of collection policies and programs designed to minimize the number and amount of outstanding accounts receivable thereof; (xiii) provide consultation and assistance in implementing the FOHP Health Plans' premium structures, which premium structures shall take into account the financial obligations of the FOHP Health Plans, the importance of providing quality health care at a reasonable cost and competition of the FOHP Health Plans and the service areas; (xiv) give advice to the FOHP Health Plans concerning various business insurance programs, including but not limited to, professional liability insurance, directors and officers liability insurance, reinsurance and workers' compensation insurance; (xv) provide consultation and assistance to the FOHP Health Plans in connection with the sales and marketing efforts of the FOHP Health Plans, including assistance with regard to the selection of advertising agencies, the conduct of surveys respecting the satisfaction of subscriber groups and enrollees of the FOHP Health Plans and the FOHP Health Plans' sales programs and techniques; (xvi) provide to the FOHP Health Plans actuarial and data analysis services, and assistance in the development of underwriting standards; (xvii) assist the Boards of Directors of the Company and its subsidiaries in reviewing the short, medium and long range objectives of the FOHP Health Plans and in formulating recommendations with respect thereto; and (xviii) provide such other services, not specifically mentioned herein, that are mutually agreed upon between the parties.

      FHS shall provide and perform the following services under the MIS Management Agreement: (i) provide all claims processing, record keeping and data processing services to the

FOHP Health Plans that are currently provided by HSII pursuant to the HSII Agreement; and (ii) provide such other related services as are mutually agreed upon between the parties.

      Under each of the Management Agreements, FHS will defend, indemnify and hold the FOHP Health Plans and, among others, their respective officers, directors, shareholders, employees and agents, from and against any and all claims, actions, damages, obligations, losses, liabilities, costs and expenses, including attorneys' fees, other professional fees, costs of collection and other costs of defense ("Management Agreement Damages"), resulting from FHS's gross negligence or willful misconduct. In addition, the Company has agreed to defend, indemnify and hold FHS and, among others, its officers, directors, shareholders, employees and agents, from and against any and all Management Agreement Damages resulting from FHS's execution of the Management Agreements or performance of services thereunder, provided that no such indemnification shall be provided to the extent that such Management Agreement Damages result from FHS's gross negligence or willful misconduct.

      EXCHANGE/CASH OFFER FOR SHARES

      FHS may at any time during 1999, at its option, either make an offer to shareholders of the Company to exchange shares of FHS Common Stock (referred to herein as the "Exchange Offer") or make an offer to pay cash (referred to herein as the "Cash Offer") for the shares of Common Stock of the Company held by the Company's shareholders, other than FHS. FHS is required to furnish the Company with ten days written notice of its intention to promptly make such Exchange
Offer or Cash Offer, as the case may be (the date of such notification to be referred to herein as the "Offer Notice Date"). In the Exchange Offer, FHS would agree to exchange, for each outstanding share of Common Stock, the number of shares of FHS Common Stock as shall have a Purchaser Stock Market Value (as hereinafter defined) equal to the Company Stock Value (as hereinafter defined) of the share of Common Stock that is being exchanged. In the Cash Offer, FHS would agree to pay in cash, for each outstanding share of Common Stock, a purchase price equal to the Company Stock Value of the share of Common Stock being purchased.

      The term "Purchaser Stock Market Value" means the average closing sales price of the FHS Common Stock on the New York Stock Exchange, Inc. (or, if such FHS Common Stock is not at such time listed on the New York Stock Exchange, Inc., on such other national securities exchange as the FHS Common Stock shall at such time be listed or quoted) for the five consecutive trading days immediately preceding the date on which the Exchange Offer is commenced by FHS; PROVIDED, HOWEVER, that, in the event FHS Common Stock shall at such time not be listed or quoted on any national securities exchange, "Purchaser Stock Market Value" shall be determined in accordance with the procedures for the determination of the Company Stock Value as described below.

      The "Company Stock Value" shall be determined as follows: FHS and the Company (through the directors of the Company with no affiliation with FHS) shall, within ten days after the Offer Notice Date, each select an independent qualified appraiser to appraise the Company

Stock Value. The two independent qualified appraisers shall exchange their respective appraisals within ten business days and submit such appraisals to the Company and FHS. If the two independent qualified appraisers agree on an appraisal for the Company Stock Value, the Company Stock Value shall be the agreed-upon amount. If only one of such appraisers so submits an appraisal within the ten business day period, the Company Stock Value shall be the amount set forth in such appraisal. If the two independent qualified appraisers submit their appraisals within the ten business day period but cannot agree upon a Company Stock Value, the two independent qualified appraisers shall select a third independent qualified appraiser to appraise the Company Stock Value. The third independent qualified appraiser shall submit its appraisal with ten business days to FHS and the Company. The Company Stock Value shall be determined by taking the average of the two appraisals which are closest to each other; PROVIDED, HOWEVER, that if the appraisal amount which is less than the highest appraisal and greater than the lowest appraisal is greater or less than the average amount of the other appraisals by an amount representing no more than 7.5%, then the average of all three appraisals will be the Company Stock Value. The following is an example for the valuation method described above. Assuming that FHS's independent qualified appraiser valued the aggregate Company Stock Value at $50,000,000, the Company's independent qualified appraiser valued the aggregate Company Stock Value at $150,000,000 and the third independent qualified appraiser valued the aggregate Company Stock Value at $125,000,000, the aggregate Company Stock Value would be $137,500,000 (the average of the two closest appraisals); if, however the third independent qualified appraiser appraised the Company Stock Value at $105,000,000 (greater than $100,000,000 by an amount less than 7.5% of $100,000,000), the aggregate Company Stock Value would be approximately $101,700,000 (the average of all three). After determining the aggregate Company Stock Value, the value of each share of Common Stock will be determined by dividing the Company Stock Value by the number of then outstanding shares of Common Stock.

      MERGER

      At any time during the 1999 calendar year, FHS may effect a merger, business combination or consolidation transaction involving the Company for the purpose of obtaining 100% of the then outstanding equity of the Company (the "Merger"), which Merger has been approved by the Board of Directors of the Company and therefore is not prohibited by the New Jersey Shareholders Protection Act, subject to the following terms and conditions:

           (a) the amount of consideration to be paid or distributed to the shareholders of the Company in respect of each share of Common Stock in connection with the Merger will either be (i) cash in an amount equal to the Company Stock Value of such share of Common Stock or (ii) such number of shares of FHS Common Stock as shall have a Purchaser Stock Market Value equal to the Company Stock Value of such share of Common Stock;

           (b) the shareholders of the Company, other than FHS, shall be afforded dissenters' rights in the same manner and under the same terms and conditions as is provided under Chapter

11 of the New Jersey Business Corporation Act, regardless of whether such shareholders would otherwise have been entitled to such rights under the New Jersey Business Corporation Act.

           (c) the Company, or any successor thereto, shall provide in its By-laws indemnification provisions substantially similar to those currently contained in the Company's By-laws for the period ending six years from the date of the Merger, or, if earlier, for the period ending on the date on which the statute of limitations has expired with respect to the Company's Board of Directors' approval of the Amended Securities Purchase Agreement and the Merger contemplated thereby; and

           (d) the Company, or any successor thereto, shall maintain officer and director insurance with terms and conditions substantially similar to those contained in the officer and director insurance currently maintained by the Company for the period ending six years from the date of the Merger, or, if earlier, for the period ending the date on which the statute of limitations has expired with respect to the Company's Board of Directors' approval of the Amended Securities Purchase Agreement and the Merger contemplated thereby, which insurance shall provide coverage for former directors of the Company.

         ALTERNATE PROPOSAL

         Recognizing that the additional infusions of capital into the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ, and the subsequent conversion of Debentures issued by the Company to FHS in connection with such infusions, has resulted in a significant dilution of the provider shareholders' interest in the Company, FHS is contemplating providing the provider shareholders with alternate consideration in the event of an Exchange Offer, Cash Offer or Merger (the "Alternate Proposal"). FHS is proposing that in the event of an Exchange Offer, Cash Offer or Merger, provider shareholders will be offered a choice between (i) the per share consideration determined in accordance with the appraisal formula described in the section hereof captioned "Exchange/Cash Offer for Shares," or (ii) the alternate per share consideration calculated in accordance with the Alternate Proposal. FHS is currently discussing with the Board the terms and conditions of the Alternate Proposal. FHS has expressed an intention of offering to each NJ Practitioner $15.00 for each share of Common Stock held by him or her which would be payable on July 1, 2001, provided that the NJ Practitioner remains in the Company's provider network until December 31, 2001 and certain other conditions are met. FHS and the Company anticipate finalizing the Alternate Proposal over the next several weeks, including the type and amount of consideration to be offered to the NJ Acute Care Institutions or their affiliates holding shares of Common Stock.

         EXECUTIVE OFFICERS OF NJ ACUTE CARE INSTITUTIONS SERVING ON BOARD OF DIRECTORS

         The following directors of the Company are executive officers of NJ Acute Care Institutions which have purchased, either directly or through an affiliate, shares of Common Stock; Sister Jane Frances Brady, President and Chief Executive Officer of St. Joseph's Hospital and Medical Center; Mr. Christopher Dadlez, Executive Vice President of Saint Barnabas Health Care

System, which includes Clara Maass Medical Center, Irvington General Hospital, Monmouth Medical Center, Newark Beth Israel Medical Center, Saint Barnabas Medical Center, Union Hospital, Wayne General Hospital and West Hudson Hospital; Mr. John J. Gantner, Senior Vice President of Finance and Treasurer of the Robert Wood Johnson University Hospital; and Mr. Laurence M. Merlis, Executive Vice President of the Meridian Health System, which includes Riverview Medical Center, Jersey Shore Medical Center and the Medical Center of Ocean County. See "Current Directors of the Registrant." In addition, a large percentage of the revenues of FOHP-NJ is generated from NJ Acute Care Institutions who have enrolled employees in FOHP-NJ plans as required by the Certificate of Incorporation of the Company.

      GUARANTIES AND LETTERS OF CREDIT

      In March 1996, Mr. William Roberts, former Chairman of the Board of the Company, secured from Chase Manhattan Bank (formerly Chemical Bank) a $3,000,000 letter of credit (the "Chase Manhattan Letter of Credit") which could be drawn upon by the Company in the event the Company was required to contribute capital to FOHP-NJ so that FOHP-NJ remained in compliance with the statutory net worth and other capital requirements applicable to it. The Company paid $48,500 in bank fees in connection with the Chase Manhattan Letter of Credit. Contemporaneously with the issuance of the Chase Manhattan Letter of Credit, the Company and Mr. Roberts entered into a reimbursement agreement pursuant to which Mr. Roberts would be reimbursed by the Company for any amounts he was required to pay Chase Manhattan Bank in connection with any draw against the Chase Manhattan Letter of Credit by the Company. Under the terms of the reimbursement agreement between Mr. Roberts and the Company, the Company paid to Mr. Roberts a fee of $10,000 per month through May, 1996 and $20,000 per month thereafter until April 1997.

      The Chase Manhattan Letter of Credit was to expire on January 2, 1997. However, in December 1996, the Chase Manhattan Letter of Credit was extended until March 31, 1997. In connection with the extension of the Chase Manhattan Letter of Credit, the Company paid $8,550 in bank fees. The Chase Manhattan Letter of Credit was later extended until April 30, 1997, for which the Company paid Chase Manhattan Bank $4,000 in bank fees. The Chase Manhattan Letter of Credit expired on April 30, 1997 without being drawn upon by the Company.

      On March 29, 1996, certain NJ Practitioners, each a shareholder of the Company, secured from Carnegie Bank a $3,475,000 letter of credit (the "Carnegie Letter of Credit") which could be drawn upon by the Company in the event the Company was required to contribute capital to FOHP-NJ so that FOHP-NJ remained in compliance with the statutory net worth and other capital requirements applicable to it. The NJ Practitioners who secured the Carnegie Letter of Credit are: Dr. Chris Anayiotos, Dr. Tun Chu, Dr. Miguel Damien, Dr. Shirley Hoh, Dr. Renny Lin, Dr. Carl Raso, Dr. Donato Santangelo, III, Dr. Mohammad A. Sarraf, Dr. Mohammed Shafi, Dr. Kishori P. Shah, Dr. Gary Siemons, Dr. John Sutherland, Dr. Kock-Yen Tsang, Dr. Lewis Wetstein, Dr. Renato Ynaya and Dr. Henry Yu.

         The Company paid $52,125 in bank fees in connection with the Carnegie Letter of Credit. Contemporaneously with the issuance of the Carnegie Letter of Credit, the Company entered into a separate reimbursement agreement with each NJ Practitioner who secured the Carnegie Letter of Credit, pursuant to which the NJ Practitioner would be reimbursed by the Company for any amounts he or she was required to pay Carnegie Bank in connection with any draw against the Carnegie Letter of Credit by the Company. Under the terms of the reimbursement agreements, the Company paid to the NJ Practitioners who secured the Carnegie Letter of Credit an aggregate fee of $173,750 or 2.5% of the aggregate amount of the guaranties furnished by the NJ Practitioners to secure the Carnegie Letter of Credit.

         The Carnegie Letter of Credit was to expire on January 1, 1997. However, in December 1996, the Carnegie Letter of Credit was extended until March 31, 1997. In connection with the extension of the Carnegie Letter of Credit, the Company paid $14,681 in bank fees and an aggregate fee of approximately $43,000 to the NJ Practitioners who secured the Carnegie Letter of Credit. The Carnegie Letter of Credit was later extended to April 30, 1997, for which the Company paid $20,000 in bank fees and an aggregate fee of approximately $43,438 to the NJ Practitioners who secured the Carnegie Letter of Credit. The Carnegie Letter of Credit expired on April 30, 1997 without being drawn upon by the Company.

         In March and April 1996, Dr. Randall Krakauer, a former member of the Board of Directors of FOHP-NJ and shareholder of the Company, and John L. Adessa, a former President and Chief Executive Officer of the Company, each secured from CoreStates Bank a separate letter of credit (the "CoreStates Letters of Credit") which could be drawn upon by the Company in the event the Company was required to contribute capital to FOHP-NJ so that FOHP-NJ remained in compliance with the statutory net worth and other capital requirements applicable to it. Dr. Krakauer secured a $300,000 letter of credit and Mr. Adessa secured a $323,000 letter of credit. The Company paid $7,199 in bank fees in connection with the CoreStates Letters of Credit. As consideration for securing a letter of credit, the Company paid Dr. Krakauer $7,500 and Mr. Adessa $8,075, or 2.5% of the amount of the letter of credit secured by each individual.

         In September 1996, the amount of the letter of credit secured by Mr. Adessa from CoreStates Bank was reduced from $323,000 to $100,000, and on January 1, 1997, the remaining amount of the letter of credit expired.

         The letter of credit secured by Dr. Krakauer was to expire on January 1, 1997. However, in December 1996, the letter of credit secured by Dr. Krakauer was extended until March 31, 1997. In connection with the extension of the letter of credit, the Company paid approximately $800 in bank fees and a fee of $1,875 to Dr. Krakauer. The letter of credit secured by Dr. Krakauer was later extended until April 30, 1997, for which Dr. Krakauer was paid a fee of $650 and CoreStates Bank was paid bank fees of approximately $1,000. The letter of credit expired on April 30, 1997 without being drawn upon by the Company.

         In March and April 1996, certain NJ Acute Care Institutions and certain affiliates of NJ Acute Care Institutions executed guaranties on behalf of the Company and in favor of FOHP-NJ which guaranteed the payment of the Company's capital obligation to FOHP-NJ. The name of each NJ Acute Care Institution and affiliate of a NJ Acute Care Institution which guaranteed the Company's capital obligation to FOHP-NJ and the amount guaranteed by each such entity is as follows: Community-Kimball Health Care Systems, Inc. (an affiliate of Kimball Medical Center and Community Medical Center) - $250,000; Saint Barnabas Corporation (an affiliate of Saint Barnabas Medical Center) - $250,000; Monmouth Medical Center - $250,000; Barnert Hospital - $100,000; Bayshore Community Hospital - $100,000; Burdette Tomlin Memorial Hospital - $100,000; Chilton
Memorial Hospital - $100,000; C.H. Management Corp. (an affiliate of Christ Hospital) - $250,000; Comprehensive Health & Education Corp. (an affiliate of Muhlenberg Regional Medical Center) - $250,000; JFK Medical Center - $250,000; Memorial Health Alliance (an affiliate of Memorial Hospital of Burlington County) - $250,000; Mercer Medical Center - $100,000; Newton Memorial Hospital - $100,000; Our Lady of Lourdes Health Care Services, Inc. (an affiliate of Our Lady of Lourdes Hospital) - $100,000; Beth Israel Hospital (Passaic) - $100,000; The Valley Hospital - $250,000; Riverview Health Affiliates (an affiliate of Riverview Medical Center) - $250,000; West Hudson Hospital - $100,000; St. Joseph's Hospital and Medical Center - $250,000; Morristown Memorial Hospital - $250,000; Elizabeth General Health Services Corp. (an affiliate of Elizabeth General Medical Center) - $100,000; Englewood Healthcare Ent. (an affiliate of Englewood Hospital and Medical Center) - $250,000; MidJersey Health Corporation (an affiliate of Hunterdon Medical Center) - $100,000; and Robert Wood Johnson University Hospital - $250,000.

         In addition, in July and August, 1996, Holy Name Hospital guaranteed $150,000 of the Company's capital obligation to FOHP-NJ, and The Valley Hospital and West Hudson Hospital guaranteed an additional $50,000 and $25,000 of such obligation, respectively.

         Each guarantor's liability under its institutional guaranty was to expire on January 1, 1997. However, in December 1996, each institutional guaranty was extended until March 31, 1997. In connection with the extension of the institutional guaranties, the Company paid $100 to each guarantor. Most of the institutional guaranties were extended to April 30, 1997. By April 30, 1997, all the institutional guaranties had expired without liability to any NJ Acute Care Institution.

                                     PART IV

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a)      1. and 2.         FINANCIAL STATEMENTS AND FINANCIAL STATEMENT
                           SCHEDULES.

         Reference is made to the Index of Financial
         Statements hereinafter contained.........................F-1

         Other than the Financial Data Schedule included as Exhibit 27, no Financial Statement Schedules are required to, nor will any, be filed with this Annual Report on Form 10-K.

         3.  EXHIBITS

         Reference is made to the Index of Exhibits
         hereinafter contained....................................E-1

(b)      REPORTS ON FORM 8-K

         During the fourth quarter ended December 31, 1997, no Current Reports on Form 8-K were filed by the Company with the Commission.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                         FOHP, INC.
                                                         ----------
                                                         (Registrant)

Date: March 30, 1998                                 By: /S/ Roger W. Birnbaum
                                                        ----------------------
                                                   Roger W. Birnbaum, President
                                                    and Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

      SIGNATURE                         TITLE                     DATE
      ---------                         -----                     -----
/s/ Roger W. Birnbaum             President and Chief          March 30, 1998
---------------------             Executive Officer
Roger W. Birnbaum                 (Principal Executive
                                  Officer)

/s/ Marc M. Stein                 Chief Financial Officer      March 30, 1998
---------------------             (Principal Financial and
Marc M. Stein                     Accounting Officer)

/s/ Mark L. Engel                 Chairman of the Board        March 30, 1998
---------------------
Dr. Mark L. Engel

/s/ John F. Bonamo
---------------------             Director                     March 30, 1998
Dr. John F. Bonamo

/s/ Sister Jane Frances Brady     Director                     March 30, 1998
-----------------------------
Sister Jane Frances Brady

      SIGNATURE                   TITLE                DATE
      --------                    -----                ----
/s/ Bruce G. Coe                 Director         March 30, 1998
--------------------
Bruce G. Coe

/s/ Christopher M. Dadlez        Director         March 30, 1998
-------------------------
Christopher M. Dadlez

/s/ Thomas J. Feneran            Director         March 30, 1998
-------------------------
Dr. Thomas J. Feneran


/s/ John J. Gantner              Director         March 30, 1998
---------------------
John J. Gantner

/s/ Jay M. Gellert               Director         March 30, 1998
---------------------
Jay M. Gellert

/s/ Laurence M. Merlis           Director         March 30, 1998
----------------------
Laurence M. Merlis

/s/ Robert L. Natt               Director         March 30, 1998
---------------------
Robert L. Natt

/s/ Om P. Sawhney                Director         March 30, 1998
---------------------
Dr. Om P. Sawhney

/s/ Thomas W. Wilfong            Director         March 30, 1998
---------------------
Thomas W. Wilfong

                        Consolidated Financial Statements


                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

                                December 31, 1997



                                    CONTENTS



Report of Independent Auditors..............................................F-2
Consolidated Balance Sheets.................................................F-3
Consolidated Statements of Operations.......................................F-4
Consolidated Statements of Shareholders' (Deficiency) Equity................F-5
Consolidated Statements of Cash Flows.......................................F-6
Notes to Consolidated Financial Statements..................................F-7

                         Report of Independent Auditors


The Board of Directors
FOHP, Inc.

We have audited the accompanying consolidated balance sheets of FOHP, Inc. (the "Company") and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' (deficiency) equity and cash flows for the years ended December 31, 1997, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FOHP, Inc. and subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.




Iselin, New Jersey                                            Ernst & Young LLP
February 13, 1998

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

                           Consolidated Balance Sheets



                                                                                        DECEMBER 31
                                                                                   1997              1996
                                                                            -------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                                 $ 79,266,721     $ 36,664,911
  Accounts receivable from owners/providers, net of allowance for doubtful accounts and retroactive terminations of
   $922,354 in 1997 and $1,600,000 in 1996 (NOTE 3)                           11,096,487        8,206,471
  Other accounts receivable, net of allowances for doubtful
   accounts and retroactive terminations of $2,507,619 in 1997
   and $100,000 in 1996 (NOTE 3)                                               3,131,333        3,666,887
  Prepaids and other current assets                                              635,548        1,904,360
                                                                            -----------------------------
Total current assets                                                          94,130,089       50,442,629

Restricted cash (NOTE 2)                                                      13,846,682        1,265,449
Furniture and equipment, net (NOTE 4)                                          2,480,042        1,884,558
Goodwill (NOTE 2)                                                            107,730,254               --
Other assets                                                                     424,164          659,581
                                                                            -----------------------------
                                                                            $218,611,231     $ 54,252,217
                                                                            =============================

LIABILITIES AND SHAREHOLDERS' (DEFICIENCY) EQUITY
Current liabilities:
 Medical claims payable to owners/providers                                 $ 20,308,241     $ 13,775,534
 Other medical claims payable                                                 62,614,704       55,370,457
 Accounts payable and accrued expenses                                        18,251,160        5,163,115
 Due to Foundation Health Systems, Inc. (NOTE 11)                                543,075
 Due to QualMed, Inc. (NOTE 11)                                                1,192,716
 Unearned premium                                                              7,965,658        4,598,662
 Other                                                                             8,054        1,210,516
                                                                            -----------------------------
Total current liabilities                                                    110,883,608       80,118,284

Convertible debentures (NOTE 2)                                               11,294,406
Subordinated debentures (NOTE 5)                                              24,000,000
                                                                            ------------------------------
Total liabilities                                                            146,178,014       80,118,284

Commitments and contingencies (NOTE 10)

Shareholders' (deficiency) equity:
 Preferred Stock, $1.00 par value, 10,000,000 shares authorized, none issued or outstanding
 FOHP,  Inc.  Common  Stock,  $.01 par  value,  100,000,000
   shares  authorized, 100,000,000 in 1997 and 2,100,173 in 1996
   issued and outstanding (NOTE 6)                                             1,000,000           21,002
 Additional paid-in capital                                                  208,053,796       30,648,489
 Accumulated deficit                                                        (136,620,579)     (56,535,558)
                                                                            -----------------------------
Total shareholders' (deficiency) equity                                     $ 72,433,217      (25,866,067)
                                                                            =============================
                                                                            $218,611,231       54,252,217
                                                                            =============================



SEE ACCOMPANYING NOTES.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

                      Consolidated Statements of Operations



                                                                         YEAR ENDED DECEMBER 31
                                                                  1997              1996               1995
                                                              ---------------------------------------------------
Revenue:
   Premiums from owners/providers                             $132,575,894      $135,544,112      $ 63,630,797
   Other premium revenue                                       239,132,416       112,125,670        38,819,206
   Other, principally administrative service fees                2,045,011         7,863,006         7,621,790
   Interest income                                               3,652,910         1,843,520         1,222,246
                                                              ---------------------------------------------------
Total revenue                                                  377,406,231       257,376,308       111,294,039

Expenses:
   Medical services to owners/providers                         63,882,103        37,026,903        17,319,035
   Hospital services to owners/providers                        64,553,166        30,156,890        11,068,909
   Other medical services                                      148,812,233       105,551,393        38,548,819
   Other hospital services                                     101,521,355        63,760,554        24,637,249
   Selling, general and administrative                          55,106,022        50,734,197        32,638,106
   Management fee - QualMed, Inc. (NOTE 11)                      7,502,899
   Depreciation and amortization                                 1,404,192           879,306           674,433
   Interest - Foundation Health Systems, Inc.                    1,790,410
   Other interest                                                   91,163            11,247            90,048
   Restructuring costs (NOTE 12)                                12,825,570
   Write-off of intangible asset (NOTE 7)                                                               986,782
                                                              ---------------------------------------------------
Total expenses                                                 457,489,113       288,120,490        125,963,381
                                                              ---------------------------------------------------
Net loss before provision for state income taxes               (80,082,882)      (30,744,182)       (14,669,342)

Provision for state income taxes (NOTE 8)                            2,139               924             71,603
                                                              ---------------------------------------------------
Net loss                                                      $(80,085,021)     $(30,745,106)      $(14,740,945)
                                                              ===================================================

Net loss per common share                                     $      (9.18)     $     (14.64)     $       (8.65)
                                                              ===================================================



SEE ACCOMPANYING NOTES.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

          Consolidated Statements of Shareholders' (Deficiency) Equity

                                                           COMMON STOCK                                                TOTAL
                                                  -------------------------------   ADDITIONAL                     SHAREHOLDERS'
                                                                        PAR          PAID-IN       ACCUMULATED     (DEFICIENCY)
                                                        SHARES          VALUE         CAPITAL         DEFICIT         EQUITY
                                                  ------------------------------------------------------------------------------
Balance at January 1, 1995                             1,060,053    $   10,601     $ 15,341,561    $(11,049,507)   $ 4,302,655
  Reclassification of FOHP-NJ Practitioner
   Provider Common Stock from temporary equity           511,800         5,118        7,671,882                      7,677,000
  Redemption of FOHP-NJ Practitioner Provider
   Common Stock                                             (100)           (1)          (1,499)                        (1,500)
  Conversion of outstanding shares of FOHP-NJ
   Common Stock to FOHP, Inc. Common Stock-NJ:
    FOHP-NJ Institutional Provider                    (1,020,051)      (10,201)                                        (10,201)
    FOHP-NJ Other Provider                               (40,002)         (400)                                           (400)
    FOHP-NJ Practitioner Provider                       (511,700)       (5,117)                                         (5,117)
  FOHP, Inc. Common Stock-NJ issued (at $15 per
   share)                                              2,100,173        21,002        7,931,516                      7,952,518
  Payment of issue costs                                                               (294,971)                      (294,971)
  Net loss                                                                                          (14,740,945)   (14,740,945)
                                                  -------------------------------------------------------------------------------
Balance at December 31, 1995                           2,100,173        21,002       30,648,489     (25,790,452)     4,879,039
  Net loss                                                                                          (30,745,106)   (30,745,106)
                                                  ------------------------------------------------------------------------------
Balance at December 31, 1996                           2,100,173        21,002       30,648,489     (56,535,558)   (25,866,067)
  Redemption of FOHP, Inc. Common Stock-NJ               (13,334)         (133)             133                              -
  Conversion of outstanding shares of FOHP, Inc.
   Common Stock-NJ to Common Stock:
   FOHP, Inc. Common Stock-NJ                         (2,086,839)      (20,869)                                        (20,869)
   Issued Common Stock (at $.01 per share)             2,086,839        20,869                                          20,869
  Issued Common Stock (April 30, 1997 at $10.12
   per share)                                            168,109         1,681        1,699,440                      1,701,121
  Issued Common Stock (December 1, 1997
   at $10.12 per share)                                4,941,049        49,410       49,950,590                     50,000,000
  Issued Common Stock (December 8, 1997
   at $.20 per share)                                 92,804,003       928,040       18,024,890                     18,952,930
  Goodwill (NOTE 2)                                                                $107,730,254                    107,730,254
  Net loss                                                                                          (80,085,021)   (80,085,021)
                                                  ------------------------------------------------------------------------------
Balance at December 31, 1997                         100,000,000    $1,000,000     $208,053,796   $(136,620,579)   $72,433,217
                                                  ==============================================================================


SEE ACCOMPANYING NOTES.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

                      Consolidated Statements of Cash Flows

                                                                                   YEAR ENDED DECEMBER 31
                                                                           1997              1996              1995
                                                                        -------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                $(80,085,021)    $(30,745,106)     $(14,740,945)
Adjustments to reconcile net loss to net cash (used in)
 provided by operating activities:
   Depreciation and amortization                                           1,404,192          879,306           674,433
   Loss from sale of assets                                                   80,966
   Write-off of deferred issuance costs                                    1,132,656
   Write-off of intangible asset                                                                                986,782
   Interest cost converted to debt                                         1,247,337
   Changes in operating assets and liabilities:
     Accounts receivable from owners/providers                            (2,890,016)      (1,865,379)       (4,539,229)
     Other accounts receivable                                               535,554         (414,248)       (2,075,825)
     Prepaid expenses and other current assets                             1,268,812       (1,369,609)          232,524
     Restricted cash                                                     (12,581,233)         (64,648)         (893,610)
     Other assets                                                            235,417         (368,448)          207,136
     Medical claims payable to owners/providers                            6,532,707        5,417,849         6,496,873
     Other medical claims payable                                          7,244,247       36,767,869        14,990,425
     Accounts payable and accrued expenses                                13,088,045          872,013         1,787,571
     Due to Foundation Health Systems, Inc.                                  543,075
     Due to QualMed, Inc.                                                  1,192,716
     Unearned premium revenue                                              3,366,996        4,257,570           216,193
     Other liabilities                                                    (1,202,462)         320,189           890,327
                                                                       --------------------------------------------------
Net cash (used in) provided by operating activities                      (58,886,012)      13,687,358         4,232,655

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment                                      (1,799,093)        (904,733)       (1,020,993)
Proceeds from sale of equipment                                               27,260
                                                                       --------------------------------------------------
Net cash used in investing activities                                     (1,771,833)        (904,733)       (1,020,993)

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred issuance costs                                                   (1,441,465)
Issuance of convertible debentures                                        80,701,120
Issuance of subordinate debentures                                        24,000,000
Issuance of common stock                                                                                      7,640,329
                                                                        -------------------------------------------------
Net cash provided by financing activities                                103,259,655                -         7,640,329
                                                                        -------------------------------------------------
Increase in cash and cash equivalents                                     42,601,810       12,782,625        10,851,991
Cash and cash equivalents at beginning of year                            36,664,911       23,882,286        13,030,295
                                                                        -------------------------------------------------
Cash and cash equivalents at end of year                                $ 79,266,721     $ 36,664,911       $23,882,286
                                                                        =================================================

SUPPLEMENTAL INFORMATION
Interest paid for the year                                              $     48,319     $      7,488       $   725,123
                                                                        =================================================

Conversion of debentures into common stock                              $ 70,654,051     $          -       $         -
                                                                        =================================================




SEE ACCOMPANYING NOTES.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

                   Notes to Consolidated Financial Statements

                                December 31, 1997


1.  GENERAL

FOHP, Inc. (the "Company") serves as the holding company for its wholly-owned subsidiaries. The Company's principal operating subsidiary is First Option Health Plan of New Jersey, Inc. (FOHP-NJ). FOHP-NJ, a New Jersey corporation formed in May 1993, received its Certificate of Authority ("COA") to operate as a health maintenance organization ("HMO") in New Jersey in June 1994. Other wholly-owned subsidiaries of the Company include First Option Health Plan of New York, Inc. ("FOHP-NY"), a New York corporation, First Option Health Plan of Pennsylvania, Inc. ("FOHP-PA"), a Pennsylvania corporation, First Option Health Plan of Maryland, Inc.("FOHP-MD"), a Maryland corporation, First Option Health Plan of Delaware, Inc.("FOHP-DE"), a Delaware corporation, and FOHP Agency, Inc., a New Jersey corporation, each formed in 1995, and First Option Dental, Inc.("First Dental"), a New Jersey corporation, formed in 1996. These other subsidiaries have not commenced operations. The Board of Directors of the Company recently approved the dissolution of FOHP-NY, FOHP-MD, FOHP-DE and First Dental.

The Company is a New Jersey corporation which was formed in May 1994. The Company was formed to effect the reorganization of First Option Health Plan of New Jersey, Inc. ("FOHP-NJ") into a holding company structure (the "Reorganization"), which was consummated on June 8, 1995. The Reorganization was completed through an exchange of FOHP-NJ's outstanding common stock for shares of the Company's Common Stock-NJ. In connection with the Reorganization, FOHP-NJ distributed, as a dividend, all of the outstanding common stock of First Managed Care Option, Inc. ("FMCO") to the Company. Pursuant to the Reorganization, FOHP-NJ and FMCO became wholly-owned subsidiaries of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The primary purpose of the Reorganization was to facilitate the formation of additional health maintenance organizations in states other than New Jersey.

Effective December 8, 1997, through the conversion of debentures (the "Convertible Debentures") to common stock, the Company became a 98% owned subsidiary of Foundation Health Systems, Inc. (Note 2). The Company is dependent upon the availability of funds, as needed, from Foundation Health Systems, Inc. ("FHS") to provide sufficient capital to meet its operating and statutory financial requirements. It is the intention of FHS to provide such funds, as needed.

During the summer of 1996, as a result of FOHP-NJ's statutory net worth deficiency discussed in Note 2 and the conditions imposed by the New Jersey Departments of Banking and Insurance and Health and Senior Services (the "Departments"), the Board of Directors of the Company discontinued the Company's expansion efforts in states other

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)




1.  GENERAL (CONTINUED)

than New Jersey, including expansion efforts in New York, Pennsylvania and Maryland. The Company currently has no plans to expand into any other state.

The statement of operations and statement of cash flows for 1996 include the results of the wholly-owned subsidiary, FMCO, which was sold on December 31, 1996. On a consolidated basis, the revenue and operating results of FMCO were not a significant part of the Company's revenue and operating results (Note 7).

Health care providers investing in the Company are required to enter into provider agreements (the "Provider Agreements") with the Company. The Provider Agreements have an initial term of one year and are renewable annually. Such agreements with acute care institutions and certain other health care providers may be terminated either by mutual consent of both parties or, after the initial one year term, by either party upon 90 days written notice; agreements with physicians may be terminated by either party upon 60 days written notice. Provider agreements also may be terminated for breaches specified therein. The Provider Agreements, among other things, establish covered services, billing and payment procedures, and reimbursement methods.

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Company has incurred a 1997 consolidated net loss of $80,085,021 and has an accumulated deficit of $136,620,579 at December 31, 1997. In order for the Company's principal operating subsidiary FOHP-NJ to meet its 1997 statutory net worth requirements pursuant to its COA granted by the Departments, the Company must generate sufficient operating profits and/or obtain one or more capital infusions.

In an effort to increase capital, FOHP-NJ effected several operational changes in 1996. The operational changes made by FOHP-NJ included (a) the implementation of a modified provider reimbursement schedule which became effective on April 1, 1996, for purposes of reducing medical costs, (b) the implementation of a hiring freeze and suspension of bonus payments and the use of consultants in order to control FOHP-NJ's administrative costs, (c) the implementation of a program to generate increased operating profits by requiring certain acute care shareholders which had not met their enrollment commitments to meet such commitments in order to remain shareholders of the Company and providers in the FOHP-NJ network, and (d) the discontinuation of expansion efforts in states other than New Jersey. In connection with FOHP-NJ's plan to remedy the statutory net worth deficiency, in October 1996 the Board of Directors of the Company initially approved a $30 million investment by FHS, a Delaware corporation

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)



2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

formerly known as Health Systems International, Inc., into the Company. At closing, FHS was to purchase $30 million of debentures convertible into 40% of the Company's outstanding equity and FHS would have received an option to acquire another 11% ownership. After closing, FHS would have been obligated to either acquire up to an additional 20% of the outstanding equity of the Company, or require the Company to have repurchased that amount with FHS financing.
However, due to a significant increase in medical claims expenses during the fourth quarter of 1996 as a result of more complete claim payment data, in January 1997 FHS exercised its right to re-negotiate certain terms of the original Securities Purchase Agreement among FHS, the Company and FOHP-NJ. Under the terms of the renegotiated Securities Purchase Agreement (the "Amended Securities Purchase Agreement"), FHS invested $51,701,121 into the Company through the purchase of a Convertible Debenture (the "Initial Convertible Debenture") convertible into 71% of the Company's outstanding equity, on a fully diluted basis. At the closing of the purchase of the Initial Convertible Debenture, which occurred on April 30, 1997, FHS converted $1,701,121 of the principal amount of the Initial Convertible Debenture into 168,109 shares of the Company's Common Stock. On December 1, 1997, FHS converted the remaining $50,000,000 of the principal into 4,941,049 shares of the Company's Common Stock. On December 8, 1997, due to the continued operating losses of FOHP-NJ, FHS invested an additional $29,000,000 into the Company in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Convertible Debenture issued to FHS on April 30, 1997. Immediately upon receipt of the New Convertible Debenture, FHS converted $18,952,930 of the principal amount thereof into 92,804,003 shares of the Company's Common Stock. The price per share paid by FHS upon conversion of the Convertible Debentures is calculated in accordance with the Amended Securities Purchase Agreement. The Convertible Debentures accrue interest at a variable rate adjusted on a calendar quarterly basis. Such interest is due and payable within ten days after the end of each calendar quarter. Any such interest not paid when due and payable is considered defaulted interest and shall be added to the principal amount of the Convertible Debentures. At December 31, 1997, $1,247,337 of defaulted interest is included in the principal amount of the Convertible Debentures.


In connection with the purchase by FHS of the Company's Common Stock through the conversion of Convertible Debentures, goodwill totalling $107,730,254 has been recorded to reflect the excess of FHS's purchase price over the approximate fair value of the net assets acquired. The acquisition was treated as a purchase for accounting purposes. Allocation of purchase price is subject to valuations and other studies which are not yet complete. However, management of the Company does not believe such differences will have a material impact on the results of operations and shareholders' equity. The goodwill will be amortized on a straight line basis not exceeding forty years. Amortization for the one month period ended December 31, 1997, which approximated $368,000, has not been reflected in the Statement of Operations as it has been deemed immaterial to the Company's operations.

As of December 31, 1997, FHS also contributed an additional $24,000,000 to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures (the "Subordinated Debentures") which are not convertible into the Company's Common Stock, but otherwise have substantially the same terms as the Convertible Debentures.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)


2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following are significant accounting policies of the Company:

   USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   PRINCIPLES OF CONSOLIDATION

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

   CASH AND CASH EQUIVALENTS

   Cash and cash equivalents include money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased. Fair market values, as determined through quoted market prices, of the cash equivalents approximate carrying value. Cash and cash equivalents at December 31, 1997 were on deposit with two commercial banks.

   ACCOUNTS RECEIVABLE

   Accounts receivable are reported at estimated net realizable value by including provisions for retroactive terminations and uncollectible amounts.

   RESTRICTED CASH

   At December 31, 1997, FOHP-NJ was required to maintain $49,384,483 on deposit with the New Jersey Department of Banking and Insurance (the "DOI") to meet its "Minimum Insolvency Deposit for Healthcare Expenditures" (the "Insolvency Deposit") under current insurance regulation. The Insolvency Deposit is calculated based on the current financial statements and is required to be funded by June 30, 1998. As of December 31, 1997, FOHP-NJ had $12,510,878 on deposit with the DOI. FOHP-NJ has obtained approval from the DOI to fund the remaining Insolvency Deposit quarterly through December 31, 1998. In addition, FOHP-NJ is required to maintain $1,200,000 cash reserve with the Health Care Financing Administration ("HCFA")for its federal programs. As of December 31, 1997, FOHP-NJ had $1,335,804 on deposit for its federal programs.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)



2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the useful lives of the depreciable assets (3 to 5 years).

PREMIUM REVENUE

Subscriber contracts for commercial managed care products are on a yearly basis subject to cancellation by the employer group upon 30 days written notice. Premium revenue is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

Certain premium revenue is earned under a contract between FOHP-NJ and the State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services ("NJDHS-DMAHS"). The contract with NJDHS-DMAHS had an initial term of 18 months and may be renewed for successive one year terms. The contract can be suspended (by NJDHS-DMAHS) or terminated (by either party) upon the occurrence of certain events. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ. Members may disenroll at any time other than months 2 through 6 of membership and eligibility is determined by NJDHS-DMAHS.

Certain premium revenue is earned under a contract between FOHP-NJ and HCFA for services provided to Medicare eligible recipients. The contract with HCFA had an initial term of 12 months and may be renewed for successive one year terms. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ health plans.

OTHER REVENUE

Other revenue consists principally of fees for administrative service only contracts which are recognized as income as services are rendered.

MEDICAL AND HOSPITAL SERVICE EXPENSES

Medical and hospital service expenses are accrued in the period the services are provided to enrollees, based in part on estimates for hospital and other health care services which have been incurred but not reported ("IBNR"). Such estimates are

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)




2. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

continually monitored and reviewed and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations.

FOHP-NJ's arrangements for commercial products with hospitals are primarily on a per diem reimbursement basis and with physicians on a discounted fee for service basis.

Under the contract with the NJDHS-DMAHS for Medicaid and HCFA for Medicare, providers are reimbursed for health care services provided to Medicaid and Medicare eligible members on a per member, per month capitation basis for primary care services, fee for service basis for specialty services and per diem arrangement for inpatient services. For 1996, payments to providers are subject to a withhold of up to 15% of the reimbursement rate for Medicaid claims and 10% for Medicare claims. The Medicaid withholds are segregated into geographically designated risk pools. Payments from the risk pools are settled annually with the participating providers based on annual incurred costs. At settlement, if there is a surplus in any of the risk pools, such surplus is first used to fund deficits in other risk pools, after which any remaining surplus will be distributed among all providers. The Medicare withhold program is a statewide program with one risk pool which covers anticipated health care expenses. At settlement, if there is a surplus of funds, FOHP-NJ will retain 10% for a contingency reserve pool that will be available to offset any future year losses, with the remaining surplus funds being distributed among the providers. If a deficit fund exists, the withholds will be applied to the deficit with FOHP-NJ assuming the responsibility for the remaining deficit. Estimated surpluses associated with these contracts are included in medical claims payable. During 1997, Medicare and Medicaid withhold programs were terminated.

FOHP-NJ also contracts with another party for the arrangement of mental health services provided to enrollees in its health plans. FOHP-NJ pays for such services on a capitated basis. If the costs of such services are less than the capitation payments, the amount of any savings is shared equally by FOHP-NJ and the servicer. If costs are greater than the capitation payments, any shortfall must be funded equally by FOHP-NJ and the servicer.

Also included in medical claims payable is a premium deficiency accrual related to FOHP-NJ's Medicare product.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)





2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING COSTS

Advertising costs are charged to operations when the advertising first takes place and approximated $1,131,000, $2,154,000 and $1,692,000 for the years 1997,
1996 and 1995, respectively.

INCOME TAXES

The Company provides for income taxes based on income recognized for financial statement purposes. The Company recognizes a deferred tax asset or liability for the expected future tax effects attributable to the temporary differences between the tax and financial statement bases of assets and liabilities. Deferred tax assets and liabilities are adjusted to reflect changes in tax rates or other provisions of applicable federal and state tax laws in the period in which such changes are enacted. Deferred tax assets are recognized unless it is more likely than not that some portion or all of the deferred tax assets will not be recovered.

PER SHARE DATA

Per share data are based on the weighted average number of shares of all classes of common stock outstanding during the period (8,724,799 in 1997, 2,100,173 in 1996 and 1,703,908 in 1995).

In December 1997, FHS converted Convertible Debentures into the Company's Common Stock. If the conversion had been effective January 1, 1997, the net loss per common share would have been $0.80.

RECLASSIFICATION

Certain reclassifications have been made to the 1996 and 1995 financial statements to conform with the current year presentation.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)





3.  ACCOUNTS RECEIVABLE

The following is the activity of the allowances for doubtful accounts and retroactive terminations:

                                                    ACCOUNTS
                                                RECEIVABLE FROM
                                                    OWNERS/       OTHER ACCOUNTS
                                                   PROVIDERS        RECEIVABLE
                                                --------------------------------

Balance, January 1, 1995                                            $   100,300
   Provision for bad debts                                              232,604
   Provision for retroactive terminations                               442,256
   Write-offs                                                           (98,945)
                                                                ----------------
Balance, December 31, 1995                                              676,215
   Provision for bad debts                                              431,849
   Provision for retroactive terminations            $1,600,000         349,579
   Write-offs                                                        (1,357,643)
                                                --------------------------------
Balance, December 31, 1996                            1,600,000         100,000
   Provision for bad debts                               32,316         475,775
   Provision for retroactive terminations                             2,283,905
   Write-offs                                          (709,962)       (352,061)
                                                --------------------------------
Balance, December 31,1997                            $  922,354     $ 2,507,619
                                                ================================

4.  FURNITURE AND EQUIPMENT

Furniture and equipment consists of
 the following:

                                                      1997             1996
                                              ----------------------------------

Leasehold improvements                             $  247,640      $   258,381
Furniture and fixtures                                767,401          806,518
Equipment                                           3,740,779        2,090,020
Automobiles                                            74,096           68,113
                                              ----------------------------------
                                                    4,829,916        3,223,032
Less accumulated depreciation                      (2,349,874)      (1,338,474)
                                              ----------------------------------
                                                   $2,480,042      $ 1,884,558
                                              ==================================

Depreciation  expense was  $1,095,383,  $879,306 and $563,769 for 1997, 1996 and
1995, respectively.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)





5.  SUBORDINATED DEBT

In accordance with the terms of the Convertible Debentures and Subordinated Debentures, repayment of principal and interest will occur only from free and divisible surplus as reflected in the audited financial statements of the Company and with written approval of the Commissioner of the DOI. In the event of dissolution or liquidation of the Company, no repayment on these notes can be made unless and until all other liabilities of the Company have been satisfied.

The Convertible Debentures and Subordinated Debentures are due December 31, 2002 and accrue interest at a rate determined quarterly based on the rate charged to FHS under its credit facility (5.85% as of December 31, 1997). Interest is due and payable within ten days after the end of each quarter, subject to the terms noted above.

6.  COMMON STOCK

In March 1997, the Company redeemed 13,334 shares of Common Stock-NJ at no cost from a New Jersey acute care institution which had not complied with the enrollment provisions of the Company's Certificate of Incorporation applicable to it.

In connection with the April 30, 1997 investment by FHS, the Certificate of Incorporation of the Company was amended to, among other things, reclassify the Company's capital stock. As a result, the Company currently has 110,000,000 shares of authorized capital stock, which is comprised of 100,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of Preferred Stock, par value $1.00 per share. In connection with the reclassification of the Company's capital stock, each outstanding share of Common Stock-NJ was converted into one share of Common Stock. As a result, all 2,086,839 shares of Common Stock-NJ outstanding at the time of the Company's Certificate of Incorporation was amended, were converted into Common Stock. Prior to the April 30, 1997 investment by FHS, the authorized capital stock of the Company totaled 100 million shares and was comprised of the following classes of Common Stock, $.01 par value: Common Stock-NJ, Common Stock-NY, Common Stock-PA, Common Stock-DE and Unclassified Common Stock. During 1995, the Company issued 2,100,173 shares of Common Stock-NJ. There were no additional shares of Common Stock-NJ issued during 1996.

The Certificate of Incorporation and By-Laws of the Company include significant restrictions on the issuance and transfer of shares of Common Stock. The Certificate of Incorporation of the Company provides that only FHS and health care

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)






6.  COMMON STOCK (CONTINUED)

providers who enter into and maintain a provider agreement with a subsidiary of the Company may purchase Common Stock. Acute care institutions which enter into a provider agreement with a subsidiary of the Company may purchase shares of Common Stock directly or through an affiliate.

The Company may, but is not obligated to, repurchase shares of Common Stock from any shareholder whose provider agreement terminates for any reason or upon the occurrence of certain events, as described in the Company's Certificate of Incorporation. The determination of the repurchase price of the shares is also described in the Company's Certificate of Incorporation.

7.  FMCO

In August 1995, FOHP-NJ and the sellers of FMCO (the "Sellers") agreed to terminate their existing relationships and entered into a Settlement Agreement and General Release (the "Settlement Agreement"). Pursuant to this Settlement Agreement, the consulting agreements between the Sellers and FMCO were terminated and, in connection therewith, the Sellers were paid, in the aggregate, $218,000 which is included in the Holding Company's 1995 selling, general and administrative expenses.

In December 1995, management determined that due to the recent loss of business volume from certain FMCO customers and because of current and projected operating losses of FMCO, the recoverability of this intangible asset could not be assured. Accordingly, the net carrying value of $986,782 was written-off in 1995.

In December 1996, the Company sold all of the outstanding common stock of FMCO to an unrelated third party for $250,000, plus, subject to certain limitations, a percentage of collections on accounts receivable that were greater than 90 days old as of September 30, 1996 collected after November 1, 1996. As a result of the transaction, the Company recorded a loss of approximately $145,000. Revenues and operating results of FMCO were not significant in 1996.

8.  INCOME TAXES

The Company and its subsidiaries file a consolidated federal income tax return. No federal income taxes have been provided for or paid since the Company and its subsidiaries have incurred operating losses and income tax reporting purposes. For state purposes, each entity files separately. At December 31, 1997, net operating loss ("NOL")

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)


8.  INCOME TAXES (CONTINUED)

carryforwards for federal and state income tax reporting purposes approximate $105,200,000 subject to the limitation discussed below. These losses will be available to offset future taxable income. Such NOL's expire through 2012 for federal purposes and between 2000 and 2012 for state tax purposes.

Internal Revenue Code Section 382 limits the potential utilization of net operating loss carryforwards in periods following a corporate "ownership change". In general, for federal income tax purposes, an ownership change is deemed to occur if the percentage of stock of a loss corporation owned by one or more "5% shareholders" has increased by more than 50 percentage points over the lowest percentage of such stock owned during a three year testing period. As a result of FHS's investment in the Company during 1997, a change in ownership has occurred and the Company's ability to utilize its NOL carryforwards will be significantly limited.

The tax effects of temporary differences that give rise to deferred tax assets are as follows:

                                                 DECEMBER 31
                                             1997             1996
                                          -------------------------------

Capitalization of start-up costs and
  organization costs                      $     603,000    $   2,987,000
Net operating loss carryforwards             42,990,000       15,039,000
Reserve discounting                             877,000          738,000
Allowances for doubtful accounts and
  retroactive terminations                    1,200,000          595,000
Other                                         2,287,000          726,000
Restructuring costs                           3,832,000
                                          -------------------------------
Total deferred tax assets                    51,789,000       20,085,000

Valuation allowance for deferred
   tax assets                               (51,789,000)     (20,085,000)
                                          -------------------------------
Net deferred tax assets                   $           -    $           -
                                          ===============================

The valuation allowance has been recorded due to the uncertainty of the realization of the deferred tax asset since the realization of such asset is dependent on future operating profits of the Company.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)






8.  INCOME TAXES (CONTINUED)

The effective income tax rate for 1997, 1996 and 1995 varied from the statutory federal income tax rate as follows:

                                             1997     1996      1995
                                           -----------------------------

Statutory federal income tax rate              35%     35%       35%
State income taxes                              6       6         6
                                           -----------------------------
Subtotal                                       41      41        41

Valuation allowance                           (41)    (41)      (41)
                                           -----------------------------
Effective income tax rate                       -%      -%        -%
                                           =============================

9.  DEFINED CONTRIBUTION PLAN

The Company maintains a defined contribution (401[k]) plan covering substantially all of its employees. Employees may contribute to the plans after completing certain service requirements. The Company matches 50% of employee contributions not to exceed (i) limits established under Section 415 of the Internal Revenue Code or (ii) the lesser of 25% of compensation or $30,000. Total plan expense for 1997, 1996 and 1995 amounted to $403,000, $406,000 and $197,000, respectively.

10.  COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases office space under noncancelable lease arrangements. The leases are for terms of 5 years and generally provide for renewal options of up to 5 additional years. Total rent expense for 1997, 1996 and 1995 was approximately $1,403,000, $1,796,000 and $927,000, respectively.

The following is a schedule of minimum future payments on long-term operating leases at December 31, 1997:

               1998                            $1,868,334
               1999                               702,844
               2000                               298,742
               2001                               167,978
               2002                                44,602
                                               ----------
                                               $3,082,500
                                               ==========

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)






10.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

SERVICE AGREEMENT

FOHP-NJ entered into an agreement with a claims processing company to provide recordkeeping and data processing functions to FOHP-NJ on a fee for services basis. The agreement expires March 31, 1998. FOHP-NJ has the right to terminate this agreement without cause upon not less than 180 days prior written notice provided that FOHP-NJ does so by acquiring a license for the system used by the service bureau processor. The cost for the system license is approximately $800,000 and is subject to reduction as long as the Company continues the agreement.

MEDICARE CONSULTING AGREEMENT

In January 1995, FOHP-NJ entered into an agreement with another company to assist FOHP-NJ in obtaining approval from HCFA to offer health care products to Medicare beneficiaries in New Jersey. Such approval was obtained in December 1995. Fees paid by FOHP-NJ, including specified bonus payments, under the agreement totaled $1,012,604, $1,621,186 and $392,000 in 1997, 1996 and 1995,
respectively. In addition, a variable percentage (.5% to 1%) of any Medicare revenue generated by FOHP-NJ for a total of eight years after FOHP-NJ entered into a Medicare Risk Contract with HCFA will be payable to the other company. The minimum payment for each year, pursuant to such variable percentage, is $1,000,000 and the maximum for any such payment is $3,500,000. In connection with the sale of Convertible Debentures (see Note 2), the Company has agreed under the terms of the Amended Securities Purchase Agreement with FHS to negotiate a termination of its agreement with the other company. The Company is currently involved in litigation with respect to this matter. Management believes that such litigation will not result in a material adverse effect on the Company's consolidated financial statements.

REINSURANCE ARRANGEMENTS

The Company has entered into a reinsurance contract to limit its losses on individual claims. The reinsurance contract for 1997 provides for reimbursement of eligible hospital claims per enrollee which exceed $150,000 for all enrollees within a calendar year up to a maximum reimbursement per enrollee of $1,000,000 per calendar year and $2,000,000 per lifetime. The reinsurance contracts for 1996 and 1995 were consistent with the 1997 contract, except the contracts provided for reimbursement of eligible hospital claims which exceed $75,000 for commercial and Medicaid enrollees and $100,000 for Medicare enrollees. Per diem arrangements with hospitals are also subject to maximum limits dependent upon length of stay, and claims per enrollee which exceed certain deductibles are subject to coinsurance provisions.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)







10.  COMMITMENTS AND CONTINGENCIES (CONTINUED)

Reinsurance expense, net of recoveries, was approximately $4,294,000, $55,000 and $695,000 for the years ended 1997, 1996 and 1995, respectively, and is included in medical and hospital services expense.

STATUTORY NET WORTH

Financial statements issued in accordance with statutory accounting practices differ from financial statements issued in accordance with generally accepted accounting principles (GAAP). Statutory financial statements exclude certain items included in GAAP financial statements. These "non-admitted" items include certain assets such as prepaid expenses, equipment other than certain computer equipment, organizational costs, certain loans and receivables, supplies and other items.

FOHP-NJ, pursuant to its COA to operate an HMO in New Jersey, is required to maintain a minimum statutory net worth. The minimum statutory net worth requirement at December 31, 1997 and 1996 amounted to $23,694,000 and $15,054,000, respectively. In addition, under the terms of its COA, if net worth is less than 125% of the required minimum, FOHP-NJ is required to submit a plan of action to the DOI. FOHP-NJ has obtained approval of its Plan of Action which states FOHP-NJ will have a positive statutory net worth for the year ended December 31, 1997 and that FOHP-NJ statutory net worth will be 100% of the required minimum by December 31, 1998. FOHP-NJ's statutory net worth requirements are shown below:


                                     1997                                         1996
                 --------------------------------------------  -------------------------------------------
                      GAAP       ELIMINATIONS    STATUTORY       GAAP      ELIMINATIONS      STATUTORY
                 --------------------------------------------  -------------------------------------------
Assets           $108,142,744    $3,463,563   $104,679,181   $ 62,225,369   $12,009,871      $50,215,498
Liabilities       104,252,789                  104,252,789     76,705,815                     76,705,815
                 -----------------------------------------------------------------------------------------
Net equity
  (deficiency)   $  3,889,955    $3,463,563   $    426,392   $(14,480,446)  $12,009,871     $(26,490,317)
                 =========================================================================================

In addition to the minimum statutory net worth requirements, FOHP-NJ may not pay dividends to its parent without prior approval of the Commissioner of the DOI.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)








11.  RELATED PARTY TRANSACTION

Pursuant to the Amended Securities Purchase Agreement with FHS, the Company is required to pay FHS, or a designated subsidiary of FHS (QualMed, Inc.), a management fee based on 2% of total revenue of the Company's health plans. For the year ended December 31, 1997, the Company charged $7,502,899 to expense related to these management fees.

The amount due to FHS at December 31, 1997, represents interest payable related to the Convertible Debentures. The amount due to QualMed, Inc. at December 31, 1997 primarily represents management fees payable.

12.  RESTRUCTURING COSTS

Pursuant to the Amended Securities Purchase Agreement with FHS, the Company recorded the impact of a restructuring plan designed to increase overall profitability of FOHP-NJ by scaling back certain product lines that have not met profitability expectations. Restructuring costs of approximately $12.8 million represent provision for lease termination costs, employee termination benefits and write-down of the related assets. Included in the total restructuring costs is approximately $2.6 million related to employee termination benefits for approximately 140 employees from various departments of the Company. As of December 31, 1997, approximately $116,000 of termination benefits have been paid and six employees have been actually terminated.


13.  FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

   RESTRICTED CASH: The fair value of restricted cash is determined through quoted market prices.

   CONVERTIBLE AND SUBORDINATED DEBENTURES: The Company's Convertible Debentures and Subordinated Debentures carry variable interest rates, therefore, fair values approximate carrying values.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)


13. FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The carrying amounts and fair values of the Company's financial instruments are as follows:



                                          1997                               1996
                            -------------------------------  ------------------------------------
                                CARRYING          FAIR            CARRYING           FAIR
                                 AMOUNT           VALUE            AMOUNT            VALUE
                            -------------------------------  ------------------------------------

Cash and cash equivalents        $79,266,721     $79,266,721      $36,664,911      $36,664,911
Restricted cash                   13,846,682      13,846,682        1,265,449        1,265,449
Convertible debentures            11,294,406      11,294,406
Subordinated debentures           24,000,000      24,000,000


The carrying amount of all other financial instruments reported in the consolidated balance sheets approximate their fair value.

14.  IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

Based on a recent assessment, the Company determined that it will be required to modify or replace significant portions of its software so that its computer systems will function properly with respect to dates in the Year 2000 and thereafter. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems.

However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 issue could have a material impact on the operations of the Company.

The Company has initiated formal communications with all of its significant suppliers and large customers to determine the extent to which the Company's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

             Notes to Consolidated Financial Statements (continued)




14.  IMPACT OF YEAR 2000 (UNAUDITED) (CONTINUED)

The Company has developed a plan to modify its information technology to be ready for the Year 2000 and has begun converting critical data processing systems. The Company currently expects the project to be substantially complete by early 1999 and as yet is unable to estimate the cost. The Company does not expect this project to have a significant effect on operations. Expenditures through December 31, 1997 have not been material. The Company will implement its plan by placing a higher priority on the systems with significant operational implications. The Company will continue to implement systems with strategic value though some projects may be delayed due to resource constraints.

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                            ------------------------



                                    EXHIBITS
                                       to
                                    FORM 10-K

                                  ANNUAL REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934

                   For the Fiscal Year ended December 31, 1997
                           --------------------------



                                   FOHP, INC.
                          (Exact name of registrant as
                            specified in its charter)





                           --------------------------


================================================================================

                                   FOHP, INC.

                                  EXHIBIT INDEX


EXHIBIT NO.
-----------

     b    2.1       Agreement of Merger and Plan of  Reorganization  dated April
                    12, 1995 among FOHP-NJ,  the Registrant and FOHP  Transition
                    Company, a wholly-owned subsidiary of the Registrant.


     f    3.1       Amended and Restated  Certificate  of  Incorporation  of the
                    Registrant, as filed with the Secretary of State of the State of New Jersey on April 17, 1997.

     ff   3.2       By-laws of Registrant, as amended.

     fff  4.1       Specimen certificate representing Registrant's Common Stock.

          4.2 Convertible Subordinated Surplus Debentures in the aggregate principal amount of $29,000,000 issued by the Registrant to Foundation Health Systems, Inc. ("FHS") on December 8, 1997.

          4.3 Subordinated Surplus Debentures in the aggregate principal amount of $24,000,000 issued by the Registrant to FHS on December 31, 1997.

(*)      10.1       Employment Agreement dated May 6, 1997 between FHS and Roger
                    W. Birnbaum.

(*)      10.2       Employment   Agreement   dated   July  1,  1997   among  the
                    Registrant, FHS and Joseph Singer, M.D.

(*)      10.3       Employment  Agreement dated February 8, 1998 between FHS and
                    Marc M. Stein.

     a   10.7       Lease Agreement dated September 1, 1994 between  Theodore G.
                    Sourlis  and Elaine  Sourlis,  husband  and wife,  and First
                    Option Health Plan of New Jersey, Inc. ("FOHP-NJ"), a wholly-owned subsidiary of the Registrant, and the undated
                    Addendum thereto.

     a 10.10        Form of Hospital Participation (provider) Agreement required
                    to  be   executed   by  each  NJ  Acute   Care   Institution
                    participating in the FOHP-NJ network and by FOHP-NJ.

     a 10.11        Form of Individual Practice Association (provider) agreement
                    required   to  be   executed   by   FOHP-NJ   and  the  IPAs
                    participating in the FOHP-NJ network.

     a 10.12 Form of Individual Practitioner Participation (provider) Agreement required to be executed by FOHP-NJ and each NJ Practitioner participating in the FOHP-NJ network.

     a 10.13 Form of Provider Agreement (Non-Acute Care) required to be executed by FOHP-NJ and each NJ Other Provider participating in the FOHP-NJ network.

     c 10.14.1      Form  of  First  Option  Master  Group  Contract  (point  of service) for large employer groups.

     c 10.14.2      Form  of  First  Option   Master  Group   Contract   (health
                    maintenance organization) for large employer groups.

     c 10.14.3      Form  of  First  Option  Master  Group  Contract  for  small employer groups.

     c 10.14.4      Form of First Option Individual Contract for individuals.

     b 10.21 Agreement to provide HMO services to Medicaid recipients dated February 8, 1995 between FOHP-NJ and the State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services.

     d 10.22 Sublease dated as of December 15, 1995 between FOHP-NJ and The Continental Insurance Company.

     d 10.28        Mental  Health  Management  Agreement  dated  July  1,  1994
                    between  FOHP-NJ  and  Mental  Health  Network,   Inc.,  and
                    amendment thereto entered into in January 1996.

     d 10.33 Contract between FOHP-NJ and the Secretary of the Department of Health and Human Services, who has delegated authority to the Administrator of the Health Care Financing Administration, with respect to health insurance benefits for the aged and disabled (Contract No. H3155).

     d 10.43 Capital Contribution Agreement dated as of December 31, 1995 between the Registrant and FOHP-NJ.

     e 10.45.1      Amended and Restated  Securities  Purchase  Agreement  dated
                    February 10, 1997 among the  Registrant,  FOHP-NJ and Health
                    Systems International, Inc. (the predecessor to FHS) and the following exhibits thereto:  Exhibit A - Form of Debentures;
                    Exhibit B-1 - Form of Amended and  Restated  Certificate  of
                    Incorporation  of the  Registrant;  Exhibit  B-2 -  Form  of
                    By-laws of the Registrant; Exhibit B-3 - Form of Amended and
                    Restated  Certificate of Incorporation  of FOHP-NJ;  Exhibit
                    B-4 - Form of  By-laws  of  FOHP-NJ;  Exhibit  D-1 - Form of
                    General  Administrative  Services Management Agreement;  and
                    Exhibit  D-2 - Form of  Management  Information  Systems and
                    Claims Processing  Services  Agreement.  Upon the request of the  Securities  and  Exchange  Commission,  the  Registrant
                    agrees to furnish a copy of Exhibit C-1 - Form of  Exclusive
                    Plan  Hospital  Provider  Agreement,  Exhibit C-2 - Forms of
                    Non-Exclusive Plan Hospital Provider Agreements, Exhibit E -
                    Form of Investors Agreement,  Exhibit F - Form of Opinion of
                    Outside Counsel of Registrant and FOHP-NJ,  Exhibit G - Form
                    of Officer's  Certificate and Exhibit H - Form of Opinion of
                    Outside Counsel of Health Systems  International,  Inc., and
                    Schedules  2.1A  through  2.25 as follows:  Schedule  2.1A -
                    Subsidiaries;  Schedule 2.1B - Good Standing; Schedule 2.3 -
                    Rights  of First  Refusal;  Schedule  2.4(a) - SEC  Reports;
                    Schedule 2.4(b) - Unreported  Liabilities  and  Obligations;
                    Schedule   2.5  -   Company's   Reports;   Schedule   2.6  -
                    Noncontravention;  Schedule 2.7 - Litigation; Schedule 2.9 -
                    Compliance  with  Law;  Schedule  2.10  -  Certain  Material
                    Contracts and Defaults;  Schedule 2.11 - Consents;  Schedule
                    2.12  -  Licenses,   Permits  and  Governmental   Approvals;
                    Schedule  2.14  -  Environmental  Matters;  Schedule  2.15 -
                    Properties and Assets;  Schedule 2.16 - Taxes; Schedule 2.20
                    - Insurance;  Schedule 2.22 - Employment/Severance  Matters;
                    and Schedule 2.25 - Employee Benefit Plans.

     e 10.45.2      Amendment  dated March 13, 1997 to the Amended and  Restated
                    Securities Purchase Agreement referenced in Exhibit 10.45.1.

     g 10.46 Form of General Administrative Services Management Agreement dated April 30, 1997 between FHS and the Registrant.

     h   10.47      Form of Management Information Systems and Claims Processing
                    Services  Agreement dated April 30, 1997 between FHS and the
                    Registrant.

         21.        Subsidiaries of the Registrant.

     i   27.        Financial Data Schedule for year ended December 31, 1997.
----------------

     (*) Constitutes a management contract required to be filed as an exhibit pursuant to Item 14(c) of Form 10-K.

     a              Incorporated  by  reference  to  the  identically   numbered
                    exhibit to the Registrant's Registration Statement on Form S-4 (Registration No. 33-89356).

     b              Incorporated  by  reference  to  the  identically   numbered
                    exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-4 (Registration No. 33-89356).

     c              Incorporated  by  reference  to  the  identically   numbered
                    exhibit to the Registrant's Registration Statement on Form S-1 (Registration No. 33-80817).

     d              Incorporated  by  reference  to  the  identically   numbered
                    exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

     e Incorporated by reference to Appendices A-H of the Registrant's definitive Proxy Statement filed with the
                    Commission on March 19, 1997 in connection with the Registrant's 1996 Annual Meeting of Shareholders.

     f Incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form 8-A, effective July 8, 1997.

     ff Incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form 8-A, effective July 8, 1997.

     fff Incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A, effective July 8, 1997.

     g Incorporated by reference to Appendix C of the Registrant's definitive Proxy Statement filed with the Commission on March 19, 1997 in connection with the Registrant's 1996 Annual Meeting of Shareholders.

     h Incorporated by reference to Appendix D of the Registrant's definitive Proxy Statement filed with the Commission on March 19, 1997 in connection with the Registrant's 1996 Annual Meeting of Shareholders.

     i The Financial Data Schedule is submitted in electronic format only.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 10-Q


(Mark One)

[ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT
      OF 1934

For the quarterly period ended September 30, 1998
                               -------------------------------------------------

                                       or

[   ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934

For the transition period from                        to
                               ----------------------    -----------------------

Commission File Number:        0-25944
                               -------------------------------------------------

                                                  FOHP, INC.
--------------------------------------------------------------------------------
                         (Exact name of registrant as specified in its charter)

NEW JERSEY                                                        22-3314813
--------------------------------------------------------------------------------
(State or other  jurisdiction of incorporation  or                 (IRS Employer
 organization)                                               Identification No.)

3501 STATE HIGHWAY 66, NEPTUNE, NEW JERSEY                              07753
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

(732) 918 - 6700
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


-------------------------------------------------------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to filing requirements
for the past 90 days. Yes    X        No
                           ----          ----

                APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                  PROCEEDINGS DURING THE PRECEDING FIVE YEARS:

Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15 (d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court.
Yes   X       No
    ----         ----

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.


COMMON STOCK, 99,997,000 SHARES OUTSTANDING AS OF NOVEMBER 12, 1998

                                         INDEX                          PAGE NO.




                         PART I - FINANCIAL INFORMATION

ITEM 1.      FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets - September 30, 1998 and
  December 31, 1997                                                            3

Condensed Consolidated Statements of Operations                                4
  For the periods July 1 to September 30, 1998 and 1997
  For the periods January 1 to September 30, 1998 and 1997

Condensed Consolidated Statements of Shareholders' (Deficiency) Equity         5
  For the period January 1, 1997 to December 31, 1997
  For the period January 1, 1998 to September 30, 1998

Condensed Consolidated Statements of Cash Flows                                6
  For the periods January 1, 1998 to September 30, 1998
  For the periods January 1, 1997 to September 30, 1997

Notes to Condensed Consolidated Financial Statements                           7

ITEM 2.      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
             AND RESULTS OF OPERATIONS                                        13


             PART II - OTHER INFORMATION
ITEM 5.      OTHER INFORMATION                                                20

ITEM 6.      EXHIBITS AND REPORTS ON FORM 8-K                                 20

Signature Page                                                                21

                            FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                            SEPTEMBER 30,         DECEMBER 31,
                                                                                               1998                  1997
                                                                                    ------------------------------------------
                                                                                            (UNAUDITED)            (AUDITED)

ASSETS
Cash and cash equivalents                                                                   $ 29,340,408         $ 79,266,721
Accounts receivable from owners/providers, net of allowance for doubtful accounts
  and retroactive terminations of $840,783 in 1998 and $922,354 in 1997                       11,415,826           11,096,487
Other accounts receivable, net of allowance for doubtful accounts and retroactive
  terminations of $2,757,248 in 1998 and $2,507,619 in 1997.                                   3,391,750            3,131,333
Prepaid and other current assets                                                                 596,845              635,548
                                                                                    ------------------------------------------
Total current assets                                                                          44,744,829           94,130,089

  Restricted Cash                                                                             57,276,629           13,846,682
  Furniture and equipment (at cost, net of accumulated depreciation
   and amortization of $2,685,845 and $2,349,874, respectively)                                2,422,398            2,480,042
  Goodwill (net of accumulated amortization of $2,019,942 and $0, respectively)              105,710,312          107,730,254
  Other assets                                                                                   383,379              424,164
                                                                                    ------------------------------------------
Total Assets                                                                               $ 210,537,547        $ 218,611,231
                                                                                    ==========================================


LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Medical claims payable to owners/providers                                                $ 13,527,494         $ 20,308,241
  Other medical claims payable                                                                31,564,153           62,614,704
  Accounts payable                                                                             1,540,874              746,369
  Accrued expenses                                                                            16,808,870           17,512,845

  Due to Foundation Health Systems, Inc.                                                       1,569,293              543,075
  Due to QualMed, Inc.                                                                         1,269,630            1,192,716
  Due to Other Affiliates                                                                        213,136                    -
  Unearned premium                                                                             2,282,236            7,965,658
                                                                                    ------------------------------------------
Total current liabilities                                                                     68,775,686          110,883,608

Convertible debentures                                                                        12,145,655           11,294,406
Subordinated debentures                                                                       24,737,761           24,000,000
                                                                                    ------------------------------------------
Total Liabilities                                                                            105,659,102          146,178,014

Shareholders' Equity:
  Preferred Stock, $1.00 par value, 10,000,000 shares authorized, none issued or outstanding
  FOHP, Inc. Common Stock, $.01 par value, 100,000,000 shares authorized,
      100,000,000 in 1998 and 100,000,000 in 1997 issued and outstanding                       1,000,000            1,000,000
  Additional paid-in capital                                                                 237,951,597          208,053,796
  Accumulated deficit                                                                       (134,073,152)        (136,620,579)
                                                                                    ------------------------------------------
Total shareholders' equity                                                                   104,878,445           72,433,217
                                                                                    ------------------------------------------
Total Liabilities and Shareholders' Equity                                                 $ 210,537,547        $ 218,611,231
                                                                                    ==========================================


                             See accompanying notes

                            FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                  THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,                       SEPTEMBER 30,
                                                                 1998              1997            1998              1997
                                                             -------------------------------   --------------------------------
                                                              (unaudited)       (unaudited)     (unaudited)       (unaudited)


REVENUE:
  Premiums from owners/providers                             $ 28,710,191      $ 36,793,341     $ 95,373,859      $ 97,781,152
  Other premium revenue                                        50,901,751        60,943,037      155,609,981       176,701,692
  Other, principally administrative service fees                  585,148           888,817        2,098,682         1,797,068
  Interest income                                               1,009,308         1,200,923        3,239,760         2,891,062
                                                             -------------------------------    ------------------------------
Total revenue                                                  81,206,398        99,826,118      256,322,282       279,170,974
                                                             -------------------------------    ------------------------------


EXPENSES:
  Medical services to owners/providers                         19,602,135        32,646,831       60,197,453        78,638,764
  Other medical services                                       45,738,318        81,753,021      140,460,726       204,748,375
  Selling, general and administrative                          13,530,625        11,468,890       42,240,995        36,665,217
  Management fee - QualMed, Inc.                                        -         2,006,759                -         5,546,233
  Management fee - Foundation Health Systems, Inc.                636,000                 -        1,907,000                 -
  Amortization of goodwill                                        673,314                 -        2,019,942                 -
  Depreciation and other amortization                             378,679           410,408        1,117,312         1,000,678
  Interest - Foundation Health Systems, Inc.                      558,728           743,877        1,604,188         1,247,336
  Other interest                                                  143,029            39,265          401,285            68,256
  Restructuring costs                                                   -                 -                -         1,134,097
                                                             ------------------------------     ------------------------------
Total expenses                                                 81,260,828       129,069,051      249,948,901       329,048,956
                                                             ------------------------------     ------------------------------

NET INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES               (54,430)      (29,242,933)       6,373,381       (49,877,982)

Provision (benefit) for income taxes                              (33,286)              103        3,825,954             2,139
                                                             ------------------------------     ------------------------------

NET INCOME (LOSS)                                            $    (21,144)    $ (29,243,036)    $  2,547,427     $ (49,880,121)
                                                             ==============================     ==============================

NET INCOME (LOSS) PER COMMON SHARE                           $         --     $      (12.97)    $       0.03     $      (22.85)
                                                             ==============================     ==============================




                             See accompanying notes

                            FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.) CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIENCY) EQUITY



                                                                COMMON STOCK
                                                      --------------------------      ADDITIONAL                      TOTAL
                                                                            PAR        PAID-IN       ACCUMULATED    SHAREHOLDERS
                                                           SHARES          VALUE       CAPITAL         DEFICIT   (DEFICIENCY) EQUITY
                                                      ------------------------------------------------------------------------------


BALANCE AT DECEMBER 31, 1996                             2,100,173       $ 21,002      $ 30,648,489  $ (56,535,558)   $ (25,866,067)

Net loss for the period January 1, 1997 to
     December 31, 1997                                                                                 (80,085,021)     (80,085,021)
Retirement of Common Stock-NJ                              (13,334)          (133)              133                               0
Conversion of debentures into shares of
     FOHP, Inc. Common Stock                               168,109          1,681         1,699,440                       1,701,121
Reclassification of Common Stock-NJ to Common
     Stock:
        Common Stock-NJ                                 (2,086,839)       (20,869)                                          (20,869)
        Common Stock                                     2,086,839         20,869                                            20,869
Issued Common Stock  (December 1, 1997
    at $10.12 per share)                                 4,941,049         49,410        49,950,590                      50,000,000
Issued Common Stock  (December 8, 1997
    at $.20 per share)                                  92,804,003        928,040        18,024,890                      18,952,930
Goodwill                                                                                107,730,254                     107,730,254
                                                      ------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1997                           100,000,000      1,000,000       208,053,796   (136,620,579)      72,433,217

Net income for the period January 1, 1998 to
    September 30, 1998                                                                                   2,547,427        2,547,427
Capital contributed by Foundation Health Systems, Inc.                                   29,897,801                      29,897,801
                                                      ------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1998 (UNAUDITED)              100,000,000    $ 1,000,000     $ 237,951,597  $(134,073,152)   $ 104,878,445
                                                      ==============================================================================





                             See accompanying notes

                            FOHP, INC. & SUBSIDIARIES
           (SUCCESSOR TO FIRST OPTION HEALTH PLAN OF NEW JERSEY, INC.)
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                    FOR THE PERIOD                 FOR THE PERIOD
                                                                   JANUARY 1, 1998                 JANUARY 1, 1997
                                                                TO SEPTEMBER 30, 1998           TO SEPTEMBER 30, 1997
                                                            ----------------------------------------------------------
                                                                     (unaudited)                     (unaudited)

Cash flows from operating activities
Net income (loss)                                                    $ 2,547,427                   $ (49,880,121)
Adjustments to reconcile net income (loss) to cash flows
  used in operating activities:
     Depreciation and amortization                                     3,137,254                       1,000,678
     Interest cost converted to debt                                   1,589,010                         503,459
     Changes in operating assets and liabilities:
      Accounts receivable from owners/providers                         (319,339)                         52,230
      Other accounts receivable                                         (260,417)                       (878,108)
      Prepaid expenses and other current assets                           38,703                       1,200,104
      Restricted cash                                                (43,429,947)                    (12,398,571)
      Other assets                                                        40,785                         (18,283)
      Medical claims payable to owners/providers                      (6,780,747)                              -
      Other medical claims payable                                   (31,050,551)                      3,514,425
      Accounts payable                                                   794,505                          47,394
      Accrued expenses                                                  (703,975)                      1,506,177
      Due to Foundation Health Systems, Inc.                           1,026,218                       1,830,830
      Due to QualMed, Inc.                                                76,914                               -
      Due to Other Affiliates                                            213,136                               -
      Unearned premium revenue                                        (5,683,422)                     (3,400,222)
      Other liabilities                                                        -                      (1,178,279)
                                                                  -----------------------------------------------
Net cash flows used in operating activities                          (78,764,446)                    (58,098,287)


CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of furniture and equipment                                  (1,059,668)                     (1,270,724)
                                                                  -----------------------------------------------
Net cash used in investing activities                                 (1,059,668)                     (1,270,724)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributed by Foundation Health Systems, Inc.                29,897,801                      51,701,120
Payment of issue costs                                                         -                      (1,192,435)
                                                                  -----------------------------------------------
Net cash provided by financing activities                             29,897,801                      50,508,685


Net decrease in cash and cash equivalents at the end of the period   (49,926,313)                     (8,860,326)
Cash and cash equivalents at the beginning of the period              79,266,721                      36,664,911
                                                                  -----------------------------------------------
Cash and cash equivalents at the end of the period                  $ 29,340,408                    $ 27,804,585
                                                                  ===============================================


Interest paid for the period                                        $    400,948                    $     43,696
                                                                  ===============================================

State income taxes paid for the period                              $        625                    $      1,939
                                                                  ===============================================





                             See accompanying notes

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

              Notes to Condensed Consolidated Financial Statements

                               September 30, 1998



1.  GENERAL

FOHP, Inc. (the "Company" or "FOHP") serves as the holding company for its wholly-owned subsidiaries. The Company's principal operating subsidiary is First Option Health Plan of New Jersey, Inc. ("FOHP-NJ"). FOHP-NJ, a New Jersey corporation formed in May 1993, received its Certificate of Authority ("COA") to operate as a health maintenance organization ("HMO") in New Jersey in June 1994. Other wholly-owned subsidiaries of the Company include First Option Health Plan of New York, Inc. ("FOHP-NY"), a New York corporation, First Option Health Plan of Pennsylvania, Inc., a Pennsylvania corporation, First Option Health Plan of Maryland, Inc. ("FOHP-MD"), a Maryland corporation, and FOHP Agency, Inc., a New Jersey corporation, each formed in 1995. These other subsidiaries have not commenced operations. The Board of Directors of the Company recently approved the dissolution of FOHP-NY and FOHP-MD. First Option Health Plan of Delaware, Inc. and First Option Dental, Inc., former inactive subsidiaries of the Company, were dissolved during the second quarter of 1998.

The  Company  is a New  Jersey  corporation  which was  formed in May 1994.  The
Company was formed to effect the reorganization of FOHP-NJ into a holding company structure (the "Reorganization"), which was consummated on June 8, 1995. The Reorganization was completed through an exchange of FOHP-NJ's outstanding common stock for shares of the Company's Common Stock-NJ. In connection with the Reorganization, FOHP-NJ distributed, as a dividend, all of the outstanding common stock of First Managed Care Option, Inc. ("FMCO") to the Company. Pursuant to the Reorganization, FOHP-NJ and FMCO became wholly-owned subsidiaries of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The primary purpose of the Reorganization was to facilitate the formation of additional health maintenance organizations in states other than New Jersey. In December 1996, the Company sold all of the outstanding common stock of FMCO.

During the summer of 1996, as a result of FOHP-NJ's statutory net worth deficiency and the conditions imposed by the New Jersey Departments of Banking and Insurance and Health and Senior Services (the "Departments"), the Board of Directors of the Company discontinued the Company's expansion efforts in states other than New Jersey, including expansion efforts in New York, Pennsylvania and Maryland. The Company currently has no plans to expand into any other state.

Effective December 8, 1997, through the conversion of debentures (the "Convertible Debentures") into shares of Common Stock, the Company became a 98% owned subsidiary of Foundation Health Systems, Inc. (Note 2). The Company is dependent upon Foundation Health Systems, Inc. ("FHS") to provide sufficient capital to meet its operating and statutory financial requirements. It is the intention of FHS to provide such funds, as needed.

The financial information for the nine month periods ended September 30, 1998 and September 30, 1997 included herein are unaudited. Such information includes all adjustments, including adjustments of a normal and recurring nature, which, in the opinion of management, are necessary for a fair presentation of the Company's financial position, results of operations and cash flows. Additionally, such information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations included in Part I - Item 2 hereof.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

              Notes to Condensed Consolidated Financial Statements

                               September 30, 1998

2.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

The Company has generated a net loss of $21,144 for the three-month period ended September 30, 1998 and has an accumulated deficit of $134,073,152 at September 30, 1998. In order for the Company's principal operating subsidiary FOHP-NJ to meet statutory net worth requirements set forth in its COA granted by the Departments, the Company must generate sufficient operating profits and/or obtain one or more capital contributions from FHS. See Note 5.

In connection with FOHP-NJ's plan to remedy its statutory net worth deficiency, the Board of Directors of the Company approved an investment by FHS of approximately $51.7 million into the Company. FHS invested $51,701,121 into the Company through the purchase of a Convertible Debenture (the "Initial Convertible Debenture") convertible into 71% of the Company's outstanding equity, on a fully diluted basis. At the closing of the purchase of the Initial Convertible Debenture, which occurred on April 30, 1997, FHS converted $1,701,121 of the principal amount of the Initial Convertible Debenture into 168,109 shares of the Company's Common Stock. On December 1, 1997, FHS converted the remaining $50,000,000 of principal into 4,941,049 shares of the Company's Common Stock. On December 8, 1997, due to the continued operating losses of FOHP-NJ, FHS invested an additional $29,000,000 into the Company in exchange for a Convertible Debenture (the "New Convertible Debenture") in form and substance substantially similar to the Initial Convertible Debenture issued to FHS on April 30, 1997. Immediately upon receipt of the New Convertible Debenture, FHS converted $18,952,930 of the principal amount thereof into 92,804,003 shares of the Company's Common Stock. The price per share paid by FHS upon conversion of the Convertible Debentures was calculated in accordance with the Amended Securities Purchase Agreement (the "Amended Securities Purchase Agreement") entered into by FHS, the Company and FOHP-NJ in connection with the sale of the Initial Convertible Debenture. The Convertible Debentures accrue interest at a variable rate adjusted on a calendar quarterly basis. Such interest is due and payable within ten days after the end of each calendar quarter. Any such interest not paid when due and payable is considered defaulted interest and shall be added to the principal amount of the Convertible Debentures. At September 30, 1998, $2,836,346 of defaulted interest is included in the principal amount of the Convertible Debentures.

In connection with the purchase by FHS of the Company's Common Stock through the conversion of Convertible Debentures, goodwill totaling $107,730,254 has been recorded to reflect the excess of FHS' purchase price over the appropriate fair value of the net assets acquired. The acquisition was treated as a purchase for accounting purposes. The goodwill is being amortized on a straight-line basis over 40 years. Amortization for the nine-month period ended September 30, 1998 totaling $2,019,942 has been reflected in the statement of operations.

In December 1997, FHS also contributed an additional $24,000,000 to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for additional subordinated debentures (the "Subordinated Debentures") which are not convertible into the Company's Common Stock, but otherwise have substantially the same terms as the Convertible Debentures. Further, FHS contributed $29,897,801 to FOHP as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

              Notes to Condensed Consolidated Financial Statements

                               September 30, 1998

The following are significant accounting policies of the Company:

PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and
its  wholly-owned  subsidiaries.   All  significant  intercompany  balances  and
transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include money market funds and U.S. Treasury Bills with original maturities of three months or less when purchased. Fair market values, as determined through quoted market prices, of the cash equivalents approximate carrying value. Cash and cash equivalents were on deposit with two commercial banks.

ACCOUNTS RECEIVABLE

Accounts receivable are reported at estimated net realizable value by including provisions for retroactive terminations and uncollectible amounts.

RESTRICTED CASH

At September 30, 1998, FOHP-NJ was required to maintain $69,115,157 on deposit with the New Jersey Department of Banking and Insurance (the "DOI") to meet its "Minimum Insolvency Deposit for Healthcare Expenditures" (the "Insolvency Deposit") under current insurance regulations. The Insolvency Deposit was required to be funded by June 30, 1998. As of September 30, 1998, FOHP-NJ had $55,886,738 on deposit with the DOI. FOHP-NJ has obtained approval from the DOI to fund the remaining Insolvency Deposit on December 31, 1998. Inasmuch as the Insolvency Deposit is based on current financial statements, the remainder of the deposit is subject to a revised calculation as of September 30, 1998. In addition, FOHP-NJ is required to maintain $1,200,000 cash reserve with the Health Care Financing Administration ("HCFA") for its federal programs. As of September 30,1998, FOHP-NJ had $1,389,891 on deposit for its federal programs.

FURNITURE AND EQUIPMENT

Furniture and equipment are recorded at cost. Depreciation is calculated on the straight-line method over the useful lives of the depreciable assets (3 to 5 years).

PREMIUM REVENUE

Subscriber contracts for commercial managed care products are on a yearly basis subject to cancellation by the employer group upon 30 days written notice. Premium revenue is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.

Certain premium revenue is earned under a contract between FOHP-NJ and the State of New Jersey Department of Human Services, Division of Medical Assistance and Health Services ("NJDHS-

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

              Notes to Condensed Consolidated Financial Statements

                               September 30, 1998

DMAHS"). The contract with NJDHS-DMAHS had an initial term of 18 months and may be renewed for successive one year terms. The contract can be suspended (by NJDHS-DMAHS) or terminated (by either party) upon the occurrence of certain events. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ health plans. Members may disenroll at any time other than months 2 through 6 of membership and eligibility is determined by NJDHS-DMAHS.

Certain premium revenue is earned under a contract between FOHP-NJ and HCFA for services provided to Medicare eligible recipients. The contract with HCFA had an initial term of 12 months and may be renewed for successive one-year terms. Premiums are earned monthly on a per capita basis, based on the number of eligible members enrolled in FOHP-NJ health plans.

OTHER REVENUE

Other revenue consists principally of fees for administrative service only contracts, which are recognized as income as services are rendered.

MEDICAL AND HOSPITAL SERVICE EXPENSES

Medical and hospital service expenses are accrued in the period the services are provided to enrollees, based in part on estimates for hospital and other health care services which have been incurred but not reported ("IBNR"). Such estimates are continually monitored and reviewed and, as settlements are made or estimates adjusted, the resulting differences are reflected in the current period of operations.

INCOME TAXES

The Company's operations are included in FHS' consolidated federal and state income tax returns. The Company records income taxes in accordance with Statement of Financial Accounting Standards No. 109, ACCOUNTING FOR INCOME TAXES. Under FHS' tax allocation method, a tax provision or tax benefit is allocated to the Company based upon a calculation of the Company's income taxes as if it filed separate income tax returns.

PER SHARE DATA

Per share data are based on the weighted average number of shares of all classes of common stock outstanding during the comparative nine-month periods ended September 30 (100,000,000 in 1998 and 2,183,196 in 1997, respectively).


3.  SUBORDINATED DEBT

In accordance with the terms of the Convertible Debentures and Subordinated Debentures, repayment of principal and interest will occur only from free and divisible surplus as reflected in the financial statements of the Company and with written approval of the Commissioner of the DOI. In the event of dissolution or liquidation of the Company, no repayment on these notes can be made unless and until all other liabilities of the Company have been satisfied.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

              Notes to Condensed Consolidated Financial Statements

                               September 30, 1998


The Convertible Debentures and Subordinated Debentures are due December 31, 2002 and accrue interest at a rate determined quarterly based on the rate charged to FHS under its credit facility (6.01% as of September 30, 1998). Interest is due and payable within ten days after the end of each quarter, subject to the terms noted above.


4.  COMMON STOCK

In connection with the April 30, 1997 investment by FHS, the Certificate of Incorporation of the Company was amended to, among other things, reclassify the Company's capital stock. In October 1998, the Certificate of Incorporation of the Company was further amended to increase the number of shares of Common Stock authorized for issuance and decrease the number of shares of Preferred Stock authorized for issuance. As a result, the Company currently has 500,000,000 shares of authorized capital stock, which is comprised of 499,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $1.00 per share. In connection with the reclassification of the Company's capital stock, each outstanding share of Common Stock-NJ was converted into one share of Common Stock. As a result, all 2,086,839 shares of Common Stock-NJ outstanding at the time FHS made its initial investment in FOHP were converted into Common Stock. Prior to the April 30, 1997 investment by FHS, the authorized capital stock of the Company totaled 100 million shares and was comprised of the following classes of Common Stock, $.01 par value: Common Stock-NJ, Common Stock-NY, Common Stock-PA, Common Stock-DE and Unclassified Common Stock. During 1995, the Company issued 2,100,173 shares of Common Stock-NJ. There were no additional shares of Common Stock-NJ issued during 1996.

The Certificate of Incorporation and By-Laws of the Company include significant restrictions on the issuance and transfer of shares of Common Stock. The Certificate of Incorporation of the Company provides that only FHS and health care providers who enter into and maintain a provider agreement with a subsidiary of the Company may purchase Common Stock. Acute care institutions that enter into a provider agreement with a subsidiary of the Company may purchase shares of Common Stock directly or through an affiliate.

The Company may, but is not obligated to, repurchase shares of Common Stock from any shareholder whose provider agreement terminates for any reason or upon the occurrence of certain events, as described in the Company's Certificate of Incorporation. The determination of the repurchase price of the shares is also described in the Company's Certificate of Incorporation.


5.  STATUTORY NET WORTH AND DIVIDEND RESTRICTIONS

FOHP-NJ, pursuant to its COA to operate an HMO in New Jersey, is required to maintain a minimum statutory net worth. In addition, the COA provides that if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum statutory net worth requirement applicable to it, FOHP-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, the Company learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum statutory net worth requirement applicable to FOHP-NJ. FOHP-NJ addressed this potential deficiency by submitting to the Departments in April 1996 a plan of action which outlined the actions which had been taken and measures to be used by FOHP-NJ to correct the potential deficiency.

                           FOHP, Inc. and Subsidiaries
           (Successor to First Option Health Plan of New Jersey, Inc.)

              Notes to Condensed Consolidated Financial Statements

                               September 30, 1998


As part of the plan of action, on April 30, 1997, the Company sold the Initial Debenture to FHS in the principal amount of $51,701,120.38. The principal amount of the Initial Debenture was converted by FHS, into 71% of FOHP's capital stock on a fully-diluted basis.

To facilitate the sale of the Initial Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by FOHP-NJ in April 1996, subject to the Department's right to require FOHP-NJ to submit a new plan of action if FOHP-NJ failed to increase its net worth to 100% of the minimum statutory net worth requirement, provided that FHS guaranteed, in form satisfactory to the Commissioner of the DOI, that FOHP-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to FOHP-NJ. In December 1997, the Departments further agreed to permit FOHP-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain certain benchmarks each quarter during 1998.

In December 1997, FHS contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for the New Convertible Debenture. Further, FHS contributed $29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998. At September 30, 1998, FOHP-NJ was approximately $11.1 million above the 100% of the minimum statutory net worth requirement.

In addition to the minimum statutory net worth requirements, FOHP-NJ may not pay dividends to its parent without prior approval of the Commissioner of the DOI.

6.  RELATED PARTY TRANSACTION

Pursuant to an administrative management agreement entered into by FHS and FOHP in connection with the closing of the Amended Securities Purchase Agreement with FHS, the Company is required to pay FHS, or a designated subsidiary of FHS (QualMed, Inc.), a monthly management fee which is currently based on allocated corporate charges. For the nine-month period ended September 30, 1998, the Company charged $1,907,000 to expense related to these management fees.

The amount due to FHS at September 30, 1998, represents management fees payable and interest payable related to the Debentures. The amount due to QualMed, Inc. at September 30, 1998 primarily represents cost allocations for claims processing services. Amounts due to MD Health Plan, Inc. and Physician Health Services, Inc. represent cost allocations for administrative services. Balances due to QualMed Health & Life, Inc. and Integrated Pharmacy Services, Inc. represent amounts due for administration of reinsurance and pharmacy services, respectively.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION


OVERVIEW

The Company, a New Jersey corporation, was formed in May 1994 to effect the Reorganization of FOHP-NJ into a holding company structure. The Reorganization was consummated on June 8, 1995. Pursuant to the Reorganization, FOHP-NJ became a wholly owned subsidiary of the Company. Prior to the Reorganization, the Company did not conduct any business nor did it have any significant assets or liabilities. The Company does not conduct, nor does management believe that it will conduct, any business. All health care benefit products and services are, and will be, provided by the Company's subsidiaries.

FOHP-NJ, a New Jersey corporation, was formed in May 1993 to operate as an HMO in the State of New Jersey. FOHP-NJ received its COA in June 1994 to operate as an HMO in the service area encompassing the entire State of New Jersey and commenced operations on July 1, 1994. Pursuant to the Reorganization, FOHP-NJ became a wholly owned subsidiary of the Company on June 8, 1995. Currently, it is the Company's principal subsidiary.

FOHP-NJ markets a comprehensive range of health care benefit plan products, pursuant to contractual arrangements with physicians, hospitals and other health care providers. As of November 12, 1998, FOHP-NJ had entered into provider agreements with 62 New Jersey hospitals and acute care institutions ("NJ Acute Care Institutions"), approximately 11,000 physicians licensed to practice in New Jersey ("NJ Practitioners"), and approximately 75 other health care providers. The provider agreements have an initial term of one year and are renewable annually. Such agreements with NJ Acute Care Institutions and other health care providers who are not NJ Practitioners may be terminated by mutual consent or, after the initial one year term, by either party upon 90 days notice; agreements with NJ Practitioners may be terminated by either party upon 60 days notice. The agreements also may be terminated for breaches specified therein. The terms and conditions of provider agreements are not affected by whether the provider is, or is not, a shareholder of the Company. However, some agreements with shareholders that are NJ Acute Care Institutions and subscribers in FOHP-NJ health plans are different from the subscriber agreements of non-shareholders in that premium rates for those NJ Acute Care Institutions that are shareholders are capped to be within a certain corridor (+/- 4%) from their prior year premium rates. There are 24 NJ Acute Care Institutions with such subscriber agreements.

FOHP-NJ's agreements with NJ Acute Care Institutions provide for, among other things, a reimbursement schedule setting the amounts to be paid to the NJ Acute Care Institutions by FOHP-NJ for services provided to members. The reimbursement schedule of a provider agreement between a NJ Acute Care Institution and FOHP-NJ is individually negotiated. Rates paid to NJ Acute Care Institutions for services provided to members of FOHP-NJ health plans vary from institution to institution and are based on, among other things, the type of services provided by, and the location of, the NJ Acute Care Institution. Agreements with participating NJ Acute Care Institutions prohibit the NJ Acute Care Institutions from billing a member of an FOHP-NJ health plan for any services paid for under such plan except for any applicable co-payment, co-insurance, deductibles and non-covered services.

NJ Practitioners are paid pursuant to a fee schedule established by FOHP-NJ and are prohibited from billing members of an FOHP-NJ health plan except for co-payments and non-covered services, if any. The fees paid to NJ Practitioners are based on a percentage of the fees payable under the fee schedule developed for Medicare. Co-payments, co-insurance and deductibles in amounts approved by FOHP-NJ, are collected directly by the NJ Practitioner from the member.

Subscriber contracts are entered into with large employer groups (more than 50 employees) and small employer groups (50 employees or less). Such contracts are generally for a term of one year, but may be canceled by the employer group upon 30 days written notice. Under these contracts, FOHP-NJ has agreed to provide the employer groups with health coverage in return for a monthly premium. FOHP-NJ utilizes a system of community rating by class, adjusted (with respect to employer groups of 100 or more employees) by age, sex and industry classification, in determining its rates for various employers in the proposed service area. Premium revenue generated from subscriber contracts is recorded as revenue in the month in which subscribers are entitled to service. Premiums collected in advance are reported as unearned premium revenue.


RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

PREMIUM REVENUE. For the three-month period ended September 30, 1998, medical premium revenue totaled $79.6 million or $18.1 million less than the $97.7 million of medical premium revenue generated during the same period in 1997. This decrease was due to reduced enrollment in FOHP-NJ health benefit plans, specifically in the Medicare line of business. Approximately 36% of medical premium revenue generated in 1998 and approximately 37% of medical premium revenue generated in 1997 was attributable to NJ Acute Care Institutions, which are obligated to enroll their employees in FOHP-NJ health plans. The Company believes that it will benefit by its inclusion in the formation of FHS' Northeast region, which is comprised of three health plans with a total of more than one million members in the New York tri-state area, and that such inclusion will result in a greater percentage of future premium revenue attributable to members who are not employees of NJ Acute Care Institutions.

OTHER REVENUE. Other revenue, principally administrative fees, for the three-month period ended September 30, 1998 was $585 thousand compared to $889 thousand of other revenue for the same period of the prior year. Interest income for the second quarter of 1998 was $1.0 million, as compared to the $1.2 million generated in 1997.

MEDICAL AND HOSPITAL SERVICE EXPENSES. Total expenses attributable to medical and hospital service for the three-month period ended September 30, 1998 were $65.3 million or $49.1 million lower than expenses incurred for the same period in 1997. The decrease in medical and hospital service expenses from 1997 to 1998 was primarily attributable to a decrease in enrollees in the Medicare line of business as well as enhanced utilization efforts in the Commercial, Medicaid and Medicare lines of business. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the three-month period ended September 30, 1998 was 82.0% compared to 117.1% for the same period in 1997. The Company believes that this decrease is attributed to recent operational changes, specifically the implementation of a modified provider reimbursement schedule, enhanced utilization management efforts, a reduction of Medicare enrollment, which had a higher medical loss ratio than the Company's other lines of business, and a reduction of the IBNR reserve due to more complete claims payment data being available to the Company.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $14.8 million for the three-month period ended September 30, 1998, including a $636 thousand administrative management fee charged by FHS and $559 thousand interest expense associated with the Convertible and Subordinated Debentures, compared to $14.2 million incurred for the same period in 1997.

OTHER EXPENSES. Depreciation and amortization expenses for the three-month period ended September 30, 1998 increased by $642 thousand from the $410 thousand incurred during the same period in 1997. This increase was primarily the result of amortization of goodwill associated with FHS' investment in the Company.

FOR THE NINE-MONTHS ENDED SEPTEMBER 30, 1998 AND 1997

PREMIUM REVENUE. For the nine-month period ended September 30, 1998, medical premium revenue totaled $251.0 million or $23.5 million less than the $274.5 million of medical premium revenue generated during the same period in 1997. This decrease was due to reduced enrollment in FOHP-NJ health benefit plans, specifically in the Medicare line of business. Approximately 38% of medical premium revenue generated in the first nine months of 1998 and approximately 35% of medical premium generated in the first nine months of 1997 was attributable to NJ Acute Care Institutions which are obligated to enroll their employees in FOHP-NJ health plans. The Company believes that it will benefit by its inclusion in the formation of FHS' Northeast region, which is comprised of three health plans with a total of more than one million members in the New York tri-state area, and that such inclusion will result in a greater percentage of future premium revenue attributable to members who are not employees of NJ Acute Care Institutions.

OTHER REVENUE. Other revenue, principally administrative fees, for the nine-month period ended September 30, 1998 was $2.1 million compared to $1.8 million of other revenue for the same period of the prior year. Interest income for the first nine months of 1998 was $3.2 million, a $300 thousand increase from the $2.9 million generated in the first nine months of 1997. The increase in interest income was due to the larger cash reserves related to additional capital contributions from FHS in December 1997 and during 1998.

MEDICAL AND HOSPITAL SERVICE EXPENSES. Total expenses attributable to medical and hospital service for the nine-month period ended September 30, 1998 were $200.7 million or $82.7 million less than expenses incurred for the same period in 1997. The decrease in medical and hospital service expenses from 1997 to 1998 was primarily attributable to a decrease in enrollees in the Medicare line of business as well as enhanced utilization efforts in the Commercial, Medicaid and Medicare lines of business. In addition, the medical loss ratio (i.e., the percentage of each premium dollar used to pay medical expenses) for the nine-month period ended September 30, 1998 was 79.9% compared to 103.2% for the same period in 1997. The Company believes that this decrease is attributed to recent operational changes, specifically the implementation of a modified provider reimbursement schedule, enhanced utilization management efforts, a reduction of Medicare enrollment, which had a higher medical loss ratio than the Company's other lines of business, and a reduction of the IBNR reserve due to more complete claims payment data being available to the Company.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses totaled $46.2 million for the nine-month period ended September 30, 1998, including a $1.9 million management fee payable to FHS, compared to $44.7 million incurred for the same period in 1997.

OTHER EXPENSES. Depreciation and amortization expenses for the nine-month period ended September 30, 1998 increased by $2.1 million from $1.0 million incurred during the same period in 1997. This increase was mostly the result of amortization of goodwill associated with FHS' investment in the Company.

LIQUIDITY AND CAPITAL RESOURCES

Gross proceeds of approximately $12,400,000, received by FOHP-NJ from the private offering and sale of 826,708 shares of common stock in 1993, were sufficient to cover the expenses incurred by FOHP-NJ in connection with the formation and development of its business. In order to fund its continuing development activities, FOHP-NJ sold 744,445 shares of common stock in a public offering which closed on October 31, 1994. Gross proceeds received by FOHP-NJ as a result of the sale of stock in the public offering amounted to $11,166,675. Further, in order to fund its continuing development of HMOs in New York, Pennsylvania and several other states, the Company sold 529,120 shares of Common Stock-NJ to NJ Practitioners in an offering which ended on September 1, 1995. Gross proceeds received by the Company as a result of the sale of Common Stock-NJ in the offering to NJ Practitioners amounted to $7,937,000.

FOHP-NJ is required by the Departments to maintain a minimum statutory net worth. In addition, if FOHP-NJ's statutory net worth is, or is expected to be, less than 125% of the minimum statutory net worth requirement, FOHP-NJ is required to submit to the Departments a plan of action to address the deficiency or expected deficiency. During the first quarter of 1996, FOHP learned that FOHP-NJ's statutory net worth as of December 31, 1995 may have been below 125% of the minimum statutory net worth requirement. FOHP-NJ addressed this potential deficiency by submitting to the Departments in April 1996 a plan of action, which outlined the actions taken and measures to be used by FOHP-NJ to correct the potential deficiency.

As part of the plan of action, on April 30, 1997, FOHP sold to FHS the Initial Debenture in the aggregate principal amount of $51,701,120.38, pursuant to the Amended Securities Purchase Agreement. The principal amount of the Initial Debenture was convertible, at the option of FHS, into 71% of FOHP's capital stock on a fully diluted basis. At the closing of the purchase of the Initial Debenture, FHS converted $1,701,120.38 of principal amount of the Initial Debenture into 168,109 shares of Common Stock.

To facilitate the sale of the Initial Debenture to FHS, the Departments agreed to rescind their conditions attached to their approval of the plan of action submitted by FOHP-NJ in April 1996, subject to the Department's right to require FOHP-NJ to submit a new plan of action if FOHP-NJ failed to increase its net worth to 100% of the minimum statutory net worth requirement by December 31, 1997. In addition, the Departments agreed that subsequent to December 31, 1997, FOHP-NJ will only be required to maintain net worth at 100% of the minimum statutory net worth requirement applicable to it, and not 125% of the minimum statutory net worth requirement as required prior to the sale of the Initial Debenture, provided that FHS guaranteed, in form satisfactory to the Commissioner of the DOI, that FOHP-NJ's net worth will be maintained at a level equal to or in excess of 100% of the minimum statutory net worth requirement applicable to FOHP-NJ. In December 1997 the Departments further agreed to permit FOHP-NJ's net worth to remain below 100% until December 31, 1998, provided that it attain certain benchmarks each quarter during 1998.

In connection with the sale of the Initial Debenture, FHS and FOHP entered into a Letter Agreement (the "Letter Agreement") which clarifies FHS' right under the Amended Securities Purchase Agreement to infuse additional capital into FOHP in the event that it is determined that FOHP-NJ needs capital to meet applicable statutory net worth requirements (referred to herein as a "Net Capital Shortfall"). Pursuant to the Letter Agreement, FHS had the right to, at any time prior to December 31, 1997, contribute up to $5,000,000 in additional capital to FOHP to be used in connection with certain anticipated liabilities and contribute such additional amounts that may be projected to be required from time to time (based upon reasonable projections prepared by FHS taking into account anticipated full year 1997 operating results) in order for FOHP-NJ to meet 100% of the minimum statutory net worth requirements as of December 31, 1997. In the event that FHS contributed additional capital to FOHP to meet a Net Capital Shortfall or projected Net Capital Shortfall in accordance with the terms of the Amended Securities Purchase Agreement, as clarified by the Letter Agreement, FHS would be issued additional Convertible Debentures.

The Amended Securities Purchase Agreement also provides that if FOHP projects a Net Capital Shortfall and FHS does not advance funds to FOHP to satisfy such Net Capital Shortfall, FOHP may initiate a pro rata offering of its Common Stock to all the then-current shareholders of the Company to raise capital to satisfy the Net Capital Shortfall.

Effective  December 1, 1997,  FHS  converted  the  remaining  $50 million of the principal amount of the Initial Debenture, dated as of April 30, 1997, into 4,941,049 shares of Common Stock. After the conversion, FHS owned 5,109,158 shares of the 7,195,997 shares of Common Stock then outstanding, which represented 71% of the fully diluted equity of the Company.

In order to satisfy certain statutory net worth requirements applicable to FOHP-NJ and in accordance with the Amended Securities Purchase Agreement, FHS elected on December 8, 1997 to infuse $29 million into the Company in exchange for the New Convertible Debenture. Immediately upon receipt of the New Convertible Debenture, FHS converted approximately $18,952,930 of the principal amount thereof into 92,804,000 shares of the Common Stock. After the partial conversion of the New Convertible Debenture, FHS owned 97,913,161 shares of the 100,000,000 shares of Common Stock then outstanding, which represented approximately 98% of the fully-diluted equity of the Company.

In December 1997, FHS also contributed an additional $24 million to the Company to satisfy certain statutory net worth requirements applicable to FOHP-NJ in return for Subordinated Debentures. Further, FHS contributed $29,897,801 to the Company as additional paid in capital to satisfy certain statutory net worth requirements applicable to FOHP-NJ during 1998.

Pursuant to new HMO regulations adopted in the State of New Jersey, FOHP-NJ is required to maintain a "Minimum Insolvency Deposit for Health Care
Expenditures." As of September 30, 1998, it is estimated that this deposit covering two months of incurred health care expenditures will be approximately $69 million. The initial deposit, or $12.5 million (including interest earned), was made by September 30, 1997. An additional $4.6 million was deposited on March 31, 1998, $9.5 million was deposited on April 2, 1998, $14.6 million was deposited on June 30, 1998 and $14.1 million was deposited on September 30, 1998. The remainder of the deposit will be made by December 31, 1998 and is subject to a revised calculation as of September 30, 1998.

During the fourth quarter of 1998, the Company will significantly decrease membership in its self-insured line of business, which consists primarily of administrative service only contracts. Management does not expect this decrease in membership to have a material effect on operations.

IMPACT OF YEAR 2000

The Company, and its parent, FHS, recognize that the arrival of the Year 2000 requires computer systems to be able to recognize the date change from 1999 to 2000 and, like other companies, are assessing and modifying their computer applications and business processes to provide for their continued functionality.

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, prepare invoices or engage in normal business activities. In addition, the year 2000 problems of the Company's providers and customers, including governmental entities, can affect the Company's operations, which are highly dependent upon information technology for processing claims, determining eligibility and exchanging information.

FHS, for itself and on behalf of its subsidiaries, including FOHP, has undertaken a comprehensive review of the Year 2000 issue and its affect on the operations of FHS and its subsidiaries. The Company has assisted FHS in addressing the Year 2000 issue as it pertains to the Company. However, FHS will ultimately direct how the Company addresses the Year 2000 issue and will initially incur all the costs associated with ensuring that the Company is Year 2000 compliant, which costs may be allocated to the Company at a future point in time.

Set forth below is a brief description of FHS' effort to address the Year 2000 issue:

PROJECT STATUS. The Year 2000 effort for FHS has the highest priority of technology projects. The project has dedicated resources with multiple teams to address unique systems environments. Uniform project management techniques have been adopted with overall oversight responsibility residing with FHS' Chief Technology Officer, assisted by a special project manager hired by FHS. Selected systems will be retired with the business functions being converted to Year 2000 compliant systems. A number of the FHS' systems include packaged software from large vendors that FHS is closely monitoring to ensure that those systems are Year 2000 compliant. FHS believes that vendors will make timely updates available to ensure that all remaining software is Year 2000 compliant. The remaining systems' compliance with Year 2000 will be addressed by internal technical staff. FHS has engaged IBM to assist in the program management of the project. FHS has also retained legal consultants to assist in the review of insurance and FHS' obligations and rights, and intends to retain a technical consultant to help develop contingency plans.

FHS has divided its Year 2000 effort into five phases: (1) Assessment and Strategy; (2) Detailed Analysis and Planning; (3) Remediation; (4) Testing and Implementation; and (5) Certification. FHS believes that Phase 1 is almost complete. FHS has requested that each of its geographical and specialty service divisions conduct a detailed internal self-assessment as to their compliance, needs, risks and contingency planning, which will then be reviewed and prioritized at the corporate level. FHS believes that it has completed approximately 80% of Phase 2, approximately 30% of Phase 3 and approximately 15% of Phase 4 relating to its internal technology. FHS has established the third quarter of 1999 to complete all phases and is endeavoring to accelerate completion ahead of that time.

The Company is a member of FHS' Northeast Region. The Company is presently converting its claims and billing systems to a common northeast platform which is maintained by PHS, a wholly-owned subsidiary of FHS. Therefore, PHS is providing, on behalf of the members of FHS' Northeast Region, a Year 2000 compliance report to FHS.

THIRD PARTIES. FHS has commenced an inventory of third party relationships, identifying them and analyzing their strategic importance to FHS and its subsidiaries and their Year 2000 readiness. FHS expects to complete its risk assessment for third parties in the fourth quarter of 1998. There can be no assurances that the systems of other companies on which FHS or the Company relies will be compliant on a timely basis, or that the failure by a third party to be compliant would not have a material adverse effect on FHS or the Company.

COSTS. FHS is evaluating on an ongoing basis the related costs to resolve its potential Year 2000 problems. FHS currently estimates that the total cost for the project will exceed $17 million, excluding the costs to accelerate the replacement of hardware or software otherwise required to be purchased by FHS, and the use of existing personnel to assist in the project. In this quarter, the first quarter in which FHS separately tracked the costs relating to the project, FHS has expended approximately $5.3 million, relating to, among other things, the cost to repair or replace software and related hardware problems, cost of assessment, analysis and planning and internal and external communications. The percentage of the total cost of the Year 2000 project attributable to the Company has not yet been determined. However, the Company does not believe that any allocation of the costs of the Year 2000 project to the Company will have a material affect on the Company's operations.

Notwithstanding the foregoing, the costs of the project and the timetable in which FHS plans to complete the Year 2000 compliance requirements are based on estimates derived from utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. There can therefore be no assurance that these estimates will be achieved and actual results and costs could differ materially from these estimates.

Certain insurance coverages for defense costs associated with Year 2000 litigation have already been secured under FHS' Directors and Officers Liability Insurance policy and will be re-evaluated upon renewal of that policy. At this time it is unclear as to extent of existing insurance coverage, if any, FHS may have to cover potential Year 2000 costs and liabilities under its other insurance policies. FHS is currently analyzing the availability of such coverage under other existing and future insurance policies and products.

CONTINGENCY PLANNING. An important part of FHS' Year 2000 project involves identifying worst case scenarios and seeking to develop contingency plans. Each geographical and specialty services division of FHS is ranking its critical business functions in one of four categories, from the most important (a function which is vital to the line of business and which has a significant impact on FHS' reputation and critical daily operations, for which an alternative must be immediately available), to the least important (a function which has a negligible effect on FHS' provision of services and reputation and for which alternatives are readily available). In addition to acting to address the most critical problems first in its remediation effort, FHS will also seek to develop its contingency plans to prioritize the most critical business functions. FHS has just begun its efforts in this area.

RISKS. FHS and the Company are highly dependent upon their own information technology systems and that of their providers and customers. If FHS, the Company or a third party failed to correct a material Year 2000 problem such failure could result in a failure of or interruption in FHS' or the Company's business activities and operations. Such interruptions and failures could materially and adversely affect FHS' or the Company's results of operations, liquidity and financial condition. Due to the general uncertainty inherent in the Year 2000 problem, resulting in part from the uncertainty of the readiness of third-party providers and customers, neither FHS nor the Company is able to determine at this time whether the Year 2000 problem will have a material adverse, effect on FHS' or the Company's results of operations, liquidity or financial condition. FHS' Year 2000 project is expected to reduce significantly FHS' and the Company's level of uncertainty and the possibility of significant or long-lasting interruptions of FHS' or the Company's business operations; however, FHS and the Company believe that it is impossible to predict all of the areas in which material problems may arise.

Forward-looking statements contained in this Year 2000 section should be read in connection with the Company's cautionary statements identifying important risk factors that would cause the Company's actual results to differ materially from those projected in these forward-looking statements, which cautionary statements were previously filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

ITEM 5.           OTHER INFORMATION

         AMENDMENT TO CERTIFICATE OF INCORPORATION OF THE COMPANY - On October 6, 1998, a Certificate of Amendment to the Company's Certificate of Incorporation was filed with the Department of Treasury, Division of Revenue of the State of New Jersey, pursuant to which the total number of shares of the Company's authorized capital stock was increased from 110,000,000 shares to 500,000,000 shares. Of the 500,000,000 shares of authorized capital stock, 499,000,000 shares are classified as Common Stock and 1,000,000 shares are classified as Preferred Stock.

         HMO SUBSIDIARY MERGER - FOHP-NJ, a wholly-owned subsidiary of the Company, and Physicians Health Services of New Jersey, Inc. ("PHS-NJ"), a wholly-owned subsidiary of Physicians Health Services, Inc., which is a wholly-owned subsidiary of FHS, have entered into an Agreement and Plan of Merger dated as of October 26, 1998, pursuant to which PHS-NJ will merge with and into FOHP-NJ (the "HMO Subsidiary Merger"). Each of FOHP-NJ and PHS-NJ currently operates as an HMO in the State of New Jersey. The HMO Subsidiary Merger is expected to be effective as of January 1, 1999. At the effective time of the HMO Subsidiary Merger, FOHP-NJ will change its name to Physicians Health Services of New Jersey, Inc. The purpose of the HMO Subsidiary Merger is to consolidate the FHS controlled HMO operations in the State of New Jersey into primarily one corporation.


ITEM 6.           EXHIBITS AND REPORTS ON FORM 8-K

Exhibit 11 - Computation of Earnings Per Share.

Exhibit 27 - Financial Data Schedule.

Reports on Form 8-K - For the three months ended September 30, 1998, the Company filed the following Current Report on Form 8-K with the Securities and Exchange
Commission:

Form 8-K (Item 4. Changes in Registrant's Certifying Accountant), date of earliest event reported July 13, 1998, with respect to the appointment of Deloitte & Touche LLP as the Company's independent accountants for the year ending December 31, 1998, as amended.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                              FOHP, INC.
                                 ----------------------------------
                                             (Registrant)



 NOVEMBER 12, 1998               /s/  Thomas W. Wilfong
 -----------------               ----------------------------------
    Date                                   (Signature)**
                                        THOMAS W. WILFONG
                              PRESIDENT AND CHIEF EXECUTIVE OFFICER




 NOVEMBER 12, 1998               /s/  Marc M. Stein
 -----------------               ----------------------------------
    Date                                   (Signature)**
                                        MARC M STEIN
                                 PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER

                                     PROXY

                                   FOHP, INC.

              SPECIAL MEETING OF SHAREHOLDERS -- JANUARY   , 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates and appoints Thomas W. Wilfong and Donald Parisi, or any one of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each, to vote with respect to all of the shares of Common Stock of FOHP, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Special Meeting of Shareholders of said Corporation to be held at the CNA Building, 3501 State
Highway 66, Neptune, New Jersey on January   , 1999 at 6:00 p.m. local time (the
"Special Meeting"), and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated herein.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DESCRIBED IN PARAGRAPH 1 BELOW.

1. To approve the Agreement and Plan of Merger dated as of November 16, 1998 among the Corporation, FHS Transition Company and Foundation Health Systems, Inc., and the transactions contemplated thereby.

         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN

2. In their discretion, upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A FOR VOTE ON THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER DESCRIBED IN PARAGRAPH 1 ABOVE.

NOTE: Please mark, sign, date and return this Proxy promptly in the envelope provided. No postage is required if mailed in the United States.

                                           Dated:                         , 1999
                                                 -------------------------

                                           -------------------------------------

                                           -------------------------------------

                                           IMPORTANT: Please sign exactly as
                                           your name appears at the left. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please set forth your full title. If
                                           the signatory is a corporation,
                                           please write the full corporate name
                                           and have this proxy signed by a duly
                                           authorized officer of such
                                           corporation. Joint owners should each
                                           sign.